PROSPECTUS SUPPLEMENT NO. 25	Filed Pursuant to Rule 424(b)(3)
(to prospectus dated June 30, 2022)	Registration No. 333-260534

ALGOMA STEEL GROUP INC.

129,836,439 Common Shares

604,000 Warrants to Purchase Common Shares

24,179,000 Common Shares Underlying Warrants

This prospectus supplement amends and supplements the prospectus dated June 30, 2022, as supplemented or amended from time to time (the “Prospectus”), which forms a part of our Registration Statement on Form F-1 (Registration Statement No. 333-260534). This prospectus supplement is being filed to update and supplement the information included or incorporated by reference in the Prospectus with the information contained in our Annual Report on Form 40-F, filed with the Securities and Exchange Commission on June 21, 2023 (the “Form 40-F”). Accordingly, we have attached the Form 40-F to this prospectus supplement.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Our Common Shares and Warrants are listed on The Nasdaq Stock Market (“Nasdaq”) under the symbols “ASTL” and “ASTLW,” respectively, and on the Toronto Stock Exchange (the “TSX”) under the symbols “ASTL” and “ASTL.WT,” respectively. On June 20, 2023, the last reported sales prices of the Common Shares on Nasdaq and the TSX were $7.47 and C$9.84, respectively, and the last reported sales prices of the Warrants were $1.49 and C$2.00, respectively.

We are a “foreign private issuer” as defined in the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions under Section 16 of the Exchange Act. Moreover, we are not required to file periodic reports and financial statements with the U.S. Securities and Exchange Commission as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. Additionally, Nasdaq rules allow foreign private issuers to follow home country practices in lieu of certain of Nasdaq’s corporate governance rules. As a result, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all Nasdaq corporate governance requirements.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 6 of the Prospectus, and under similar headings in any amendment or supplements to the Prospectus.

None of the Securities and Exchange Commission, any state securities commission or the securities commission of any Canadian province or territory has approved or disapproved of the securities offered by this prospectus supplement or the Prospectus or determined if the Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is June 21, 2023.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 40-F

☐	Registration Statement pursuant to Section 12 of the Securities Exchange Act of 1934

or

☒	Annual Report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934

For the fiscal year ended March 31, 2023

Commission File Number: 001-40924

ALGOMA STEEL GROUP INC.

(Exact name of Registrant as specified in its charter)

British Columbia, Canada	3312	Not Applicable
(Province or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

105 West Street

Sault Ste. Marie, Ontario

P6A 7B4, Canada

Tel: (705) 945-2351

(Address and telephone number of Registrant’s principal executive offices)

Algoma Steel USA Inc.

1209 Orange Street

Wilmington, Delaware 19801

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	ASTL	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Common Share at an exercise price of US$11.50 per share	ASTLW	The Nasdaq Stock Market LLC

Securities registered or to be registered pursuant to Section 12(g) of the Act: None

Securities for which there is a reporting obligation pursuant to Section 15(d) of the Act: None

For annual reports, indicate by check mark the information filed with this Form:

☒ Annual Information Form	☒ Audited Annual Financial Statements

Indicate the number of outstanding shares of each of the issuer’s classes of capital or common stock as of the close of the period covered by the annual report:

103,567,884 Common Shares outstanding as of March 31, 2023

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days.

Yes ☒    No ☐

Indicate by check mark whether the Registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the Registrant was required to submit such files).

Yes ☒    No ☐

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 13(a) of the Exchange Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

Indicate by check mark whether the registrant has filed a report on and attestation to its management’s assessment of the effectiveness of its internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act (15 U.S.C. 7262(b)) by the registered public accounting firm that prepared or issued its audit report. ☒

If securities are registered pursuant to Section 12(b) of the Act, indicate by check mark whether the financial statements of the registrant included in the filing reflect the correction of an error to previously issued financial statements. ☐

Indicate by check mark whether any of those error corrections are restatements that required a recovery analysis of incentive-based compensation received by any of the registrant’s executive officers during the relevant recovery period pursuant to §240.10D-1(b). ☐

FORWARD-LOOKING STATEMENTS

This annual report on Form 40-F (this “Annual Report”) of Algoma Steel Group Inc. (the “Company”) includes or incorporates by reference “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and “forward-looking information” under applicable Canadian securities legislation (collectively, “forward-looking statements”), that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of the Company’s business, financial condition, results of operations, liquidity, plans and strategic objectives, the Company’s expectation to pay a quarterly dividend, the expected timing of the EAF (as defined below) transformation and the resulting increase in raw steel production capacity and reduction in carbon emissions. In some cases, you can identify forward-looking statements by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “pipeline,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative of these terms or other similar expressions. In addition, any statements that refer to expectations, intentions, projections or other characterizations of future events or circumstances contain forward-looking information. Statements containing forward-looking information are not historical facts but instead represent management’s expectations, estimates and projections regarding future events or circumstances. The statements the Company makes regarding the following matters are forward-looking by their nature:

●	future financial performance;

●	future cash flow and liquidity;

●	future capital investment;

●	the Company’s ability to operate its business, remain in compliance with debt covenants and make payments on its indebtedness, with a substantial amount of indebtedness;

●	significant domestic and international competition;

●	macroeconomic pressures in the markets in which the Company operate;

●	increased use of competitive products;

●	a protracted fall in steel prices resulting in impairment of assets;

●	excess capacity, resulting in part from expanded production in China and other developing economies;

●	low-priced steel imports and decreased trade regulation, tariffs and other trade barriers;

●	protracted declines in steel consumption caused by poor economic conditions in North America or by the deterioration of the financial position of the Company’s key customers;

●	increases in annual funding obligations resulting from our under-funded pension plans;

●	supply and cost of raw materials and energy;

●	impact of a downgrade in credit rating and its impact on access to sources of liquidity;

●	currency fluctuations, including an increase in the value of the Canadian dollar against the U.S. dollar;

●	environmental compliance and remediation;

●	unexpected equipment failures and other business interruptions;

●	a protracted global recession or depression;

●

changes in or interpretation of royalty, tax, environmental, greenhouse gas, carbon, accounting and other laws or regulations, including potential environmental liabilities that are not covered by an effective indemnity or insurance;

●	risks associated with existing and potential lawsuits and regulatory actions made against the Company;

●	impact of disputes arising with our partners;

●

the ability of the Company to implement and realize its business plans, including the Company’s ability to complete its transition to electric arc furnace (“EAF”) steelmaking on time and at its anticipated cost;

●	the Company’s ability to operate the EAF;

●

the risks that higher cost of internally generated power and market pricing for electricity sourced from the Company’s current grid in Northern Ontario could have an adverse impact on our production and financial performance;

●	access to an adequate supply of the various grades of steel scrap at competitive prices;

●	the risks associated with the steel industry generally;

●	economic, social and political conditions in North America and certain international markets;

●	changes in general economic conditions, including as a result of the COVID-19 pandemic; or the ongoing conflict between Russia and Ukraine that commenced in February 2022;

●	risks associated with inflation rates;

●	risks inherent in the Corporation’s corporate guidance;

●	failure to achieve cost and efficiency initiatives;

●	risks inherent in marketing operations;

●	risks associated with technology, including electronic, cyber and physical security breaches;

●	projected increases in capacity liquid steel as a result of the transformation to EAF steelmaking;

●	projected cost savings associated with the transformation to EAF steelmaking;

●

projected reduction in carbon dioxide (“CO2”) emissions associated with the transformation to EAF steelmaking, including with respect to the impact of such reductions on the Green Steel Funding (as defined in the AIF) and carbon taxes payable;

●	construction projects are subject to risks, including delays and cost overruns;

●	the Company’s ability to enter into contracts to source scrap and the availability of scrap;

●	the availability of alternative metallic supply;

●	the Company’s expectation to declare and pay a quarterly dividend; and

●	business interruption or unexpected technical difficulties, including impact of weather; counterparty and credit risk; labor interruptions and difficulties.

The preceding list is not intended to be an exhaustive list of all of the Company’s forward-looking statements. The forward-looking statements are based on the Company’s beliefs, assumptions and expectations of future performance, taking into account the information currently available to it. These statements are only predictions based upon our current expectations and projections about future events. There are important factors that could cause the Company’s actual results, levels of activity, performance or achievements to differ materially from the results, levels of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the risks provided under “Risk Factors” in the Company’s Annual Information Form (“AIF”), filed as Exhibit 99.1 to this Annual Report.

You should not rely upon forward-looking statements as predictions of future events. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur. Despite a careful process to prepare and review the forward-looking information, there can be no assurance that the underlying assumptions will prove to be correct. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this Annual Report, to conform these statements to actual results or to changes in the Company’s expectations.

DIFFERENCES IN UNITED STATES AND CANADIAN REPORTING PRACTICES

The Company is permitted, under a multijurisdictional disclosure system adopted by the United States, to prepare this report in accordance with Canadian disclosure requirements, which are different from those of the United States. The Company prepares its financial statements, which are filed with this Annual Report in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

INCORPORATED DOCUMENTS

Annual Information Form

The Company’s AIF is filed as Exhibit 99.1 to this Annual Report.

2

Management’s Discussion and Analysis

The Company’s management’s discussion and analysis (“MD&A”) is filed as Exhibit 99.2 to this Annual Report.

Audited Annual Financial Statements

The Company’s consolidated financial statements and the reports of our Independent Registered Public Accounting Firm thereon are filed as Exhibit 99.3 to this Annual Report.

DISCLOSURE CONTROLS AND PROCEDURES

A. Evaluation of disclosure controls and procedures. Disclosure controls and procedures are designed to provide reasonable assurance that (i) information required to be disclosed by the Company in reports that it files or submits to the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is recorded, processed, summarized and reported within the time periods specified in applicable rules and forms and (ii) material information required to be disclosed in the Company’s reports filed under the Exchange Act is accumulated and communicated to the Company’s management, including its President and Chief Executive Officer (“CEO”) and its Chief Financial Officer (“CFO”), as appropriate, to allow for timely decisions regarding required disclosure.

At the end of the period covered by this report, an evaluation was carried out under the supervision of and with the participation of the Company’s management, including the CEO and CFO, of the effectiveness of the design and operation of the Company’s disclosure controls and procedures (as defined in Rule 13a-15(e) and Rule 15d-15(e) under the Exchange Act). The evaluation included documentation review, enquiries and other procedures considered by management to be appropriate in the circumstances. Based on that evaluation, the Company’s CEO and CFO have concluded that, as of the end of the period covered by this report, the Company’s disclosure controls and procedures were effective.

B. Management’s annual report on internal control over financial reporting. The Company’s management, including the CEO and CFO, is responsible for establishing and maintaining effective internal control over financial reporting as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act. The Company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of financial statements for external purposes in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Management assessed the effectiveness of the Company’s internal control over financial reporting as of March 31, 2023, based on the criteria set forth in Internal Control - Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission. This evaluation included review of the documentation of controls, evaluation of the design effectiveness of controls, testing of the operating effectiveness of controls and a conclusion on this evaluation. Based on this evaluation, management has concluded that the Company’s internal control over financial reporting was effective as of March 31, 2023.

The Company’s independent registered public accounting firm, Deloitte LLP, have audited the consolidated financial statements included in this annual report and have issued a report dated June 21, 2023 on the Company’s internal control over financial reporting based on the criteria set forth in Internal Control - Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission.

C. Attestation report of the registered public accounting firm. Deloitte LLP’s attestation report, “Report of Independent Registered Public Accounting Firm”, accompanies the Company’s consolidated financial statements for the fiscal year ended March 31, 2023, dated as at June 21, 2023, which are attached hereto as Exhibit 99.3.

D. Changes in internal control over financial reporting. During the period covered by this annual report on Form 40-F, no change occurred in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

NOTICES PURSUANT TO REGULATION BTR

The Company was not required by Rule 104 of Regulation BTR to send any notices to any of its directors or executive officers during the fiscal year ended March 31, 2023.

AUDIT COMMITTEE FINANCIAL EXPERT

The Company’s board of directors (the “Board”) has determined that it has at least one audit committee financial expert serving on its Audit Committee. The Board has determined that James Gouin is an audit committee financial expert and is independent, as that term is defined by the Exchange Act and the Nasdaq Stock Market LLC’s (“Nasdaq”) corporate governance standards applicable to the Company.

The Commission has indicated that the designation of a person as an audit committee financial expert does not make such person an “expert” for any purpose, impose on such person any duties, obligations or liability that are greater than those imposed on such person as a member of the Audit Committee and the Board in the absence of such designation and does not affect the duties, obligations or liability of any other member of the Audit Committee or Board.

3

CODE OF ETHICS

The Board has adopted a written code of business conduct and ethics (the “Code”), by which it and all officers and employees of the Company, including the Company’s principal executive officer, principal financial officer and principal accounting officer or controller, abide. There were no waivers granted in respect of the Code during the fiscal year ended March 31, 2023. The Code is posted on the Company’s website at https://ir.algoma.com/corporate-governance/governance-overview. If there is an amendment to the Code, or if a waiver of the Code is granted to any of the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, the Company intends to disclose any such amendment or waiver by posting such information on the Company’s website. Unless and to the extent specifically referred to herein, the information on the Company’s website shall not be deemed to be incorporated by reference in this Annual Report.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Deloitte LLP acted as the Company’s independent registered public accounting firm (PCAOB ID No. 1208) for the fiscal year ended March 31, 2023. See the section entitled “Audit Committee Information — External Auditor Service Fees” in the Company’s AIF, which is attached hereto as Exhibit 99.1, for the total amount billed to the Company by Deloitte LLP for services performed in the last two fiscal years by category of service (for audit fees, audit-related fees and tax fees).

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

See the section entitled “Audit Committee Information — Pre-Approval Policies and Procedures” in the Company’s AIF, which is attached hereto as Exhibit 99.1. No audit-related fees, tax fees or other non-audit fees were approved by the Audit Committee pursuant to paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

OFF-BALANCE SHEET ARRANGEMENTS

During the year ended March 31, 2023, the Company did not have any commitments or obligations, including contingent obligations, arising from arrangements with unconsolidated entities or persons (which are not otherwise discussed in its Management’s Discussion and Analysis for the fiscal year ended March 31, 2023, which is attached hereto as Exhibit 99.2) that have or are reasonably likely to have a material current or future effect on the financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, cash requirements or capital resources of the Company.

IDENTIFICATION OF THE AUDIT COMMITTEE

The Board has a separately designated standing Audit Committee that satisfies the requirements of Exchange Act Rule 10A-3. The Company’s Audit Committee is comprised of James Gouin, Andy Harshaw, Andrew Schultz, David Sgro and Sanjay Nakra, all of whom the Board has determined to be independent (as determined under Rule 10A-3 of the Exchange Act and the Nasdaq listing standards) and financially literate.

CORPORATE GOVERNANCE PRACTICES

There are certain differences between the corporate governance practices applicable to the Company and those applicable to U.S. companies under the Nasdaq listing standards. A summary of the significant differences can be found on the Company’s website at https://ir.algoma.com/corporate-governance/governance-overview.

4

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

A.	Undertaking

The Company undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities in relation to which the obligation to file an annual report on Form 40-F arises or transactions in said securities.

B.	Consent to Service of Process

The Company has filed an Appointment of Agent for Service of Process and Undertaking on Form F-X with respect to the class of securities in relation to which the obligation to file this Annual Report arises.

5

EXHIBIT INDEX

Exhibit No.	Description

99.1	Annual Information Form for the year ended March 31, 2023

99.2	Management’s Discussion and Analysis for the year ended March 31, 2023

99.3	Consolidated financial statements for the years ended March 31, 2023 and 2022

99.4	Certificate of the Chief Executive Officer required by Rule 13a-14(a) or Rule 15d-14(a), pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

99.5	Certificate of the Chief Financial Officer required by Rule 13a-14(a) or Rule 15d-14(a), pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

99.6	Certificate of the Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as enacted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

99.7	Certificate of the Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as enacted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

99.8	Consent of Deloitte LLP

101	Interactive Data File (formatted as Inline XBRL)

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Exchange Act, Algoma Steel Group Inc. certifies that it meets all of the requirements for filing on Form 40-F and has duly caused this annual report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: June 21, 2023

ALGOMA STEEL GROUP INC.

By:	/s/ Michael Garcia
Name: Michael Garcia
Title: Chief Executive Officer

Exhibit 99.1

ANNUAL INFORMATION FORM

for the year ended March 31, 2023

Dated: June 21, 2023

INTRODUCTION	1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION	1

MARKET AND INDUSTRY DATA	3

CORPORATE STRUCTURE	3

DESCRIPTION OF THE BUSINESS	5

RISK FACTORS	20

DIVIDENDS	52

DESCRIPTION OF CAPITAL STRUCTURE	52

MARKET FOR SECURITIES	59

AGREEMENTS WITH SHAREHOLDERS	61

ESCROWED SECURITIES AND SECURITIES SUBJECT TO CONTRACTUAL RESTRICTIONS ON TRANSFER	62

DIRECTORS AND EXECUTIVE OFFICERS	62

LEGAL PROCEEDINGS AND REGULATORY ACTIONS	71

INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS	71

TRANSFER AGENT, REGISTRAR AND WARRANT AGENT	72

MATERIAL CONTRACTS	72

INTEREST OF EXPERTS	75

ADDITIONAL INFORMATION	75

APPENDIX A CHARTER OF THE AUDIT COMMITTEE	A-1

(i)

ANNUAL INFORMATION FORM

INTRODUCTION

Unless otherwise indicated, all references in this annual information form (the “Annual Information Form”) to “Algoma,” “we,” “our,” “us,” “the Company” or similar terms refer to Algoma Steel Group Inc. and its consolidated subsidiaries.

We publish our consolidated financial statements in Canadian dollars. In this Annual Information Form, unless otherwise specified, all monetary amounts are in Canadian dollars, all references to “C$,” mean Canadian dollars and all references to “$” or “US$” and mean U.S. dollars. Unless otherwise indicated, the information contained herein is given as at March 31, 2023.

Unless otherwise indicated in this Annual Information Form, all references to: “fiscal 2023” are to the 12-month period ended March 31, 2023; “fiscal 2022” are to the 12-month period ended March 31, 2022, “fiscal 2021” are to the 12-month period ended March 31, 2021 and “fiscal 2020” are to the 12-month period ended March 31, 2020.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This Annual Information Form contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and “forward-looking information” under applicable Canadian securities legislation (collectively, “forward-looking statements”), that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, results of operations, liquidity, plans and strategic objectives, Algoma’s expectation to pay a quarterly dividend, , the expected timing of the EAF (as defined below) transformation and the resulting increase in raw steel production capacity and reduction in carbon emissions. In some cases, you can identify forward-looking statements by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “pipeline,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative of these terms or other similar expressions. In addition, any statements that refer to expectations, intentions, projections or other characterizations of future events or circumstances contain forward-looking information. Statements containing forward-looking information are not historical facts but instead represent management’s expectations, estimates and projections regarding future events or circumstances. The statements we make regarding the following matters are forward-looking by their nature:

●	future financial performance;
●	future cash flow and liquidity;
●	future capital investment;
●	our ability to operate our business, remain in compliance with debt covenants and make payments on our indebtedness, with a substantial amount of indebtedness;
●	significant domestic and international competition;
●	macroeconomic pressures in the markets in which we operate;
●	increased use of competitive products;
●	a protracted fall in steel prices resulting in impairment of assets;
●	excess capacity, resulting in part from expanded production in China and other developing economies;
●	low-priced steel imports and decreased trade regulation, tariffs and other trade barriers;
●	protracted declines in steel consumption caused by poor economic conditions in North America or by the deterioration of the financial position of our key customers;
●	increases in annual funding obligations resulting from our under-funded pension plans;

●	supply and cost of raw materials and energy;
●	impact of a downgrade in credit rating and its impact on access to sources of liquidity;
●	currency fluctuations, including an increase in the value of the Canadian dollar against the U.S. dollar;
●	environmental compliance and remediation;
●	unexpected equipment failures and other business interruptions;
●	a protracted global recession or depression;
●

changes in or interpretation of royalty, tax, environmental, greenhouse gas, carbon, accounting and other laws or regulations, including potential environmental liabilities that are not covered by an effective indemnity or insurance;

●	risks associated with existing and potential lawsuits and regulatory actions made against us;
●	impact of disputes arising with our partners;
●

the ability of Algoma to implement and realize its business plans, including Algoma’s ability to complete its transition to electric arc furnace (“EAF”) steelmaking on time and at its anticipated cost;

●	Algoma’s ability to operate the EAF;
●

the risks that higher cost of internally generated power and market pricing for electricity sourced from Algoma’s current grid in Northern Ontario could have an adverse impact on our production and financial performance;

●	access to an adequate supply of the various grades of steel scrap at competitive prices;
●	the risks associated with the steel industry generally;
●	economic, social and political conditions in North America and certain international markets;
●	changes in general economic conditions, including as a result of the COVID-19 pandemic; or the ongoing conflict between Russia and Ukraine that commenced in February 2022;
●	risks associated with inflation rates;
●	risks inherent in the Corporation’s corporate guidance;
●	failure to achieve cost and efficiency initiatives;
●	risks inherent in marketing operations;
●	risks associated with technology, including electronic, cyber and physical security breaches;
●	projected increases in capacity liquid steel as a result of the transformation to EAF steelmaking;
●	projected cost savings associated with the transformation to EAF steelmaking;
●

projected reduction in carbon dioxide (“CO2”) emissions associated with the transformation to EAF steelmaking, including with respect to the impact of such reductions on the Green Steel Funding (as defined below) and carbon taxes payable;

●	construction projects are subject to risks, including delays and cost overruns;
●	our ability to enter into contracts to source scrap and the availability of scrap;
●	the availability of alternative metallic supply;
●	the Company’s expectation to declare and pay a quarterly dividend; and
●	business interruption or unexpected technical difficulties, including impact of weather; counterparty and credit risk; labour interruptions and difficulties

The preceding list is not intended to be an exhaustive list of all of our forward-looking statements. The forward-looking statements are based on our beliefs, assumptions and expectations of future performance, taking into account the information currently available to us. These statements are only predictions based upon our current expectations and projections about future events. There are important factors that could cause our actual results, levels of activity, performance or achievements to differ materially from the results, levels of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the risks provided under “Risk Factors” in this Annual Information Form.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward- looking statements are reasonable, we cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur. Despite a careful process to prepare and review the forward-looking information, there can be no assurance that the underlying assumptions will prove to be correct. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this Annual Information Form, to conform these statements to actual results or to changes in our expectations.

MARKET AND INDUSTRY DATA

Market and industry data presented in this Annual Information Form was obtained from third-party sources and industry reports and publications, websites and other publicly available information, including Statistics Canada, as well as industry and other data prepared by us or on our behalf on the basis of our knowledge of the markets in which we operate, including information provided by suppliers, partners, clients and other industry participants. We believe that the market and economic data presented in this Annual Information Form is accurate and, with respect to data prepared by us or on our behalf that our estimates and assumptions are currently appropriate and reasonable, but there can be no assurance as to the accuracy or completeness thereof. The accuracy and completeness of the market and economic data presented in this Annual Information Form are not guaranteed and we do not make any representation as to the accuracy of such data. Actual outcomes may vary materially from those forecast in such reports or publications, and the prospect for material variation can be expected to increase as the length of the forecast period increases. Although we believe it to be reliable, we have not independently verified any of the data from third-party sources referred to in this Annual Information Form, analyzed or verified the underlying studies or surveys relied upon or referred to by such sources, or ascertained the underlying market, economic and other assumptions relied upon by such sources. Market and economic data is subject to variations and cannot be verified due to limits on the availability and reliability of data inputs, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey.

CORPORATE STRUCTURE

Name, Address and Incorporation

Algoma, a corporation organized under the Business Corporations Act (British Columbia) (the “BCA”) in March 2021, is the parent holding company of Algoma Steel Inc., our operating company (“Opco”). Opco was incorporated in 2016 for the purpose of purchasing substantially all of the operating assets and liabilities of Essar Steel Algoma Inc. (“Old Steelco”) and its subsidiaries in connection with Old Steelco’s restructuring (the “Restructuring Transaction”) under the Canadian Companies’ Creditors Arrangement Act (the “CCAA”). The Restructuring Transaction was completed on November 30, 2018. Prior to November 30, 2018, Opco had no operations, and was capitalized with one common share with a nominal value. On October 19, 2021, Algoma consummated a business combination with Legato, a special purpose acquisition company, and became a publicly traded company with its common shares (the “Common Shares”) and warrants to purchase Common Shares (the “Warrants”) trading on each of the Toronto Stock Exchange (the “TSX”) (under the symbols “ASTL” and “ASTL.WT”, respectively) and The Nasdaq Select Global Market (“Nasdaq”) (under the symbols “ASTL” and “ASTLW”, respectively).

Our principal office is located at 105 West Street, Sault Ste. Marie, Ontario P6A 7B4, Canada and our telephone number is (705) 945-2351. Our website address is www.algoma.com. Information contained on, or accessible through, our website is not a part of this disclosure document and the inclusion of our website address in this document is an inactive textual reference.

Intercorporate Relationships

The following diagram illustrates the inter-corporate relationships between the Company and its material subsidiaries (which are all wholly owned by the Company) as at the date of this Annual Information Form:

DESCRIPTION OF THE BUSINESS

Algoma is a fully integrated steel producer of hot and cold rolled steel products including coiled sheet and plate. With a current liquid steel production capacity of an estimated 2.8 million tons per year, our size and diverse capabilities enable us to deliver responsive, customer-driven product solutions to direct applications in the automotive, construction, energy, defense, and manufacturing sectors.

We manufacture a broad range of high-quality semi-finished and finished flat steel sheet and plate products. In 1995, approximately $450 million was invested at that time in the construction of our Direct Strip Production Complex (“DSPC”), our cornerstone asset and one of the world’s first hot strip mills coupling integrated continuous casting with hot rolling. In addition to the DSPC, our facilities include two blast furnaces, Blast Furnace No. 6 and Blast Furnace No. 7, of which Blast Furnace No. 7 is currently operating. We also operate a discrete 106 inch-wide hot strip mill and 166 inch wide plate rolling mill as a combination mill to provide us with the flexibility to adjust product mix between our many sheet and plate products to take advantage of changes in market demand and pricing, thus allowing us to optimize our margins. Our idled Blast Furnace No. 6 provides redundancy and incremental flexibility to our operating platform, allowing for the management of producing and supplying hot iron metal as a raw material to our EAF steelmaking facility currently under construction, and could quickly add cost effective capacity with limited additional capital outlays. We believe a restart of Blast Furnace No. 6 could be achieved within approximately six months, for an estimated C$60 million investment.

Our coil sheet steel products include a wide variety of widths, gauges and grades, and are available in unprocessed form as well as with value-added temper processing for hot rolled coil (“HRC”), annealed and full hard cold-rolled coil (“CRC”), hot-rolled pickled and oiled products, floor plate and cut-to-length products. Primary end-users of our sheet products include service centers, automotive, manufacturing, construction, and tubular industries. Sheet steel products have represented approximately 91% of our total steel shipment volumes, on average, in our fiscal year ended March 31, 2023.

Our plate steel products consist of various carbon-manganese, high-strength and low-alloy grades, and are sold in the as-rolled condition as well as subsequent value-added heat-treated conditions. The primary end-user of our plate products is the fabrication industry, which uses our plate products in the manufacture or construction of railcars, buildings, bridges, off-highway equipment, storage tanks, ships, military applications, large diameter pipelines and power generation equipment. Plate steel products have represented approximately 9% of our total steel shipment volumes in the fiscal year ended March 31, 2023.

We sell our finished products to a geographically diverse customer base across North America. For the fiscal year ended March 31, 2023, our shipment volume by product category, geography and end markets were as follows:

FY2023 Product Shipment Mix		FY2023 Geographic Shipments

Product	Volume	Country	Volume

Hot Roll	82%	United States	59%

Cold Roll	9%	Canada	40%

Plate	9%	Mexico	1%

FY2023 End Market Volume

Segment	FY23	FY22	FY21

Auto	43%	38%	31%

Manufacturing and Construction	29%	32%	30%

Tubular	11%	7%	9%

Distribution	17%	23%	30%

Total	100%	100%	100%

Strategy

Our corporate strategy aims to maximize stakeholder value through our transition to EAF steelmaking, a key step towards achieving a sustainable competitive cost position and contributing to a greener future. By adopting this technology, we are positioning ourselves as a leading producer of low carbon emission steel, addressing the urgent need to reduce our environmental impact. Furthermore, our focus on discrete rolled steel plate and heat treated plate products allows us to establish a strong presence in the Canadian market, solidifying our position as the leading producer in these sectors. Through these strategic initiatives, we are not only ensuring the long-term success and growth of our business but also actively contributing to a more sustainable and environmentally responsible steel industry.

In addition to our transition to EAF steelmaking and our aim to become a leading producer of low carbon emission steel, we are committed to fostering an entrepreneurial culture within our organization. This culture will be rooted in values such as safety, productivity, and a caring attitude, which will guide our decisions and interactions. Safety will be our top priority, ensuring the well-being of our employees and stakeholders at all times. Productivity will be pursued through a culture of continuous improvement, empowering our teams to innovate and optimize processes, resulting in increased efficiency and operational excellence. Lastly, a caring attitude will permeate our organization, promoting a supportive and inclusive environment where everyone feels valued and respected. By nurturing this entrepreneurial culture, we aim to foster a strong sense of ownership and accountability among our employees, driving our business towards long-term success while prioritizing the well-being of our people and the communities we serve.

Unique Production Process

The DSPC hot mill, commissioned in 1997, is a continuous thin slab caster coupled to a hot mill, which provides us with a cost advantage over the traditional integrated hot rolling manufacturing process. Current annualized production capacity of the DSPC complex is 2.3 million tons.

A hot strip mill coupled to direct casting can provide a significant competitive advantage in the steel industry. This technology integration allows for the continuous production of steel, eliminating the need for intermediate processes such as slab reheating and rolling. By leveraging the advantages of a hot strip mill coupled to direct casting, companies can achieve cost savings, improve operational efficiency, enhance product quality, and reduce environmental impact. This combination of factors provides a competitive advantage, enabling the Company to offer superior products, meet customer needs more effectively, and strengthen its position in the steel industry. Key advantages this technology offers include:

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Cost Efficiency: Direct casting eliminates the need for costly and time-consuming slab reheating processes. The continuous production method reduces energy consumption and operational costs associated with reheating furnaces, resulting in improved cost efficiency.

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Time Savings: By eliminating intermediate processes, a hot strip mill coupled to direct casting significantly reduces the production cycle time. This allows for faster turnaround and shorter lead times, giving the Company a competitive edge in meeting customer demands and achieving just-in-time delivery.

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Improved Quality: Direct casting technology allows for better control over the steel’s microstructure and mechanical properties. The continuous casting process results in improved product consistency and surface quality, reducing defects and enhancing the overall quality of the steel products.

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Environmental Benefits: The integration of direct casting minimizes the environmental impact by reducing energy consumption and greenhouse gas emissions. This aligns with sustainability goals and enhances the company’s reputation as an environmentally responsible producer.

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Flexibility and Customization: With a hot strip mill coupled to direct casting, we are able adapt to market demands more efficiently. The continuous process enables quick changes in steel grades, sizes, and specifications, allowing for greater flexibility and customization options to meet customer requirements.

Algoma is also the only discrete plate producer in Canada, with current capacity of 350,000-400,000 tons per year with the potential to increase capacity to 700,000 tons per year upon completion of our plate mill modernization program. We anticipate completion of the plate modernization program may reduce Canada’s reliance on plate imports and positively impact the country’s trade balance in plate products.

Blast Furnace No. 6, with current capacity of approximately 900,000 tons of liquid iron, provides Algoma flexibility to manage any future re-lines for Blast Furnace No. 7, as well as respond to shortages in prime scrap availability once the EAF transformation is complete. We believe Blast Furnace No. 6 can be re-started in approximately six months for an estimated C$60 million investment.

Employment and Government Support

We are the largest employer in Sault Ste. Marie, Ontario. As of March 31, 2023, the Company had 2,847 full-time employees, of which approximately 95% are represented by two locals of the United Steelworkers Unions (“USW”) under two collective bargaining agreements expiring July 31, 2027. As a result of the Company’s good relationship with its unionized workforce, there has not been a work disruption in approximately 30 years, and we have achieved contract terms that are competitive to those achieved by our peers.

As a result of Algoma’s significant contribution to the Canadian steel making industry, we benefit from strong federal and provincial government support in various forms. For example, to support political policies of the government of Canada and Ontario, the company has received financial support in the form of loans and some grants, which enabled us to undertake various capital expenditures to reinvest in Algoma.

Environmental, Social and Governance

On April 6, 2023, we released our Environmental, Social, and Governance (“ESG”) Position Statement (the “ESG Position Statement”). Algoma aims to be a climate change leader and contributor toward a sustainable and environmentally responsible future for Canadian steel production. The ESG Position Statement describes the foundational role that Algoma’s ESG strategy plays in the Company’s transformation journey to EAF electric arc steelmaking and overall corporate strategy, and how ESG practices are embedded into our business model. The ESG Position Statement outlines our ESG commitments and ESG framework, which include our guiding ESG principles.

As part of our commitment to continue to augment our transparency and accountability on ESG, the Company plans to publish its inaugural ESG report (the “ESG Report”) in calendar 2023, which will be designed to align with market-leading, investor-preferred ESG disclosure frameworks, such as the Sustainability Accounting Standards Board and the recommendations of the Task Force on Climate-related Financial Disclosures. The ESG Report will set out the Company’s ESG strategy, and its approach to mitigating ESG risks and capturing ESG opportunities, and provide an update on the Company’s ESG performance.

Quarterly Shipment Volume

Our Competitive Strengths

Strategically Located on the Great Lakes in Close Proximity to Customers and Suppliers

We are strategically located on Lake Superior with close proximity to key steel consuming regions of the United States (the U.S. Mid-West, U.S. Northeast) and Canada (Southern Ontario), allowing us to serve our customers at competitive costs, as well as gain access to the supply of post-consumer steel scrap as a raw material. Approximately 70% of our customers are located within a 500-mile radius of our facility.

Additionally, our location on the Great Lakes provides access to multiple modes of transportation, supporting our ability to negotiate competitive rates for inbound raw materials and outbound steel products. The Company’s acquisition of the adjacent port facility as part of the Restructuring Transaction – the fourth largest port on the Great Lakes by volume, handling nearly 500 vessels a year and over 5 million tons of shipments – facilitated access to low cost transportation across the Great Lakes and secures our distribution network.

Algoma has the option to pursue rail transportation from certain iron ore mines via well-established rail links, facilitating access to ore through the winter months when transport over the Great Lakes is less feasible.

We sell steel products to a diverse base of approximately 200 customers across multiple sectors in North America with one single customer accounting for greater than 10% of revenues. Our top ten customers accounted for approximately 45% of total revenue in fiscal 2023. Our geographic, sector and customer diversity makes us less exposed to demand shifts. We have built strong customer relationships, with the average tenure for Algoma’s top ten customers being between 20 and 25 years. Despite the U.S. tariffs imposed on Canadian steel producers on June 1, 2018, the Company was able to maintain its geographic mix with 61% of fiscal 2023 revenue generated by our customers in the United States.

Operations Designed to Meet the Needs of a Diversified Blue-Chip Customer Base in Attractive End Markets

Our hot strip and plate rolling mills provide the flexibility to adjust our product mix within our existing asset base to align with market pricing and customer demand, and maximize profitability. Plate products accounted for 9% of shipments, hot rolled sheet for 82% and cold rolled sheet for 9% for fiscal 2023. Additionally, flexible union labor contracts allow us to optimize manpower allocation across the entire facility to meet variations in demand.

Our product width, gauge and strength flexibility allows us to serve a broad customer base across various end markets, including service centers, automotive, manufacturing, construction and tubular markets. Furthermore, our research and development investments support higher quality, lower cost products and drive a value proposition for customers.

Source: Company information.

Low Cost Position Underpinned by Advantageous Raw Material Contracts

Algoma’s largest input cost in the steel-making process is iron ore, which we purchase under separate supply contracts with Cleveland Cliffs Inc. (“Cliffs”) and United States Steel Corporation (“USX”). Multi-sourcing iron ore further improves stability in our raw material procurement, and we believe that having a second competitive supply arrangement for this critical raw material will help mitigate our supply risks for iron ore. Taken together, Algoma’s agreements with Cliffs and USX provide for the supply of iron ore pellets through the close of the 2024 shipping season.

Flexible Cost Structure Positions Algoma to Generate Cash Flow Through-the-Cycle

The combination of a flexible cost structure and the ongoing reduction in fixed costs positions Algoma to potentially generate positive cash flow through the steel economic cycle, including at HRC prices significantly lower than in the current pricing environment.

Legacy Liabilities Sustainably De-Risked from CCAA Process

On November 9, 2015, Algoma’s predecessor, Old Steelco, filed for creditor protection in Canada under the CCAA and in the United States under Chapter 15 of Title 11 of the United States Bankruptcy Code. On November 30, 2018, pursuant to the Restructuring Transaction approved by the court in the CCAA proceedings, Opco completed the purchase of substantially all of the operating assets and some of the liabilities of Old Steelco and its affiliates. As part of the CCAA restructuring, Algoma achieved transformational improvements in its capital structure, pension funding obligations and environmental liabilities. Algoma emerged as a more resilient company with a strong balance sheet and stable operating profits.

As part of the Restructuring Transaction, Algoma assumed the following pension plans that had been registered under the Ontario Pension Benefits Act (the “Act”) and sponsored by Old Steelco:

●	Defined Benefit Pension Plan for Hourly Employees, registered under the Act as number 1079904 (the “Hourly Plan”); and

●	Defined Benefit Pension Plan for Salaried Employees, registered under the Act as number 1079896 (the “Salaried Plan”, and together with the Hourly Plan, the “Pension Plans”);

Algoma became the successor employer and sponsor of the Pension Plans on the transaction completion date as part of the Restructuring Transaction. The Restructuring Transaction was subject to a number of conditions, including enactment of special regulations under the Act with respect to the contributions of Algoma to the Pension Plans and applicable exemptions under the Act, and the replacement of the expired collective agreements with new collective agreements ratified by the membership and effective on the Restructuring Transaction completion date.

As a result of the 2018 Pension Regulations implemented in connection with the Restructuring Transaction, the aggregate going concern and solvency special payments to the Pension Plans were approximately C$31 million per annum until the solvency ratio of each of the Pension Plans achieved at least 85%. As of March 1, 2021, both Pension Plans obtained an 85% solvency ratio, which reduced the Company’s obligation with respect to special pension contributions to the Pension Plans to near zero and also made the Pension Plans eligible for traditional guarantees provided by the Pension Benefits Guarantee Fund (“PBGF”), which provides protection, subject to specific maximums and specific exclusions, to Ontario members and beneficiaries of privately sponsored single- employer defined benefit pension plans in the event of plan sponsor insolvency. If the Company is required to make annual special payments to the Pension Plans in the future, these payments would remain subject to a C$31 million annual cap.

We are also the sponsor of closed defined benefit pension plan for pensioners who retired prior to January 1, 2002 (the “Wrap Plan”) that provides a pension benefit in excess of the limits provided by the PBGF. We assumed the Wrap Plan in connection with the completion of the Restructuring Transaction, subject to transitional provisions pending the implementation of regulatory measures. Ontario Regulation 207/19 was filed on June 20, 2019 (the “Wrap Regulations”) was implemented to provide a funding framework for the Wrap Plan. The Wrap Regulations implemented by the Province of Ontario in 2019 to provide a funding framework for the Wrap Plan require the Company to make monthly contributions to the Wrap Plan equal to the lesser of C$416,667 and the amount of the prior month’s benefit payments until the Wrap Plan’s solvency ratio is 100%. This funding requirement supersedes the normal funding requirements under applicable law.

The revised funding framework implemented in connection with the Company’s assumption of the pension plans provided significant funding relief in respect of historical pension obligations and established maximum annual contributions that provide enhanced certainty and reduced risk for the Company.

Lower equity values have no impact on benefit payments. Our current Collective Bargaining agreements include annual indexation adjustments, which are tied to the Consumer Price Index and are capped at 3% per year. Our Collective Bargaining agreements expire on July 31, 2027.

In connection with the Restructuring Transaction, Algoma also entered into an agreement (the “Framework Agreement Concerning Environmental Issues”, or “LEAP”) with the Province of Ontario, as represented by the Minister of the Environment, Conservation and Parks (“MECP”) which addresses legacy environmental issues on Algoma’s main site in Sault Ste. Marie. The MECP provided a release in favor of the Company from any obligations under applicable environmental laws relating to legacy environmental issues at the Company’s Sault Ste. Marie site with respect to the historical soil, groundwater and sediment contamination at the Sault Ste. Marie facility. Steel making activities have occurred on Algoma’s site since 1901 and before the adoption of modern environmental best practices. Pursuant to the LEAP, Algoma agreed to fund C$3.8 million per year for 20 years to a financial assurance fund, established to fund expenses relating to approved legacy environmental remediation and other projects, and provided a C$10 million letter of credit to the MECP to provide financial assurance for these obligations.

In exchange, Algoma was released from all legacy environmental issues with respect to the historical soil, groundwater and sediment contamination at Old Steelco’s closed iron ore mines, which we did not acquire in connection with the Restructuring Transaction. Algoma agreed, among other things, to pay C$10 million to the Ministry of Energy, Northern Development and Mines (the “ENDM”) in installments of C$250,000 semi-annually to be used to rehabilitate the closed iron ore mines and provide a C$3.5 million letter of credit to the ENDM to provide financial assurance for these obligations.

Experienced Management Team with Extensive Industry Experience

We have an experienced management team with significant operating experience in the global steel industry. Our executives collectively have almost 200 years of steel industry experience. Under the leadership of our current management team, we have made significant capital expenditures and have achieved significant operating performance improvements by employing benchmarking and implementing industry best practices.

In addition, our management team has successfully steered our business, even during the turbulent times of the U.S. steel tariffs and the COVID-19 pandemic that significantly disrupted the entire industry. Our management achieved higher capacity utilization rates as compared to our North American peers, significantly strengthened our raw material supply position and took measures to improve the stability of future profits. Furthermore, we maintain a strong relationship with our skilled unionized workforce, and benefit from favorable collective bargaining agreements that allow us flexibility to adapt to changes in operational and production needs.

Products

Sheet Steel: Our flat/sheet steel products include a wide variety of widths, gauges, and grades, and are available unprocessed and with value-added processing such as temper rolling, cold rolled in both full-hard and annealed, hot-rolled pickled and oiled products, floor plate and cut-to-length products. The primary end-users of our flat/sheet products are the automotive industry, hollow structural tube manufacturers and the light manufacturing and transportation industries. For the last five years, sheet steel products have represented approximately 87% of our total steel shipment volumes. Over the same period, value-added applications represented approximately 45% of total steel volume.

Plate Steel: Our plate steel products consist of various carbon-manganese, high-strength, low-alloy grades that are produced in as-rolled, hot-rolled and heat-treated. The primary end-user market of our plate products is the fabrication industry, which uses our plate products in the construction or manufacture of railcars, buildings, bridges, off-highway equipment, storage tanks, ships, armored products for military applications, large diameter pipelines and wind energy generation equipment. For the last five years, plate steel products have represented approximately 13% of our total steel shipment volumes.

Sales by Major Product Lines

Total sales, accounted for by each of our major product lines for the periods indicated below, were as follows:

	12 months ended March 31, 2023	12 months ended March 31, 2022	12 months ended March 31, 2021

Sheet & Strip	C$2,161.3	C$3083.1	C$1,340.4
Plate	387.4	465.7	274.7
Slab	1.4	0	0
Freight	182.4	172.9	150.4
Non-steel sales	46.0	84.3	29.4

Total	C$ 2,778.5	C$ 3806	C$1,794.9

Sales and Marketing

The principal markets for our products are steel service centers, the automotive industry, manufacturing and construction. We market our sheet and plate products direct to end-users and also through distributors in Canada and the United States. We are focused on leveraging various competitive attributes of our process and product technologies to improve market and customer segmentation. We pursue the development of applications and markets for our high strength and light gauge products to respond to application design factors. We are also focused on increasing the Company’s product portfolio to include more value-added products.

As part of our strategy to increase direct sales to end users of plate products, we have reduced the percentage of products sold through service centers. However, due to the nature of the market and the customers for such products, we continue to sell through service centers.

The Company pursues a diversified market and customer strategy to manage earnings volatility in the North American steel market. It is critical that a North American steel producer provide products to customers in all sectors of the economy given the industry dynamics, strong competition and global overcapacity. Focusing on more than one commodity to one sector is key to ensuring earnings stability through the business cycle and achieving greater stability in economic downturns. The Company believes it has strong customer loyalty which helps it to manage through the volatility of the steel pricing cycle.

The distribution of total steel revenue by principal markets for the periods indicated below, was as follows:

Total North American Revenue by Major Markets

	April 1, 2022 to March 31, 2023%	April 1, 2021 to March 31, 2022%	April 1, 2020 to March 31, 2021%

Steel service center	16	22	26
Automotive (direct and indirect)	43	41	38
Manufacturing & Construction	34	31	30
Tubular and other	8	6	6
Total	100	100	100

Competition

There has been a substantial increase in global steel capacity, particularly in China, which has become the largest producer and consumer of steel in the world.

A significant slowdown in domestic Chinese growth and/or increases in capacity that exceed consumption rates in China could result in surplus steel being exported to world markets. In addition, an economic downturn that affects demand for our products or an increase in the strength of the U.S. dollar or Canadian dollar relative to other currencies could increase imports. It is, therefore, possible that more unfairly priced imports could enter the North American markets at a future date, which could result in domestic price erosion, which would adversely affect our ability to compete, or generate revenue and reduce profitability.

We compete with numerous foreign and domestic steel producers, primarily from integrated producers, like ourselves, as well as EAF producers. We primarily compete with other steel producers based on the delivered price of finished steel products to customers. EAF producers typically require lower capital expenditures for construction and maintenance of facilities, and may have lower total employment costs. However, these competitive advantages may be reduced or eliminated when scrap prices are high.

Although freight costs for steel can often make it uneconomic for distant steel producers to compete with us, to the extent that they have lower cost of sales resulting from lower labor, raw material or energy costs or from government subsidies, they may be able to successfully compete. Although we are continually striving to improve our operating costs, we may not be successful in achieving labor, raw material and energy cost improvements or gaining operating efficiencies that may be necessary to remain competitive on a global scale.

Our competitive position is positively affected by lower incoming raw material transportation costs as well as lower marine outbound costs of finished products than those of other Canadian producers. Our position on the Great Lakes provides us with access to lower cost modes of transportation for our inbound raw materials and outbound steel products. Approximately 70% of our customers are located within a 500-mile radius of our facility in key steel consuming regions of the Midwest and Northeast United States and southern Ontario, allowing us to service our customers at competitive costs. In accordance with common industry practice, we may from time to time assume additional shipping costs when selling outside of our local geographic area in order to provide competitive pricing.

Trade

Our business has historically been affected by “dumping” – the selling of steel into Canadian or U.S. markets at prices below cost or below the price prevailing in a foreign company’s domestic market. Dumping may result in injury to steel producers in Canada or the U.S. in the form of suppressed prices, lost sales, lower profits and reductions in production, employment levels and the ability to raise capital. Some foreign steel producers are owned, controlled or subsidized by foreign governments. Decisions by these foreign producers to continue production at marginal facilities may be influenced to a greater degree by political and economic policy considerations than by prevailing market conditions and may further contribute to excess global capacity.

Successful industry trade cases over the past several years have had an impact on import levels as well.

The new United States-Mexico-Canada (USMCA) trade agreement went into effect in July 2020. The agreement has several provisions that we believe will benefit the steel industry, including requiring that higher levels of a vehicle’s content, including steel, be produced in North America for a vehicle to qualify for zero tariffs, and that 70% of the steel used in vehicles be melted and poured in North America. There are also provisions addressing currency manipulation and state-owned enterprises.

Although trade legislation to limit dumping has had some success, it may be inadequate to prevent future unfair import pricing practices which individually or collectively could materially adversely affect our business. If Canadian or U.S. trade laws are weakened, an increase in the market share of imports into the U.S. and Canada may occur, which would have a material adverse effect on our business and financial performance.

There remains in place anti-dumping findings covering imports of (i) hot rolled sheet into Canada from Brazil, China and India and into the United States from Russia, China, India, Indonesia, Taiwan, Thailand, Ukraine, Australia, Japan, South Korea, Netherlands, Turkey and United Kingdom, among other countries, (ii) cold rolled sheet into Canada from China, South Korea and Vietnam and into the United States from Brazil, China, India, Japan, South Korea and United Kingdom, and (iii) hot rolled plate into Canada from China, , Bulgaria, Czech Republic, Romania, South Korea, Italy, Brazil, Japan, Denmark, Indonesia, Taiwan and Germany and into the United States from China, Russia, Ukraine, India, Indonesia, South Korea, Austria, Belgium, Brazil, France, Germany, Italy, Japan, South Africa, Taiwan, and Turkey.

New trade cases in other jurisdictions are being considered to cover such exports. This and the potential for such exports to continue to displace hot rolled sheet product exports from other countries in markets worldwide may result in large quantities of hot rolled sheet products being exported into Canada and United States. The Company will continue to monitor imports of competing steel products into its customer markets and take appropriate action, including filing complaints, where such actions are warranted.

Information systems

Our information technology landscape supports a high level of business automation across three distinct segments of business processes: management decision systems, manufacturing execution/scheduling systems and process control systems. Our management decision systems, including the full order-to-cash cycle, are running on the SAP (Windows/Oracle) platform. Our manufacturing execution/scheduling systems run on the IBM mainframe environment. Our process control systems run on Windows, Vax, and Honeywell environments. Our infrastructure includes a LAN/WAN data network, desk/mobile phone services, approximately 100 servers, approximately 1400 PCs and two main datacenters (SAP at the Sault Ste. Marie, ON and Mainframe at Markham, ON). Daily incremental and full back-ups, including offsite replication and storage, are created for disaster recovery purposes.

Enterprise risk management

The Company employs an enterprise risk management (“ERM”) process to coordinate risk management among departments to manage the organization’s full range of risks as a whole. ERM offers a framework for effectively managing uncertainty, responding to risk and harnessing opportunities as they arise. A comprehensive ERM framework consolidates and improves risk reporting to identify key risks that may affect the Company, quantify and manage them better, and implement the proper controls to eliminate or reduce the threat.

Algoma employs an enterprise risk management (ERM) program that proactively identifies and manages strategic risks to the organization. ERM follows a very distinct and ongoing process, where it actively identifies and reassesses the various strategic and major risks to ensure financial security for our business. The framework leverages systemization of the risk registers for prioritization and tracking; and applying effective mitigation strategies to manage risks. The ERM program extends its reach to evaluate strategic decisions and plans for the organization, as well as developing a risk culture to ensure longevity and sustainability of Algoma’s competitiveness.

Growth Strategies

Our key strategic goals are to apply a forward-looking value-focused lens on growth, increasing our participation in key sustainable markets, generating a competitive return on capital, and meeting our financial and other obligations for all stakeholders.

We are committed to improving our quality, cost competitiveness and customer service; and developing a diverse organization to support our long term success, while maintaining safety excellence and environmental stewardship as key performance objectives.

Continuous Margin Stability Enhancement and Cost Improvement. We are striving to continue reducing our costs and improving our operating performance. Cost improvements include maintenance effectiveness, operations reliability, operational cost reductions, workforce effectiveness, power efficiency improvements, process yield improvements, improvements in product quality and optimization of gas usage.

Additionally, we are constantly striving to improve the stability of our order book and associated revenue by pursuing a balance of contracted revenue above 50% while maintaining the ability to participate in increasing commodity price environment through flexible pricing mechanisms. The majority of our contracts are volume commitments with pricing tied to HRC and HRP CRU indexes on a one- and three-month lag basis. This results in exceptionally high correlation with the HRC and HRC CRU indexes on a one month lagging basis. Furthermore, the time lag allows Algoma’s management to plan effectively and design solutions to navigate uncertain times.

We expect that our transformation to EAF steelmaking will assist in reducing our costs and improving our operating performance. Fully commissioned, the EAF mill is expected to improve Adjusted EBITDA with a lower conversion cost.

We believe that the EAF steelmaking facility has the potential to increase our liquid steel capacity by 900,000 tons per year, which will provide us with the ability to pursue a higher value-add product mix with a more flexible operating footprint.

Capitalize on Low Cost Growth Opportunities. Our goal is to continue enhancing our productivity and profitability through prudent capital investment projects, including our ladle metallurgy furnace No. 2 (“LMF2”) debottlenecking our process flow and the added capacity from the plate mill modernization

Maintaining a Prudent Financial Policy. We are committed to creating a strong financial profile for Algoma. Our management is focused on generating disciplined growth while maintaining a strong credit profile, eliminating net long term debt while enhancing liquidity. We will continue to seek to de-lever the balance sheet while maintaining adequate liquidity throughout the seasonality in our business cycle. Algoma utilizes hedging for both revenue and raw materials to further enhance earnings stability.

Focus on Safety and Environmental Compliance. Management is focused on sustainable and safe operations by engaging in projects to improve safety, including machinery and crane guarding upgrades and coke battery door and jamb cleaners. Since fiscal year 2015, we have reduced our lost time injury frequency (measured over 200,000 hours (“LTIFR”) from an occurrence of 0.72 to approximately 0.26 in fiscal year 2023. Health and safety remains paramount and to further the Company’s efforts to improve, we are implementing an ISO 45001 Safety Management System.

We are committed to being good environmental stewards and encourage open communication and reporting to our communities with regard to our environmental performance. Through our participation in the Canadian Steel Producers Association, we have committed to pursue the aspirational goal of carbon neutrality by 2050. We continue to evaluate strategies to both meet this goal and maintain our competitiveness, including through the modernization of our existing facilities and/or the adoption of other technologies such as less carbon-intensive iron making or EAF steel-making. We estimate that the transition to EAF steelmaking would result in a reduction of 3.0 million tonnes of CO2 emissions per year, representing a 70% reduction to current emissions levels with a goal of eliminating all coal use in our steelmaking operations over time, which we believe will allow us to become one of the greenest producers in North America and reduce the potential impact of the Canadian carbon tax regime on our business.

All of our facilities are registered to the world-wide ISO 14001 Environmental Management System Standard. We are supporting open dialogue on environmental issues with the community by establishing community outreach and ensuring frequent reporting on our environmental performance. For example, Algoma has established a Community Liaison Committee as a forum for exchanging relevant environmental information with the public, conducting meetings on monthly basis and publishing meeting notes on our website.

The Company instituted an environmental community liaison committee (“CLC”) to solicit representation from community organizations, agencies or public bodies, with the objectives to keep the local community informed about the operations of the facility in relation to the requirements of the environmental approvals in effect, and to keep the Company informed of any community concerns about the operations of the facility.

The CLC also serves as a forum for dissemination, review and exchange of information related to the environmental impact of the facility. In order to ensure the objectives of the CLC are met, the Company provides information to the members as necessary on an ongoing basis.

Sources and Availability of Raw Materials

Steel production requires the use of large volumes of bulk raw materials and energy, in particular iron ore and coal, as well as energy, alloys, scrap, oxygen, natural gas, electricity and other inputs, the prices of which can be subject to significant fluctuation. The prices of iron ore and coal can vary greatly from period to period and our results have historically been impacted by movements in coal and iron ore prices. Iron ore and coal prices have been volatile in recent years.

Iron ore

Our largest input cost in the steel-making process is iron ore, which we purchase under our supply contracts with Cliffs and the United States Steel Corporation (“U.S. Steel”).

Our iron ore needs of 3.5 million tons are satisfied by our contracts with Cliffs and U.S. Steel. The Cliffs iron ore purchase contract was first negotiated in 2002 and has been amended and extended on a number of occasions. Our current contract, dated May 31, 2013 provides for the supply of iron ore through 2024.

In 2020, the Company secured a long term iron ore purchase contract with U.S. Steel for the supply of the Company’s remaining tonnage requirement. The U.S. Steel contract, dated May 13, 2020, provides for the supply of iron ore through 2024. The Company believes that having a second competitive supply arrangement for this critical raw material will help mitigate the Company’s supply risks for iron ore.

Taken together, the Company’s agreements with Cliffs and U.S. Steel provide for supply of iron ore pellets through the close of the 2024 shipping season.

Scrap Metal and Iron Units

On October 27, 2021, Algoma announced that it had entered into a joint venture with Triple M Metal LP, one of North America’s largest privately owned ferrous and non-ferrous metal recycling companies, establishing a jointly owned company known as ATM Metals Inc. The new entity sources prime scrap metal and other iron units to meet Algoma’s business needs, including in connection with its transformation to electric arc steelmaking.

Coal

The Company’s procurement team has worked with the operations team to develop a desired coal mix with reduced total volatile matter to produce more coke, which is stronger, creating less degradation and less gas. Coal is sourced from mines in Central Appalachia. Annual contracts have been set up with four suppliers which are incumbents for the past several years.

Coke

Our internal coke batteries produce the majority of our coke requirements for the Blast Furnace No. 7. Additional coke is purchased as required under contract or from the spot market.

Other raw materials

We purchase limestone, alloys and other raw materials for our manufacturing operation at what we believe to be competitive prices. We generate half of our scrap requirements internally and the balance is purchased from third parties, primarily from regional sources where we have a pricing advantage over other markets due to our proximity to the suppliers.

Energy

We purchase all of our natural gas from independent suppliers at market pricing. From time to time, we may use forward contracts over three- to twelve- month periods, mainly for peak winter months (January through March) to manage exposure to natural gas price changes. Currently, we do not have any fixed price natural gas commodity contracts in place. We do have fixed price contracts in place in relation to natural gas transportation.

The Company sources approximately 50% of its electricity needs internally and under a supply agreement with the operator of a low-cost cogeneration facility. We also obtain electricity from the Independent Electricity System Operator in Ontario and obtain electricity rebates under the Northern Industrial Electricity Rate program.

Oxygen is supplied by Praxair Canada Inc. through a supply agreement that extends to mid-2026.

Government Regulation

The Company’s environmental policy is to conduct our business in a manner that ensures the Company and its personnel act reasonably and responsibly with respect to the protection of the environment. Where appropriate, we have introduced environmental accountability to all employees. Activities that may have an impact on the natural environment have been identified and managed through the implementation of our ISO14001 compliant environmental management system. Our Environment Department regularly reviews and audits our operating practices to monitor compliance with our environmental policies and legal requirements.

The Company is required to comply with a stringent and evolving body of federal, provincial and local environmental laws concerned with, among other things, emissions into the air, carbon and greenhouse gas emissions, discharges to surface and ground water, the investigation and remediation of contaminated property, noise and odor control, waste management, recycling and disposal. Significant expenditures could be required for compliance with current or future laws or regulations relating to environmental compliance and remediation.

In the United States and Canada, certain environmental laws and regulations impose joint and several liabilities on certain classes of persons for the costs of investigation and remediation of contaminated properties. Liability may attach regardless of fault or the legality of the original management or disposal of the substance or waste. Some of our current and former facilities have been in operation for many years and, over such time, have used substances and disposed of wastes that may require investigation and remediation. The Company could be liable for the costs of such investigations and remediation. Costs for any remediation of contamination, on or off site, whether known or not yet discovered, or to address other issues relating to waste disposal, mine closure, emissions into the air or water, or the storage of materials, could be substantial and could have an adverse effect on our operating results.

In 2021, the Company became subject to the Canadian federal Output Based Pricing System (“OBPS”) for greenhouse gas emission (“GHG”) emissions, which requires payment for emissions above the OBPS benchmarks from the previous calendar year. Algoma has been successful in off-setting this cost through the purchase of surplus credits. Compliance obligations for CY2022 are estimated at approximately C$5.9 million and payment is due by December 15th 2023. In 2022, there was a transition from the federal OBPS to the Ontario Emissions Performance Program (“EPS Program”) for GHG emitters in Ontario. Compliance obligations for CY2023 are estimated at approximately C$10 million under the EPS. Provincial regulatory developments are currently underway for the 2024-2030 compliance periods to reflect Algoma’s transformation to EAF steelmaking and the associated GHG emission reduction that this project is expected to achieve.

See “Risk Factors – Increased regulation associated with climate change and greenhouse gas emissions could impose significant additional costs on our operations.”

The Company is required to implement plans and measures to reduce the amount of sulphur dioxide emitted from the combustion of coke oven gas by-product in accordance with the Notice issued under subsection 56(1) of CEPA. Algoma will be taking an alternative approach to reduce SO2 through its transition to electric arc steelmaking, which will see the elimination of cokemaking from Algoma’s operations. Therefore, Algoma will be providing a pollution prevention plan that reflects this alternative approach to reduce SO2 which has been deemed an acceptable approach to comply with CEPA. Similarly, in order to align with new provincial legislation related to SO2, Algoma has applied for a Site-Specific Standard that includes an action plan to reduce SO2 that reflects the progressive facility shutdown.

See “Risk Factors – Environmental compliance and site remediation obligations could result in substantially increased costs and could materially adversely affect our competitive position.”

On October 18, 2019, there was a rupture of a steam drain line which was located below an electrical room in our cokemaking by products plant (“BP”), which resulted in a loss of power to the BP. In accordance with our emergency procedures, the coke oven gas bleeders were lit to flare the coke oven gas. Additionally, the loss of power caused the cokemaking south raw liquor tank and the tar running tanks to overflow. Raw liquor was conveyed to the main water filter plant (“MWFP”) via a sewer located in the BP. This resulted in effluent exceedances at the MWFP for phenol, ammonia and total cyanide and a toxicity failure for rainbow trout. The incident remains under investigation by MECP.

The Company is subject to an order from the MECP, which requires vapor collection and air pollution control devices to be installed on four sources by December 31, 2021 for the purpose of reducing benzene emissions from the site. These devices were commissioned by the end of June 2022. The MECP has advised that compliance with the order is under investigation.

On June 9, 2022, 460 Gear Oil was released from our hot mill, entrained into our water treatment facility, and some quantity ultimately discharged into the St. Mary’s River which borders along Ontario and Michigan, as a result of a spill that occurred during the night shift in the Plate & Strip Mill. Working with the assistance of expert technical advisors, we have been able to ascertain that the estimated amount of oil that was ultimately discharged into the river from our water treatment plant is in the range of 1,000 liters (263 gallons) to 1,250 liters (330 gallons), with the amount not likely exceeding 1,250 liters. This information along with the analysis methodology have been provided to the MECP, whom we continue to work closely with. The MECP and Environment and Climate Change Canada (“ECCC”) have initiated a joint investigation against Algoma, which is ongoing.

We are also subject to Canadian labor and employment laws, privacy and data security laws, health and safety, and environmental laws concerned with, among other things, greenhouse gas emissions, emissions and discharges of other hazardous substances, private sewer and water treatment facilities, electricity generation and distribution, mine closure and rehabilitation, and the generation, handling, storage, transportation, presence and disposal or, or exposure to hazardous substances and other laws. We are also subject to Canadian and U.S. trade laws. We monitor changes in these laws, regulations, treaties and agreements, and believe that we are in material compliance with applicable laws.

RISK FACTORS

The following information is a summary only of certain risk factors and is qualified in its entirety by reference to, and must be read in conjunction with, the detailed information appearing elsewhere in this Annual Information Form. These risks and uncertainties are not the only ones facing the Company. Additional risks and uncertainties not currently known to the Company, or that the Company currently considers immaterial, may also impair the operations of the Company. If any such risks actually occur, the business, financial condition, or liquidity and results of operations of the Company, and the ability of the Company to pay dividends on the Common Shares, could be materially adversely affected.

Risks Related to our Business

Market and industry volatility could have a material adverse effect on our results. A protracted fall in steel prices, or any significant and sustained increase in the price of raw materials in the absence of corresponding steel price increases, would have a material adverse effect on our results.

The steel market is a cyclical commodity business with significant volatility in prices in response to various factors, including market demand, supply chain inventory levels, and imports. Factors specific to our business include a prolonged cyclical downturn in the steel industry, macroeconomic trends such as global or regional recessions and trends in credit and capital markets more generally. Market price volatility results in a high level of cash flow volatility with prolonged periods of negative cash flow. Steel prices are volatile and the global steel industry has historically been cyclical. During 2015, hot rolled coil prices fell sharply by approximately $200/ton to $354/ton in the North American market, as a result of a significant increase in imports, driven primarily by the strengthening of the U.S. dollar against other currencies. In 2018, hot rolled coil prices rose to over $900/ton over a short period then fell to under $500/ton in the fall of 2019. Hot rolled coil prices recovered slightly, but fell to under $500/ton once again as a result of the COVID-19 pandemic and the related global economic slowdown. Since that low in 2020, hot rolled coil prices rose to an all-time high of $1,958/ton by the end of 2021. Subsequently prices fell to below $1,000/ton by March 2022, and thereafter below $700/ton by December 2022, and have since rebounded back above $1,000/ton by the end of fiscal 2023. (CRU U.S. Midwest Hot-Rolled Coil). These significant market price fluctuations also affect the cost of our raw material inputs and thus affect our bottom line. Any miscorrelation between finished product pricing and raw material inputs can have a material affect on our profitability. Protracted pricing or volume declines in the future would adversely affect our cash flow and ability to pay for our fixed costs, capital expenditures and other funding obligations.

Steel production also requires the use of large volumes of bulk raw materials and energy, in particular iron ore and coal, as well as energy, alloys, scrap, oxygen, natural gas, electricity and other inputs, the prices of which can be subject to significant fluctuation. The prices of iron ore and coal can vary greatly from period to period and our results have historically been impacted by movements in coal and iron ore prices. Iron ore and coal prices have been volatile in recent years. In addition, to the extent that we have quoted prices to our customers and accepted customer orders for our products prior to purchasing necessary raw materials, we may be unable to raise the price of our products to cover all or part of the increased cost of the raw materials. Alternatively, we may be faced with having agreed to purchase raw materials and energy at prices that are above the then current market price or in greater volumes than required. The availability and prices of raw materials may also be negatively affected by new laws and regulations, allocation by suppliers, interruptions in production (including mining stoppages), accidents or natural disasters, changes in exchange rates, price fluctuations, the rate of inflation and the availability and cost of transportation. There can be no assurance that adequate supplies of electricity, natural gas, coal, iron ore, alloys, scrap and other inputs will be available in the future or that future increases in the cost of such materials will not adversely affect our financial performance.

Our largest input cost in the steel-making process is iron ore, which we purchase under our supply contracts with Cliffs and U.S. Steel. We believe that our long-term agreements with Cliffs and U.S. Steel provide for the supply of iron ore pellets through to the close of the 2024 shipping season, but there can be no assurances that they will meet our needs or that we will be able to retain such long term contracts.

We face significant domestic and international competition, and there is a possibility that increased use of competitive products could cause our sales to decline.

We compete with numerous foreign and domestic steel producers. Significant global steel capacity growth through new and expanded production in recent years has caused and may continue to cause capacity to exceed global demand, which has resulted and may result in lower prices and steel shipments. Some of our competitors have greater financial and capital resources than we do and continue to invest heavily to achieve increased production efficiencies and improved product quality. We primarily compete with other steel producers based on the delivered price of finished products to our customers. Our costs are generally higher than many foreign producers; however, freight costs for steel can often make it uneconomical for distant steel producers to compete with us. Foreign producers may be able to successfully compete if their higher shipping costs are offset by lower cost of sales.

Although we are continually striving to improve our operating costs, we may not be successful in achieving cost improvements or gaining operating efficiencies that may be necessary to remain competitive on a global scale.

The North American steel industry has, in the past, experienced lengthy periods of difficult markets due to increased foreign imports. Due to unfavorable foreign economic conditions, excess foreign capacity and a stronger U.S. dollar compared to global currencies, imports of steel products to U.S. and Canadian markets have occasionally reached high levels.

In addition, in the case of certain product applications, steel competes with a number of other materials such as plastic, aluminum, and composite materials. Improvements in the technology, production, pricing or acceptance of these competitive materials relative to steel or other changes in the industries for these competitive materials could cause our net sales to decline. There is ongoing research and technological developments with respect to the various processes associated with steel production which have the potential to reduce costs and improve quality and operational efficiency. Such research and technological developments could substantially impair our competitive position if other companies implement new technology that we elect not to implement or are unable to implement.

A number of steel producers have completed successful restructurings, through which they have made production improvements, achieved lower operating costs and been relieved of legacy obligations, including environmental and pension and retiree obligations. As a result, these entities may be able to operate with lower costs and cause us to face increased competition.

There has been a significant increase in new EAF steelmaking capacity commissioned in North America. EAF producers typically require lower capital expenditures for construction and maintenance of facilities, and may have lower total employment costs. In addition, the market pricing for our hot rolled steel is more correlated to scrap steel as the main material for EAF producers. While our transformation to EAF steelmaking is currently in process, the EAF transformation may never be completed or may only be completed after significant delays or at a substantially greater cost than anticipated. Failure to complete, or delays and/or cost overruns in completing the EAF transformation could adversely affect our results of operations and ability to compete in our industry.

Macroeconomic pressures in the markets in which we operate, including, but not limited to, the effects of inflation, and COVID-19 may adversely affect consumer spending and our financial results.

To varying degrees, our products are sensitive to changes in macroeconomic conditions that impact pricing for consumer products and consumer spending. As a result, consumers may be affected in many different ways, including for example:

●	Whether or not they make a purchase;

●	Their choice of brand, model or price-point; and

●	How frequently they upgrade or replace their products containing steel, such as appliances and automobiles.

Real GDP growth, consumer confidence, the COVID-19 pandemic, inflation, employment levels, oil prices, interest rates, tax rates, housing market conditions, foreign currency exchange rate fluctuations, costs for items such as fuel and food and other macroeconomic trends can adversely affect consumer demand for the products that we offer. Geopolitical issues around the world and how our markets are positioned can also impact the macroeconomic conditions and could have a material adverse impact on our financial results.

The Company may be subject to significant inflationary pressures and rising costs of the raw materials used to produce its products, which could have a material adverse impact on the Company’s business and results of operations.

From time to time the Company may be subject to significant inflationary pressures, in particular with respect to increases in commodity prices, including the price of iron ore, coal, electricity and natural gas, which are used in its manufacturing processes, as well as general increases in labor and other administrative costs. The timing and magnitude of any future increases in applicable commodity prices or other costs is uncertain at this time. Moreover, the Company is generally unable to pass through cost increases to customers because it sells its products at the prevailing market prices for steel products, which are determined in part by factors unrelated to the cost of underlying commodities. To the extent that such costs increase due to general inflationary pressures or otherwise, such increases could have a material impact on the Company’s business and results of operations.

Economic, social and political conditions in North America and certain international markets could adversely affect demand for the products we sell.

Sales of our products involve discretionary spending by consumers as well as our customers. Unfavorable economic conditions due to economic, social and political conditions in North America and certain international markets could result in less discretionary purchases by consumers, and discretionary project spending by our customers. Consumer spending may be affected by many economic and other factors outside of the Company’s control. Some of these factors include consumer disposable income levels, consumer confidence in current and future economic conditions, levels of employment, consumer credit availability, consumer debt levels, inflation, political conditions and the effect of weather, natural disasters, public health crises, including the recent outbreak of COVID-19 and the related reduced consumer demand, decreased sales and widespread temporary closures. Adverse economic changes in any of the regions in which we sell our products could reduce consumer confidence and adversely affect our ability to sell our products.

A protracted global recession or depression will have a material adverse effect on the steel industry and therefore our business and operations.

Our activities and financial performance are affected by international, national and regional economic conditions. For example, the COVID-19 pandemic, which began during the first quarter of calendar year 2020, has had a profound impact on economies world-wide, with various levels of governments implementing border closings, travel restrictions, mandatory stay-at-home and work-from-home orders, mandatory business closures, cessation of certain construction activities, public gathering limitations and prolonged quarantines. These efforts and other governmental and individual reactions to the pandemic initially led to lower consumer demand for goods and services and general uncertainty regarding the near-term and long-term impact of the COVID-19 pandemic on the domestic and international economy and on public health.

The manufacture of steel was deemed to be an essential service by the government of Ontario, and we continued to operate during the COVID-19 pandemic, in part with funds we received from government assistance programs. In spite of our continued operations, as the pandemic spread, slowdowns and disruptions in the operations of our customers led to a reduction in demand that had a negative impact on our business and operations. A renewed spread of COVID-19 or any other similar epidemic or pandemic, may have significant impact our business and operations in the future. There is no assurance that there will not be a renewed spread of COVID-19, including the spread of new variants, and, in such event, that efforts to contain the virus (including, but not limited to, voluntary and mandatory quarantines, vaccines, restrictions on travel, limiting gatherings of people, and reduced operations and extended closures of many businesses and institutions) will not materially impact our business, financial performance and financial position. Disruptions in our business activities, and costs incurred by us in response to changing conditions and regulations and reduction in demand for the steel products that we manufacture, could have a material adverse impact on our business, operating results and financial position. To the extent a renewal of the COVID-19 pandemic, or any other similar epidemic or pandemic, adversely affects our businesses, it may also have the effect of exacerbating many of the other risks described in this Annual Information Form, any of which could have a material adverse effect on our business and operations.

A significant and prolonged recession or depression in the United States, Canada or Europe, or significantly slower growth or the spread of recessionary conditions in emerging economies that are substantial consumers of steel (such as China, Brazil, Russia and India, as well as emerging Asian markets, the Middle East and the Commonwealth of Independent States) would exact a heavy toll on the steel industry. Financial weakness among substantial consumers of steel products, such as the automotive industry and the construction industry, or the bankruptcy of any large companies in such industries, would have a negative impact in market conditions. Protracted declines in steel consumption caused by poor economic conditions in North America or by the deterioration of the financial position of our key customers would have a material adverse effect on demand for our products and our operational and financial results.

Steel companies have significant fixed costs, which are difficult to reduce in response to reduced demand. However, we could implement a variety of measures in response to a market downturn and a decline in demand for steel products. These measures might include: curtailing the purchase of raw materials; spreading raw material contracts over a longer period of time; reducing capital spending; negotiating reduced pricing for major inputs, reducing headcount through temporary layoffs, limiting overtime and reducing use of contractors; managing fixed costs with changes in production levels; improving operational practices to reduce lead time; and venturing into export markets in order to increase capacity utilization. However, these initiatives may not prove sufficient, in terms of cost reduction or in realigning our production levels with reduced demand, to achieve profitability and maintain cash flow necessary to pay for capital expenditures and other funding needs.

Failure to complete, or delays in completing, our EAF transformation could adversely affect our business and prospects. There are significant risks and uncertainties associated with, and we may fail to realize the anticipated benefits of, the EAF transformation.

The EAF transformation may never be completed or may only be completed after significant delays and/or cost overruns. Failure to complete, or delays in completing, the EAF transformation, could have a material adverse effect on our business, financial position, financial performance or prospects.

In addition, the EAF transformation will require significant capital expenditures and divert the attention of management from our business. As of March 31, 2023, we have invested approximately C$267.1 million in capital expenditures towards building and preparing the EAF transformation, which funds will have been wasted should the EAF transformation not be completed. The EAF transformation will also require a number of permits, including environmental compliance approvals in respect of sewage works and air/noise, as well as indigenous consultations and the adoption of site specific standards under the Canadian Environmental Protection Act, 1999 (“CEPA”), none of which are guaranteed to be granted or adopted. If we are not successful at integrating the EAF and related technology and equipment into our business, our cost of production relative to our competitors may increase and we may cease to be profitable or competitive. The EAF transformation may be more costly than expected to complete and entails additional risks as to whether the EAF and related technology and equipment will reduce our cost of production sufficiently to justify the capital expenditure to obtain them. Additionally, there is no guarantee that the EAF transformation will allow us to achieve our emissions targets. If such risks were to materialize, the anticipated benefits of the EAF transformation may not be fully realized, or realized at all.

Construction projects are subject to risks, including delays and cost overruns, which could have an adverse impact on our liquidity and results of operations.

As part of our growth strategy with electric arc steelmaking, we must contract for the procurement of technology and construction services. Our construction projects are subject to the risks of delay or cost overruns inherent in any large construction project, including costs or delays resulting from the following:

●	Unexpected long delivery times for, or shortages of, key equipment, parts and materials;

●	Shortages of skilled labor and other shipyard personnel necessary to perform the work;

●	Unforeseen increases in the cost of equipment, labor and raw materials, particularly steel;

●	Unforeseen design and engineering problems;

●	Unanticipated actual or purported change orders;

●	Work stoppages;

●	Latent damages or deterioration to equipment and machinery in excess of engineering estimates and assumptions;

●	Failure or delay of third-party service providers and labor disputes;

●	Disputes with fabricators and other suppliers;

●	Delays and unexpected costs of incorporating parts and materials needed for the completion of projects;

●	Financial or other difficulties of suppliers;

●	Adverse weather conditions; and

●	Inability to obtain required permits or approvals.

If we experience delays and costs overruns in the construction of the EAF furnaces due to certain of the factors listed above, it could also adversely affect our business, financial condition and results of operations.

Our exposure to the higher cost of internally generated power and market pricing for electricity sourced from the current grid in Northern Ontario may have an adverse impact on our production and financial performance if we are able to complete the EAF transformation.

Electricity is a significant input required in EAF steelmaking, and competitor EAF producers typically enter into fixed-price electricity contracts. Our exposure to the higher cost of internally generated of power and market pricing for electricity sourced from the current grid in Northern Ontario may have an adverse impact on our production and financial performance if we are able to complete the EAF transformation. We have limited access to power from the current grid in Northern Ontario. As a result, we are planning to upgrade our internal natural gas power plant in order to supply sufficient power in combination with the available grid power to operate EAF furnaces. Delays in acquiring the specialized power equipment and associated specialty services may impact our timing to complete the EAF transformation. Furthermore, operating an internal power plant subjects us to planned and unplanned outages to maintain and/or repair the equipment, which would result in an associated outage of the steelmaking production.

The Ontario provincial regulator, Independent Electricity System Operator (“IESO”), plans for the resources needed to meet Ontario’s future electricity needs. This includes accounting for Ontario’s forecasted electricity requirements, and carrying out integrated resource planning for energy efficiency, generation and transmission infrastructure to meet those requirements. This process is not within our control. We will need to operate our internal natural gas power plant until regional power system upgrades are determined and recommended by the IESO for installation. In the long-term, in order to operate EAF furnaces from grid power alone, we will require regional power system upgrades, with new transmission wires outside the city providing for more power to Sault Ste. Marie. These regional power system upgrades may not be completed until 2029 or later.

Due to our limited access to power from the current grid in Northern Ontario, our plan is to adapt our number 7 blast furnace (“Blast Furnace No. 7”) to run at a lower rate in order to feed liquid iron into the EAFs to reduce our power requirements and to balance the amount of power expected to be available from internal generation and available grid power. Operating the blast furnace at a reduced rate subjects us to planned and unplanned outages in order to maintain and/or repair the equipment, which would result in associated outages in steelmaking production.

Operating the blast furnace together with EAF steelmaking while using internal power generation from natural gas (“Hybrid Mode”) presents both an operating risk and a market risk, as we would be running the facilities at suboptimal levels and are subject to outages with internal power generation. Furthermore, the presence of ice and/or snow in steel scrap materials as they are introduced to EAF steelmaking could result in explosions which may result in further unplanned outages and/or health and safety consequences.

We are pursuing a local electricity transmission infrastructure upgrade and technical contingency solution to allow us to access more power sooner from the current grid into Sault Ste. Marie. Delays in designing, approving, and installing these local infrastructure upgrades may result in a delay or inability to access more power from the grid. This may result in a disruption to our steelmaking operations and/or failure to grow our business.

In connection with the EAF transformation, our access to an adequate supply of the various grades of steel scrap at competitive prices may result in a disruption to our operations and/or financial performance.

The principal raw material of our transformation to EAF steelmaking operations will be scrap metal derived from internal operations within our steel mills and industrial scrap generated as a by-product of manufacturing; obsolete scrap recovered from end-of-life manufactured goods such as automobiles, appliances, and machinery; and demolition scrap recovered from obsolete structures, containers and machines. Scrap is a global commodity influenced by economic conditions in a number of industrialized and emerging markets throughout Asia, Europe and North America.

The markets for scrap metals are highly competitive, both in the purchase of raw or unprocessed scrap, and processed scrap. As a result, we will need to compete with other steel mills in attempting to secure scrap supply through direct purchasing from scrap suppliers. Any failure to secure access to an adequate supply of the various grades of steel scrap at competitive prices may result in a disruption to our operations and/or financial performance.

We will also need to supplement our EAF operations with higher-purity substitutes for ferrous scrap which may be sourced from higher-quality-lower- residual prime scrap, or iron units such as pig iron, pelletized iron, hot briquetted iron, direct reduced iron, and other forms of processed iron. Any failure to secure access to an adequate supply of the substitutes for ferrous scrap at competitive prices may result in a disruption to our operations and/or financial performance. Furthermore, we may not be able to source competitive modes of freight transportation for inbound scrap and other materials.

Many variables can impact ferrous scrap prices, including the level of Canadian steel production, the level of exports of scrap from the United States and Canada, and the amount of obsolete scrap production. Canadian ferrous scrap prices generally have a strong correlation and spread to global pig iron pricing. Generally, as Canadian steel demand increases, so does scrap demand and resulting scrap prices. The reverse is also typically true with scrap prices following steel prices downward when supply exceeds demand, but this is not always the case. When scrap prices greatly accelerate, this can challenge one of the principal elements of an EAF based steel mill’s traditional lower cost structure – the cost of its metallic raw material.

Even if we are able to complete the EAF transformation, we may fail to achieve the anticipated benefits due to reduced product qualities.

Even if we are to complete the EAF transformation, we may fail to achieve the anticipated benefits. For example, as a result of residual chemistry attributes of steel from the EAF processing of scrap, we may be limited in our ability to produce a full range of product types and qualities. This may result in an inferior product or a more limited range of products we are able to produce, either of which could result in reduced sales and have a material adverse effect on our results of operations and/or adversely affect our reputation with existing and potential customers.

The ongoing Russia-Ukraine conflict and the consequent wave of international sanctions against Russia are expected to reduce the supply of steelmaking raw materials and steel products in international markets.

Armed conflict commenced between Russia and Ukraine in February 2022 and has continued through the date of this Annual Information Form. In response, Canada, the United States, the United Kingdom, and the European Union, among others, have imposed a wave of sanctions against certain Russian institutions, companies and citizens. As a result of the conflict and related sanctions, energy prices have continually climbed and foreign trade transactions involving Russian and Ukrainian counterparties have been severely affected.

The extent and duration of the conflict, resulting sanctions and resulting future market disruptions are impossible to predict, but could be significant. Algoma’s board of directors is monitoring the potential impacts of the conflict in Ukraine on Algoma’s business overall and in particular, risks related to cybersecurity, sanctions and market disruptions.

Although we do not have business operations or customers in Russia or Ukraine, sanctions, an increase in cyberattacks and increases in energy costs, among other potential impacts on regional and global economic environment and currencies, may cause demand for our products and services to be volatile, cause abrupt changes in our customers’

buying patterns, interrupt our ability to obtain raw materials from those regions. In addition, in challenging economic times, our current or potential future customers may experience cash flow problems and as a result may modify, delay or cancel plans to purchase our products.

Russia has a significant participation in the international trade of steel slabs, iron ore, pig iron, metallurgical coal and pulverized coal for injection and alloys. In addition, Ukraine has a significant participation in the international trade of pig iron, steel slabs and iron ore. The availability and pricing of these inputs in the international markets are expected to be volatile and could result in limitations to our production levels and higher costs, affecting our profitability and results of operations. As a result of the economic sanctions imposed on Russia, we may be required to purchase raw materials at increased prices.

In addition, there may be an increased risk of cyberattacks by state actors due to the current conflict between Russia and the Ukraine. Any increase in such attacks on us or our systems could adversely affect our operations. Although we maintain cybersecurity policies and procedures to manage risk to our information technology systems, continuously adapt our systems and processes to mitigate such threats, and plan to enhance our protections against such attacks, we may not be able to address these cybersecurity threats proactively or implement adequate preventative measures and we may be unable to promptly detect and address any such disruption or security breach, if at all.

We have a recent history of losses and may not return to or sustain profitability in the future.

Although we were profitable in the fiscal year ended March 31, 2023, we have incurred net losses in recent reporting periods, as recently as for the fiscal year ended March 31, 2021, when we had a net loss of approximately C$76.1 million. This history of our business incurring significant losses, among other things, led predecessor operators of our business to seek creditor protection and/or to complete corporate restructuring proceedings. See “Risk Factors – Predecessor operators of our business have sought creditor protection and completed corporate restructurings on a number of occasions.”. We may not maintain profitability in future periods, our earnings could decline or grow more slowly than we expect and we may incur significant losses in the future for a number of reasons, including the risks described in this Annual Information Form.

Our cost and operational improvements plan may not continue to be effective.

Our cost and operational improvements strategy has resulted in reduced costs. However, there can be no assurance that we will continue to achieve such savings in the future or that we will realize the estimated future benefits of these plans. Moreover, our continued implementation of these plans may disrupt our operations and performance. Additionally, our estimated cost savings for these plans are based on several assumptions that may prove to be inaccurate and, as a result, there can be no assurance that we will realize these cost savings.

Our utilization rates may decline as a result of increased global steel production and imports.

In addition to economic conditions and prices, the steel industry is affected by other factors such as worldwide production capacity and fluctuations in steel imports/exports and tariffs. Historically, the steel industry has suffered from substantial overcapacity. If demand for steel products was to rapidly decline, it is possible that global production levels will fail to adjust fully. If production increases outstrip demand increases in the market, an extended period of depressed prices and market weakness may result.

China is now the largest worldwide steel producing country by a significant margin and has significant unused capacity. In the future, any significant excess capacity utilization in China and increased exports by Chinese steel companies would depress steel prices in many markets.

We expect that consolidation in the steel sector in recent years should, as a general matter, help producers to maintain more consistent performance through the down cycles by preventing fewer duplicate investments and increasing producers’ utilization and therefore efficiency and economies of scale. However, overcapacity in the industry may re-emerge.

Increased imports of low-priced steel products into North America and decreased trade regulation could impact the North American steel market, resulting in a loss of sales volume and decreased pricing that could adversely impact our operating results and financial position.

Imports of flat-rolled steel to the U.S. accounted for approximately 18% of the U.S. market for flat-rolled steel products in 2022. Imports of flat-rolled steel to Canada accounted for approximately 32% of the Canadian market for flat-rolled steel products in 2022 (Statistics Canada, American Iron and Steel Institute, Phoenix SPI, US Census). Increases in future levels of imported steel to North America could reduce future market prices and demand levels for steel products produced in those markets and reduce our profitability.

In addition, our business has historically been affected by “dumping” – the selling of steel into Canadian or U.S. markets at prices below cost or below the price prevailing in a foreign company’s domestic market. Dumping may result in injury to steel producers in Canada or the U.S. in the form of suppressed prices, lost sales, lower profits and reductions in production, employment levels and the ability to raise capital. Some foreign steel producers are owned, controlled or subsidized by foreign governments. Decisions by these foreign producers to continue production at marginal facilities may be influenced to a greater degree by political and economic policy considerations than by prevailing market conditions and may further contribute to excess global capacity. Although trade legislation to limit dumping has had some success, it may be inadequate to prevent future unfair import pricing practices which individually or collectively could materially adversely affect our business. If Canadian or U.S. trade laws are weakened, an increase in the market share of imports into the U.S. and Canada may occur, which would have a material adverse effect on our business and financial performance.

The Canadian steel industry has worked with the Canadian government to modernize the Canadian trade remedy system to provide the appropriate tools to respond to unfair trade. These changes came into force in 2017, 2019 and again in 2022, through a number of amendments to the Special Import Measures Act and related trade remedy regulations to strengthen the trade remedy system, while remaining aligned with international trade rules.

Although the Government of Canada continues to work with industry to respond to unfair trade practices, there can be no assurance that such measures will sufficiently offset any resulting loss caused to us by such unfair practices, and there can be no assurance that the protective measures put in place by the Government of Canada and/or the Canadian International Trade Tribunal will be kept in place and, as a result, such unfair trade practices may have a material adverse effect on our business, financial position, results or operations and cash flow.

Tariffs and other trade barriers may restrict our ability to compete internationally.

We have a significant number of customers located in the United States. For the year ended March 31, 2023, 61% of our revenue was from customers located in the United States. Our ability to sell to these customers and compete with producers located in the United States could be negatively affected by tariffs and/or trade restrictions imposed on our products.

On April 20, 2017, the United States issued an executive order directing the United States Department of Commerce to investigate whether imports of foreign steel are harming U.S. national security. The directive falls under Section 232 of the Trade Expansion Act of 1962, which allows the U.S. president to restrict trade of a good if such trade is determined to be harmful to U.S. national security. On February 16, 2018, the United States Department of Commerce released its report regarding the Section 232 investigation. The recommendations in that report include options regarding tariffs and/or quotas that are intended to adjust the level of steel imports into the United States as it has been determined that those imports are an impairment to national security. Subsequently, the United States announced tariffs of 25% by presidential proclamation dated March 8, 2018 on steel and aluminum imports. Canada, Mexico and certain other countries were granted temporary exemptions, which expired on May 31, 2018. As a result, Canadian steel producers became subject to 25% tariffs on all steel revenues earned on shipments made to the United States effective as of June 1, 2018. Effective on July 1, 2018, Canada began imposing a series of counter tariffs on certain U.S. goods, including steel products. The Canadian government has also announced various relief measures aimed to helping companies affected by the tariffs and counter tariffs on goods imported from the United States.

The United States lifted these tariffs as they relate to Canadian imports effective May 2019, subject to a mutual understanding with Canada on maintaining certain trade levels into the United States. The Canadian government subsequently lifted counter tariffs on goods imported from the United States. As the trade understanding is between countries, there is no assurance that the Canadian domestic steel industry will maintain adherence to the trade level guidelines set out in the understanding. As a result, there can be no assurance that the United States will not once again levy tariffs on our products shipped to customers in the United States.

All of our operations are currently conducted at one facility using one blast furnace and are subject to unexpected equipment failures and other business interruptions.

Our manufacturing processes are dependent upon critical steelmaking equipment such as furnaces, continuous casters, rolling mills and electrical equipment (such as transformers), and this equipment may incur downtime as a result of unanticipated failures. In particular, as a single blast furnace operation, any unplanned or prolonged outage in the operation of the blast furnace and/or steelmaking facility may have a material adverse effect on our ability to produce steel and satisfy pending and new orders, which will materially impact our revenues, cash flows and profitability. We have insurance coverage for property damage and business interruption losses after a specified minimum damage. Our business interruption insurance, which is subject to specific retentions, provides coverage for loss of gross profit resulting from the interruption of business operations.

Our predecessor, Old Steelco, experienced plant shutdowns or periods of reduced production as a result of such equipment failures.

On January 21, 2011, Blast Furnace No. 7 experienced significant water leakage and this ultimately led to the chilling of the furnace. Production of raw steel was halted for 23 days with production returning to normal after 33 days.

During fiscal year 2012, a substantial number of stack plate coolers were replaced and a leak detection system was installed at Blast Furnace No. 7. This program has continued into the current fiscal year. The purpose of these measures is to detect and prevent incidents of water into the furnace hearth.

During April 2019, we experienced an unplanned outage that disrupted production in our Blast Furnace No. 7 as a result of an operator error causing a chemistry imbalance of certain materials. The resulting lost production led to a shipping volume reduction during the three-month period ended June 30, 2019, of over 100,000 tons. During April 2019, we recorded a capacity utilization adjustment of C$32.7 million to cost of steel products sold.

On October 18, 2019, there was a rupture of a steam drain line which was located below an electrical room in our cokemaking BP, which resulted in a loss of power to the BP. In accordance with our emergency procedures, the coke oven gas bleeders were lit to flare the coke oven gas. Additionally, the loss of power caused the cokemaking south raw liquor tank and the tar running tanks to overflow. Raw liquor was conveyed to the MWFP via a sewer located in the BP. This resulted in effluent exceedances at the MWFP for phenol, ammonia and total cyanide and a toxicity failure for rainbow trout. The incident remains under investigation by the MECP.

On June 9, 2022, 460 Gear Oil was released from Algoma’s Main Water Filtration Plant to the St. Mary’s River as a result of a spill that occurred during the night shift in the Plate & Strip Mill. The MECP and ECCC have initiated a joint investigation against Algoma, which is ongoing.

On August 7, 2022, we experienced a fire on one of our coal conveyors that supplies coal to two of our three coke production units. No one was injured in this event. While the company continued to produce coke at a reduced rate, and had sufficient coke inventories, the company relied on increased purchases of merchant coke.

As a single blast furnace operation, our ability to curtail our operating configuration in response to declining market conditions is very limited.

Unexpected interruptions in production capabilities and unexpected failures in our computer systems would adversely affect productivity and financial performance for the affected period. No assurance can be given that a significant shutdown will not occur in the future or that such a shutdown will not have a material adverse effect on our business, financial position or financial performance.

It is also possible that operations may be disrupted due to other unforeseen circumstances such as power outages, explosions, fires, floods, pandemics, states of emergency declared by governmental agencies, environmental incidents, accidents, severe weather conditions and cyberattacks. To the extent that lost production could not be compensated for at unaffected facilities and depending on the length of the outage, our sales and our unit production costs could be adversely affected.

We could incur significant cash expenses for temporary and potential permanent idling of facilities.

We perform strategic reviews of our business, which may include evaluating each of our plants and operating units to assess their viability and strategic benefits. As part of these reviews, we may idle, whether temporarily or permanently, certain of our existing facilities in order to reduce participation in markets where we determine that our returns are not acceptable. If we decide to permanently idle any facility or assets, we are likely to incur significant cash expenses, including those relating to labor benefit obligations, take-or-pay supply agreements and accelerated environmental remediation costs, as well as substantial non-cash charges for impairment of those assets. If we elect to permanently idle material facilities or assets, it could adversely affect our operations, financial results and cash flows. In the past, certain of our facilities have been idled as a result of poor profitability.

For any temporarily idled facilities, we may not be able to respond in an efficient manner when restarting these to fully realize the benefits from changing market conditions that are favorable to integrated steel producers. When we restart idled facilities, we incur certain costs to replenish raw material inventories, prepare the previously idled facilities for operation, perform the required repair and maintenance activities and prepare employees to return to work safely and resume production responsibilities. The amount of any such costs can be material, depending on a variety of factors, such as the period of time during which the facilities remained idle, necessary repairs and available employees, and is difficult to project.

The North American steel industry and certain industries we serve, such as the automotive, construction, appliance, machinery and equipment, and transportation industries, are cyclical, and prolonged economic declines would have a material adverse effect on our business.

The North American steel industry is cyclical in nature and sensitive to general economic conditions, including the COVID-19 pandemic, periods of high inflation and high interest rates. The financial position and financial performance of companies in the steel industry are generally affected by macroeconomic fluctuations in the Canadian, U.S. and global economies. Due mainly to our product mix, we have a higher exposure to spot markets than most of our North American competitors. We are therefore subject to more volatility in selling prices. In addition, steel prices are sensitive to trends in cyclical industries such as the North American automotive, construction, appliance, machinery and equipment, and transportation industries, which are significant markets for our products. Recent economic situations resulting from the COVID-19 pandemic have negatively impacted our performance.

In addition, many of our customers are also affected by economic downturns, including as a result of the COVID-19 pandemic, high inflation and high interest rates, which may in the future result in defaults in the payment of accounts receivable owing to us and a resulting negative impact on our financial results and cash flows.

There can be no assurance that economic or market conditions will be favorable to the steel industry or any of the end-use industries that we intend to serve in the future. Economic downturns, a stagnant economy or otherwise unfavorable economic or market conditions may adversely affect our business, financial performance and financial position.

The lag between the time an order is placed and when it is fulfilled can have a material impact on our financial results, which could be adverse.

As we have a substantial portion of spot-based sales, orders are priced at current prices, subject to discounts, incentives and other negotiated terms, for production and delivery in the future. Generally, there is a lag of approximately six to eight weeks between when an order is booked and ultimately delivered. At certain times, particularly in rapidly increasing price environments, lead times could grow even longer based on increased customer demand and orders. As a result, our financial performance generally lags changes in market price, both positive and negative. Furthermore, in the circumstances where market prices are falling, our customers may seek to cancel orders or seek to renegotiate more favorable pricing to reflect the changes in market price. Our financial position and financial performance could be materially adversely affected in such circumstances.

Predecessor operators of our business have sought creditor protection and completed corporate restructurings on a number of occasions.

Old Steelco’s predecessor company initiated a bankruptcy proceeding in 1990 and subsequently emerged from bankruptcy protection by way of a C$60 million bridge loan from the Government of Ontario. As a result of business, operational and financial challenges, Old Steelco’s predecessor company later filed for protection under the CCAA in April 2001 and emerged from creditor protection in 2002 following the completion of a corporate restructuring.

In 2014, as a result of depressed steel prices, a legacy iron ore supply contract that contained above-market pricing terms, substantial pension funding obligations and a significant amount of debt and related interest expense, all of which negatively impacted Old Steelco’s operations, financial position and liquidity, Old Steelco implemented an arrangement under section 192 of the Canada Business Corporations Act (“CBCA”). The CBCA proceedings enabled Old Steelco to restructure its unsecured notes, refinance its secured debt and obtain a significant capital infusion. Old Steelco also commenced a recognition proceeding in the United States under Chapter 15 of the United States Bankruptcy Code, in order to recognize and enforce the arrangement in the United States. On September 15, 2014, the Canadian court issued a final order approving the arrangement, which order was recognized by the U.S. court on September 24, 2014. The arrangement was completed in November 2014.

On November 9, 2015, Old Steelco sought and obtained CCAA protection as a result of, among other things, a dispute with a critical supplier of iron ore, a significant decrease in steel prices, an inability to comply with payment and other obligations under its credit agreements, and operational cost issues. Old Steelco carried out a sale and investment solicitation process that ultimately resulted in Opco’s (as defined below) acquisition of substantially all of the operating assets of Old Steelco on November 30, 2018 in the Restructuring Transaction. The transaction resulted in a significant capital structure deleveraging and negotiated arrangements with a number of labor, pension, and governmental stakeholders. The CCAA proceedings and our acquisition of the business were given effect in the United States pursuant to a recognition proceeding under Chapter 15 of the United States Bankruptcy Code.

There can be no assurance that we will not experience serious financial difficulties in the future that would necessitate the commencement of restructuring proceedings, which could have a material adverse effect on our business, financial position, financial performance and prospects and the legal and economic entitlements of our stakeholders.

We are reliant on information technology systems, including cyber security systems, and any failure or breach of such systems could disrupt our operations.

We are reliant on the continuous and uninterrupted operation of our Information Technology (“IT”) systems. User access and security of all sites and corporate IT systems can be critical elements to our operations. Protection against cyber security incidents, cloud security and security of all of our IT systems are critical to our operations. Any IT failure pertaining to availability, access or system security could result in disruption for personnel and could adversely affect our reputation, operations or financial performance.

We may fall victim to successful cyber-attacks and may incur substantial costs and suffer other negative consequences as a result, which may include, but are not limited to, a material disruption in our ability to produce and/or ship steel products, excessive remediation costs that may include liability for stolen assets or information, repairing system damage that may have been caused, and potentially making ransom payments in connection with a cyber-attack. We and our business partners maintain significant amounts of data electronically in locations on and off our site. This data relates to all aspects of our business, including current and future products, and also contains certain customer, consumer, supplier, partner and employee data. We maintain systems and processes designed to protect this data, including operating in the Cloud and contracting with third-party system security providers, but notwithstanding such protective measures, there is a risk of intrusion, cyber-attacks or tampering that could compromise the integrity and privacy of this data. In addition, we provide confidential and proprietary information to our third-party business partners in certain cases where doing so is necessary to conduct our business. While we obtain assurances from those parties that they have systems and processes in place to protect such data, and where applicable, that they will take steps to assure the protections of such data by third parties, nonetheless those partners may also be subject to data intrusion or otherwise compromise the protection of such data. Any compromise of the confidential data of our customers, consumers, suppliers, partners, employees or ourselves, or failure to prevent or mitigate the loss of or damage to this data through breach of our information technology systems or other means could substantially disrupt our operations, including production delays or downtimes, harm our customers, consumers, employees and other business partners, damage our reputation, violate applicable laws and regulations, subject us to potentially significant costs and liabilities and result in a loss of business that could be material.

Increased global information technology security requirements, vulnerabilities, threats and a rise in sophisticated and targeted cybercrime pose a risk to the security of our systems, our information networks, and to the confidentiality, availability and integrity of our data, as well as to the functionality of our automated and electronically controlled manufacturing operating systems and data collection and analytics capabilities, which our management believes are important and are expected to contribute to our ability to efficiently operate and compete. Although we have adopted procedures and controls, including operating in the Cloud and contracting with third-party system security providers, to protect our information and operating technology, including sensitive proprietary information and confidential and personal data, there can be no assurance that a system or network failure, or security breach, will not occur. This could lead to system interruption, production delays or downtimes and operational disruptions and/or the disclosure, modification or destruction of proprietary and other key information, which could have an adverse effect on our reputation, financial results and financial performance.

Changes to global data privacy laws and cross-border transfer requirements could adversely affect our business and operations.

Our business depends on the transfer of data between our affiliated entities, to and from our business partners, and with third-party service providers, which may be subject to global data privacy laws and cross-border transfer restrictions. While we take steps to comply with these legal requirements, changes to the applicability of those laws may impact our ability to effectively transfer data across borders in support of our business operations.

Changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters could significantly affect our financial results or financial position.

IFRS and related accounting pronouncements, implementation guidelines and interpretations with regard to a wide range of matters that are relevant to our business, including but not limited to revenue recognition, impairment of goodwill and intangible assets, inventory, income taxes and litigation, are highly complex and involve many subjective assumptions, estimates and judgments. Changes in these rules or their interpretation or changes in underlying assumptions, estimates or judgments could significantly change our financial performance or financial position in accordance with IFRS.

Our products may not benefit from intellectual property protection and we must respect intellectual property rights of others.

Some information about our products including product chemistries and methods and processes of production are publicly known. Thus, other facilities could produce competitive products using such information. As a result, we may not be able to distinguish our products from competitors that use the same publicly known chemistries, methods and processes that we use. Other information related to our products including product chemistries and methods and processes used to make them are proprietary to third parties who hold intellectual property rights such as patents or trade secrets therein. Our commercial success depends on our ability to operate without infringing the patents and other proprietary rights of third parties, and there can be no assurance that our operations, product chemistries and methods and processes of production do not or will not infringe the patents or proprietary rights of others. Further, if our competitors use their own proprietary intellectual property rights in their products that we do not have access to, such competitors may have an advantage over us which could have an adverse effect on our business.

Our operations could be materially affected by labor interruptions and difficulties.

We had 2,847 full-time employees as of March 31, 2023, of which approximately 95% are represented by two locals of the United Steelworkers of Canada (“USW”) under two collective bargaining agreements. On August 30, 2022, the Company reported it has been notified by United Steelworkers (“USW”) Local 2251, the union representing Algoma’s hourly employees that their members have successfully ratified the terms of the new 5-year collective agreement, expiring July 31, 2027. This agreement follows the ratified agreement with the United Steelworkers Local 2724, the union representing its technical, professional, and front-line supervisory employees ratified on July 26, 2022.

Our customers, or companies upon whom we are dependent for raw materials, transportation or other services, could also be affected by labor difficulties. Any such activities, disruptions or difficulties could result in a significant loss of production and sales and could have a material adverse effect on our financial position or financial performance.

Our operations, production levels, sales, financial results and cash flows could be adversely affected by transportation, raw material or energy supply disruptions, or poor quality of raw materials, particularly coal and iron ore.

Due to our location on Lake Superior, we are dependent on seasonally available waterways for the delivery of substantial amounts of raw materials, including coal and iron ore. The waterways close from approximately mid-January to the end of March each year. Extreme cold weather conditions in the United States and Canada impact shipping on the Great Lakes and could disrupt the delivery of iron ore to us and/or increase our costs related to iron ore. Failure to have adequate coal and iron ore on site prior to the closure of the waterways would adversely affect our ability to operate during such closure and could have a material adverse effect on our production levels, business, financial position, financial performance and prospects. For example, during the period from January through April 2014, the upper Great Lakes suffered a severe freeze-over, which resulted in the waterways being generally inaccessible for shipping until early May 2014. As a result, raw material supply was depleted and production was therefore reduced. In addition, extreme weather conditions may limit the availability of railcars or otherwise affect our capacity to receive inbound raw materials, and/or ship products to our customers, which may have a material impact on increasing our costs and /or realizing our revenues. Finally, such disruptions or quality issues, whether the result of severe financial hardships or bankruptcies of suppliers, natural or man-made disasters or other adverse weather events, or other unforeseen circumstances or events, could reduce production or increase costs at our plants and potentially adversely affect customers or markets to which we sell our products. Any resulting financial impact could constrain our ability to fund additional capital investments and maintain adequate levels of liquidity and working capital.

Our business requires substantial capital investment, capital commitments and maintenance expenditures, which we may have difficulty in meeting and will cause us to incur operating costs.

Our operations are capital intensive. We expect to make ongoing capital and maintenance expenditures to achieve and maintain competitive levels of capacity, cost, productivity and product quality. We may not generate sufficient future operating cash flow and external financing sources may not be available in an amount sufficient to enable us to make anticipated capital expenditures, service or refinance our indebtedness, or fund other liquidity needs. Failure to make sufficient capital investment, capital commitments and maintenance expenditures could have a material adverse effect on our business, financial position, financial performance and prospects.

Our Blast Furnace No. 7 was last relined in 2007 which resulted in a downtime of 52 days and capital expenditure of C$72 million. Relines generally last for 20 years. We monitor the health of our furnace. We will expect Blast Furnace No. 7 to require a future reline, which we anticipate occurring no sooner than 2024, which will result in downtime and capital expenditure, which could have a material adverse effect on our business, financial position, financial performance or prospects.

In addition, our profitability and competitiveness are, in large part, dependent upon our ability to maintain low production costs for products with prices that fluctuate based on factors beyond our control. Through our participation in the Canadian Steel Producers Association, we have committed to pursue the aspirational goal of carbon neutrality by 2050. We continue to evaluate strategies to both meet this goal and maintain our competitiveness, including through the modernization of our existing facilities and/or the adoption of other technologies such as less carbon-intensive iron making or EAF steel- making. Unless we continue to invest in newer technologies and equipment such as modernized plants and information technology systems and are successful at integrating such newer technologies and equipment to make our operations more efficient, our cost of production relative to our competitors may increase and we may cease to be profitable or competitive. However, newer technologies and equipment are expensive and the necessary investments may be substantial. Moreover, such investments entail additional risks as to whether the newer technologies and equipment will reduce our cost of production sufficiently to justify the capital expenditures to obtain them. Any failure to make sufficient or appropriate investments in newer technologies and equipment or in integrating such newer technologies and equipment in our operations could have a material adverse effect on our business, financial position, financial performance or prospects.

Our ability to generate revenue is dependent on our customer base and certain key customers.

We serve approximately 230 customers across multiple sectors in North America. For the fiscal year ended March 31, 2023, our top ten customers accounted for approximately 45% of our revenue, and sales to one customer represented more than 10% of revenue. The average tenure for our top ten customers is more than 20 years. The composition and concentration of our customer base could change over time.

While we benefit from diverse end market exposure with limited customer concentration, we rely on certain key customers for a material portion of our revenues. These customers may not consistently purchase our products at a particular rate over any subsequent period. The loss of one or more significant customers, or a decline in steel demand for customers operating in particular industries as a result of macroeconomic or industry-specific factors, could have a material adverse effect on our revenues, financial performance and financial position, particularly if we are unable to replace such lost business with new customer orders. In addition, certain of our top customers may be able to exert pricing and other influences on us, requiring us to produce, market, deliver and promote our products in a manner that may be more costly to us.

The closing or relocation of customer facilities could adversely affect us.

Our ability to meet delivery requirements and the overall cost of our products as delivered to customer facilities are important competitive factors. If customers close or move their production facilities further away from our production facility, it could have an adverse effect on our ability to meet competitive conditions, which could result in the loss of sales. Likewise, if customers move their production facilities outside North America, it could result in the loss of potential sales for us.

We depend on third parties to supply sophisticated and complex machinery for our plants and we are exposed to risks relating to the timing or quality of their services, equipment and supplies.

We have purchased in the past, and propose to purchase going forward, equipment, machinery and services from third parties in relation to our plant. Given that we do not have any direct control over these third parties, we rely on them to provide goods and services in a timely manner and in accordance with our specifications. In addition, we require continued and timely support of certain original equipment manufacturers to supply necessary services and parts to maintain our plants at reasonable cost. If we are unable to procure the required services or parts from these manufacturers for any reason (including the closure of operations or bankruptcy of such manufacturers), if the cost of these services or parts exceeds our budget or if the services or parts provided are deficient or sub-standard, there may be an adverse effect on our business, financial position, financial performance, cash flows and prospects.

We depend on third parties for transportation services, and increases in costs or the availability of transportation may adversely affect our business and operations.

Our business depends on the transportation of a large number of products, both domestically and internationally. We rely primarily on third parties (including the Canadian Pacific Railway, Canadian National Railway, McKeil Marine and Purvis Marine to provide freighter, shipping and rail transportation services, as well as dock capacity, for the products we manufacture as well as delivery of our raw materials. Any increase in the cost of the transportation of our raw materials or products, as a result of increases in fuel or labor costs, higher demand for logistics services, consolidation in the transportation industry or otherwise, may adversely affect our financial performance as we may not be able to pass such cost increases on to our customers.

If any of these providers were to fail to deliver raw materials to us in a timely manner (including due to weather-related problems, strikes, lock-outs or other labor issues, logistical problems or other events), we may be unable to manufacture and deliver our products in response to customer demand in a timely manner or at all. Further, increases in transportation costs, decreased availability of ocean vessels or changes in such costs relative to transportation costs incurred by our competitors, could make our products less competitive, restrict our access to certain markets and have an adverse effect on our production levels, sales, margins and profitability. In addition, if any of these third parties were to cease operations or cease doing business with us, we may be unable to replace them at a reasonable cost.

In addition, such failure or disruption of a third-party transportation provider could harm our reputation, negatively affect our customer relationships and have a material adverse effect on our business, financial position, financial performance and prospects.

Parties with whom we do business may be subject to insolvency risks or may otherwise become unable or unwilling to perform their obligations to us.

We are a party to business relationships, transactions and contracts with various third parties, pursuant to which such third parties have performance, payment and other obligations to us. If any of these third parties were to become subject to bankruptcy, receivership or similar proceedings, our rights and benefits in relation to our business relationships, contracts and transactions with such third parties could be terminated, modified in a manner adverse to us, or otherwise impaired. We cannot make any assurances that we would be able to arrange for alternate or replacement business relationships, transactions or contracts on terms as favorable as our existing business relationships, transactions or contracts if at all. Any inability on our part to do so could have a material adverse effect on our business and financial performance.

A change in our relationship with counterparties to any of our joint ventures may have an adverse effect on that joint venture.

We have entered into and may, in the future, enter into, develop and operate various joint ventures. We believe an important element in the success of any joint venture is a solid relationship between the members of that joint venture. If there is a change in ownership, a change of control, a change in management or management philosophy, a change in business strategy or another event with respect to a member of a joint venture that adversely impacts the relationship between the joint venture members, it could adversely impact that joint venture, which may have a resulting adverse impact on our business and financial performance. In addition, joint ventures necessarily involve special risks. Whether or not we hold a majority interest or maintain operational control in a joint venture, our counterparties may have economic or business interests or goals that are inconsistent with our interests or goals. For example, such parties may exercise veto rights to block actions that we believe to be in our best interests, may take action contrary to our policies or objectives with respect to our investments, or may be unable or unwilling to fulfill their obligations or commitments to the joint venture.

We are dependent on the operation of our port facility to receive raw materials and deliver steel shipments.

In the fiscal year ended March 31, 2023, we received approximately 98% of our raw material inputs and shipped approximately 20% of our total steel shipments and approximately 100% of our by-products through our captive port facility located on-site at our steel plant in Sault Ste. Marie, Canada. Any material or prolonged disruption in our ability to receive or send shipments through the port facility would have a material adverse effect on our business and financial performance.

Any increases in annual funding obligations resulting from our under-funded pension plans could have a material adverse effect on us.

We are the sponsor of Old Steelco’s Pension Plans, which we assumed in connection with the Restructuring Transaction. The most recent actuarial valuations of these Pension Plans are dated March 1, 2021, and indicate that the Pension Plans are underfunded on a solvency basis. The most recent actuarial valuations indicate that the Hourly Plan had a solvency ratio of 88% and that the Salaried Plan had a solvency ratio of 85%. Furthermore, the most recent actuarial valuations indicate that both the Hourly Plan and the Salaried Plan have a going concern funding excess at March 1, 2021.

In connection with the Restructuring Transaction, Ontario Regulation 484/18: Essar Steel Algoma Inc. Pension Plans for Salaried Employees and Hourly Employees, as filed on November 30, 2018 (the “2018 Pension Regulations”) was implemented to provide a funding framework for the Pension Plans. Under the 2018 Pension Regulations, among other things, the aggregate going concern and solvency special payments to the Pension Plans are capped at C$31 million per annum.

As indicated above, as of March 1, 2021, both Pension Plans have obtained an 85% solvency ratio. As a result, the general regulations applicable to all Ontario registered pension plans (the “General Regulations”) apply, but with some restrictions including a cap of C$31 million on the aggregate of the special payments for the Pension Plans. In addition, benefits from the Pension Plans are now subject to the PBGF, which requires us to make annual assessment payments to the PBGF determined based on a formula that includes, among other factors, the funding status and number of members of the pension plan. The 2018 Pension Regulations provide that subsection 57(4) of the Ontario Pension Benefits Act (the “PBA”) does not apply to the Pension Plans and that subsection 57(3) of the PBA does not apply to us in respect of contributions due and not paid into the Pension Plans before the 2018 Pension Regulations came into force. The C$31 million minimum funding and cap will cease to apply on the earlier of the year in which we elect to have the funding rules in the General Regulations apply or in 2039.

In addition, the Wrap Regulations require us to make monthly contributions to the Wrap Plan equal to the lesser of C$416,667 and the amount of the prior month’s benefit payments from the Wrap Plan fund until the Wrap Plan’s solvency ratio is 100%. This funding requirement supersedes the normal funding requirements under the PBA and the General Regulations. The Wrap Regulations provide that subsection 57(4) of the PBA does not apply to the Wrap Plan and that subsection 57(3) of the PBA does not apply to us in respect of contributions due and not paid into the Wrap Plan before the Wrap Regulations came into force.

While our near-term funding obligations in respect of the Pension Plans and the Wrap Plan are determined in large part based on the 2018 Pension Regulations and the Wrap Regulations, changes to our collective bargaining agreements, the cost of pension benefits paid to plan members, the impact of market outcomes (including interest rates and investment returns), the occurrence of any adverse deviations or changes to governmental regulations affecting the Pension Plans or the Wrap Plan, among other things, could affect the funding status of such pension plans and/or the contributions that we are required to make to the pension plans. We could be adversely impacted by any adverse changes to the funding status of the pension plans or increases in our annual funding obligations.

Post-employment benefits owed to our retirees could increase and obligate us to make greater payments.

We provide certain post-employment benefits to our retirees. These benefits include drug, life insurance and hospitalization coverage. We do not pre-fund these obligations. Our obligations for these benefits could increase in the future due to a number of factors including changes in interest rates, changes to collective bargaining agreements, increasing costs for these benefits, particularly drugs, and any transfer of costs currently borne by the Canadian government to us.

Currency fluctuations, including a significant increase in the value of the Canadian dollar, could have a materially adverse effect on our financial performance and financial position.

For the year ended March 31, 2023, 61% of our revenue was from customers located in the United States. Increases in the value of the Canadian dollar relative to the U.S. dollar make Canadian steel products less competitive in U.S. markets and also encourage steel imports from the United States into Canada. Our revenue is driven by U.S. dollar-based indices. 68% of our cost is based on U.S. dollar-indices and 32% of our cost is in Canadian dollars, which is impacted by exchange rate fluctuation. The increase in the value of the Canadian dollar relative to the U.S. dollar will also have a negative impact on expenditures in Canadian dollars. Therefore, a significant increase in the value of the Canadian dollar could adversely affect our financial performance and financial position.

Limited availability of raw materials and energy may constrain operating levels and reduce profit margins.

We and other steel producers have periodically been faced with problems in obtaining sufficient raw materials and energy in a timely manner due to delays, defaults or force majeure events by suppliers, shortages or transportation problems (such as shortages of barges, vessels, rail cars or trucks, or disruption of rail lines, waterways or natural gas transmission lines), resulting in production curtailments. For example, we faced an increase in the price of natural gas throughout the fourth quarter of our 2014 fiscal year, due to disruptions in supply as a result of extreme weather conditions, including the bursting of the pipeline that supplies the region in which we are located. We may be exposed to additional risks concerning pricing and availability of raw materials from third parties. Any curtailments and escalated costs may further reduce profit margins. Specifically, if demand is such that our blast furnaces are at full production capacity, we may become dependent upon outside purchased coke, especially if some of our existing coke facilities produce at less than capacity.

Environmental compliance and site remediation obligations could result in substantially increased costs and could materially adversely affect our competitive position.

Steel producers such as Algoma are subject to numerous environmental laws and regulations, including federal and provincial, relating to the protection of the environment. We are required to comply with an evolving body of Canadian federal, provincial and local environmental, health and safety laws concerned with, among other things, GHG emission, other emissions into the air, discharges to surface and ground water, the investigation and remediation of contaminated property, noise control, waste management and disposal, mine closure and rehabilitation, and the generation, handling, storage, transportation, discharge, presence and disposal of, or exposure to pollutants, contaminants and hazardous substances. Specifically, the Company can incur regulatory liability as well civil liability for breeches or violations of environmental law, including contamination on-site (soil, groundwater, indoor air), contaminant migration and impacts off-site including in respect of groundwater, rivers, lakes, other waterways, and air emissions. Significant expenditures could be required for compliance with any laws or regulations relating to environmental protection and remediation, which may have an adverse effect on our financial performance and financial position.

We are subject to current and new environmental compliance measures pertaining to the integrated blast furnace coke oven steelmaking operations, including coke oven gas desulfurization and slag granulation, among others. In the event we do not receive exemptions or other accommodations from the relevant regulatory authorities, we may need to invest significant capital in these compliance measures while they remain in operation.

By January 1, 2026, there is a Canadian federal requirement to implement plans and measures to reduce the amount of sulphur dioxide emitted from the combustion of coke oven gas by-product by implementing coke oven gas desulphurization technology. This requirement arises under a notice (the “Notice”) issued under subsection 56(1) of CEPA which requires prescribed persons to prepare and implement pollution prevention plans in respect of specified toxic substances released from the iron and steel sector. The Notice applies to all steel mills, including ours. Facilities subject to the Notice are required, among other things, to prepare a pollution prevention plan that will achieve prescribed baseline emission targets by the specified date, and submit certain written declarations and progress reports. Algoma will be taking an alternative approach to reduce SO2 through its transition to electric arc steelmaking, which will see the elimination of cokemaking from Algoma’s operations. Therefore, Algoma will be providing a pollution prevention plan that reflects this alternative approach to reduce SO2 which has been deemed an acceptable approach to comply with CEPA. Similarly, in order to align with new provincial legislation related to SO2, Algoma has applied for a Site-Specific Standard that includes an action plan to reduce SO2 that reflects the progressive facility shutdown.

In the United States and Canada, certain environmental laws and regulations impose joint and several liabilities on certain classes of persons for the costs of investigation, management and remediation of contaminated properties and for the management of emissions into the environment. Liability may attach regardless of fault or the legality of the release or disposal of the substance or waste at the time it occurred. Some of our present and former facilities have been in operation for many years and, over such time, have used substances and disposed of wastes that may require management, investigation, mitigation and remediation. We could be liable for the costs of such investigations and remediation. Costs for any investigation, management, mitigation and remediation of contamination, on or off site, whether known or not yet discovered, or to address other issues relating to pollution and waste disposal, emissions into the air or water, or the storage or handling of materials, could be substantial and could have an adverse effect on our financial performance. In addition, while we are subject to GHG emissions tax liability in Canada, we need to compete alongside foreign competitors in Canada and the United States that may not be similarly subject to such carbon tax liabilities, resulting in our reduced competitiveness in the market which may affect revenues and profitability.

In connection with the EAF transformation, we may incur higher carbon tax liabilities unless we develop a facility-specific GHG emissions performance standard in connection with operations in the Hybrid Mode. Algoma has received comfort letters from MECP committing to work together on a pathway to address the support sought. Furthermore, the dust generated during the EAF steel scrap melting process may contain a significant amount of zinc, and is considered a hazardous waste, the disposal of which is expensive and regulated.

Our Environmental Department regularly reviews and audits our operating practices to monitor compliance with our environmental policies and legal requirements. Our environmental management system is ISO 14001-2015 registered.

No assurance can be given that unforeseen changes, such as new laws or stricter enforcement policies, including in respect of carbon pricing, or an incident at one of our properties or operations, will not have a material adverse effect on our business, estimated capital or operating costs, financial position, or financial performance. Our operations are required to have governmental permits and approvals. Any of these permits or approvals may be subject to denial, revocation, expiry or modification under various circumstances. Failure to obtain or comply with the conditions and terms of permits or approvals may adversely affect our operations and may subject us to regulatory orders, penalties and fines. In addition, if environmental laws are amended or are interpreted or enforced differently, or if new environmental legislation is enacted, we may be required to obtain additional permits or approvals and incur additional costs. There can be no assurance that we will be able to meet all applicable regulatory requirements. In addition, we may be subject to regulatory orders, penalties, fines or other liabilities arising from our actions imposed under environmental laws, including as a result of actions or other proceedings commenced by third parties, such as neighbors or government regulators, including with respect to an emissions incident at our cokemaking by-products plant.

On June 9, 2022, 460 Gear Oil was released from Algoma’s Main Water Filtration Plant to the St. Mary’s River as a result of a spill that occurred during the night shift in the Plate & Strip Mill. The MECP and ECCC have initiated a joint investigation against Algoma, which is ongoing. To date, we have not received any orders or notices of offence pursuant to environmental laws in Canada or the United States, but may in the future be subject to orders, offenses, penalties, fines or other negative consequences as a result of this incident, which may have an adverse effect on our business, financial condition or results of operations. The economic impact of this incident remains unknown. We are still assessing the impact of this incident, but such incident may subject us to the liabilities described above. In connection with this incident and similar incidents that may occur from time to time, we may need to make significant capital and operating expenditures to detect, repair and/or control discharges or to perform certain corrective actions to meet the conditions of the permits issued pursuant to applicable environmental laws.

Increased regulation associated with climate change and greenhouse gas emissions could impose significant additional costs on our operations.

The effects of government policy, legislation or regulation enacted to address climate change may adversely impact our operations as well as those of our suppliers and our customers, and including the transportation of the associated raw materials and products. In addition, government action to address climate change may, among other things, reduce the demand for our products. Although we have made efforts to mitigate the effects of government action related to climate change on our business, there can be no assurance that these efforts will be effective or that the effects of climate change policies will not adversely impact our operations, business and financial results.

On July 3, 2018, Ontario revoked Ontario Regulation 144/16, The Cap and Trade Program under the Climate Change Mitigation and Low-carbon Economy Act, 2016, effectively ceasing Ontario’s cap and trade program which had been in effect since May 18, 2016. The revocation regulation also prohibits registered participants in the former cap and trade program from purchasing, selling, trading or otherwise dealing with emission allowances and credits. Without a cap and trade system or carbon tax in place in Ontario that meets minimum federal requirements for GHG emissions, regulated entities in Ontario are subject to the federal Greenhouse Gas Pollution Pricing Act (generally referred to as the “Federal Backstop”).

On January 1, 2019, the federal government’s Output-Based Pricing System (the “OBPS Program”) under the Federal Backstop came into effect in Ontario. The OBPS Program includes registration, monitoring, reporting and payment obligations for GHG emitters subject to the Federal Backstop. It is not certain how the OBPS Program will apply to electric arc steelmaking versus blast furnace based steelmaking, as the government of Canada has not fully developed the regulatory regime for steelmakers.

On July 4, 2019, Ontario’s Emissions Performance Program (the “EPS Program”) under Ontario Regulation 241/19 came into effect. The EPS Program requires all large industrial emitters in the province to comply with capped emission levels tied to their level of output or production and the program may include compliance flexibility mechanisms such as offset credits and/or payment of an amount to achieve compliance. On September 20, 2020, the EPS Program was accepted by the federal government as an alternative to the federal OBPS Program. The federal and Ontario governments are currently in the process of planning the transition from the OBPS Program to the EPS Program for GHG emitters in Ontario. Until that transition is completed, both the OBPS Program and the EPS Program remain in effect in Ontario. The EPS Program is expected to be implemented in stages to give Ontario industries time to meet their obligations thereunder. The EPS Program is part of the Made-in-Ontario Environment Plan (the “Provincial Plan”) which was released in November 2018. The Provincial Plan also includes the Ontario Carbon Trust, which will use financing techniques and market development tools in partnership with the private sector to speed up the deployment of low-carbon solutions, as well as a commitment by the Ontario government to encourage private investments in clean technologies and green infrastructure projects.

Prior to the federal government’s acceptance of the EPS Program, Ontario and a number of other provinces commenced legal challenges to the Federal Backstop. On March 25, 2021, the Supreme Court of Canada rendered a decision upholding the constitutionality of the Federal Backstop. While, at this point, we cannot definitively predict the full effect of the EPS Program on us when the federal OBPS Program is phased out, our financial position, operations (including any plans to increase production) and ability to compete with companies in foreign jurisdictions may be materially affected by the new regime. The absence of similar requirements in other jurisdictions could negatively impact our ability (and that of our customers and suppliers) to compete with companies situated in those jurisdictions.

On December 11, 2020, the federal government announced its new climate plan entitled “A Healthy Environment and a Healthy Economy”. For the 2020 compliance year, the carbon tax payable under the OPBS Program by large industrial emitters if emissions at their facilities exceed a set level is set at C$30 per tonne of carbon dioxide equivalent (“CO2e”) and is scheduled to increase by C$10 per tonne annually until it reaches C$50 per tonne in 2022. The “A Healthy Environment and a Healthy Economy” plan, if implemented into law, would increase the carbon tax by C$15 per tonne per year starting in 2023 until the tax becomes C$170 per tonne CO2e in 2030.

The consistency of the application of the federal OBPS, which the Company was previously subject to, versus the Ontario EPS system can vary due to differences in their design and jurisdictional implementation. Any additional regulatory or other changes that are adopted in the future to address climate change and GHG emissions could negatively impact our ability (and that of our customers and suppliers) to compete with companies situated in areas not subject to such requirements. Taken together, these regulatory changes could have a material adverse effect on our business, financial performance or financial results.

Pursuant to an Environmental Compliance Approval issued by the Ontario Ministry of Environment and Climate Change, we are required to install certain equipment in our number 6 blast furnace (“Blast Furnace No. 6”) to reduce casthouse emissions. The actual cost of the equipment and its installation could vary significantly due to cost escalation, design changes, regulatory policies or other factors. In addition, the tightening of air emissions standards in Ontario for our blast furnace and cokemaking operations could result in significant costs for additional pollution controls or other equipment or operational changes. The foregoing costs would not be incurred until Blast Furnace No. 6, which is currently idled, is restarted. There is no assurance that these costs may not be higher than as currently estimated.

The U.S. government and various governmental agencies have introduced or are contemplating regulatory changes in response to the potential impact of climate change. International treaties or agreements may also result in increasing regulation of GHG emissions, including the introduction of carbon emissions trading mechanisms. Any such regulation regarding climate change and GHG emissions could impose significant costs on our steelmaking and metals recycling operations and on the operations of our customers and suppliers, including increased energy, capital equipment, environmental monitoring and reporting and other costs in order to comply with current or future laws or regulations and limitations imposed on our operations by virtue of climate change and GHG emissions laws and regulations. The potential costs of “allowances,” “offsets” or “credits” that may be part of potential cap-and-trade programs or similar future regulatory measures are still uncertain. Any adopted future climate change and GHG regulations could negatively impact our ability (and that of our customers and suppliers) to compete with companies situated in areas not subject to such limitations. From a medium and long-term perspective, as a result of these regulatory initiatives, we may see an increase in costs relating to our assets that emit significant amounts of GHGs. These regulatory initiatives will be either voluntary or mandatory and may impact our operations directly or through our suppliers or customers. Until the timing, scope and extent of any future regulation becomes known, we cannot predict the effect on our business, financial performance or financial position, but such effect could be materially adverse to our business, financial performance and financial position.

Our industry could be subject to increased regulatory oversight or changes in government policies that could have adverse effects.

Our industry could be subject to increased regulatory oversight. Changing regulatory policies and other actions by governments and third parties may all have the effect of limiting our revenues and increasing our operating costs, which could have a material adverse effect on our business, financial position and financial performance. Due to regulatory restructuring initiatives at the federal, provincial and state levels, the steel industry has undergone changes over the past several years. Future government initiatives will further change the steel industry. Some of these initiatives may delay or reverse the movement towards competitive markets. We cannot predict the ultimate effect that on-going regulatory changes will have on our business prospects, financial position and financial performance.

Impairment in the carrying value of long-lived assets could negatively affect our operating results and reduce our earnings.

We have a significant amount of long-lived assets on our consolidated balance sheets. Under IFRS, we periodically evaluate long-lived assets for potential impairment whenever events or changes in circumstances have occurred that indicate that impairment may exist, or the carrying amount of the long-lived asset may not be recoverable. An impairment loss is recognized if the carrying amount of a long-lived asset is not recoverable based on its estimated future discounted cash flows. Events and conditions that could result in impairment in the value of our long-lived assets include cash flow or operating losses, other negative events or long-term outlook, cost factors that have negative effect on earnings and cash flows, changes in business conditions or strategy, as well as significantly deteriorating industry, market, and general economic conditions. Impairment in the carrying value of long- lived assets could negatively affect our operating results and reduce our earnings.

We face increased competition from alternative materials, which could impact the price of steel and adversely affect our profitability and cash flow.

As a result of increasingly stringent regulatory requirements, designers, engineers and industrial manufacturers, especially those in the automotive industry, are increasing their use of lighter weight and alternative materials, such as aluminum, composites, plastics and carbon fiber in their products. Increased government incentives and requirements for the use of such materials to meet regulatory requirements could reduce the demand for steel products, which could potentially reduce our profitability and cash flows.

Pending or threatened litigation or claims could negatively affect our profitability and cash flow in a particular period.

We are subject to litigation arising in the normal course of business and may be involved in legal disputes or matters with other parties, including governments and their agencies, regulators and members of our workforce, which may result in litigation. The causes of potential litigation cannot be known and may arise from, among other things, business activities, employment matters, including compensation issues, or grievances under our collective bargaining agreements, environmental, health and safety laws and regulations, tax matters and securities matters. The timing of resolutions to such matters, should they arise, is uncertain and we may incur expenses in defending them and the possible outcomes or resolutions could include adverse judgments, orders or settlements or require us to implement corrective measures any of which could require substantial payments and adversely affect our reputation and operations, and may also negatively affect our profitability and cash flow in a particular period.

Failure to maintain our current senior management or inability to attract additional senior management could have an adverse effect on our operations.

Our operations and prospects depend, in large part, on the performance of our senior management team. We cannot assure that such individuals will remain as employees. For example, Michael McQuade retired as Chief Executive Officer in June 2022 and our Chief Commercial Officer, Robert Dionisi, retired in May 2022. In addition, we can make no assurance that we would be able to find qualified replacements for any of these individuals if their services were no longer available. The loss of the services of one or more members of senior management or difficulty in attracting, retaining and maintaining additional senior management personnel could have a material adverse effect on our business, financial position and financial performance.

A failure to maintain adequate insurance could have a materially adverse effect on our operations.

To date, we have been able to obtain liability insurance for the operation of our business. However, there can be no assurance that our existing liability insurance will be adequate, or that it will be able to be maintained, or that all possible claims that may be asserted against us will be covered by insurance. The occurrence of a significant adverse event that causes losses in excess of limits specified under the relevant policy or losses arising from events not covered by insurance policies, could materially adversely affect our business, financial position, financial performance and prospects.

Our income tax filing positions may be subject to challenge by tax authorities, which could subject us to increased tax liabilities.

We file tax returns that may contain interpretations of tax law and estimates. Positions taken and estimates utilized by us may be challenged by applicable tax authorities. Rulings that alter filed tax returns may have an adverse impact on income. In addition, we are involved in and potentially subject to regular audits from Canadian federal and provincial tax authorities relating to income, capital and commodity taxes and, as a result of these audits, may receive assessments and reassessments. The CRA has completed its audit of the Goods and Services Tax/Harmonized Sales Tax (GST/HST) for the calendar years ending 2018, 2019 and 2020 and has issued proposal letters to which the Company is currently responding to. The Company has also provided information requested by the CRA pertaining to the audit of income tax returns for the calendar years ended 2018 and 2019 and is awaiting further correspondence from the CRA. We have accrued $1,050,000 pertaining to the HST audit at March 31, 2023.

We are subject to risks related to shifting steel supplies.

As traditional steel-consuming markets are negatively impacted from reduced demand due to a variety of factors, including COVID-19, high inflation and interest rates, or other regulatory changes (such as, for instance, the revocation in January 2021 of the presidential permit necessary to construct and operate the Keystone oil pipeline at the international border of Canada and the United States), suppliers of steel products into these affected sectors will divert their sales efforts to markets where we traditionally participate, thereby creating pressure on lowering pricing in response to increased supply. The oil and gas industry is a significant end market for steel, and has experienced and continues to experience a significant amount of disruption and oversupply at a time of declining demand, resulting in more competition in other sectors of the economy.

Changes in our credit profile may affect our relationships with our suppliers, which could have a material adverse effect on our liquidity.

Changes in our credit profile may affect the way our suppliers view our ability to make payments and may induce them to shorten the payment terms of their invoices or require us to prepay, particularly given our high level of outstanding indebtedness. Given the large dollar amounts and volume of our purchases from suppliers, a change in payment terms may have a material adverse effect on our liquidity and our ability to make payments to our suppliers, and consequently may have a material adverse effect on our business, financial performance and financial position.

Some of our operations present significant risk of injury or death.

The industrial activities conducted at certain of our facilities present significant risk of serious injury or death to our employees, contractors, customers or other visitors to our operations. Notwithstanding our safety precautions, including our material compliance with federal and provincial employee health and safety regulations, we may be unable to avoid material liabilities for injuries or deaths. We maintain workers’ compensation insurance to address the risk of incurring material liabilities for injuries or deaths, but there can be no assurance that the insurance coverage will be adequate or will continue to be available on the terms acceptable to us, or at all, which could result in material liabilities to us for any injuries or deaths. We could also incur fines and other sanctions as a result of safety incidents.

Our cross-border operations require us to comply with anti-corruption laws and regulations of the U.S. government and various non-U.S. jurisdictions.

Doing business in multiple countries requires us and our subsidiaries to comply with Canadian and other laws and regulations governing corruption and bribery, including the Canadian Corruption of Foreign Public Officials Act. The laws generally prohibit companies and their officers, directors, employees and agents acting on their behalf from corruptly offering, promising, authorizing or providing anything of value to foreign officials for the purposes of influencing official decisions or obtaining or retaining business or otherwise obtaining favorable treatment. As a result, business dealings between our employees or our agents and any such public official could expose us to the risk of violating anti-corruption laws. Violations of these legal requirements are punishable by criminal fines and imprisonment, civil penalties, disgorgement of profits, injunctions, debarment from government contracts as well as other remedial measures. We have established policies and procedures designed to assist us and our personnel in complying with applicable laws and regulations; however, we cannot assure investors that these policies and procedures will completely eliminate the risk of a violation of these legal requirements. Any such violation (inadvertent or otherwise) could have a material adverse effect on our business prospects, financial position and financial performance.

Shortages of skilled labor, increased labor costs, or our failure to attract and retain other highly qualified personnel in the future could disrupt our operations and adversely affect our financial results.

We depend on skilled labor for the manufacture of our products. Our continued success depends on the active participation of our key employees. Shortages of some types of skilled labor could restrict our ability to maintain or increase production rates, lead to production inefficiencies and increase our labor costs. The competitive nature of the labor markets in which we operate, the cyclical nature of the steel industry and the resulting employment needs increase our risk of not being able to recruit, train and retain the employees we require at efficient costs and on reasonable terms, particularly when the economy expands, production rates are high or competition for such skilled labor increases. Many companies, including ours, have had employee lay-offs as a result of reduced business activities in an industry downturn. The loss of our key people or our inability to attract new key employees could adversely affect our operations. Additionally, layoffs or other adverse actions could result in an adverse relationship with our workforce. If we are unable to recruit, train and retain adequate numbers of qualified employees on a timely basis or at a reasonable cost or on reasonable terms, our business and financial performance could be adversely affected.

The expansion of social media platforms present new risks and challenges.

The expansion of social media platforms presents new risks and challenges. The inappropriate use of certain social media vehicles could cause brand damage or information leakage or could lead to legal implications from the improper collection and/or dissemination of personally identifiable information or the improper dissemination of material information. In addition, negative posts or comments about us and/or any of our key personnel on any social networking web site could seriously damage our reputation. If our sensitive information is disclosed or if our reputation or that of our key personnel is seriously damaged through social media, it could have a material adverse effect on our business, financial position and financial performance.

Our management has limited experience operating a public company, and thus its success in such endeavors cannot be guaranteed.

We have been a public company for less than 24 months and, as a result, a portion of our executive officers have limited experience in the management of a publicly traded company. Our management team may not successfully or effectively manage our operations as a public company that is subject to significant regulatory oversight and reporting obligations under U.S. and Canadian securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities, which will result in less time being devoted to the management and growth of the company. We may not have adequate personnel with the appropriate level of knowledge, experience and training in the accounting policies, practices or internal control over financial reporting required of public companies in the United States and Canada. We have and continue to be in the process of upgrading our finance and accounting systems to an enterprise system suitable for our operations as a public company, and a delay could impact our ability or prevent us from timely reporting our operating results, timely filing required reports with the U.S. Securities and Exchange Commission (the “SEC”) and applicable Canadian securities regulators and complying with

Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). The development and implementation of the standards and controls necessary for us to achieve the level of accounting standards required of us as a public company in the United States and Canada has and may continue to require costs greater than expected. It is possible that we will be required to expand our employee base and hire additional employees to support our operations as a public company which will increase our operating costs in future periods.

If we are unable for any reason to meet the continued listing requirements of Nasdaq or the TSX, such action or inaction could result in a delisting of the Common Shares or Warrants.

If we fail to satisfy the continued listing requirements of Nasdaq or the TSX (for example, the Nasdaq corporate governance requirements or the Nasdaq minimum closing bid price requirement), such exchanges may take steps to delist the Common Shares or Warrants. Such a delisting would likely have a negative effect on the price of the Common Shares or Warrants and would impair your ability to sell or purchase the Common Shares or Warrants when you wish to do so. In the event of a delisting, we can provide no assurance that any action taken by us to restore compliance with listing requirements would allow the Common Shares or Warrants to become listed again, stabilize the market price or improve the liquidity of the Common Shares or Warrants, prevent such securities from dropping below any minimum bid price requirement or prevent future non-compliance with Nasdaq’s or the TSX’s listing requirements.

If securities and industry analysts do not publish research or reports about our business or publish negative reports about our business, our share price and trading volume may suffer.

The trading market for the Common Shares is and will be influenced by the research and reports that securities or industry analysts publish about us or our business. We do not have control over such analysts and cannot provide any assurance that analysts will continue to cover Algoma or provide favorable coverage. If one or more of the analysts who cover us downgrade our shares or change their opinion of our shares, our share price would likely decline. If one or more of these analysts cease coverage of Algoma or fail to regularly publish reports on Algoma, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

There is a risk that we will fail to maintain an effective system of internal controls and our ability to produce timely and accurate financial statements or comply with applicable regulations could be adversely affected. We may identify material weaknesses in our internal controls over financing reporting which we may not be able to remedy in a timely manner.

As a public company, we operate in an increasingly demanding regulatory environment, which requires us to comply with the Sarbanes-Oxley Act, the regulations of Nasdaq and the TSX, the rules and regulations of the SEC and Canadian securities regulators, expanded disclosure requirements, accelerated reporting requirements and more complex accounting rules. Company responsibilities required by the Sarbanes-Oxley Act include establishing corporate oversight and adequate internal control over financial reporting and disclosure controls and procedures. Effective internal controls are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. Prior to becoming a public company in October 2021, we had never been required to test our internal controls within a specified period and, as a result, we may experience difficulty in meeting these reporting requirements in a timely manner.

We anticipate that the process of building our accounting and financial functions and infrastructure will continue to require significant additional professional fees, internal costs and management efforts. We may need to enhance and/or implement a new internal system to combine and streamline the management of our financial, accounting, human resources and other functions. However, the enhancement and/or implementation of a system may result in substantial costs. Any disruptions or difficulties in implementing or using such a system could adversely affect our controls and harm our business. Moreover, such disruption or difficulties could result in unanticipated costs and diversion of management’s attention. In addition, we may discover additional weaknesses in our system of internal financial and accounting controls and procedures that could result in a material misstatement of our financial statements. Our internal control over financial reporting will not prevent or detect all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud will be detected.

If we are not able to comply with the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner, or if we are unable to maintain proper and effective internal controls, we may not be able to produce timely and accurate financial statements. If we cannot provide reliable financial reports or prevent fraud, our business and results of operations could be harmed, investors could lose confidence in our reported financial information and we could be subject to sanctions or investigations by Nasdaq, the TSX, the SEC, Canadian securities regulators or other regulatory authorities.

We have incurred and expect to continue to incur increased costs as a result of our operation as a public company, and our management is and will continue to be required to devote substantial time and resources to employing new compliance initiatives in order to comport with the regulatory requirements applicable to public companies.

We have incurred and expect to continue to incur significant legal, accounting and other expenses as a public company that we did not incur as a private company. As a public company, we are subject to the reporting requirements of the United States Securities Exchange Act of 1934 (the “Exchange Act”), the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules adopted, and to be adopted, by the SEC, Canadian securities regulators, Nasdaq and the TSX. Our management and other personnel need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations have substantially increased our legal and financial compliance costs and to have made some activities more time-consuming and costly. For example, these rules and regulations have and are expected to continue to make it more difficult and more expensive for us to obtain director and officer liability insurance and we have or may be forced to accept reduced policy limits or incur substantially higher costs to maintain the same or similar coverage. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers. We are continuously evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate the amount or timing of additional costs we may incur to respond to any new requirements we may be subject to in the future.

Our Investor Rights Agreement provides certain IRA Parties the right to nominate up to four of our directors.

In connection with the consummation of our merger (the “Merger”) with Legato Merger Corp. (“Legato”), we entered into an Investor Rights Agreement pursuant to which, among other things, certain parties to the Investor Rights Agreement (“IRA Parties”) that previously had board designation rights with respect to Algoma Steel Holdings Inc. have the right to nominate, in the aggregate, four directors to our board for so long as they beneficially own at least 7.36% of our outstanding Common Shares. As of the date of this Annual Information Form, none of the IRA Parties meet the requisite ownership threshold required to nominate a director for election to our board, and, in addition, the we have been advised that one of the IRA Parties, Barclays Bank PLC, has permanently surrendered its nomination rights under the Investor Rights Agreement. If such IRA Parties are able to exert significant influence over the our board as a result of their nomination rights pursuant to the Investor Rights Agreement, other holders of Common Shares may have limited ability to influence corporate matters and, as a result, we may take action that other holders of Common Shares do not view as beneficial.

Because we are a foreign private issuer and, as a result, are not be subject to U.S. proxy rules and are subject to Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. domestic public company.

We report under the Exchange Act as a non-U.S. company with foreign private issuer status. Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including (1) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act, (2) the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time and (3) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, although we are subject to Canadian laws and regulations with regard to certain of these matters and intend to furnish comparable quarterly information on Form 6-K. In addition, foreign private issuers are not required to file their annual report on Form 40-F until 90 days (the due date of an annual information form for Canadian foreign private issuers utilizing the multijurisdictional disclosure system, or MJDS) after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within 75 days after the end of each fiscal year and U.S. domestic issuers that are large accelerated filers are required to file their annual report on Form 10-K within 60 days after the end of each fiscal year. Foreign private issuers are also exempt from Regulation FD, which is intended to prevent issuers from making selective disclosures of material information. As a result of all of the above, you may not have the same protections afforded to shareholders of a company that is not a foreign private issuer.

As we are a “foreign private issuer” and follow certain home country corporate governance practices, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all Nasdaq corporate governance requirements.

As a foreign private issuer, we have the option to follow certain home country corporate governance practices rather than those of Nasdaq, provided that we disclose the requirements we are not following and describe the home country practices we are following. We rely on this “foreign private issuer exemption” with respect to the Nasdaq rules for shareholder meeting quorums and Nasdaq rules requiring shareholder approval. We may in the future elect to follow home country practices with regard to other matters. As a result, our shareholders do not have the same protections afforded to shareholders of companies that are subject to all Nasdaq corporate governance requirements.

Algoma may lose its foreign private issuer status in the future, which could result in significant additional costs and expenses.

As discussed above, Algoma is a foreign private issuer, and therefore is not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act and may take advantage of certain exemptions to Nasdaq’s corporate governance rules. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter, and, accordingly, the next determination will be made with respect to Algoma on September 30, 2023. In the future, Algoma would lose its foreign private issuer status if (1) more than 50% of its outstanding voting securities are owned by U.S. residents and (2) a majority of its directors or executive officers are U.S. citizens or residents, or it fails to meet additional requirements necessary to avoid loss of foreign private issuer status. If Algoma loses its foreign private issuer status, it will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. Algoma would also have to mandatorily comply with U.S. federal proxy requirements, and its officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, it would lose its ability to rely upon exemptions from certain corporate governance requirements under the listing rules of Nasdaq. As a U.S.

listed public company that is not a foreign private issuer, Algoma would incur significant additional legal, accounting and other expenses that it will not incur as a foreign private issuer.

We may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and the price of the Common Shares, which could cause you to lose some or all of your investment.

For a variety of potential factors, which are currently unforeseen, we may be forced to write-down or write-off assets, restructure its operations, or incur impairment or other charges that could result in us reporting losses. Even though these charges may be non-cash items and would not have an immediate impact on Algoma’s liquidity, the fact that Algoma would report charges of this nature could contribute to negative market perceptions of Algoma or its securities. In addition, charges of this nature may cause Algoma to violate net worth or other covenants to which Algoma may be subject as a result of Algoma obtaining debt financing. Accordingly, securityholders could suffer a reduction in the value of their Common shares and Warrants and such securityholders are unlikely to have a remedy for such reduction in value.

The grant and future exercise of registration rights may adversely affect the market price of Common Shares.

The Investor Rights Agreement provides that we will, under certain circumstances, agree to file a registration statement as soon as practicable upon a request from certain IRA Parties to register the resale of certain registrable securities under the United States Securities Act of 1933 (the “U.S. Securities Act”) and applicable Canadian securities laws (such request, a “demand registration”). Algoma has also agreed to provide customary “piggyback” registration rights with respect to any valid demand registration request. We have, and intend to continue to maintain, a registration statement in respect of certain registrable securities under the Investor Rights Agreement.

The registration of these securities permits the public sale of such securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of Common Shares. See “Risk Factors – A significant portion of our total outstanding Common Shares may be sold into the market at any time. This could cause the market price of Common Shares and Warrants to drop significantly, even if our business is doing well.”.

The IRS may not agree that Algoma should be treated as a non-U.S. corporation for U.S. federal income tax purposes.

Although Algoma is incorporated and tax resident in Canada, the U.S. Internal Revenue Service (the “IRS”) may assert that it should be treated as a U.S. corporation for U.S. federal income tax purposes pursuant to Section 7874 of the Internal Revenue Code of 1986 (the “Code”). For U.S. federal income tax purposes, a corporation is generally considered a U.S. “domestic” corporation if it is created or organized in or under the laws of the U.S., any state thereof, or the District of Columbia. Because Algoma is not so created or organized (but is instead incorporated only in Canada), it would generally be classified as a foreign corporation (that is, a corporation other than a U.S. “domestic” corporation) under these rules. Section 7874 of the Code provides an exception under which a corporation created or organized only under foreign law may, in certain circumstances, be treated as a U.S. corporation for U.S. federal income tax purposes.

Based on the terms of the Merger, the rules for determining share ownership under Section 7874 of the Code and the Treasury regulations promulgated thereunder (the “Section 7874 Regulations”), and certain factual assumptions, Algoma does not expect to be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code as a result of the Merger. However, the application of Section 7874 of the Code is complex, is subject to detailed regulations (the application of which is uncertain in various respects and would be impacted by changes in such U.S. tax laws and regulations with possible retroactive effect) and is subject to certain factual uncertainties.

Furthermore, Algoma has not sought and will not seek any rulings from the IRS as to such treatment, and the closing of the Merger was not conditioned upon achieving, or receiving a ruling from any tax authority or opinion from any tax advisor with regard to, any particular tax treatment. Accordingly, there can be no assurance that the IRS will not challenge the status of Algoma as a foreign corporation under Section 7874 of the Code or that such challenge would not be sustained by a court.

If the IRS were to successfully challenge under Section 7874 of the Code Algoma’s status as a foreign corporation for U.S. federal income tax purposes, Algoma and certain Algoma shareholders could be subject to significant adverse tax consequences, including a higher effective corporate income tax rate on Algoma and future withholding taxes on certain Algoma shareholders, depending on the application of any income tax treaty that might apply to reduce such withholding taxes. In particular, holders of Common Shares and/or Warrants would be treated as holders of stock and warrants of a U.S. corporation.

Investors should consult their own advisors regarding the application of Section 7874 of the Code to Algoma.

Section 7874 of the Code may limit the ability to use certain tax attributes since the Merger, increasing Algoma’s U.S. affiliates’ U.S. taxable income or having other adverse consequences to Algoma and Algoma’s shareholders.

Following the acquisition of a U.S. corporation by a foreign corporation, Section 7874 of the Code can limit the ability of the acquired U.S. corporation and its U.S. affiliates to use U.S. tax attributes (including net operating losses and certain tax credits) to offset U.S. taxable income resulting from certain transactions, as well as result in certain other adverse tax consequences, even if the acquiring foreign corporation is respected as a foreign corporation for purposes of Section 7874 of the Code. In general, if a foreign corporation acquires, directly or indirectly, substantially all of the properties held directly or indirectly by a U.S. corporation, and after the acquisition the former shareholders of the acquired U.S. corporation hold at least 60% (by either vote or value) but less than 80% (by vote and value) of the shares of the foreign acquiring corporation by reason of holding shares in the acquired U.S. corporation, subject to other requirements, certain adverse tax consequences under Section 7874 of the Code may apply.

If these rules apply to the Merger, Algoma and certain of Algoma’s shareholders may be subject to adverse tax consequences including, but not limited to, restrictions on the use of tax attributes with respect to “inversion gain” recognized over a 10-year period following the transaction, disqualification of dividends paid from preferential “qualified dividend income” rates and the requirement that any U.S. corporation owned by Algoma include as “base erosion payments” that may be subject to a minimum U.S. federal income tax any amounts treated as reductions in gross income paid to certain related foreign persons. Furthermore, certain “disqualified individuals” (including officers and directors of a U.S. corporation) may be subject to an excise tax on certain stock-based compensation held thereby at a rate of 20%.

Based on the terms of the Merger, the rules for determining share ownership under Section 7874 of the Code and the Section 7874 Regulations (as defined above), and certain factual assumptions, Algoma does not expect to be subject to these rules under Section 7874 of the Code as a result of the Merger. The above determination, however, is subject to detailed regulations (the application of which is uncertain in various respects and would be impacted by future changes in such U.S. tax laws and regulations, with possible retroactive effect) and is subject to certain factual uncertainties. Furthermore, Algoma has not sought and will not seek any rulings from the IRS as to such treatment, and the closing of the Merger was not conditioned upon achieving, or receiving a ruling from any tax authority or opinion from any tax advisor with regard to, any particular tax treatment. Accordingly, there can be no assurance that the IRS will not challenge whether Algoma is subject to the above rules or that such a challenge would not be sustained by a court.

However, even if Algoma is not subject to the above adverse consequences under Section 7874 of the Code, Algoma may be limited in using its equity to engage in future acquisitions of U.S. corporations over the 36-month period following the Merger. If Algoma were to be treated as acquiring substantially all of the assets of a U.S. corporation within the 36-month period after the Merger, certain rules under the Section 7874 Regulations would make it more likely that Section 7874 of the Code will apply to such subsequent acquisition.

Investors in Algoma should consult their own advisors regarding the application of Section 7874 of the Code to Algoma.

Risks Related to Ownership of Common Shares and Warrants

We may issue additional Common Shares or other securities without shareholder approval, which would dilute existing ownership interests and may depress the market price of Common Shares.

We may issue additional Common Shares or other equity securities of equal or senior rank in the future in connection with, among other things, our equity incentive plan, without shareholder approval, in a number of circumstances. Our issuance of additional Common Shares or other equity securities of equal or senior rank would have the following effects:

●	our existing shareholders’ proportionate ownership interest in Algoma may decrease;

●	the amount of cash available per share, including for payment of dividends in the future, may decrease;

●	the relative voting strength of each previously outstanding Common Share may be diminished; and

●	the market price of Common Shares may decline.

The price of our Common Shares may be volatile and may decline regardless of our operating performance.

The market price of the Common Shares may fluctuate significantly in response to numerous factors and may continue to fluctuate for these and other reasons, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenue and results of operations;

●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

●

failure of securities analysts to maintain coverage of Algoma, changes in financial estimates or ratings by any securities analysts who follow Algoma or its failure to meet these estimates or the expectations of investors;

●	announcements by Algoma or its competitors of significant technical innovations, acquisitions, strategic partnerships, joint ventures, results of operations or capital commitments;

●	changes in operating performance and stock market valuations of other steel companies;

●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole, including periods of high inflation and high interest rates;

●	trading volume of the Common Shares;

●	the inclusion, exclusion or removal of the Common Shares from any indices;

●	changes in our board of directors or management;

●	transactions in the Common Shares by directors, officers, affiliates and other major investors;

●	lawsuits threatened or filed against us;

●	changes in laws or regulations applicable to our business;

●	changes in our capital structure, such as future issuances of debt or equity securities;

●	short sales, hedging and other derivative transactions involving our capital stock;

●	general economic conditions in the United States;

●	pandemics or other public health crises, including, but not limited to, the COVID-19 pandemic;

●	other events or factors, including those resulting from war, incidents of terrorism or responses to these events; and
●	the other factors described in this “Risk Factors” section.

The stock market has recently experienced extreme price and volume fluctuations. The market prices of securities of companies have experienced fluctuations that often have been unrelated or disproportionate to their operating results. In the past, stockholders have sometimes instituted securities class action litigation against companies following periods of volatility in the market price of their securities. Any similar litigation against us could result in substantial costs, divert our management’s attention and resources, and harm our business, financial condition, and results of operations.

An active, liquid trading market for Common Shares and Warrants may not be maintained, which may limit your ability to sell Common Shares and Warrants.

Although the Common Shares and Warrants are currently listed on Nasdaq and the TSX, an active, liquid trading market for Common Shares and Warrants may not be sustained. A public trading market having the desirable characteristics of depth, liquidity and orderliness depends upon the existence of willing buyers and sellers at any given time, such existence being dependent upon the individual decisions of buyers and sellers over which neither we nor any market maker has control. The failure of an active and liquid trading market to continue would likely have a material adverse effect on the value of Common Shares and Warrants. The market price of Common Shares may decline, and you may not be able to sell your Common Shares at or above the price at which you purchased them, or at all. An inactive market may also impair our ability to raise capital to continue to fund operations by issuing Common Shares or Warrants.

A significant portion of our total outstanding Common Shares may be sold into the market at any time. This could cause the market price of Common Shares and Warrants to drop significantly, even if our business is doing well.

Sales of a substantial number of Common Shares and Warrants in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of holders intend to sell Common Shares or Warrants, could reduce the market price of Common Shares or Warrants. No existing lock-up remains in place with respect to securities issued as a result of the Merger and, moreover, certain holders of our securities continue to have certain registration rights with respect to their securities. Such sales by such holders could be significant. As restrictions on resale end, the market price of Common Shares and Warrants could decline if the holders of currently restricted Common Shares or Warrants sell them or are perceived by the market as intending to sell them. Any issuance of preferred shares could make it difficult for another company to acquire us or could otherwise adversely affect shareholders, which could depress the price of the Common Shares.

Any issuance of preferred shares could make it difficult for another company to acquire us or could otherwise adversely affect shareholders, which could depress the price of the Common Shares.

Our board of directors has the authority to issue preferred shares and to determine the preferences, limitations, and relative rights of preferred shares and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by our shareholders. Our preferred shares could be issued with liquidation, dividend, and other rights superior to the rights of the Common Shares. The potential issuance of preferred shares may delay or prevent a change in control of us, discourage bids for the Common Shares at a premium over the market price and adversely affect the market price and other rights of the holders of the Common Shares.

Changes to tax laws may have an adverse impact on holders of the Common Shares.

Changes from time-to-time in the interpretation of, amendments to, or guidance relating to, existing tax laws, or the introduction of new tax legislation may have a material adverse effect on us and on the value of the Common Shares. Changes in enacted tax rates, legislation or regulations, and the Company’s interpretations of income tax legislation may result in material tax adjustments. In addition, the Company and tax authorities could disagree on tax filing positions and any reassessment of the Company’s tax filings could result in material adjustments of tax expense, income taxes payable and deferred income taxes.

If securities or industry analysts publish inaccurate or unfavourable research about us or our business, our trading price and volume could decline.

The trading market for the Common Shares will depend in part on the research and reports that securities or industry analysts publish about us or our business. If one or more of the analysts who cover us downgrade the Common Shares or publish inaccurate or unfavourable research about our business, our trading price may decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for the Common Shares could decrease, which could cause our trading price and volume to decline.

DIVIDENDS

For each quarter commencing with the quarter ended March 31, 2022, Algoma has paid a quarterly dividend payment of US$0.05 per Common Share to its shareholders. The determination to pay dividends in the future will depend on many factors, including, among others, Algoma’s financial condition, current and anticipated cash requirements, contractual restrictions and financing agreement covenants, solvency tests imposed by applicable corporate law and other factors that Algoma’s board of directors may deem relevant.

DESCRIPTION OF CAPITAL STRUCTURE

The following description of our share capital summarizes certain provisions contained in the restated articles of Algoma (the “Restated Articles”). These summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of our Restated Articles, which have been filed under the Company’s profiles on SEDAR at www.sedar.com and on the SEC’s EDGAR website at www.sec.gov.

Description of Common Shares

General

This section summarizes the material rights of shareholders of Algoma under the BCA and the material provisions of the Restated Articles.

Share Capital

The authorized share capital of Algoma consists of an unlimited number of Common Shares without par value and an unlimited number of preferred shares without par value issuable in series (the “Algoma Preferred Shares”).

As of March 31, 2023, there were 103,567,884 Common Shares issued and outstanding, and no Algoma Preferred Shares issued and outstanding.

Under the Restated Articles, holders of the Common Shares are entitled to receive notice of, and to attend and vote at all meetings of shareholders, except meetings at which only holders of a specified class of shares are entitled to vote. Each Common Share entitles its holder to one vote. Under the Restated Articles, Algoma’s board of directors has the authority to create and issue one or more series of Algoma Preferred Shares, with such special rights and restrictions to be attached to such series as are authorized by the directors of Algoma.

Dividend Rights

Under the BCA, a corporation may pay a dividend out of profits, capital or otherwise: (1) by issuing shares or warrants by way of dividend or (2) in property, including money. Further, under the BCA, a corporation cannot declare or pay a dividend if there are reasonable grounds for believing that the corporation is insolvent or payment of the dividend would render the corporation insolvent.

Holders of Common Shares will be entitled to receive dividends as and when declared by Algoma’s board of directors at its discretion out of funds properly applicable to the payment of dividends, subject to the rights, if any, of shareholders holding shares with special rights to dividends. The timing, declaration, amount and payment of future dividends will depend on our financial condition, earnings, capital requirements and debt service obligations, as well as legal requirements, regulatory constraints, industry practice and other factors that Algoma’s board of directors deems relevant. Under the Restated Articles, a resolution declaring a dividend may direct payment of the dividend wholly or partly by the distribution of specific assets or of fully paid shares or of bonds, debentures or other securities of Algoma, or in any one or more of those ways.

Subject to the special rights and restrictions attached to the Algoma Preferred Shares, the holders of Common Shares shall receive the remaining property of Algoma upon dissolution in equal rank with the holders of all other Common Shares.

Pre-emptive Rights

There are no pre-emptive rights relating to Common Shares.

Amendment of Notice of Articles and Articles and Alteration of Share Capital

Under the BCA, Algoma may amend the Restated Articles by (1) the type of resolution specified in the BCA, (2) if the BCA does not specify a type of resolution, then by the type specified in the Restated Articles, or (3) if the Restated Articles do not specify a type of resolution, then by special resolution, which requires two-thirds of the votes cast by shareholders in order to pass. The BCA permits many substantive changes to a corporation’s articles (such as a change in the corporation’s authorized share structure or a change in the special rights or restrictions that may be attached to a certain class or series of shares) to be changed by the resolution specified in that company’s articles. The Restated Articles provide that alterations to Algoma’s authorized share structure (other than a subdivision or consolidation of all or any of its shares) and the applicable alteration to its Notice of Articles may be authorized by special resolution. A subdivision or consolidation of all or any of its shares or a change in Algoma’s name may be authorized by a resolution of the directors. Furthermore, the Restated Articles state that, if the BCA does not specify the type of resolution required for an alteration, and if the Restated Articles do not specify a type of resolution, Algoma may resolve to alter the Restated Articles by ordinary resolution, which requires a majority of shareholder votes cast in order to pass.

Dissent Rights

Under the BCA, shareholders of a corporation are entitled to exercise dissent rights in respect of certain matters and to be paid the fair value of their shares in connection therewith. The dissent right is applicable where the company resolves to: (1) alter its articles to alter the restrictions on the powers of the company or on the business it is permitted to carry on; (2) approve certain amalgamations; (3) approve a statutory arrangement, where the terms of the arrangement permit dissent; (4) sell, lease or otherwise dispose of all or substantially all of its undertaking; or (5)

continue the company into another jurisdiction. The BCA provides that beneficial owners of shares who wish to exercise their dissent rights with respect to their shares must dissent with respect to all of the shares beneficially owned by them, whether or not they are registered in their name.

Annual Meetings

The Restated Articles provide that, unless an annual general meeting is deferred or waived in accordance with the BCA, Algoma must hold its first annual general meeting within 18 months after the date on which it was incorporated or otherwise recognized, and after that must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual reference date at such time and place as may be determined by the directors. An annual general meeting may be partially or entirely virtual.

Board and Shareholder Ability to Call Special Meetings

The Restated Articles provide that meetings of the shareholders may be called by the board of directors at any time. In addition, under the BCA, the holders of not less than 5% of the issued shares of a corporation that carry the right to vote at a general meeting may requisition that the directors call a meeting of shareholders for such purposes as stated in the requisition. Upon meeting the technical requirements set out in the BCA, the directors must, within 21 days after receiving the requisition, call a meeting of shareholders to be held not more than four months after receiving the requisition. If the directors do not call such a meeting within 21 days after receiving the requisition, the requisitioning shareholders or any of them holding in aggregate more than 2.5% of the issued shares of the company that carry the right to vote at general meetings may send notice of a meeting to be held to transact the business stated in the requisition.

Shareholder Meeting Quorum

The Restated Articles provide that two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 25% of the issued shares of Algoma entitled to be voted at the meeting, constitute a quorum at any annual or special meeting of the shareholders.

Voting Rights

Under the BCA, at any meeting of shareholders at which a quorum is present, any action that must or may be taken or authorized by the shareholders, except as otherwise provided under the BCA and Restated Articles, may be taken or authorized by an “ordinary resolution,” which is a simple majority of the votes cast by shareholders voting shares that carry the right to vote at general meetings. The Restated Articles provide that every motion put to a vote at a meeting of shareholders will be decided by a show of hands or the functional equivalent unless a poll is directed by the chair or demanded by any shareholder entitled to vote who is present in person or by proxy. Votes by a show of hands or functional equivalent result in each person having one vote (regardless of the number of shares such person is entitled to vote). If voting is conducted by poll, each holder of Common Shares is entitled to one vote for each Common Share held.

There are no limitations on the right of non-resident or foreign owners to hold or vote Algoma securities imposed by Canadian law or by the charter or other constituent document of Algoma.

Shareholder Action by Written Consent

Under the BCA, shareholder action without a meeting may be taken by a “consent resolution” of shareholders, which requires that, after being submitted to all shareholders entitled to vote at a general meeting, the resolution is consented to in writing by: (1) in the case of a matter that would normally require an ordinary resolution, shareholders who, in the aggregate, hold shares carrying at least 66 2/3% of the votes entitled to be cast on such consent resolution, or (2) in the case of any other resolution of the shareholders, all of the shareholders entitled to vote on such resolution. A consent resolution of shareholders is deemed to be a proceeding at a meeting of those shareholders and to be as valid and effective as if it had been passed at a meeting of shareholders that satisfies all the requirements of the BCA and its related regulations, and all the requirements of the Restated Articles, relating to meetings of shareholders.

Inspection of Corporation Records

Algoma must keep at its records office, or at such other place as the BCA may permit, the documents, copies, registers, minutes and other records which Algoma is required by the BCA to keep at such places. Algoma must keep adequate accounting records to record properly its financial affairs and condition in compliance with the provisions of the BCA. Under the BCA, any director or shareholder may, without charge, inspect certain of Algoma’s records at Algoma’s records office or such other place where such records are kept during the corporation’s statutory business hours. Former shareholders and directors may also inspect certain records, free of charge, but only those records pertaining to the times that they were shareholders or directors. Further, a public company must allow all persons to inspect certain records of the company free of charge. As permitted by the BCA, the Restated Articles prohibit shareholders from inspecting any accounting records of Algoma, unless the directors determine otherwise.

Election and Appointment of Directors

The Restated Articles do not provide for the board of directors to be divided into classes.

Pursuant to the Restated Articles, any casual vacancy occurring on the board of directors may be filled by the remaining directors. If Algoma has fewer directors in office than the number set by the Restated Articles as the necessary quorum for the directors, the directors may only act for the purpose of appointing directors up to that number or of calling a meeting of shareholders for the purpose of filling any vacancies on the board of directors. If Algoma has no directors or fewer directors in office than the number set by the Restated Articles as the necessary quorum for the directors, the shareholders may elect or appoint, by ordinary resolution, directors to fill the vacancies on the board. Pursuant to the Restated Articles, the Algoma directors may appoint one or more additional directors, but the number of additional directors shall not exceed one third the number of the first directors and, thereafter, one third of the number of current directors who were elected or appointed other than as such additional directors. The filling of a casual vacancy by the Algoma directors shall not be counted against such cap.

Removal of Directors

Pursuant to the Restated Articles, the shareholders of Algoma may remove any director before the expiration of his or her term of office by special resolution, which requires a special majority requirement of two-thirds of the votes cast in favor of the resolution. In that event, the shareholders may elect, or appoint by ordinary resolution, another individual as director to fill the resulting vacancy. If the shareholders do not appoint a director to fill the vacancy contemporaneously with removal, then either the directors or the shareholders by ordinary resolution may appoint an additional director to fill that vacancy.

The directors of Algoma may remove a director before the expiration of his or her period of office if the director is convicted of an indictable offence or otherwise ceases to qualify as a director and the directors may appoint a director to fill the resulting vacancy.

Proceedings of Board of Directors

A resolution of the directors or of any committee of the directors consented to in writing by all of the directors entitled to vote on it is as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors duly called and held.

Requirements for Advance Notification of Shareholder Nominations

Pursuant to the Restated Articles, shareholders of record may nominate persons for election to our Board only by providing notice to Algoma’s secretary that is both timely and in proper written form. To be timely, a shareholder’s notice shall be received by the secretary of Algoma (a) in the case of an annual general meeting of shareholders, not less than 30 days prior to the date of the annual general meeting of shareholders; provided, however, that in the event that the annual general meeting of shareholders is to be held on a date that is less than 50 days after the date (the “Notice Date”) on which the first public announcement of the date of the annual general meeting was made, notice by the nominating shareholder may be made not later than the close of business on the tenth day following the Notice Date, and (b) in the case of a special meeting (which is not also an annual general meeting) of shareholders called for the purpose of electing directors (whether or not called for other purposes as well), not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting of shareholders was made. To be in proper written form, such notice must include, among other information, certain information with respect to each proposed nominee and each shareholder nominating persons for elections to the Board and must disclose about any contract, agreement, arrangement, understanding or relationship pursuant to which the nominating shareholder has a right to vote shares of Algoma or between the proposed nominee and the nominating shareholder and any other information relating to the proposed nominee or nominating shareholder that would be required to be disclosed in a dissident’s proxy circular under applicable securities laws.

Approval of Mergers and Other Corporate Transactions

Under the BCA, certain corporate actions, such as: (1) amalgamations (other than with certain affiliated corporations); (2) continuances; (3) sales, leases or exchanges of all, or substantially all, the undertaking of a corporation other than in the ordinary course of business; (4) reductions of paid-up capital for any purpose, e.g. in connection with the payment of special distributions (subject, in certain cases, to the satisfaction of solvency tests); and (5) other actions such as liquidations or arrangements, are required to be approved by “special resolution.” A “special resolution” is a resolution passed by not less than two-thirds of the votes cast by the shareholders who voted in respect of the resolution or signed by all shareholders entitled to vote on the resolution.

In certain cases where share rights or special rights may be prejudiced or interfered with, a special separate resolution of shareholders of the affected class or series, including a class or series of shares not otherwise carrying voting rights, to approve the corporate action in question is also required. In specified extraordinary corporate actions, such as approval of plans of arrangement and amalgamations, all shares have a vote, whether or not they generally vote and, in certain cases, have separate class votes.

Limitations on Director Liability

Under the BCA, no provision in a contract or the articles may relieve a director or officer from (1) the duty to act in accordance with the BCA and its related regulations, or (2) liability that by virtue of any enactment or rule of law or equity would otherwise attach to that director or officer in respect of any negligence, default, breach of duty or breach of trust of which the director or officer may be guilty in relation to a corporation.

A director is not liable under the BCA for certain acts if the director relied, in good faith, on (1) financial statements of the corporation represented to the director by an officer of the corporation or in a written report of the auditor of the corporation to fairly reflect the financial position of the corporation, (2) a written report of a lawyer, accountant, engineer, appraiser or other person whose profession lends credibility to a statement made by that person, (3) a statement of fact represented to the director by an officer of the corporation to be correct, or (4) any record, information or representation that the court considers provides reasonable grounds for the actions of the director, whether or not the record was forged, fraudulently made or inaccurate or the information or representation was fraudulently made or inaccurate. Further, a director is not liable for certain acts if the director did not know and could not reasonably have known that the act done by the director or authorized by the resolution voted for or consented to by the director was contrary to the BCA.

Derivative Actions and Other Remedies

Under the BCA, a complainant (a director or shareholder of a corporation, which includes a beneficial shareholder, and any other person that a court considers to be an appropriate person to make such an application) may apply to the Supreme Court of the Province of British Columbia for leave to bring an action in the name and on behalf of Algoma for the purpose of prosecuting or defending an action on behalf of Algoma.

The court may grant leave if: (1) the complainant has made reasonable efforts to cause the directors of Algoma to prosecute or defend the action; (2) notice of the application for leave has been given to Algoma and any other person that the court may order; (3) the complainant is acting in good faith; and (4) it appears to the court to be in the best interests of Algoma for the action to be brought, prosecuted or defended.

Under the BCA, the court in a derivative action may make any order it determines to be appropriate. In addition, under the BCA, a court may order a corporation to pay the shareholder’s interim costs, including legal fees and disbursements. However, the shareholder may be held accountable for the costs on final disposition of the action.

The BCA also contains an oppression remedy, which enables a court to make almost any order to rectify the matters complained of if the court is satisfied upon application by a shareholder (including a beneficial shareholder and any other person that the court considers to be an appropriate person to make such an application) that the affairs of Algoma are being or have been conducted, or that the powers of the directors are being or have been exercised, in a manner that is oppressive to one or more shareholders, or that some action has been or may be taken that is unfairly prejudicial to one or more shareholders. The applicant must be one of the persons being oppressed or prejudiced and the application must be brought in a timely manner.

The oppression remedy provides the court with extremely broad and flexible jurisdiction to intervene in corporate affairs to protect shareholders. While conduct that is in breach of fiduciary duties of directors or that is contrary to the legal right of a complainant would normally be expected to trigger the court’s jurisdiction under the oppression remedy, the exercise of that jurisdiction does not depend on a finding of a breach of such legal and equitable rights.

Exclusive Forum

The Restated Articles do not provide for an exclusive forum.

Description of Warrants

Each Warrant currently entitles the registered holder to purchase one Common Share at a price of $11.50 per share, subject to adjustment as discussed below, at any time. However, no Warrants will be exercisable for cash unless Algoma has an effective and current registration statement covering the Common Shares issuable upon exercise of the Warrants and a current prospectus relating to such Common Shares, which Algoma currently has an intends to maintain. Notwithstanding the foregoing, during any period when we shall have failed to maintain an effective registration statement covering the Common Shares issuable upon exercise of the Public Warrants, warrant holders may, until such time as there is an effective registration statement, exercise Warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the U.S. Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their Warrants on a cashless basis. In the event of such cashless exercise, each holder would pay the exercise price by surrendering the Warrants for that number of Common Shares equal to the quotient obtained by dividing (x) the product of the number of Common Shares underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the Common Shares for the 5 trading days ending on the trading day prior to the date of exercise. The Warrants will expire on the fifth anniversary of the completion of the Merger, or October 19, 2026, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Private Warrants are identical to the Public Warrants except that the Private Warrants are exercisable for cash or on a cashless basis, at the holder’s option, and are not redeemable by Algoma, in each case so long as they are still held by the founders of Legato, EarlyBirdCapital, or their permitted transferees.

We may call the Warrants for redemption (excluding the Private Warrants), in whole and not in part, at a price of $0.01 per Warrant,

●	at any time after the Warrants became exercisable,

●	upon not less than 30 days’ prior written notice of redemption to each Warrant holder,

●

if, and only if, the reported last sale price of the Common Shares equals or exceeds $18.00 per Common Share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period commencing at any time after the Warrants become exercisable and ending on the third business day prior to the notice of redemption to warrant holders; and

●	if, and only if, there is a current registration statement in effect with respect to the Common Shares underlying such Warrants.

The right to exercise will be forfeited unless the Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a Warrant will have no further rights except to receive the redemption price for such holder’s Warrant upon surrender of such Warrant.

The redemption criteria for the Warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing Common Share price and the Warrant exercise price so that if the Common Share price declines as a result of a redemption call, the redemption will not cause the Common Share price to drop below the exercise price of the Warrants.

If we call the Warrants for redemption as described above, our management will have the option to require all holders that wish to exercise Warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the Warrants for that number of Common Shares equal to the quotient obtained by dividing (x) the product of the number of Common Shares underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the Common Shares for the 5 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants.

The Warrants are in registered form and are governed by a Warrant Agreement (the “Warrant Agreement”) between Continental Stock Transfer & Trust Company, as warrant agent, and Legato, as amended and assigned to Algoma pursuant to an amendment agreement, dated as of the closing of the Merger, among Algoma, Legato, Continental

Stock Transfer & Trust Company, as warrant agent and TSX Trust Company, as Canadian co-warrant agent. The Warrant Agreement will provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of at least a majority of the then outstanding Warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of Common Shares issuable on exercise of the Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or Algoma’s recapitalization, reorganization, merger or consolidation. However, except as described below, the Warrants will not be adjusted for issuances of Common Shares at a price below their respective exercise prices.

The Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of Warrants being exercised. The warrant holders do not have the rights or privileges of holders of Common Shares and any voting rights until they exercise their Warrants and receive Common Shares. After the issuance of Common Shares upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Warrant holders may elect to be subject to a restriction on the exercise of their Warrants such that an electing Warrant holder would not be able to exercise their Warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the Common Shares outstanding.

MARKET FOR SECURITIES

Common Shares

The Common Shares are listed and posted for trading on the TSX and Nasdaq under the symbol “ASTL”. The following tables show the monthly range of high and low prices per Common Share and total monthly volumes traded on the TSX and Nasdaq for the fiscal year ended March 31, 2023.

TSX

Month	High	Low	Volume
April 2022	C$14.81	C$11.91	1,334,265
May 2022	C$12.97	C$10.42	4,275,153
June 2022	C$12.58	C$10.04	4,894,828
July 2022	C$12.50	C$11.30	7,235,465
August 2022	C$12.83	C$11.24	3,590,601
September 2022	C$12.56	C$8.53	7,845,409
October 2022	C$9.55	C$8.85	3,255,184
November 2022	C$10.20	C$8.49	3,749,210
December 2022	C$9.23	C$7.70	2,783,776
January 2023	C$11.18	C$7.78	4,471,992

Month	High	Low	Volume
February 2023	C$11.72	C$9.97	4,901,630
March 2023	C$12.52	C$10.01	3,743,376

Nasdaq

Month	High	Low	Volume
April 2022	US$11.85	US$9.31	19,358,346
May 2022	US$10.06	US$7.96	20,367,106
June 2022	US$9.92	US$7.75	35,577,931
July 2022	US$9.72	US$8.76	61,085,308
August 2022	US$9.94	US$8.73	41,389,614
September 2022	US$9.67	US$6.21	31,280,977
October 2022	US$7.02	US$6.36	21,675,974
November 2022	US$7.58	US$6.32	25,342,034
December 2022	US$6.88	US$5.64	22,697,540
January 2023	US$8.42	US$5.79	27,034,119
February 2023	US$8.81	US$7.29	27,591,080
March 2023	US$9.20	US$7.30	29,763,839

Warrants

The Warrants are listed and posted for trading on the TSX and Nasdaq under the symbols “ASTL.WT” and “ASTLW”, respectively. The following tables show the monthly range of high and low prices per Warrant and total monthly volumes traded on the TSX and Nasdaq for the fiscal year ended March 31, 2023.

TSX

Month	High	Low	Volume
April 2022	C$4.50	C$3.21	111,583
May 2022	C$3.37	C$2.52	121,050
June 2022	C$3.03	C$2.21	74,685
July 2022	C$2.67	C$2.15	41,100
August 2022	C$2.90	C$2.10	40,600
September 2022	C$2.67	C$1.34	45,500
October 2022	C$1.69	C$1.31	120,270
November 2022	C$2.00	C$1.32	50,145

Month	High	Low	Volume
December 2022	C$1.85	C$1.25	17,650
January 2023	C$2.35	C$1.30	51,183
February 2023	C$2.61	C$2.21	31,400
March 2023	C$3.00	C$2.00	22,635

Nasdaq

Month	High	Low	Volume
April 2022	US$3.60	US$2.50	1,433,738
May 2022	US$2.71	US$1.82	2,107,310
June 2022	US$2.53	US$1.67	2,214,250
July 2022	US$2.10	US$1.68	1,442,627
August 2022	US$2.01	US$1.72	1,279,937
September 2022	US$2.10	US$0.95	3,046,938
October 2022	US$1.25	US$0.92	1,289,906
November 2022	US$1.47	US$0.95	3,548,397
December 2022	US$1.36	US$0.92	1,581,545
January 2023	US$1.85	US$1.05	1,808,731
February 2023	US$1.94	US$1.60	1,249,912
March 2023	US$2.20	US$1.50	1,336,382

AGREEMENTS WITH SHAREHOLDERS

Voting Rights

In connection with the consummation of our Merger with Legato, we entered into an Investor Rights Agreement pursuant to which, among other things, certain IRA Parties that previously had board designation rights with respect to Algoma Steel Holdings Inc. have the right to nominate, in the aggregate, four directors to our board for so long as they beneficially own at least 7.36% of our outstanding Common Shares. See “Risk Factors – Our Investor Rights Agreement provides certain IRA Parties the right to nominate up to four of our directors.”– Investor Rights Agreement”. As of the date of this Annual Information Form, none of the IRA Parties meet the requisite ownership threshold required to nominate a director for election to our board, and, in addition, the we have been advised that one of the IRA Parties, Barclays Bank PLC, has permanently surrendered its nomination rights under the Investor Rights Agreement.

Investor Rights Agreement

On October 19, 2021, Algoma, the IRA Parties entered into an Investor Rights Agreement. The Investor Rights Agreement provides that the Warrants and Common Shares held by the IRA Parties, including the Common Shares issuable upon the exercise of Warrants and other derivative securities, shall bear customary registration rights and nomination rights. Specifically, Algoma agreed to file a registration statement as soon as practicable upon a request from certain IRA Parties to register the resale of certain registrable securities under the U.S. Securities Act and applicable Canadian securities laws, subject to required notice provisions to other IRA Parties; provided, Algoma shall not be obligated to effect a demand registration (i) unless the aggregate proceeds expected to be received from the sale of the registrable securities equals or exceeds C$50,000,000 or (ii) if Algoma has effected a demand registration within the six-month period prior to receipt of the request therefor. Algoma also agreed to provide customary “piggyback” registration rights with respect to any valid demand registration request. Algoma will pay certain expenses relating to such registrations and indemnify the IRA Parties against certain liabilities. Additionally, certain IRA Parties that currently have board designation rights with respect to Algoma Steel Holdings Inc. will have the right to nominate, in the aggregate, four directors to the Algoma board for so long as they beneficially own at least 7.36% of our outstanding Common Shares.

Indemnification Agreements

We have entered into indemnification agreements with our directors and certain officers to indemnify such individuals, to the fullest extent permitted by law and subject to certain limitations, against all liabilities, costs, charges and expenses reasonably incurred by such individuals in an action or proceeding to which any such individual was made a party by reason of such party being or having been (i) an officer or director of (i) Algoma, or (ii) an officer or director of another corporation, or a similar role with another entity, including a partnership, trust, joint venture or other unincorporated entity, if such party serves such organization at Algoma’s request.

ESCROWED SECURITIES AND SECURITIES SUBJECT TO CONTRACTUAL RESTRICTIONS ON TRANSFER

The Company had no escrowed securities, or securities that are subject to a contractual restriction on transfer, outstanding as at March 31, 2023.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names and jurisdiction of residence of the directors and executive officers of the Company as at the date hereof, their respective positions and offices held with the Company and their principal occupation for the last five or more years.

Name & Municipality of Residence	Position with the Company	Office Held Since	Principal Occupation During the Previous Five Years
Michael Garcia Sault Ste. Marie, Ontario, Canada	Chief Executive Officer and Director	June 2022	Chief Executive Officer and Director, Algoma Steel Group Inc.
Rajat Marwah Sault Ste. Marie, Ontario, Canada	Chief Financial Officer	March 2014	Chief Financial Officer, Algoma Steel Group Inc.
John Naccarato Sault Ste. Marie, Ontario, Canada	Vice President Strategy and Chief Legal Officer (2022)	June 2019	Vice President Strategy and Chief Legal Officer, Algoma Steel Group Inc.

Name & Municipality of Residence	Position with the Company	Office Held Since	Principal Occupation During the Previous Five Years
Danielle Baker North Bay, Ontario, Canada	Chief Human Resources Officer	March 2023	Chief Human Resources Officer, Ontario Northland Transportation Commission
Mike Panzeri Cranberry Township, Pennsylvania, United States	Senior Vice President, Production	June 2023	Chief Operating Officer, JSW Steel
Rory Brandow Ancaster, Ontario, Canada	Vice President, Sales	May 2022	Director, Sales, Algoma Steel Group Inc.
Michael McQuade(5)(6) Grimsby, Ontario, Canada	Director	March 2021	Retired Former Chief Executive Officer, Algoma Steel Group Inc. (2019-2022)
Andy Harshaw(1)(2)(5) Grimsby, Ontario, Canada	Director	August 2021	Retired
Andrew E. Schultz(1) (2)(3)(5)(6)(7) New Canaan, Connecticut, United States	Director	August 2021	Corporate director and consultant
David D. Sgro(1)(2) Princeton Junction, New Jersey, United States	Director	October 2021	Director of Research, Jamarant Advisors
Eric S. Rosenfeld(1)(4)(7) Harrison, New York, United States	Director	October 2021	President and Chief Executive Officer, Crescendo Partners, L.P.
Mary Anne Bueschkens(1)(4)(6)(7) Oakville, Ontario, Canada	Director	October 2021	Corporate director and attorney
Gale Rubenstein(1)(3)(4)(6) Toronto, Ontario, Canada	Director	October 2021	Counsel, Goodmans LLP
James Gouin(1)(2)(3)(6)(7) Belle River, Ontario, Canada	Director	October 2021	Corporate director Former President and Chief Executive Officer, Tower International, (2017-2019)
Ave Lethbridge(1)(3)(6) Toronto, Ontario, Canada	Director	September 2022	Corporate director Former Executive Vice-President, Chief Human Resources and Safety & Ethics Officer, Toronto Hydro Corporation (2013-2021)
Sanjay Nakra(1)(2)(4)(7) Toronto, Ontario, Canada	Director	September 2022	Former Managing Director and Co-Group Head,

Name & Municipality of Residence	Position with the Company	Office Held Since	Principal Occupation During the Previous Five Years
Diversified Industries for TD Securities (2010-2021)

Notes:

(1)	Independent director for the purposes of National Instrument 58-101 – Disclosure of Corporate Governance Practices of the Canadian Securities Administrators.
(2)	Member of the Audit Committee.
(3)	Member of the Human Resources and Compensation Committee.
(4)	Member of the Nominating and Corporate Governance Committee.
(5)	Member of the Operations and Capital Projects Committee.
(6)	Member of the Risk Management Committee.
(7)	Member of the Strategy Committee.

As a group, the directors and executive officers of the Company owned, controlled or directed, directly or indirectly, 4,083,137 Common Shares, representing approximately 3.9% of the issued and outstanding Common Shares, as of March 31, 2023. The foregoing does not take into account Common Shares to be issued upon the potential exercise of Warrants or other securities convertible, exchangeable or exercisable into Common Shares.

Biographical Information Regarding Directors and Executive Officers

Officers

Michael Garcia, Chief Executive Officer and Director, was appointed Algoma’s Chief Executive Officer commencing in June 2022 and joined its board of directors at the same time. Mr. Garcia is a successful industrial business leader, experienced public company CEO, and board member. He is skilled at developing and executing corporate strategy, offering global experience across multiple countries and cultures with the proven ability to nurture talent and lead an organization through change. His career spans senior executive roles in numerous well-regarded companies including Alcoa Inc., Gerdau Ameristeel Inc., Evraz Inc. /Evraz Highveld Steel & Vanadium Co., Federal Reserve Bank of Richmond, Domtar Inc., and Alliant Energy Inc. Since 2020, Mr. Garcia has served as a director, member of the compensation and personnel committee and member of the operations committee of Alliant Energy Inc., a Nasdaq-listed energy holding company. Mr. Garcia holds a Bachelor degree in Computer Science from the United States Military Academy and a Master of Business Administration degree from Harvard University.

Rajat Marwah, Chief Financial Officer, joined Opco in 2008 as General Manager of Finance and Cost with accountability for the credit, cost, budget, pricing, planning and financial accounting divisions within his portfolio. He was appointed Vice President Finance in 2012 and became CFO in 2014. Mr. Marwah began his career with KPMG and subsequently entered the steel industry with ArcelorMittal as Head of Internal Audit in Romania moving on to become Financial Controller with Arcelor Mittal, Czech Republic. He is a Chartered Accountant with international experience in Romania, Czech Republic and India and holds a Bachelor of Commerce from the Sir Ram College of Commerce in Delhi, India. In his current role Mr. Marwah is charged with overall accountability for all finance functions, procurement, information technology, planning and is also the Chief Risk Officer of the Company.

John Naccarato, Vice President Strategy and Chief Legal Officer, has accountability for developing and enabling the execution of the strategic direction and go-to-market strategies for Algoma. Prior to rejoining Opco, Mr. Naccarato had acquired 30 years of experience in the steel and engineering sectors at progressive levels of responsibility for market/product development, facilities development, mergers/acquisitions and strategic growth initiatives. He has developed entrepreneurial businesses, and has held previous commercial and legal positions with Dofasco Inc., Opco (Director of Market and Product Development), and EVP & General Counsel for Bracknell Corporation. Mr. Naccarato holds a materials engineering degree from the University of Western Ontario, and a law degree from University of Windsor.

Danielle Baker, Chief Human Resources Officer joined Algoma Steel in March 2023 and is responsible for leading Algoma’s People and Culture team and supporting the organization through its transformation to electric arc steelmaking. Danielle brings to the role over 25 years of broad-based experience in labour and employee relations, people and culture strategy, organizational change, and health and safety. Prior to her role at Algoma, she served as the Chief Human Resources Officer at Ontario Northland Transportation Commission. Previously, she was with North Bay Regional Health Centre, where she held a series of progressive positions leading human resources, risk management, and occupational health, safety, security and emergency response. Danielle is a certified Human Resources Leader (CHRL) and holds a Masters of Industrial Relations and Bachelor of Arts from Queens University.

Mike Panzeri, Senior Vice President Production joined Algoma Steel in June, 2023 and has accountability for Opco’s Operations team. Mr. Panzeri holds a Bachelor of Science in Materials Engineering from the Rensselaer Polytechnic Institute and a Master of Business Administration from the University of Maryland. Prior to joining Opco, he was Chief Operating Officer of JSW Steel USA Ohio Inc. since 2020, and previously General Manager of TMK IPSCO since 2011.

Rory Brandow, Vice President Sales, assumed this role upon the retirement of Robert Dionisi, Chief Commercial Officer. Mr. Brandow has held a variety of positions at Opco over the past 34 years spanning Engineering, Market Development, Technical Services and Sales. Mr. Brandow holds a Bachelor of Arts Degree in Economics from the University of Western Ontario, a Bachelor of Science Degree in Mechanical Engineering Technology from Lake Superior State University and a Masters of Business Administration Degree from Lake Superior State University.

Directors

Michael McQuade, Director, served as the Chief Executive Officer of Algoma from March 2019 until June 2022 and he continued to serve as an executive of the Company until his retirement in July 2022. Mr. McQuade has served on Algoma’s board of directors since March 2021 and continues to do so following his retirement as Chief Executive Officer. Prior to joining Algoma, Mr. McQuade acquired more than 35 years of progressive experience at Stelco Inc. (“Stelco”) – a Canadian steel producer. During his first 25 years at Stelco, he moved through a variety of roles in finance, accounting, operations and sales. In 2007, he was promoted to Vice President, Finance at Stelco and played a critical role in that year’s sale to U.S. Steel. He carried on after the sale as the General Manager, Finance for U.S. Steel Canada, and in 2010 was appointed Chief Financial Officer for U.S. Steel Canada. In his final executive role, as President of Stelco/U.S. Steel Canada, he led a successful financial restructuring and sale while under the CCAA protection, which separated Stelco from U.S. Steel. He retired from Stelco in March 2018. Mr. McQuade holds a bachelor of mathematics degree from the University of Waterloo as well as the CPA, CMA and Chartered Director designations.

Andy Harshaw, Director, earned a Metallurgical Engineering degree at McMaster University in 1987, and subsequently joined Dofasco as an entry-level Research Engineer. Over the ensuing years, he grew to ever more senior roles within the Dofasco organization. In 2004, he was named Works Manager and in 2005 was promoted to Vice President, Manufacturing. He stayed with Dofasco through its sale to Arcelor and ultimate transition to ArcelorMittal.

In 2008, he took on responsibilities at ArcelorMittal in Burns Harbor, Indiana as the Vice President, Operations. In this role, he managed all operations including technology, safety and quality for all flat rolled and plate operations. He was ArcelorMittal’s Chief Executive Officer when he retired from full-time executive work in December 2016.

Andrew E. Schultz, Director, has had a varied career, applying an operational, legal and financial background to a wide range of businesses. He joined Holding Capital Group in 1999, a private equity firm focusing on under-performing middle market companies. His experience includes senior management positions at several companies and as general counsel to Greenwich Hospital and its board in Greenwich, CT, where, in addition to legal responsibilities (including leading the merger with Yale-New Haven Health System), was project executive for a $100 million expansion and new construction program. He has also practiced corporate, health care and administrative law. For the past 10 years, Mr. Schultz has served as an independent director for a variety of restructured companies (including publicly listed) across a wide range of industries, including Niagara LaSalle Steel. He currently serves as a director of Seadrill Limited (XOAS: SDRL), a deepwater drilling contractor. Additionally, he has been an advisor and consultant to numerous boards and companies, specializing in distressed or underperforming assets with a focus on value maximizing and out-of-court solutions. Mr. Schultz completed his undergraduate and graduate work in economics and in geography at Clark University, in Worcester, MA, and received his law degree from Fordham University in New York, NY.

David D. Sgro, CFA, Director, is the Director of Research of Jamarant Advisors, an investment partnership. He has been involved in the management of seven (7) prior Special Purpose Acquisition Companies, including Legato, and has served on the board of thirteen (13) public companies in the US and Canada. Mr. Sgro is a director and chairman of the audit committee of Pangaea Logistics Solutions (NASDAQ:PANL) and previously served as chairman of the board of Hill International and the vice chairman of Legato Merger Corp. II (NASDAQ:LGTO). Mr. Sgro has also served as the Chief Executive Officer and a director of Legato. He previously served as Chief Operating Officer of Allegro Merger Corp. since August 2017 and its chairman of the board since April 2018 and served as its Chief Financial Officer from November 2017 until April 2018. Mr. Sgro also held numerous positions with Crescendo Partners, L.P., from December 2005 until January 2022, including as a Senior Managing Director starting in December 2014. Mr. Sgro holds an MBA from Columbia Business School and a Bachelor of Science from The College of New Jersey.

Eric S. Rosenfeld, Director, serves as a Director of the Company. Eric Rosenfeld, 65, of New York, New York, U.S.A., has been the President and Chief Executive Officer of Crescendo Partners, L.P., a New York based investment firm, since its formation in November 1998. Prior to forming Crescendo Partners, he held the position of Managing Director at CIBC Oppenheimer and its predecessor company, Oppenheimer & Co., Inc., for 14 years. Mr. Rosenfeld currently serves as a director for several companies. Mr. Rosenfeld is on the board of Pangaea Logistics Solutions Ltd. (“Pangaea”), a maritime logistics and shipping company and Aecon Group, Inc., a construction company. Mr. Rosenfeld has also served as Chairman and CEO for Arpeggio Acquisition Corporation, Rhapsody Acquisition Corporation, Trio Merger Corp., Quartet Merger Corp. and Harmony Merger Corp., all blank check corporations that later merged with Hill International, Primoris Services Corporation, SAExploration Holdings, Pangaea Logistics Solutions Ltd. and NextDecade Corporation, respectively. Mr. Rosenfeld has also served as the Chief SPAC Officer of Legato Merger Corp., and Legato Merger Corp II., blank check corporations that later merged with a subsidiary of the Company and Southland Holdings, respectively. Mr. Rosenfeld is also currently the CEO of Allegro Merger Corp., a non-listed shell company. He was also a director of Primo Water Corporation (formerly Cott), a leading water delivery and filtration company, CPI Aero (Chairman Emeritus), a company engaged in the contract production of structural aircraft parts, Canaccord Genuity Group, a full-service financial services company, NextDecade Corporation, a development stage company building natural gas liquefaction plants, Absolute Software Corp., a leader in firmware-embedded endpoint security and management for computers and ultraportable devices, AD OPT Technologies, an airline crew planning service, Sierra Systems Group Inc., an information technology, management consulting and systems integration firm, Emergis Inc., an electronic commerce company, Hill International, a construction management firm, Matrikon Inc., a company that provides industrial intelligence solutions, DALSA Corp., a digital imaging and semiconductor firm, HIP

Interactive, a video game company, GEAC Computer, a software company, Computer Horizons Corp. (Chairman), an IT services company, Pivotal Corp., a cloud software firm, Call-Net Enterprises, a telecommunication firm, Primoris Services Corporation, a specialty construction company and SAExploration Holdings, a seismic exploration company. Mr. Rosenfeld is a regular guest lecturer at Columbia Business School and has served on numerous panels at Queen’s University Business Law School Symposia, McGill Law School, the World Presidents’ Organization and the Value Investing Congress. He is a senior faculty member at the Director’s College. He is a guest lecturer at Tulane Law School. He has also been a guest host on CNBC. Mr. Rosenfeld received an A.B. in economics from Brown University and an M.B.A. from the Harvard Business School. The board nominated Mr. Rosenfeld to be a director because he has extensive experience serving on the boards of multinational public companies and in capital markets and mergers and acquisitions transactions. Mr. Rosenfeld also has valuable experience in the operation of worldwide business faced with a myriad of international business issues. Mr. Rosenfeld’s leadership and consensus-building skills, together with his experience as a senior independent director of all boards on which he currently serves, make him an effective board member.

Mary Anne Bueschkens, Director, is a globally experienced business executive, corporate director and attorney who has extensive operational, financial and management expertise gained in the manufacturing/auto sector where she held progressive roles as President and General Counsel, Chief Executive Officer, and Vice-Chair of the Board of Directors of ABC Technologies Inc., (“ABC”) a TSX-listed global Tier 1 automotive parts supplier with 36 facilities worldwide and annual revenues exceeding $1.3 billion. Mary Anne also served as a Board and Audit Committee Member of ACPS, a private equity owned leading European automotive parts supplier. Prior to joining ABC, she was a senior tax partner with a national Canadian law firm where she was the Head of the National Tax Group and on the Executive Management Committee and advised clients on international business structuring, governance, risk mitigation and business succession planning. Ms. Bueschkens holds a B.Sc., B.Comm and an MBA from the University of Windsor and a J.D. Law from Osgoode Hall Law School, York University, Toronto. She also is a holder of the Institute of Corporate Directors, Director designation (ICD.D) from the Rotman School of Business Management, Toronto, and has completed their certificate courses in Board Oversight of Climate Change/ESG and Business Strategy for public company boards. Ms. Bueschkens is also on the Board of Governors of the Royal Ontario Museum, Toronto.

Gale Rubenstein, Director, is an experienced board director with deep expertise in corporate pensions and regulatory matters, corporate governance, restructuring and crisis management. She has spent over 40 years of her career with Goodmans LLP, including as a partner from 1986 to 2020, becoming counsel in January 2021. Ms. Rubenstein’s board experience includes the University Pension Plan Ontario – Inaugural Chair Board of Trustees since 2019, board member of the Scarborough Health Network since 2019 and of the Scarborough Health Network Research Institute since its inception in 2021, board member of Hydro One from 2007-2018, and board member of the Canadian Lawyers Liability Assurance Society from 1990-2012. She was also a member of the Executive Committee and the Partners Compensation Committee at Goodmans LLP. Ms. Rubenstein is a member of the Law Society of Ontario and a Fellow of the Insolvency Institute of Canada. She received her LL.B. from Osgoode Hall Law School.

James Gouin, Director, served as President, Chief Executive Officer, and a member of the board of directors of Tower International, Inc. (“Tower”), a global manufacturer of engineered automotive products from 2017 until the sale of Tower in 2019. Mr. Gouin served as President of Tower during 2016 after joining the company in November 2007 as Executive Vice President and Chief Financial Officer. Prior to Tower, Mr. Gouin served as a Senior Managing Director of the corporate finance practice of FTI Consulting, Inc. (“FTI”), a business advisory firm. Before joining FTI, Mr. Gouin spent 28 years at Ford Motor Company in a variety of senior positions, including as Vice President, Finance and Global Corporate Controller from 2003 to 2006 and as Vice President of Finance, Strategy and Business Development of Ford Motor Company’s International Operations from 2006 to 2007. Mr. Gouin also served on the Board of Trustees of the University of Detroit Mercy until October 2017, and the Board of Vista Maria, a non-profit corporation, until 2019. From 2015 until 2022, he served on the board, the audit committee, and the human capital and compensation committee of Exterran Corporation, an upstream oil, gas, and water solution company which was acquired by Enerflex Ltd. in October 2022. He currently serves on the board of directors and audit committee of Enerflex Ltd. Mr. Gouin received a B.B.A. from the Detroit Institute of Technology and an M.B.A. from the University of Detroit Mercy.

Ave Lethbridge, Director, is a corporate director and former Executive Vice-President, Chief Human Resources and Safety & Ethics Officer of Toronto Hydro Corporation, an electric utility and energy service company, a position that she held from 2013 until her retirement in December 2021. Since 1998, she held various progressive senior executive leadership positions with Toronto Hydro, encompassing human resources, environment, health and safety, business continuity and pandemic incident command, corporate social responsibility, sustainability (ESG), climate change strategy targets, mergers and restructuring, executive succession, enterprise risk, security & crisis management, regulatory compliance, strategy, technology change and innovation, government relations, and corporate governance. From 2002 to 2004 she was Vice President, Organizational Development and Performance & Corporate Ethics Officer; from 2004 to 2007 she was Vice President, Human Resources and Organizational Effectiveness; and from 2008 to 2013 she was Vice President, Organizational Effectiveness and Environment Health and Safety. Her over 30 years human resources experience also includes the gas, utility and telecom industry. Ms. Lethbridge has served on the board of directors of Kinross Gold Corporation (“Kinross”), a TSX and New York Stock Exchange-listed issuer, since 2015, and currently serves as the chair of the human resource and compensation committee and a member of the corporate governance and nominating committee. She previously served on the audit and risk committee of Kinross from 2015-2018 and the corporate responsibility and technical committee from 2018-2019. Ms. Lethbridge holds a Master of Science degree in Organizational Development from Pepperdine University, with included international consulting experience in the U.S., China and Mexico. She has completed the Directors’ Education Program from the Institute of Corporate Directors at the University of Toronto’s Rotman School of Management and currently holds the ICD.D designation. She is a Certified Human Resource Executive and holds a Climate & Biodiversity Certificate and Designation (CCB.D) from Competent Boards. In 2021, she was the recipient of the Lifetime Achievement award (2021 OEA Energy Awards) from the Ontario Energy Association.

Sanjay Nakra, Director, is a senior corporate finance leader with over two decades of Investment Banking experience in Europe, US, and Canada. He has a proven track record as a trusted advisor to business leaders and has worked closely with management teams in various industry sectors, delivering timely strategic advice. He has held progressively senior roles, most recently, Mr. Nakra was the Managing Director and Co-Group Head, Diversified Industries for TD Securities from 2010-2021. In this role, he led a team covering a variety of industry sectors, including industrials, auto, engineering & construction, retail, chemicals, downstream energy and healthcare. He also served as Managing Director and Group Head, Technology and Infrastructure, Investment Banking at TD Securities from 2006-2010. In this role, he led a team covering industry sectors including software, technology services, hardware, engineering and construction, and healthcare. Mr. Nakra serves on the Board of Directors of Nuralogix Corporation and is a member of the Board of Directors and Chair of the Nominating and Governance Committee of Soulpepper Theatre Company. Mr. Nakra holds a Chartered Accountant (CA) designation from the Institute of Chartered Accountants of Ontario, Master of Business Administration (MBA) from Schulich School of Business, and a Bachelor of Arts from York University.

Corporate Cease Trade Orders or Bankruptcies

To the knowledge of the Company, other than as set out below, during the past 10 years, no director or executive officer of the Company (nor any personal holding company of any of such individuals) is, as of the date of this Annual Information Form, or has been within 10 years before the date of this Annual Information Form, a director, chief executive officer or chief financial officer of any company that:

(a)

was subject to a cease trade order or similar order or an order that denied the company access to any exemption under securities legislation for a period of more than 30 consecutive days while the person was acting in such capacity; or

(b)

was subject to a cease trade order or similar order or an order that denied the company access to any exemption under securities legislation for a period of more than 30 consecutive days that was issued after the person ceased to act in such capacity and which resulted from an event that occurred while the person was acting in such capacity.

On August 13, 2018, the New York Stock Exchange (the “NYSE) determined to commence proceedings to delist the common stock of Hill International, Inc. (“Hill”) and suspended trading in Hill’s common stock on the NYSE (the “Trading Suspension”), as a result of Hill’s failure to file its annual report for the period ended December 31, 2017, quarterly reports for the period ended March 31, 2018 and June 30, 2018. The NYSE did not pursue delisting proceedings and lifted the Trading Suspension on October 18, 2018, upon Hill filing the required periodic reports with the SEC.

To the knowledge of the Company, other than as set out below, none of the directors or executive officers of the Company, and no shareholder holding a sufficient number of securities of the Company to affect materially the control of the Company is, as at the date of this Annual Information Form, or has been within the 10 years before the date of this Annual Information Form, a director or executive officer of any company that, while the person was acting in such capacity, or within a year of the person ceasing to act in such capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or director appointed to hold its assets.

Michael McQuade served as an officer of Stelco, formerly U.S. Steel Canada Inc., during the period before and after Stelco filed for creditor protection under the CCAA in Canada on September 16, 2014. The sale and investment solicitation process for Stelco to market its business and assets for sale or recapitalization was approved on January 12, 2016. On June 30, 2017, Stelco emerged from CCAA proceedings through the implementation of a CCAA plan, pursuant to which Bedrock Industries L.P. indirectly acquired substantially all of Stelco’s operating assets and business on a going concern basis through acquisition of all of the outstanding shares of Stelco.

Personal Bankruptcies

To the knowledge of the Company, none of the directors or executive officers of the Company, and no shareholder holding a sufficient number of securities of the Company to affect materially the control of the Company has, within the 10 years prior to the date of this Annual Information Form, become bankrupt or made a proposal under any legislation relating to bankruptcy or insolvency, or been subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or director appointed to hold the assets of such person.

Penalties or Sanctions

None of the directors or executive officers of the Company, and no shareholder holding a sufficient number of securities of the Company to affect materially the control of the Company, has been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a Canadian securities regulatory authority or been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor making an investment decision.

Conflicts of Interest

To the knowledge of the Company, there are no existing or potentially material conflicts of interest between Company or a subsidiary of the Company and any director or officer of Company or of a subsidiary of Company, other than as described elsewhere in this Annual Information Form.

Audit Committee Information

Composition and Charter

The Company’s audit committee (the “Audit Committee”) consists of a minimum of three and a maximum of five directors. The Company’s board of directors has adopted a written charter, the text of which is reproduced in its entirety in Appendix A, setting forth the purpose, composition, authority and responsibility of the Audit Committee, consistent with National Instrument 52-110 – Audit Committees (“NI 52-110”). The Audit Committee currently consists of Messrs. Schultz, Harshaw, Sgro, Gouin and Nakra. Mr. Gouin serves as the chair of the committee.

Relevant Education and Experience

The board of directors of Algoma has determined that each member of the Audit Committee is independent within the meaning of the Nasdaq corporate governance rules, NI 52-110 and the U.S. Securities Exchange Act of 1934, and free from any relationship that, in the view of the board of directors, could be reasonably expected to interfere with the exercise of his independent judgment as a member of the committee.

Each member of the Audit Committee has direct experience relevant to the performance of his responsibilities as an Audit Committee member. All members of our Audit Committee are financially literate (which is defined as the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by Algoma’s financial statements). See “Directors and Executive Officers” for further details. In addition, one member of the Audit Committee is required to have accounting or related financial management expertise, qualifying as an audit committee financial expert as defined by the rules of the SEC, which our board of directors has determined is Mr. Gouin.

Reliance on Certain Exemptions

At no time since the commencement of the Company’s most recently completed financial year has the Company relied on the exemption in Sections 2.4 (De Minimis Non-audit Services), 3.2 (Initial Public Offerings), 3.3(2) (Controlled Companies), 3.4 (Events Outside Control of Members), 3.5 (Death, Disability or Resignation of Audit Committee Member), 3.6 (Temporary Exemption for Limited and Exceptional Circumstances), 3.8 (Acquisition of Financial Literacy) of NI 52-110, or an exemption from NI 52-110, in whole or in part, granted under Part 8 thereof.

Audit Committee Oversight

At no time since the commencement of the Company’s most recently completed financial year has the Audit Committee made a recommendation to nominate or compensate an external auditor not adopted by the board of directors.

Pre-Approval Policies and Procedures

The Audit Committee, as part of its function in assisting the board of directors in fulfilling its oversight responsibilities (and without limiting the generality of the Audit Committee’s role), has the power and authority to pre-approve all non-audit services to be provided by the external auditor, or delegate such pre-approval of non-audit services to the Chair of the Audit Committee; provided that the Chair must notify the Audit Committee at each committee meeting of the non-audit services they approved since the last Audit Committee meeting.

External Auditor Service Fees

The external auditor of the Company, Deloitte LLP, reports directly to the Audit Committee. The following table presents, by category, the fees billed by Deloitte LLP to us in fiscal 2023 and fiscal 2022:

Category of Fees	Year Ended March 31, 2023	Year Ended March 31, 2022

Audit fees(1)	$2,213,349	$2,168,565

Audit-related fees(2)	$314,877	$516,922

Tax fees(3)	$209,328	$365,269

Total	$2,737,553	$3,050,756

Notes:

(1)

“Audit fees” means the aggregate of fees billed in each of the fiscal years for professional services rendered by Deloitte LLP for the audit of our annual financial statements and review of our interim financial statements.

(2)

“Audit-related fees” includes assurance and related services reasonably related to the financial statement audit and not included in audit services, including those pertaining to the merger transaction which occurred in fiscal 2022.

(3)	“Tax fees” means the aggregate fees billed in each of the fiscal years for professional services rendered by Deloitte LLP for tax compliance and tax advice.

LEGAL PROCEEDINGS AND REGULATORY ACTIONS

In the course of its business, the Company from time to time becomes involved in various claims and legal proceedings. Litigation is subject to many uncertainties and the outcome of individual matters is not predictable. The Company is not currently party to any outstanding, threatened, pending or, to the knowledge of the Company, contemplated, litigation which individually or in the aggregate, is material to our continuing operations and consolidated financial condition and results of operations. In fiscal 2023, the Company has not had any penalties or sanctions imposed by a court or regulatory body relating to securities legislation or regulatory requirements, or by a court or regulatory body that would be considered important to a reasonable investor in making an investment decision, and has not been involved in a settlement agreement with a court relating to securities legislation or with a securities regulatory authority.

INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

To the knowledge of the Company, there are no material interests, direct or indirect, of any of the Company’s directors or executive officers, any shareholder that beneficially owns, or controls or directs (directly or indirectly), more than 10% of any class or series of the Company’s outstanding voting securities, or any associate or affiliate of any of the foregoing persons, in any transaction within the three years before the date hereof that has materially affected or is reasonably expected to materially affect the Company or any of its subsidiaries.

TRANSFER AGENT, REGISTRAR AND WARRANT AGENT

The transfer agent and registrar for Common Shares is TSX Trust Company. Its address is 301 – 100 Adelaide Street West, Toronto, Ontario M5H 4H1 and its telephone number is (416) 261-0930. The U.S. co-transfer agent and registrar for Common Shares is Continental Stock Transfer & Trust Company. Its address is 1 State Street, 30th Floor, New York, New York 10004, and its telephone number is 212-509-4000.

The warrant agent for the Warrants is Continental Stock Transfer & Trust Company. Its address is 1 State Street, 30th Floor, New York, New York 10004, and its telephone number is 212-509-4000. The Canadian co-warrant agent for the Warrants is TSX Trust Company. Its address is 301 – 100 Adelaide Street West, Toronto, Ontario M5H 4H1 and its telephone number is (416) 261-0930.

MATERIAL CONTRACTS

The following are the only material agreements of the Company entered into within the last financial year or still in effect, other than contracts entered into in the ordinary course of business, and each as described further below:

●	Investor Rights Agreement;
●	Warrant Agreement;
●	the Revolving Credit Facility;
●	the SIF Funding; and
●	the CIB Funding.

Investor Rights Agreement

For a description of the Investor Rights Agreement, see “Agreements with Shareholders – Voting Rights – Investor Rights Agreement”.

Warrant Agreement

For a description of the Warrant Agreement, see “Description of Capital Structure – Description of Warrants”.

Revolving Credit Facility

Algoma Steel Inc. (“ASI”), the Company’s operating subsidiary, is the borrower under a secured asset-based revolving credit facility (the “Revolving Credit Facility”) made available pursuant to an amended and restated revolving credit agreement dated May 23, 2023 among ASI, as borrower, Algoma Steel Intermediate Holdings Inc. and certain subsidiaries of ASI, as guarantors, Wells Fargo Capital Finance Corporation Canada, as administrative agent and collateral agent (the “RCF Agent”), and the lenders party thereto from time to time.

The maximum availability under the Revolving Credit Facility is $300 million. The Revolving Credit Facility includes a sublimit for letters of credit and a sublimit for borrowings on same-day notice, referred to as swingline loans.

At March 31, 2023, we had C$1.9 ($1.4) drawn on this facility, and there was C$279.2 ($206.3) of unused availability after taking into account C$57.3 ($42.3) of outstanding letters of credit and borrowing base reserves.

Interest Rate and Fees

Loans under the Revolving Credit Facility bear interest at an annual rate equal to, at the Borrower’s option, Base Rate, Secured Overnight Financing Rate (“SOFR”), Canadian Base Rate or Canadian Dollar Offered Rate (“CDOR”), plus the “Applicable Margin”. The Applicable Margin is determined on a quarterly basis based on the type of loan and historical excess availability under the Revolving Credit Facility.

Interest is payable quarterly in arrears in respect of Base Rate Loans and Canadian Base Rate Loans and on the last date of each interest period, which may be, at the borrower’s option one or three months in the case of CDOR Loans and one, three or six months in the case of SOFR Loans, in each case subject to a requirement to pay accrued interest in connection with certain repayments of applicable loans or at maturity.

In addition to paying interest on outstanding principal under the Revolving Credit Facility, the Company is required to pay a commitment fee in respect of unutilized commitments and a letter of credit fee and facing fee in respect of outstanding letters of credit. These fees are payable quarterly in arrears.

Algoma is exposed to interest rate benchmark, CDOR, which is subject to interest rate benchmark reform. The exposure arises on financial liabilities bearing interest at CDOR plus basis points including Algoma’s Revolving Credit Facility. Algoma is closely monitoring the market and the output from the various industry working groups managing the transition to new benchmark interest rates including announcements made by the Canadian Alternative Reference Rate Working Group.

The referenced benchmark rates applicable to Algoma are expected to be published until at least June of 2024 and prior to their expiry, Algoma will work with the administrative agent of its various CDOR exposed credit agreements to replace CDOR with a fallback reference rate at similar commercial terms to today’s rates.

Availability and repayments

Availability under the Revolving Credit Facility is governed by a conventional borrowing base calculation comprised of eligible accounts receivable, eligible inventory and cash, subject to various customary reserves. We are required to maintain a minimum borrowing base. Any shortfall in the borrowing base will trigger a mandatory loan repayment in the amount of the shortfall, subject to certain cure rights.

Maturity

The Revolving Credit Facility has a maturity date of May 23, 2028.

Guarantees and security

All obligations under the Revolving Credit Facility are required to be jointly and severally guaranteed by Algoma Steel Intermediate Holdings Inc. and each of ASI’s subsidiaries on a first lien secured basis.

Certain Covenants and Events of Default

The Revolving Credit Facility contains covenants that, among other things, restrict, subject to certain exceptions, our ability to:

●	incur liens;

●	engage in mergers, consolidations or amalgamations;

●	make certain investments or acquisitions;

●	make certain restricted payments, including the payment of dividends, the repurchase of our capital stock, and the repayment of junior indebtedness prior to maturity;

●	incur additional indebtedness;

●	engage in certain transactions with our affiliates;

●	amend or modify certain indebtedness;

●	sell or transfer assets;

●	in the case of Algoma Steel Intermediate Holdings Inc., engage in any material business or operations; and

●	make changes to our defined benefit pension plans.

In addition, if availability under the Revolving Credit Facility falls below a specified threshold, we are required to maintain compliance with a springing minimum fixed charge coverage ratio test of 1.00:1.00.

The Revolving Credit Facility also contains certain customary affirmative covenants and events of default, including an event of default upon the occurrence of a change of control.

Green Steel Funding

On September 20, 2021, Algoma secured an agreement with the Minister of Industry of the Government of Canada, whereby Algoma will receive up to C$200.0 million in the form of a loan to support Algoma’s EAF transformation (the “SIF Funding”). The loan is provided through the Net Zero Accelerator initiative of the Federal Strategic Innovation Fund. The repayment period will commence upon the earlier of the Company having access to full power from the grid to operate the EAFs independently, or January 1, 2030. The annual repayment is further dependent on Algoma’s performance in reducing GHG emissions. As of March 31, 2023, the Company had applied for reimbursements of $63.3 million under the SIF Funding.

On November 29, 2021, the Canada Infrastructure Bank (“CIB”) and Algoma entered into a definitive agreement with respect to the CIB’s previously announced commitment to finance GHG reduction industrial initiatives, including the transformational upgrade of the Company’s steelmaking processes at its facility in Sault Ste. Marie, Ontario (the “CIB Funding” and together with the SIF Funding, the “Green Steel Funding”). Under the terms of the agreement, the CIB will provide up to C$220 million in low cost financing towards the approximately C$700 million transformation to EAF steelmaking. Under the terms of the CIB agreement, the Company may draw on a non-revolving construction credit facility. Further, under the terms of the agreement, the amount of credit available is reduced by one-third of any restricted payments or distributions to shareholders made by the Company, including dividends and share repurchases. As of March 31, 2023, the CIB’s financial commitment has been reduced by C$194.9 million as a result of restricted payments, in respect of dividends and share repurchases completed by the Company through normal course market purchases and the completion of a $400 million Substantial Issuer Bid for the Company’s common shares completed in June 2022, as described in Note 26. As a result of these restricted payments and distributions, as of March 31, 2023, the amount available to the Company under the CIB’s credit facility is $25.1 million. As at March 31, 2023, the Company has not drawn on this credit facility.

Copies of the foregoing documents are available under the Company’s profiles on SEDAR at www.sedar.com and on the SEC’s EDGAR website at www.sec.gov.

INTEREST OF EXPERTS

Deloitte LLP has audited the consolidated financial statements of the Company as at March 31, 2023 and for the year then ended. Deloitte LLP is independent with respect to the Company within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of Ontario and within the meaning of the U.S. Securities Act, as amended and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States).

ADDITIONAL INFORMATION

Additional information relating to the Company may be found under the Company’s profiles on SEDAR at www.sedar.com and on the SEC’s EDGAR website at www.sec.gov, or on our website at www.algoma.com. Additional information, including directors’ and officers’ remuneration and indebtedness, principal holders of the Company’s securities and securities authorized for issuance under equity compensation plans, if applicable, will be contained in the Company’s information circular for its upcoming annual meeting of shareholders. Additional financial information is provided in the Company’s financial statements and management’s discussion and analysis for the financial year ending March 31, 2023.

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE

ALGOMA STEEL GROUP INC.

CHARTER OF THE AUDIT COMMITTEE

1.	Purpose

The Audit Committee (the “Committee”) is a committee of the Board of Directors (the “Board”) of Algoma Steel Group Inc. (the “Company”). The members of the Committee, including the chair of the Committee (the “Chair”), are appointed by the Board on an annual basis (or until their successors are duly appointed) for the purpose of overseeing the Company’s accounting, financial controls and financial reporting processes and the audits of the financial statements of the Company and monitoring whether the Company complies with financial covenants and legal and regulatory requirements governing financial disclosure matters and financial risk management.

2.	Composition

(1)	The Committee should be comprised of a minimum of three directors and a maximum of five directors. The Chair of Risk Committee shall be a required member of the Committee.

(2)

The Committee must be constituted as required under each of the Business Corporations Act (British Columbia), National Instrument 52-110 – Audit Committees, as it may be amended or replaced from time to time (“NI 52-110”), the Nasdaq Stock Market LLC rules (the “Nasdaq Rules”) and applicable rules under the U.S. Securities Exchange Act of 1934, as amended (the “SEC Rules” and, collectively with NI 52-110 and the Nasdaq Rules, the “Applicable Regulations”).

(3)

All members of the Committee must (except to the extent permitted by the Applicable Regulations) be independent (within the meaning of the Applicable Regulations), and free from any relationship that, in the view of the Board, could be reasonably expected to interfere with the exercise of his or her independent judgment as a member of the Committee.

(4)

No members of the Committee shall receive, other than for service on the Board, the Committee or other committees of the Board, any consulting, advisory, or other compensatory fee from the Company or any of its related parties or subsidiaries.

(5)

All members of the Committee must (except to the extent permitted by the Applicable Regulations) be financially literate (which is defined as the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Company’s financial statements). In addition, one member of the Committee must have accounting or related financial management expertise, qualifying as an audit committee financial expert (within the meaning of the Applicable Regulations).

(6)

Any member of the Committee may be removed or replaced at any time by the Board and shall cease to be a member of the Committee on ceasing to be a director. The Board may fill vacancies on the Committee by election from among the Board. If and whenever a vacancy shall exist on the Committee, the remaining members may exercise all powers of the Committee so long as a quorum remains.

3.	Limitations on Committee’s Duties

In contributing to the Committee’s discharge of its duties under this Charter, each member of the Committee shall be obliged only to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Nothing in this Charter is intended or may be construed as imposing on any member of the Committee a standard of care or diligence that is in any way more onerous or extensive than the standard to which any member of the Board may be otherwise subject.

Members of the Committee are entitled to rely, absent actual knowledge to the contrary, on (i) the integrity of the persons and organizations from whom they receive information, (ii) the accuracy and completeness of the information provided, (iii) representations made by management of the Company as to the non-audit services provided to the Company by the external auditor, (iv) financial statements of the Company represented to them by a member of management or in a written report of the external auditors to present fairly the financial position of the Company in accordance with applicable generally accepted accounting principles, and (v) any report of a lawyer, accountant, engineer, appraiser or other person whose profession lends credibility to a statement made by any such person.

4.	Meetings

The Committee should meet not less than four times annually. The Committee should meet within 45 days following the end of the first three financial quarters of the Company and shall meet within 90 days following the end of the fiscal year of the Company. A quorum for the transaction of business at any meeting of the Committee shall be a majority of the members of the Committee or such greater number as the Committee shall by resolution determine. The Committee shall keep minutes of each meeting of the Committee. A copy of the minutes shall be provided to each member of the Committee.

Meetings of the Committee shall be held from time to time and at such place as any member of the Committee shall determine upon two days’ prior notice to each of the other Committee members. The members of the Committee may waive the requirement for notice. In addition, each of the Chief Executive Officer, the Chief Financial Officer and the external auditor of the Company shall be entitled to request that the Chair call a meeting.

The Committee may ask members of management and employees of the Company (including, for greater certainty, its affiliates and subsidiaries) or others (including the external auditor) to attend meetings and provide such information as the Committee requests. Members of the Committee shall have full access to information and records of the Company (including, for greater certainty, its affiliates, subsidiaries and their respective operations) and shall be permitted to discuss such information and any other matters relating to the results of operations and financial position of the Company with management, employees, the external auditor and others as they consider appropriate.

The Committee or its Chair should meet at least once per year with management and the external auditor of the Company in separate sessions to discuss any matters that the Committee or either of these groups desires to discuss privately. In addition, the Committee should meet with management and the external auditor to review and discuss the Company’s annual audited financial statements and quarterly financial statements.

5.	Committee Activities

As part of its function in assisting the Board in fulfilling its oversight responsibilities (and without limiting the generality of the Committee’s role), the Committee will have the power and authority to:

A.	Disclosure

(1)

Review, approve and recommend for Board approval the Company’s quarterly financial statements, including any certification, report, opinion or review rendered by the external auditor and the related management’s discussion and analysis and press release.

(2)

Review, approve and recommend for Board approval the Company’s annual financial statements, including any certification, report, opinion or review rendered by the external auditor, the annual information form, and the related management’s discussion and analysis and press release.

(3)

Review and approve any other press releases that contain material financial information and such other financial information of the Company provided to the public or any governmental body as the Committee requires.

(4)

Satisfy itself that adequate procedures have been put in place by management for the review of the Company’s public disclosure of financial information extracted or derived from the Company’s financial statements and the related management’s discussion and analysis.

(5)

Review any litigation, claim or other contingency and any regulatory or accounting initiatives that could have a material effect upon the financial position or operating results of the Company and the appropriateness of the disclosure thereof in the documents reviewed by the Committee.

(6)	Receive periodically management reports assessing the adequacy and effectiveness of the Company’s disclosure controls and procedures.

(7)	Review and make recommendations to the Board in respect of the mandate of the Company’s Disclosure Committee (the “Disclosure Committee”).

(8)	Review the Disclosure Committee’s quarterly reports to the Committee pertaining to the Disclosure Committee’s activities for the previous quarter.

(9)	Prepare such disclosures and reports required to be prepared by the Committee by any applicable law, regulation, rule or listing standard.

B.	Internal Control

(1)

Review material prepared by management regarding the Company’s financial strategy considering current and future capital and operating plans and budgets, the Company’s capital structure, including debt and equity components, current and expected financial leverage, interest rate and foreign currency exposures and in the Committee’s discretion, make recommendations to the Board.

(2)	Review management’s process to identify, monitor and manage the significant risks associated with the activities of the Company, as well as the steps taken by management to report such risks.

(3)	Review the effectiveness of the internal control systems for monitoring compliance with applicable laws and regulations.

(4)	Have the authority to communicate directly with the internal auditor, if applicable.

(5)	Review the performance, compliance and financial risk practices of the Company’s pension programs.

(6)	Receive periodical management reports assessing the adequacy and effectiveness of the Company’s internal control systems.

(7)

Assess the overall effectiveness of the internal control and risk management frameworks through discussions with management and the external auditors and assess whether recommendations made by the external auditors have been implemented by management.

C.	Relationship with the External Auditor

(1)

Assess the qualifications and independence of the external auditor and be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management of the Company and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and each such registered public accounting firm must report directly to the Committee.

(2)	Have the authority to communicate directly with the external auditor and arrange for the external auditor to be available to the Committee and the Board as needed.

(3)	Advise the external auditor that it is required to report to the Committee and not to management.

(4)

Monitor the relationship between management and the external auditor, including reviewing any management letters or other reports of the external auditor, discussing any material differences of opinion between management and the external auditor and resolving disagreements between the external auditor and management.

(5)

Review and discuss with the external auditor all critical accounting policies and practices to be used in the Company’s financial statements, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications of the use of such alternative treatments and the treatment preferred by the external auditor.

(6)

Review and discuss with management and with the external auditor (a) any major issues regarding, or significant changes in, accounting principles and financial statement presentation with the external auditor and management, including any significant changes in the Company’s selection or application of accounting principles, (b) any significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company, and (d) the type and presentation of information to be included in earnings press releases and any financial information and earnings guidance provided to analysts and rating agencies.

(7)	If considered appropriate, establish separate systems of reporting to the Committee by each of management and the external auditor.

(8)

Obtain and review a formal written statement, at least annually, from the external auditor delineating all relationships between external auditor and the Company, management or employees, actively engaging in a dialogue with external auditor with respect to any disclosed relationships or services that may impact or interfere with the objectivity and independence of external auditor and for taking, or recommending that the full Board take, appropriate action to oversee the independence of the external auditor.

(9)	Establish policies and procedures with respect to the pre-approval of all audit and non-audit services to be provided by the external auditor.

(10)

Pre-approve all audit and non-audit services to be provided by the external auditor, or delegate such pre-approval of audit and non-audit services to the Chair of the Committee; provided that the Chair shall notify the Committee at each Committee meeting of the audit and non-audit services they approved since the last Committee meeting.

(11)

Review the performance of the external auditor, including the lead audit partner, and recommend any replacement of the external auditor when the Committee determines that circumstances warrant. In making its evaluation, the Committee should take into account the opinions of management and the internal audit group.

(12)

Periodically consult with the external auditor out of the presence of management about (a) any significant risks or exposures facing the Company, (b) internal controls and other steps that management has taken to control such risks, and (c) the fullness and accuracy of the financial statements of the Company, including the adequacy of internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper.

(13)

Obtain and review a report, at least annually, from the external auditor describing (a) the external auditor’s internal quality-control procedures and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the external auditor’s firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues.

(14)	Review and approve any proposed hiring of current or former partners or employees of the current (and any former) external auditor of the Company.

(15)	Establish policies with respect to audit partner rotation in compliance with applicable laws and regulations.

D.	Audit Process

(1)

Review the scope, plan and results of the external auditor’s audit and reviews, including the auditor’s engagement letter, the post-audit management letter, if any, and the form of the audit report. Review, based on the recommendation of the external auditor and the person responsible for the Company’s internal audit group, the scope and plan of the work to be done by the internal audit group and the responsibilities, budget, audit plan, activities, organizational structure and staffing of the internal audit group as needed. The Committee may authorize the external auditor to perform supplemental reviews, audits or other work as deemed desirable.

(2)

Following completion of the annual audit and quarterly reviews, review separately with each of management and the external auditor any significant changes to planned procedures, any difficulties encountered during the course of the audit and, if applicable, reviews, including any restrictions on the scope of work or access to required information and the cooperation that the external auditor received during the course of the audit and, if applicable, reviews.

(3)	Review any significant disagreements among management and the external auditor in connection with the preparation of the financial statements.

(4)

Where there are significant unsettled issues between management and the external auditor that do not affect the audited financial statements, the Committee shall seek to ensure that there is an agreed course of action leading to the resolution of such matters.

(5)

Review with the external auditor and management significant findings and the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

(6)

Review the system in place to seek to ensure that the financial statements, management’s discussion and analysis and other financial information disseminated to regulatory authorities and the public satisfy applicable requirements.

E.	Financial Reporting Process

(1)	Review the quality and integrity of the Company’s financial reporting processes, both internal and external, in consultation with the external auditor.

(2)

Monitor and review the effectiveness of the Company’s internal audit function, including ensuring that any internal auditors have adequate monetary and other resources to complete their work and appropriate standing within the Company and, if the Company has no internal auditors, consider, on an annual basis, whether the Company requires internal auditors, report to the Board on the internal auditors’ performance and make related recommendations to the Board.

(3)

Review all material balance sheet issues and all material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities or other persons.

(4)

Develop and recommend to the Board for approval policies and procedures for the review, approval or ratification of related party transactions. Oversee the implementation of and compliance with such policies regarding related party transactions and review and approve all related party transactions required to be disclosed pursuant to applicable rules prior to the Company entering into such transactions.

(5)

Review with management and the external auditor the Company’s accounting policies and any changes that are proposed to be made thereto, including all critical accounting policies and practices used, any alternative treatments of financial information that have been discussed with management, the ramification of their use and the external auditor’s preferred treatment and any other material communications with management with respect thereto. Review the disclosure and impact of contingencies and the reasonableness of the provisions, reserves and estimates that may have a material impact on financial reporting.

F.	Other

(1)

Identify and inform the Board of matters that may significantly impact on the financial condition or affairs of the business, including irregularities in the Company’s business administration, and, where applicable, suggest corrective measures to the Board.

(2)	Review the public disclosure regarding the Committee required from time to time by the Applicable Regulations.

(3)	Review in advance, and approve, the hiring and appointment of the Company’s Chief Financial Officer.

(4)

Establish and oversee the effectiveness of procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, auditing matters, internal accounting controls or management of the Company’s business under the Company’s whistleblower policy, including the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

(5)	Direct and supervise the investigation into any matter brought to the Committee’s attention within the scope of the Committee’s duties.

(6)

Review with the external auditor, management and the legal advisors of the Company, as applicable, any other legal, regulatory or compliance matters as the Committee or the Board deems necessary or appropriate.

(7)	Perform any other activities as the Committee or the Board deems necessary or appropriate.

6.	Independent Advice

In discharging its mandate, the Committee shall have the authority to retain independent counsel and special advisors as the Committee determines to be necessary to permit it to carry out its duties.

7.	Funding

The Company must provide for appropriate funding, as determined by the Committee, in its capacity as a committee of the Board, for payment of:

(1)	Compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.

(2)	Compensation to any counsel or advisors employed by the Committee under Section 6 above.

(3)	Ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

8.	Annual Evaluation

At least annually, the Committee shall, in a manner it determines to be appropriate:

(1)	Perform a review and evaluation of the performance of the Committee and its members, including the compliance of the Committee with this Charter.

(2)	Review and assess the adequacy of this Charter and recommend to the Board any improvements to this Charter that the Committee believes to be appropriate.

9.	No Rights Created

This Charter is a broad policy statement and is intended to be part of the Committee’s flexible governance framework. While this Charter should comply with all applicable law and the Company’s constating documents, this Charter does not create any legally binding obligations on the Committee, the Board, any director or the Company.

Exhibit 99.2

MANAGEMENT’S DISCUSSION AND ANALYSIS

The following Management Discussion and Analysis (“MD&A”) contains information regarding the financial position and financial performance of Algoma Steel Group Inc. and its consolidated subsidiaries and unless the context otherwise requires, all references to “Algoma,” “the Company,”, “we,” “us,” or “our” refer to Algoma Steel Group Inc. and its consolidated subsidiaries.

We publish our consolidated financial statements in Canadian dollars. In this MD&A, unless otherwise specified, all monetary amounts are in Canadian dollars, all references to “C$,” mean Canadian dollars and all references to “$” or “US$” and mean U.S. dollars.

The following MD&A provides the Company’s management perspective on the financial position and financial performance of the Company and its consolidated subsidiaries for the years ended March 31, 2023 and March 31, 2022. This MD&A provides information to assist readers of, and should be read in conjunction with, the Company’s audited consolidated financial statements and the accompanying notes thereto as at March 31, 2023 and March 31, 2022 and for the years ended March 31, 2023 and March 31, 2022. The consolidated financial statements have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) and the financial information included in this MD&A is derived from the consolidated financial statements, except as otherwise noted.

This discussion of the Company’s business may include forward-looking information with respect to the Company, including its operations and strategies, as well as financial performance and conditions, which are subject to a variety of risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Information” below. Readers are directed to carefully review the sections entitled “Non-IFRS Financial Measures” included elsewhere in this MD&A. For a discussion of risks and uncertainties that may affect the Company and its financial position and results, refer to “Risk Factors” in the annual information form (the “Annual Information Form") filed by the Company with the applicable Canadian securities regulatory authorities (available under the Company’s System for Electronic Document Analysis and Retrieval (“SEDAR”) profile at www.sedar.com) and filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) as part of the Company’s annual report on Form 40-F (available on the SEC’s EDGAR website at www.sec.gov), as well as in the other documents Algoma has filed with the OSC and the SEC.

This MD&A is dated as of June 21, 2023. This document has been approved and authorized for issue by the Board of Directors on June 21, 2023. Events occurring after this date could render the information contained herein inaccurate or misleading in a material respect.

Functional Currency

The Company’s functional currency is the US dollar, which reflects the Company’s operational exposure to the US dollar. The Company uses the Canadian dollar as its presentation currency. In accordance with IFRS, all amounts presented are translated to Canadian dollars using the current rate method whereby all revenues, expenses and cash flows are translated at the average rate that was in effect during the period or presented at their Canadian dollar transactional amounts and all assets and liabilities are translated at the prevailing closing rate in effect at the end of the period. Equity transactions have been translated at historical rates. The resulting net translation adjustment has been reflected in other comprehensive income.

The currency exchange rates for the relevant periods of fiscal 2023 and fiscal 2022 are provided below:

	Average Rate		Period End Rate
	FY2023	FY2022	FY2023	FY2022

April 1 to June 30	1.2628	1.2280	1.2886	1.2394

July 1 to September 30	1.3061	1.2601	1.3707	1.2741

October 1 to December 31	1.3580	1.2600	1.3544	1.2678

January 1 to March 31	1.3518	1.2663	1.3533	1.2496

Cautionary Note Regarding Forward-Looking Information

This MD&A contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and “forward-looking information” under applicable Canadian securities legislation (collectively, “forward-looking statements”), that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, results of operations, liquidity, plans and strategic objectives, Algoma’s expectation to pay a quarterly dividend, the expected timing of the EAF (as defined below) transformation and the resulting increase in raw steel production capacity and reduction in carbon emissions. In some cases, you can identify forward-looking statements by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “pipeline,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative of these terms or other similar expressions. In addition, any statements that refer to expectations, intentions, projections or other characterizations of future events or circumstances contain forward-looking information. Statements containing forward-looking information are not historical facts but instead represent management’s expectations, estimates and projections regarding future events or circumstances. The statements we make regarding the following matters are forward-looking by their nature:

●	future financial performance;
●	future cash flow and liquidity;
●	future capital investment;
●	our ability to operate our business, remain in compliance with debt covenants and make payments on our indebtedness, with a substantial amount of indebtedness;
●	significant domestic and international competition;
●	macroeconomic pressures in the markets in which we operate;
●	increased use of competitive products;
●	a protracted fall in steel prices resulting in impairment of assets;
●	excess capacity, resulting in part from expanded production in China and other developing economies;
●	low-priced steel imports and decreased trade regulation, tariffs and other trade barriers;
●	protracted declines in steel consumption caused by poor economic conditions in North America or by the deterioration of the financial position of our key customers;
●	increases in annual funding obligations resulting from our under-funded pension plans;
●	supply and cost of raw materials and energy;
●	impact of a downgrade in credit rating and its impact on access to sources of liquidity;
●	currency fluctuations, including an increase in the value of the Canadian dollar against the U.S. dollar;
●	environmental compliance and remediation;
●	unexpected equipment failures and other business interruptions;
●	a protracted global recession or depression;
●

changes in or interpretation of royalty, tax, environmental, greenhouse gas, carbon, accounting and other laws or regulations, including potential environmental liabilities that are not covered by an effective indemnity or insurance;

●	risks associated with existing and potential lawsuits and regulatory actions made against us;
●	impact of disputes arising with our partners;
●	the ability of Algoma to implement and realize its business plans, including Algoma’s ability to complete its transition to EAF steelmaking on time and at its anticipated cost;

●	Algoma’s ability to operate the EAF;
●

the risks that higher cost of internally generated power and market pricing for electricity sourced from Algoma’s current grid in Northern Ontario could have an adverse impact on our production and financial performance;

●	access to an adequate supply of the various grades of steel scrap at competitive prices;
●	the risks associated with the steel industry generally;
●	economic, social and political conditions in North America and certain international markets;
●	changes in general economic conditions, including as a result of the COVID-19 pandemic; or the ongoing conflict between Russia and Ukraine that commenced in February 2022;
●	risks associated with inflation rates;
●	risks inherent in the Corporation’s corporate guidance;
●	failure to achieve cost and efficiency initiatives;
●	risks inherent in marketing operations;
●	risks associated with technology, including electronic, cyber and physical security breaches;
●	projected increases in capacity liquid steel as a result of the transformation to EAF steelmaking;
●	projected cost savings associated with the transformation to EAF steelmaking;
●

projected reduction in carbon dioxide (“CO2”) emissions associated with the transformation to EAF steelmaking, including with respect to the impact of such reductions on the CIB Loan and carbon taxes payable;

●	construction projects are subject to risks, including delays and cost overruns;
●	our ability to enter into contracts to source scrap and the availability of scrap;
●	the availability of alternative metallic supply;
●	the Company’s expectation to declare and pay a quarterly dividend; and
●	business interruption or unexpected technical difficulties, including impact of weather; counterparty and credit risk; labour interruptions and difficulties.

The preceding list is not intended to be an exhaustive list of all of our forward-looking statements. The forward-looking statements are based on our beliefs, assumptions and expectations of future performance, taking into account the information currently available to us. These statements are only predictions based upon our current expectations and projections about future events. There are important factors that could cause our actual results, levels of activity, performance or achievements to differ materially from the results, levels of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the risks provided under “Risk Factors” in the Annual Information Form.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward- looking statements are reasonable, we cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur. Despite a careful process to prepare and review the forward-looking information, there can be no assurance that the underlying assumptions will prove to be correct. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this MD&A, to conform these statements to actual results or to changes in our expectations.

Overview of the Business

Algoma Steel Group Inc., formerly known as 1295908 B.C. Ltd., was incorporated on March 23, 2021 under the Business Corporations Act (“BCA”) for the purpose of purchasing Algoma Steel Holdings Inc. (“ASHI”). A purchase agreement between the Company and Algoma Steel Intermediate S.A.R.L. (the “Vendor”) was executed on March 29, 2021, whereby the Vendor sold its equity holdings in the capital of ASHI to the Company. The transaction resulted in the Vendor transferring its 100,000,001 common shares of ASHI to the Company in exchange for 100,000,000 common shares of the Company.

Algoma Steel Inc., the operating company and an indirect wholly-owned subsidiary of ASHI, was incorporated on May 19, 2016 under the BCA, for the purpose of purchasing substantially all of the operating assets and liabilities of Essar Steel Algoma Inc. (“Old Steelco”). The Company is an integrated steel producer with its active operations located entirely in Canada. The Company produces sheet and plate products that are sold primarily in North America.

Merger Transaction

On October 19, 2021, the merger between a subsidiary of the Company (“Merger Sub”) and Legato Merger Corp. (“Legato”), pursuant to an Agreement and Plan of Merger (“Merger Agreement”) entered into on May 24, 2021 (the “Merger”), was completed (the “Closing”), with Legato becoming a wholly-owned subsidiary of the Company and the shareholders of Legato becoming shareholders of the Company. Pursuant to the Merger Agreement, the Company effected a reverse stock split such that each outstanding common share became such number of common shares, as determined by the conversion factor of 71.76775% (as defined in the Merger Agreement). As a result of the Merger, the shares were dual listed on the TSX and NASDAQ and became publicly traded on October 20, 2021.

Pursuant to the Merger, each outstanding share of Legato common stock was converted into and exchanged for one newly issued common share of the Company. This resulted in the issuance of 30,306,320 common shares of the Company, after redemption by initial Legato shareholders. On Closing, the Company accounted for the Merger as a share-based payment transaction, with the fair value of the Algoma common shares issued to the Legato shareholders measured at the market price of Legato’s publicly traded common shares on October 19, 2021. The total fair value of the Algoma common shares issued to Legato shareholders was C$421.3 million ($340.9 million). As part of the Merger, Algoma acquired cash and a receivable then owing between Legato and Algoma Steel Inc. (“ASI”) and issued replacement warrants to Legato warrant holders, with the difference accounted for as a listing expense. Following the consummation of the Merger on Closing, Legato was dissolved and its assets and liabilities were distributed to the Company.

Concurrent with the execution of the Merger Agreement, the Company completed a PIPE investment transaction with certain investors pursuant to which such investors purchased an aggregate of 10,000,000 common shares of the Company for the purchase price of $10.00 per share and at an aggregate purchase price of $100.0 million on closing of the Merger.

Pursuant to the Merger Agreement, the previously outstanding Legato warrants were converted into an equal number of warrants issued by the Company. These warrants comprise 23,575,000 Public Warrants and 604,000 Private Warrants (collectively “Warrants”). In connection with this conversion, there were no substantial changes to the rights assigned to the holders of the warrants. Each of the Company’s Warrants are exercisable for one common share in the Company at $11.50 per share, subject to adjustment, with the exercise period beginning on November 18, 2021. On Closing, the Company recognized a liability in the amount of C$92.0 million ($74.5 million) using the market price of the Legato Warrants as an approximation of fair value for each unit.

On Closing, the LTIP awards granted by ASHI became vested and were exchanged for replacement LTIP awards issued by the Company (“Replacement LTIP Awards”) as determined by the conversion factor of 71.76775% (as defined in the Merger Agreement). Based on the conversion factor, 3,232,628 Replacement LTIP Awards were issued. Similar to the LTIP awards, each Replacement LTIP Award allows the holders to purchase one common share of Algoma. The Replacement LTIP Awards are considered fully vested and can be exercised for approximately $0.013 per common share, pursuant to an LTIP exchange agreement with each holder. Should the participants’ employment with the Company cease, a cash-out option is available as an alternative method of settlement for a portion of the vested Replacement LTIP Awards based on the five-day volume-weighted average trading price of the Company’s common shares, subject to the approval of the Board of Directors.

Upon the consummation of the Merger, the Company issued Replacement LTIP Awards to replace previously issued restricted share units, director units and performance share units. The Replacement LTIP Awards are accounted for as cash-settled share-based payments and are immediately vested on Closing. The previous long-term incentive plan established by ASHI dated May 13, 2020 was cancelled on Closing and no additional awards can be granted under this plan.

On October 19, 2021, the Company approved an Omnibus Equity Incentive Plan (“Omnibus Plan”) that would allow the Company to grant various awards to its employees. Refer to Note 33 of the Company’s March 31, 2023 audited consolidated financial statements.

Under the terms of the Omnibus Plan, Deferred Share Units (“DSUs”) may be issued to members of the Board of Directors as may be designated by the Board of Directors from time-to-time in satisfaction of all or a portion of Director fees. The number of DSUs to be issued in satisfaction of a payment of Director fees shall be equal to the amount of the Director fees divided by the volume weighted average price of the Company’s common shares on the day preceding the grant date. DSUs are equity-settled share-based payments measured at fair value at the date of grant and expensed immediately as the underlying services have been rendered. The grant date fair value is approximated by the price of the Company’s common shares on the date of grant. DSUs do not have an exercise price and become exercisable for one common share of the Company upon the date a director ceases to be a director (or, if the director is also an employee of the Company, the date on which such individual ceases to be an employee).

Under the terms of the Omnibus Plan, Restricted Share Units (“RSUs”) and Performance Share Units (“PSUs”) may be issued to employees of the Company as may be designated by the Board of Directors in order to retain and motivate employees. RSUs and PSUs are equity-settled share-based payments measured at fair value at the date of grant and expensed over the vesting period. The grant date fair value takes into account any non-vesting conditions. The subsequent recognition of the grant date fair value over the vesting period involves the Company’s estimation of the RSUs and PSUs that will eventually vest and adjusts for the likelihood of achieving service conditions and non-market performance conditions. RSUs and PSUs are granted as incentive compensation, and when vested become exercisable on their terms as fully paid and issuable common shares, or may be settled in cash at the then current market price. In either case, recipients are subject to normal tax withholdings as ordinary income. The price of the Company’s common shares on the grant date is used to approximate the grant date fair value of each unit of RSUs and PSUs.

Pursuant to the Merger Agreement, holders of the Company’s common shares and each holder of Replacement LTIP Awards were granted the contingent right to receive their pro rata portion of up to 37.5 million common shares of the Company if certain targets based on Earnout Adjusted EBITDA (as defined in the Merger Agreement) and the trading price of the Company’s common shares were met as at December 31, 2021 and thereafter. The Company has accounted for these rights as a derivative liability, which are measured at fair value on initial recognition and at each reporting date with the changes in fair value, recorded in the consolidated statements of net income.

As at March 31, 2021, all the conditions related to the earnout rights were satisfied and the Board of Directors subsequently approved the issuance of common shares to non-management holders of the earnout rights. On February 9, 2022, the Company issued 35,883,692 common shares related to the earnout rights at $9.54 per share. As a result, the Company derecognized the related earnout liability.

Share Capital

The authorized share capital of the Company consists of an unlimited number of common shares without par value and an unlimited number of preferred shares without par value issuable in series.

As at March 31, 2023, there were 103,567,884 common shares issued and outstanding, and no preferred shares issued and outstanding.

Warrants

As at March 31, 2023, the 24,179,000 Warrants remain outstanding with an estimated fair value of $1.75 per Warrant based on the market price of the Warrants, for which the Company recognized a liability of C$57.3 million ($42.3 million) (March 31, 2022 - C$99.4 million) in warrant liability on the consolidated statements of financial position. Gain on change in the fair value of the warrant liability for the year ended March 31, 2023 of C$47.7 million and loss on change in the fair value of the warrant liability for the year ended March 31, 2022 of C$6.4 million are presented in the consolidated statements of net income.

Replacement LTIP

As at March 31, 2023, 266,186 units of Replacement LTIP Awards were surrendered by retiring employees and were settled for total cash consideration of C$3.2 million. In addition, 93,201 dividend equivalent units were granted as at March 31, 2023. As such, 3,059,643 Replacement LTIP Awards remain outstanding with an estimated fair value of $8.08 per unit based on the market price of the Company’s common shares, for which the Company recognized a liability of C$33.5 million ($24.7 million) (March 31, 2022 - C$45.4 million) in share-based payment compensation liability on the consolidated statements of financial position.

Omnibus LTIP

For the year ended March 31, 2023, the Company granted 156,629 DSUs under the Omnibus Plan to certain directors of the Company, with a grant date fair value based on the market price of the Company’s common shares on the day of the grant. In addition, 4,441 DSUs were granted as dividend equivalents.

On March 31, 2023, the Company recorded a share-based payment compensation expense of C$1.7 million in administrative and selling expense on the consolidated statement of net income and contributed surplus on the consolidated statements of financial position (March 31, 2022 - C$0.7 million).

As at March 31, 2023, a total of 215,628 DSUs were outstanding. No exercises, cancellations or forfeiture of DSUs have been recorded to date.

On May 17, 2022, 141,203 RSUs and 556,348 PSUs were granted to certain employees of the Company, with a grant date fair value of US $9.40 per award based on the market price of the Company’s common shares. The RSUs and PSUs vest on March 15, 2024 upon the achievement of service and non-market performance conditions. The total grant date fair value determined is recognized on a straight-line basis over the vesting period and is subject to true-ups at each period end to reflect the likelihood of achieving certain performance conditions.

As at March 31, 2023, additional awards were granted as dividend equivalents totaling 3,479 and 13,740 RSUs and PSUs, respectively. Further, based on the achievement of the non-market performance conditions and forfeiture of awards from employee departures, 144,682 and 178,407 units of RSUs and PSUs, respectively, remain outstanding for recognition over the remainder of the vesting period.

Accordingly, for the year ended March 31, 2023, the Company recorded a share-based payment compensation expense of C$2.2 million in administrative and selling expenses on the consolidated statement of net income and contributed surplus on the consolidated statements of financial position. No exercises or cancellations of RSUs and PSUs have been recorded to date.

Earnout

As at March 31, 2023, 125,923 units of earnout rights were surrendered by a retiring employee and was settled for total cash consideration of C$1.5 million. In addition 46,802 dividend equivalents were granted as at March 31, 2023. As such, 1,537,184 earnout rights remain outstanding with an estimated fair value of $8.08 per unit based on the market price of the Company’s common shares, for which an earnout liability of C$16.8 million ($12.4 million) (March 31, 2022 - C$22.7 million; $18.2 million) was recognized on the consolidated statements of financial position.

Strategic Capital Projects

Electric Arc Furnace (“EAF”)

On November 10, 2021, the Company’s Board of Directors authorized the Company to construct two state-of-the-art electric-arc-furnaces (EAF) to replace its existing No. 7 blast furnace steelmaking operations (EAF Transformation Project). The EAF Transformation Project is expected to reduce Algoma’s carbon emissions by approximately 70%. The Company plans to invest approximately C$700 million in the EAF Transformation Project, funded with previously announced financing commitments, proceeds from the Merger, and cash from operations. EAF steelmaking is a method of producing steel by melting scrap metal and other metallic inputs using an electric arc. This process is widely used in modern steel production. The EAF steelmaking facility is to being built on vacant land adjacent to the current steelmaking facility to mitigate disruption to current operations, and will be integrated into existing downstream equipment and facilities, thereby reducing capital expenditure requirements.

The EAF Transformation Project is expected to improve product mix, reduce fixed costs, provide for significant carbon tax savings, increase production capacity and decrease the Company’s environmental footprint. The Company anticipates a 30-month construction phase for the EAF facility, with construction having started in April 2022 and commencement of start-up activities to begin prior to calendar year end 2024, and expects to transition away from its current blast furnace steelmaking thereafter as increased electric power from the provincial grid supplying the Company becomes available.

On September 20, 2021, the Company secured an agreement with the Government of Canada through the Ministry of Innovation, Science and Economic Development Canada of, whereby the Company will receive up to C$200.0 million in the form of a loan to support the EAF Transformation Project. The loan is provided through the Net Zero Accelerator Initiative of the Federal Strategic Innovation Fund (the “Federal SIF”). The repayment period will commence upon the earlier of the Company having access to full power from the provincial electricity grid to operate the EAFs independently, or January 1, 2030. The annual repayment is further dependent on the Company’s performance in reducing greenhouse gas emissions.

On November 29, 2021, the Canada Infrastructure Bank (CIB) and the Company have entered into a definitive agreement (CIB Loan) with respect to the CIB’s previously announced commitment to finance greenhouse gas reduction industrial initiatives, including the EAF Transformation Project. Under the terms of the CIB Loan, the CIB made available up to C$220 million in loan financing towards the EAF Transformation Project. Further, under the terms of CIB Loan, the amount of credit available is reduced by one-third of any restricted payments or distributions to shareholders made by the Company, including dividends and share repurchases. As of March 31, 2023, the CIB’s financial commitment has been reduced by C$194.9 million as a result of restricted payments, in respect of dividends and share repurchases completed by the Company through normal course market purchases and the completion of the $400 million Substantial Issuer Bid for the Company’s common shares completed in June 2022. As a result of these restricted payments and distributions, as of March 31, 2023, the amount available to the Company under the CIB’s credit facility is C$25.1 million.

On December 2, 2021, the Company announced that it has selected Danieli & C. Officine Meccaniche S.p.A. (“Danieli”) as the sole technology provider for the EAF steelmaking facility. In connection with this agreement, Danieli will supply its AC-Digimelter technology powered by Q-One digital power systems.

On January 27, 2022, the Company announced that it has awarded GE Gas Power (GE), a General Electric company, a contract for the upgrade to the Company’s natural gas combined cycle power plant (LSP) including the installation of two gas turbine packages. The upgrade is expected to supply the Company with sufficient internal electricity generation to power phase one of its transition to EAF steelmaking. Under the terms of the contract, GE will provide two LM6000PC aeroderivative gas turbines complete with new control systems as well as a new control system for the existing GE steam turbine. The LM6000PC (Power Capacity) is part of GE’s LM6000 series, which is a widely used line of aeroderivative gas turbines, and is known for its high efficiency, flexibility, and reliability in power generation in various applications, including peaking plants, combined cycle plants, cogeneration, and industrial power generation. In addition, GE has completed a full rewind on the No. 2 Generator. Both turbines are currently onsite with installation expected to begin by Summer 2023 and commissioning prior to the completion of the EAF installation.

On April 25, 2022, the Company announced that it awarded the structural building contract for its EAF Transformation Project to Hamilton, Ontario-based Walters Group Inc. (“Walters”). Walters is responsible for fabricating and erecting the main building structure in addition to the necessary dust collection hoods. Pursuant to the fixed-price contract, Walters will use Algoma’s steel plate products in the fabrication of the heavy structural components, and will work with local industrial contractor, SIS Manufacturing Inc., for the fabrication of these key elements.

On March 13, 2023, the Company announced the appointment of EllisDon as Construction Manager for completion of the EAF Transformation Project. Onsite assembly of the building structure is continuing, with the completion targeted in early 2024.

The Company is progressing its applications for environmental operational permits through the Province’s Ministry of Environment Conservation & Parks.

The Company is progressing its discussions with the Independent Electricity System Operator (“IESO"), Ontario independent electricity regulator, as well as with the Ministry of Energy in respect of securing power for the full EAF Transformation Project. In April, 2023, following completion of the System Impact Assessment of Phase-1 by the IESO, the Company received formal conditional approval of the Company’s EAF Connection Proposal (CAA ID Number: 2021-694 & 2021-695), providing for connecting the EAF load facility with electricity supplied from the Company’s Lake Superior Power Plant (115MW) and the current 115kV transmission grid.

The EAF Transformation project advanced through fiscal 2023, with approximately 80% of the budgeted project cost contracted and the remainder uncontracted at fiscal year-end. The Company now estimates that the project will exceed its original budget by $125 million to $175 million due to various emerging factors, including general market pressures impacting the cost of materials, along with higher costs for skilled labour and currency fluctuations. Additionally, supply chain disruptions with certain micro-processing chips is expected to delay the start of commissioning of the first furnace to calendar year-end 2024. The revised budget and schedule is based on currently available information, including responses to requests for proposals and estimates of final pricing, and is subject to change as additional information becomes available. Management remains fully committed to addressing these challenges proactively to mitigate their impacts and to ensure the successful execution of the project. The Company continues to expect that the completion of the EAF project will be funded with cash-on-hand, cash generated through operations, and available borrowings under the Company’s existing undrawn and recently upsized and extended ABL credit facility.

From the inception of the EAF Transformation Project through March 31, 2023 the Company has spent C$267.1 million. At March 31, 2023, the Company had C$159.6 million in total available financing including C$134.4 million loan under the Federal Strategic Innovation Fund and C$25.1 million under the CIB credit facility.

Plate Mill Modernization

In 2019, the Company undertook a plate mill modernization project (the “PMM Project") which is to be completed in two phases and plans to invest a total of approximately C$135 million, which will be partly funded by government loan facilities totaling approximately C$50 million. This strategic initiative will enhance the capacity and quality of the Company’s discrete plate product line, which is a differentiated product capability and a key source of competitive advantage. The PMM Project will allow the Company to satisfy higher product quality requirements of its customers with respect to surface and flatness, increase high strength capability with availability of new grades, ensure reliability of plate production with direct ship capability and increase overall plate shipment capacity through debottlenecking and automation. The modernization process is comprised of two phases: the first being a quality focus and the second phase a productivity focus. The first phase focused on quality, with installation and commissioning upgrades of a new primary slab de-scaler (to improve surface quality), automated surface inspection system (to detect and map surface quality), an in-line hot leveler (to improves flatness), and automation of the 166 inch plate mill (which expands the Company’s grade offering). The second phase focuses on productivity and includes installation and commissioning upgrades of onboard descaling systems for the 2Hi and 4Hi roughing roll stands, mill alignment and work roll offset at the 4Hi, 4Hi DC drive, new cooling beds coupling the plate mill and shear line, dividing shear, plate piler and automated marking machine. The first phase installation commenced in June 2022 with the expected quality levels being achieved, and commissioning substantially completed in early 2023. The Company believes that its previously disclosed delays in commissioning Phase 1 of the PMM Project have been adequately resolved, and is working towards achieving full operating capability. Construction for the second phase, which focuses on productivity enhancements, is underway. Timing for final installation and commissioning is under review by the Company based on readiness and market conditions.

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On March 17, 2023, the Company reached a settlement agreement (the “Settlement Agreement") with Danieli, where Danieli has provided Algoma a credit note in the total aggregate amount of $5,000,000. This settlement was in relation to delays in the completion of Phase 1 of the PMM Project, and recovery of excess expenses incurred by Algoma during such period.

Key Leadership and Governance Announcements

On April 9, 2022, Michael D. Garcia was appointed Chief Executive Officer of the Company effective June 1, 2022, and was concurrently appointed to the Company’s Board of Directors, following the resignation of Michael McQuade from such position. Mr. McQuade continues to serve on the Company’s Board of Directors.

On September 20, 2022, each of the then-existing directors of the Company were elected as directors until the next annual meeting. Two new directors, Sanjay Nakra and Ave G. Lethbridge, joined the Company’s Board of Directors as at such date.

On November 1, 2022, John Naccarato was appointed Interim Head of Operations in addition to his role as Vice President Strategy and Chief Legal Officer of the Company pending a search for a new Senior Vice President Production.

On March 8, 2023, the Company announced the appointment of Danielle Baker, as Chief Human Resources Officer.

On March 29, 2023, the Company received the resignation of Brian Pratt from the Board of Directors for personal reasons.

On June 1, 2023, Michael Panzeri joined the Company as Senior Vice President Production of Algoma Steel Inc.

Labour Matters

On August 30, 2022, the Company and United Steelworkers Local Union 2251, the union representing Algoma’s hourly employees, announced that the parties have successfully ratified the terms of the new 5-year collective agreement. This is in addition to the 5-year collective agreement with the United Steelworkers Local 2724, the union representing its technical, professional, and front-line supervisory employees, which was subsequently ratified on September 26, 2022.

Environmental Matters

Steel producers such as Algoma are subject to numerous environmental laws and regulations (“Environmental Law”), including federal and provincial, relating to the protection of the environment. The Company can incur regulatory liability as well civil liability for contamination on-site (soil, groundwater, indoor air), contaminant migration and impacts off-site including in respect of groundwater, rivers, lakes, other waterways, and air emissions.

On June 9, 2022, the Company experienced an incident where an oil-based lubricant was released from our hot mill in Sault Ste. Marie. The oil entered our water treatment facility, and some quantity of the oil was discharged into the St. Mary’s River. Following the discharge, traffic on the river was temporarily halted, the local public health authority issued a water advisory and a nearby municipality issued an emergency declaration regarding its municipal water supply. We actively worked with our response partners deploying equipment and resources to contain and mitigate the effects on the waterway and neighboring communities and are working with local, provincial, and federal regulatory authorities. The public health authorities lifted the water advisory on June 21, 2022 and the US Coast Guard did not see any impact to shoreline or marine wild life. At present, the Company has not received any orders or offenses from any regulatory authority. We may be subject to regulatory fines and other public and private actions in the future as a result of the incident but the financial and other impact of this incident is currently unknown.

Environmental, Social and Governance (“ESG”)

At Algoma, we recognize that ESG factors present a spectrum of risks and opportunities to both our business and stakeholders, such as our investors, customers, suppliers, employees, governments, and the communities in which we operate. We are committed to conducting our business in a manner that ensures reasonable and responsible consideration is given to ESG factors.

We aim to become a major contributor towards a sustainable and environmentally responsible future for Canadian steel production. We are making a transformational investment in EAF steelmaking and we are committed to further innovating and incorporating environmental considerations across our production processes. We are also committed to ensuring the health and safety of our employees, continuing

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our contribution to the prosperity of the communities in which we operate, and fostering a diverse, inclusive, and equitable workforce.

Algoma has been undertaking efforts to enhance its approach to ESG, including conducting an ESG Materiality Assessment focused on identifying and prioritizing the ESG factors with the greatest potential to impact our business to ensure that we are generating value for investors and prioritizing long-term sustainability. This foundational work will form the basis of our ESG strategy.

As part of our commitment to enhance our transparency and accountability on ESG, we are excited to have published our ESG Position Statement on the Company’s website. Furthermore, we plan to publish our inaugural ESG report later this year. We will report in alignment with the Sustainability Accounting Standards Board (“SASB”) Standards and the recommendations of the Task Force on Climate-related Financial Disclosures (“TCFD”) to the extent possible, and we are actively working to further enhance our alignment with these frameworks over time. This report will provide additional details on our ESG strategy, our approach to mitigating ESG risks, and capturing ESG opportunities.

Our approach to ESG is underpinned by governance structures that enable us to effectively oversee and manage ESG risks and opportunities. Our Board has ultimate accountability for ESG factors, including climate change factors. The Nominating and Corporate Governance Committee has primary responsibility for supporting the Board in this oversight responsibility and is responsible for overseeing Algoma’s ESG framework, coordinating with other Board Committees, and reporting on ESG to the entire Board.

Coal Conveyor Fire

On August 7, 2022, the Company experienced a fire on one of its coal conveyors that supplies coal to two of its three coke batteries. No one was injured in this event. Algoma produces coke from three production units, and supplements with purchased coke from various suppliers. Iron and steelmaking operations continued in the normal course while the damage was repaired, and the Company continued to produce coke at a reduced rate, and had sufficient coke inventory and supply contracts for purchased coke to support steelmaking operations. All repairs have been completed, and the conveyor has been put back into normal operation.

Factors Affecting Financial Performance

The Company’s costs are primarily driven by commodity prices, including the price of iron ore, coal, electricity and natural gas, and inflation or other fluctuations in the prices of key raw materials and other inputs essential to our operations can have a substantial impact on our profitability and overall financial performance. Inflationary pressures on commodity raw material inputs can arise from various factors, including global supply and demand dynamics, geopolitical events, natural disasters, trade policies, and currency exchange rate fluctuations. These factors are often beyond our control and can lead to substantial price increases in raw materials, as well as challenges in managing our supply chain and inventory affecting our ability to secure adequate raw material supplies in a timely and cost-effective manner. Increased costs of raw materials can directly erode our profit margins, making it challenging to maintain competitive pricing in the market. If applicable, in future filings the Company will describe any known trends or uncertainties related to inflation and rising costs that have had or that are reasonably likely to have a material impact on the Company’s business and results of operations in the applicable period, and any actions planned or taken to mitigate inflationary pressures.

North American steel pricing is largely dependent on global supply and demand, the level of steel imports into North America, economic conditions in North America, global steelmaking overcapacity, and increased raw material prices. North American steel producers compete with many foreign producers, including those in Europe, China and other Asian countries. Competition from foreign producers is periodically intensified by weakening regional economies of their surrounding countries, and resultant decisions by these foreign producers with respect to export volumes and pricing possibly more influenced by political and economic policy considerations than by prevailing market conditions.

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Global steel production decreased 4.3% in 2022 compared to 2021 to 1,831.5 million metric tonnes. China represents approximately 55% of global crude steel production. (source: Worldsteel Association “December 2022 crude steel production” January 31, 2023). According to the Organization for Economic Cooperation and Development (OECD) global steelmaking capacity continues to increase at a rapid pace in a period of weakening steel market conditions. A total of 329 steel investment projects are either currently underway or in the planning stages around the world. Excess capacity is a structural issue that continues to dampen prospects for the global steel industry. OECD reported that global capacity utilization was 74.3% in 2022, with excess capacity of approximately 632 million metric tonnes in 2022, which is up from 2021 levels and is the equivalent to approximately 40 times the size of the Canadian steel industry.

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Overall Results

Net Income

The Company’s net loss for the three month period ended March 31, 2023 was C$20.4 million compared to net income of C$242.9 million for the three month period ended March 31, 2022, resulting in a C$263.3 million decrease of net income. The decrease is largely due to continuing softening in steel pricing and the cost of steel revenue was negatively impacted mainly due to the replacement of internally produced coke with purchased coke and an increase in the purchase price of key inputs such as metallurgical coke and coal.

The Company’s net income for the year ended March 31, 2023 was C$298.5 million compared to C$857.7 million for the year ended March 31, 2022, resulting in a C$559.2 million decrease of net income. The decrease is mostly driven by lower steel pricing and lower steel shipment volume, higher cost of steel revenue, the replacement of internally produced coke with purchased coke and the increase in the purchase price of key inputs such as coal, natural gas and alloys. Also contributing to the negative variance was the ratification of the collective bargaining agreements, which resulted in increased pension and post-employment benefit expenses (C$53.3 million) compared to the prior year. The comparative decrease in net income is partly offset by listing expense (C$235.6 million) and transaction costs (C$26.5 million) pertaining to the Merger transaction which only impacted the year ended March 31, 2022.

Income from Operations

The Company’s income from operations for the three month period ended March 31, 2023 was C$21.7 million compared to income from operations of C$310.6 million for the three month period ended March 31, 2022, a decrease of C$288.9 million, due primarily to the same reasons mentioned above.

The Company’s income from operations for the year ended March 31, 2023 was C$290.5 million compared to C$1,411.0 million for the year ended March 31, 2022, a decrease of C$1,120.5 million, due primarily to the same reasons mentioned above for net income.

Non-IFRS Financial Measures

In this MD&A, we use certain non-IFRS measures to evaluate the performance of the Company. These terms do not have any standardized meaning prescribed within IFRS and, therefore, may not be comparable to similar measures presented by other companies. Rather, these measures are provided as additional information to complement those IFRS measures by providing a further understanding of our financial performance from management’s perspective. Accordingly, they should not be considered in isolation nor as a substitute for analysis of our financial information reported in accordance with IFRS. As described below, the term “Adjusted EBITDA” is a financial measure utilized by the Company in reporting its financial results that is not defined by IFRS. The terms “Average Net Sales Realization” (“NSR”) and “Cost Per Ton of Steel Products Sold” are financial measures utilized by the Company in reporting its financial results that are not defined by IFRS. Average Net Sales Realization, as defined the Company, refers to steel revenue less freight per steel tons shipped. Average Net Sales Realization is included because it allows management and investors to evaluate our selling prices per ton of steel products sold, excluding geographic impact of freight charges, in order to enhance comparability when comparing our sales performance to that of our competitors. Cost Per Ton of Steel Products Sold, as defined by the Company, refers to cost of steel revenue less freight, amortization, carbon tax and past service costs for pension and post-employment benefit adjustments (included in cost of steel revenue) per steel tons shipped. Cost Per Ton of Steel Products Sold allows management and investors to evaluate the Company’s cost of steel products sold on a per ton basis, excluding the items that we exclude when calculating Adjusted EBITDA, to evaluate our operating performance and to enhance the comparability of our costs over different time periods. We consider each of Average Net Sales Realization and Cost Per Ton of Steel Products Sold to be meaningful measures to assess our operating performance in addition to IFRS measures. A reconciliation of each of Average Net Sales Realization and Cost Per Ton of Steel Products Sold to their most comparable IFRS financial measures are contained in this MD&A.

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Adjusted EBITDA, as defined by the Company, refers to net income before amortization of property, plant, equipment and amortization of intangible assets, finance costs, interest on pension and other post-employment benefit obligations, income taxes, foreign exchange loss (gain), finance income, carbon tax, changes in fair value of warrant, earnout and share-based compensation liabilities, transaction costs, listing expense, past service costs – pension, past service costs – post-employment benefits and share-based compensation related to performance share units. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by revenue for the corresponding period. Adjusted EBITDA per ton is calculated by dividing Adjusted EBITDA by tons of steel products sold for the corresponding period. Adjusted EBITDA is not intended to represent cash flow from operations, as defined by IFRS, and should not be considered as alternatives to net profit (loss) from operations, or any other measure of performance prescribed by IFRS. Adjusted EBITDA, as defined and used by the Company, may not be comparable to Adjusted EBITDA as defined and used by other companies. We consider Adjusted EBITDA to be a meaningful measure to assess our operating performance in addition to IFRS measures. These measures are included because we believe it can be useful in measuring our operating performance and our ability to expand our business and provide management and investors with additional information for comparison of our operating results across different time periods and to the operating results of other companies. Adjusted EBITDA is also used by analysts and our lenders as measures of our financial performance. In addition, we consider Adjusted EBITDA margin and Adjusted EBITDA per ton, to be useful measures of our operating performance and profitability across different time periods that enhance the comparability of our results. For a reconciliation of Adjusted EBITDA to its most comparable IFRS financial measures, see “Adjusted EBITDA” presented in this MD&A.

Adjusted EBITDA, Average Net Sales Realization and Cost Per Ton of Steel Products Sold have limitations as analytical tools and should not be considered in isolation from, or as alternatives to, net income, cash flow from operations or other data prepared in accordance with IFRS. Some of these limitations are:

●	they do not reflect cash outlays for capital expenditures or contractual commitments;
●	they do not reflect changes in, or cash requirements for, working capital;
●	they do not reflect the finance costs, or the cash requirements necessary to service interest or principal payments on indebtedness;
●	they do not reflect income tax expense or the cash necessary to pay income taxes;
●	they do not reflect interest on pension and other post-employment benefit obligations;
●

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, as such Adjusted EBITDA does not reflect cash requirements for such replacements;

●	they do not reflect the impact of earnings or charges resulting from matters we believe not to be indicative of our ongoing operations; and
●	other companies, including other companies in our industry, may calculate these measure differently than as presented by us, limiting their usefulness as a comparative measure.

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Steel Revenue and Cost of Sales

			Three months ended						Years ended
			March 31,						March 31,
			2023		2022				2023		2022
tons
Steel Shipments	é	4.5%		571,647		547,217	ê	12.8%		2,002,715		2,297,159

millions of dollars

Revenue	ê	28.1%	C$	677.4	C$	941.8	ê	27.0%	C$	2,778.5	C$	3,806.0

Less:

Freight included in revenue				(54.1)		(48.0)				(182.4)		(172.9)

Non-steel revenue				(14.1)		(13.9)				(46.0)		(84.3)

Steel revenue	ê	30.8%		$609.2		$879.9	ê	28.1%	C$	2,550.1	C$	3,548.8

Cost of steel revenue	é	3.9%	C$	562.5	C$	541.3	é	5.1%	C$	2,160.2	C$	2,054.6

Amortization included in cost of steel revenue				(25.6)		(22.7)				(95.0)		(86.7)

Carbon tax included in cost of steel revenue				(2.9)		(0.4)				(7.2)		0.6

Past service costs - pension benefits				-		-				(44.5)		-

Past service costs - post-employment benefits				-		-				(3.4)		-

Cost of steel products sold	é	3.0%	C$	534.0	C$	518.2	é	2.1%	C$	2,010.1	C$	1,968.5

dollars per ton

Revenue per ton of steel sold	ê	31.1%	C$	1,185	C$	1,721	ê	16.3%	C$	1,387	C$	1,657

Cost of steel revenue per ton of steel sold		0.5%	C$	984	C$	989	é	20.6%	C$	1,079	C$	894

Average net sales realization on steel sales (i)	ê	33.7%	C$	1,066	C$	1,608	ê	17.6%	C$	1,273	C$	1,545

Cost per ton of steel products sold	ê	1.4%	C$	934	C$	947	é	17.0%	C$	1,004	C$	857

(i) Represents Steel revenue (being Revenue less (a) Freight included in revenue and (b) Non-steel revenue) divided by the number of tons of Steel Shipments during the applicable period.

Revenue and steel revenue decreased by 28.1% and 30.8%, respectively, whereas steel shipment volumes increased by 4.5% during the three month period ended March 31, 2023 as compared to the three month period ended March 31, 2022. The Company’s average NSR on steel sales per ton shipped was C$1,066 for the three month period ended March 31, 2023 (March 31, 2022 - C$1,608), a decrease of 33.7%. The overall decrease in revenue, steel revenue and average NSR is mainly due in part to weakening market conditions and for reasons as discussed earlier.

Revenue and steel revenue decreased by 27.0% and 28.1%, respectively, and steel shipment volumes decreased by 12.8% during the year ended March 31, 2023 as compared to the year ended March 31, 2022. The Company’s average NSR on steel sales per ton shipped was C$1,273 for the year ended March 31, 2023 (March 31, 2022 - C$1,545), a decrease of 17.6%. The overall decrease in revenue, steel revenue, steel shipment volumes and average NSR is mainly due to the reasons discussed earlier.

For the three month period ended March 31, 2023, the Company’s cost of steel revenue and cost of steel products sold increased by 3.9% to C$562.5 million (March 31, 2022 - C$541.3 million) and 3.0% to C$534.0 million (March 31, 2022 – C$518.2 million), respectively, for reasons as discussed earlier.

For the year ended March 31, 2023, the Company’s cost of steel revenue and cost of steel products sold increased by 5.1% to C$2,160.2 million (March 31, 2022 - C$2,054.6 million) and 2.1% to C$2,010.1 million (March 31, 2022 – C$1,968.5 million), respectively, for reasons as discussed earlier.

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Non-steel Revenue

The Company’s non-steel revenue for the three month period ended March 31, 2023 was C$14.1 million (March 31, 2022 – C$13.9 million).

For the year ended March 31, 2023, the Company’s non-steel revenue was C$46.0 million (March 31, 2022 - C$84.3 million). The decrease of C$38.3 million was mainly due to the sale of royalty rights (C$20 million) in the year ended March 31, 2022, as well as lower sales volumes of mill scale, pellet fines and kish products.

Administrative and Selling Expenses

	Three months ended				Years ended
	March 31,				March 31,
millions of dollars	2023		2022		2023		2022

Personnel expenses	C$	10.1	C$	13.9	C$	43.2	C$	54.2

Professional, consulting, legal and other fees		11.3		10.1		42.5		36.2

Software licenses		1.6		1.1		5.2		4.6

Amortization of intangible assets and non-production assets		-		0.1		0.3		0.4

Other administrative and selling		2.0		2.8		8.1		7.6

	C$	25.0	C$	28.0	C$	99.3	C$	103.0

As illustrated in the table above, the Company’s administrative and selling expenses for the three month period ended March 31, 2023, were C$25.0 million (March 31, 2022 - C$28.0 million). The decrease in administrative and selling expenses of C$3.0 million is mainly due to a decrease in personnel expenses (C$3.8 million) mainly due to higher profit sharing expenses during the three month period ended March 31, 2022 and a decrease in other administrative and selling (C$0.8 million), offset, in part, by an increase in professional, consulting, legal and other fees (C$1.2 million) and an increase in software licenses (C$0.5 million).

For the year ended March 31, 2023, the Company’s administrative and selling expenses were $99.3 million (March 31, 2022 – C$103.0 million). The decrease in administrative and selling expenses of $3.7 million is mainly due to a decrease in personnel expenses (C$11.0 million) due primarily for reasons described above offset in part by an increase in pension and post-employment benefit expenses as a result of ratifying the collective bargaining agreements (C$5.4 million). The decrease is partially offset by an increase in professional, consulting, legal and other fees (C$6.3 million), increase in software licenses (C$0.6 million) and an increase in other administrative and selling (C$0.5 million).

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Finance Costs, Finance Income, Interest on Pension and Other Post-employment Benefit Obligations, and Foreign Exchange Gains and Losses

The Company’s finance costs represent interest cost on the Company’s debt facilities including the Revolving Credit Facility, Secured Term Loan Facility and Algoma Docks Term Loan Facility, described in the section entitled “Capital Resources - Financial Position and Liquidity” included elsewhere in this MD&A. Finance costs also include the amortization of transaction costs related to the Company’s debt facilities and the accretion of the benefits in respect of the Company’s governmental loan facilities in respect of the interest free loan issued by, and the grant given by the Canadian federal government as well as the low interest rate loan issued from the Ontario provincial government, all of which are discussed below (Financial Resources and Liquidity - Cash Flow Used in Investing Activities) and the unwinding of discounts on the Company’s environmental liabilities.

	Three months ended				Years ended
	March 31,				March 31,
millions of dollars	2023		2022		2023		2022

Interest on the following facilities

Revolving Credit Facility	C$	0.1	C$	0.1	C$	0.2	C$	0.1

Secured Term Loan Facility		-		-		-		24.1

Algoma Docks Term Loan Facility		-		-		-		2.5

Revolving Credit Facility fees		0.7		0.4		2.5		1.6

Unwinding of issuance costs of debt facilities and discounts on environmental liabilities, and accretion of governmental loan benefits		3.7		3.4		14.4		18.8

Other interest expense		0.4		0.4		0.8		1.5

	C$	4.9	C$	4.3	C$	17.9	C$	48.6

As illustrated in the table above, the Company’s finance costs for the three month period ended March 31, 2023 were C$4.9 million (March 31, 2022 - C$4.3 million). The increase of C$0.6 million in finance costs is primarily attributable to increased revolving credit facility fees (C$0.3 million) and accretion of government loan benefits (C$0.3 million).

The Company’s finance costs for the year ended March 31, 2023 were C$17.9 million (March 31, 2022 - C$48.6 million). The decrease of C$30.7 million is mainly due to repayment in full of the Secured Term Loan Facility and Algoma Docks Term Loan Facility in November 2021 resulting in lower interest (C$24.1 million and C$2.5 million, respectively).

The Company’s finance income for the three and twelve month periods ended March 31, 2023, was C$2.9 million and C$13.3 million, respectively, compared to C$0.4 million and C$0.5 million for the three and twelve month periods ended March 31, 2022, respectively, representing an increase of C$2.5 million and C$12.8 million, respectively due primarily to interest income.

The Company’s interest on pension and other post-employment benefit obligations for the three and twelve month periods ended March 31, 2023 was C$4.8 million and C$17.2 million, respectively, compared to C$2.9 million and C$11.6 million, respectively, for the three and twelve month periods ended March 31, 2022, representing an increase of C$1.9 million and C$5.6 million, respectively, due to an increase in discount rates as at March 31, 2022 and as at August 1, 2022 that was used to determine the 2023 fiscal year pension benefit expense.

The Company’s foreign exchange loss for the three month period ended March 31, 2023 was C$0.1 million, compared to a loss of C$6.3 million for the three month period ended March 31, 2022. The foreign exchange gain for the year ended March 31, 2022 was C$41.1 million, compared to a loss of C$4.3 million for the year ended March 31, 2022. These foreign exchange movements reflect the effect of US dollar exchange rate fluctuations on the Company’s Canadian dollar denominated monetary assets and liabilities.

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Pension and Post-Employment Benefits

	Three months ended				Years ended
	March 31,				March 31,
millions of dollars	2023		2022		2023		2022

Recognized in income before income taxes:

Pension benefits expense	C$	6.2	C$	6.1	C$	73.3	C$	24.4

Post-employment benefits expense		3.3		3.0		16.7		12.0

	C$	9.5	C$	9.1	C$	90.0	C$	36.4

Recognized in other comprehensive income

(pre-tax):

Pension benefits (income) loss	C$	(33.9)	C$	0.3	C$	9.0	C$	(57.9)

Post-employment benefits loss (income)		5.8		(71.0)		(22.8)		(60.0)

	C$	(28.1)	C$	(70.7)	C$	(13.8)	C$	(117.9)

	C$	(18.6)	C$	(61.6)	C$	76.1	C$	(81.5)

As illustrated in the table above, the Company’s pension expense for the three month periods ended March 31, 2023 and March 31, 2022 were C$6.2 million and C$6.1 million, respectively, representing an increase of C$0.1 million due to an increase in discount rates as at August 1, 2022 that were used to determine the revised 2023 fiscal year pension benefit expense for the period of August 1, 2022 – March 31, 2023 as a result of the remeasurement that occurred on August 1, 2022. The Company’s post-employment benefit expense for the three month periods ended March 31, 2023 and March 31, 2022 were C$3.3 million and C$3.0 million, respectively, representing an increase of C$0.3 million due to an increase in discount rates as at August 1, 2022 that were used to determine the revised 2023 fiscal year non-pension benefit expense for the period of August 1, 2022 – March 31, 2023 as a result of the remeasurement that occurred on August 1, 2022.

For the years ended March 31, 2023 and March 31, 2022, the Company’s pension expense was C$73.3 million and C$24.4 million, respectively, representing an increase of C$48.9 million. This increase is primarly a result of the remeasurement that took place on August 1, 2022. As at the remeasurement date a past service cost of C$49.5 million was recognized resulting in the steep increase in expense. The Company’s post-employment benefit expense for the year ended March 31, 2023 and March 31, 2022 were C$16.7 million and C$12.0 million, respectively. This increase is as a result of the remeasurement that took place on August 1, 2022. As at the remeasurement date a past service cost of C$3.8 million was recognized resulting in the increase in expense.

As disclosed in Note 3 to the March 31, 2023 consolidated financial statements, all actuarial gains and losses that arise in calculating the present value of the defined benefit pension obligation net of assets and the defined benefit obligation in respect of other post-employment benefits, including the re-measurement components, are recognized immediately in other comprehensive income.

For the three month period ended March 31, 2023, the Company recorded an actuarially determined gain to the accrued defined pension liability and accrued other post-employment benefit obligation in other comprehensive gain of C$28.1 million (March 31, 2022 – actuarial determined gain of C$70.7 million), a difference of C$42.6 million. The March 31, 2022 other comprehensive income (OCI) adjustments which experienced a steep increase in discount rates as at March 31, 2022 (up approximately 95 basis points from December 31, 2021), partially offset by negative asset returns (-12.5%), resulting in an overall gain for the three month period ended March 31, 2022. The March 31, 2022 OCI adjustments are compared to the March 31, 2023 OCI adjustments which experienced a decrease in discount rates as at March 31, 2023 (down approximately 24 basis points from December 31, 2022) which was offset by an asset return of 5.98%.

For the year ended March 31, 2023, the Company recorded actuarially determined gain to the accrued defined pension liability and accrued other post-employment benefit obligation in other comprehensive income of C$13.8 million (March 31, 2022 gain of C$117.9 million), a difference of C$104.1 million. The

17

gain at March 31, 2022 was due primarily to an increase in discount rates (up approximately 96 basis points from March 31, 2021) partially offset by negative asset returns of -3.74%. The gain at March 31, 2023 was due primarily to an increase in discount rates (up approximately 75 basis points from March 31, 2022) partially offset by a negative asset return of -8.20%.

Adjustments are required by IFRS when the accrued liability is significantly impacted by changes in market discount rates, curtailments, settlements, actual returns on defined benefit pension plan assets or other one-off events. Effective August 1, 2022, a new Collective Bargaining Agreement (“CBA”) was signed that extends indexation up to July 1, 2027, early retirement windows to July 31, 2027, and increases the Vision Care and LTM (“Lifetime Maximum”) coverage. As a result, the defined benefit cost determined at the beginning of this fiscal year was recalculated to reflect these additional benefits as at August 1, 2022. The estimated change in the defined benefit cost for the fiscal year as a result of the new CBA ratified in August 2022 and September 2022 for Local 2251 and Local 2724, respectively, are reflected in our results above. Specifically, a past service cost adjustment of C$49.5 million and C$3.8 million related to the defined pension plan and post-employment benefits, respectively, have been reflected in the results above.

Carbon Taxes

On June 28, 2019, the Company became subject to the Federal Greenhouse Gas Pollution Pricing Act (the “Carbon Tax Act”). The Carbon Tax Act was enacted with retroactive effect to January 1, 2019. The Company has chosen to remove the costs associated with the Carbon Tax Act from Adjusted EBITDA to facilitate comparison with the results of its competitors in jurisdictions not subject to the Carbon Tax Act.

For the three month period ended March 31, 2023, total Carbon Tax recognized in cost of sales was C$2.9 million, compared to C$0.4 million in the three month period ended March 31, 2022. The change is mainly due to a true-up of the distribution of the costs between the Company and other emitters and the purchase of surplus credits in the three month period ended March 31, 2022. Carbon Tax is primarily a function of the volume of our production.

For the year ended March 31, 2023, total Carbon tax recognized in cost of sales was C$7.2 million compared to a recovery of C$0.6 million for the year ended March 31, 2022. The change in Carbon tax is due to reasons described above.

Income Taxes

For the three month period ended March 31, 2023, the Company’s deferred income tax recovery and current income tax expense was (C$0.8) million and C$6.2 million, respectively, compared to deferred income tax recovery and current income tax expense of (C$3.8) million and C$81.1 million, respectively, for the three month period ended March 31, 2022 due to a loss before tax of C$15.0 million for the three month period ended March 31, 2023, compared to income before tax of C$320.9 million for the three month period ended March 31, 2022.

For the year ended March 31, 2023, the Company’s deferred income tax recovery and current income tax expense was (C$12.0) million and C$89.6 million, respectively, compared to deferred and current income tax expense of C$101.7 million and C$197.2 million, respectively, for the year ended March 31, 2022 due to net income before tax of C$376.1 million compared to C$1,156.6 million and fully utilizing non-capital losses for the year ended March 31, 2022, resulting in lower current income tax expense.

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Adjusted EBITDA

The following table shows the reconciliation of Adjusted EBITDA to net income for the periods indicated:

	Three months ended March 31,				Years ended March 31,
millions of dollars	2023		2022		2023		2022

Net (loss) income	C$	(20.4)	C$	242.9	C$	298.5	C$	857.7

Amortization of property, plant and equipment and amortization of intangible assets		25.6		22.7		95.3		87.0

Finance costs		4.9		4.3		17.9		48.6

Interest on pension and other post-employment benefit obligations		4.8		2.9		17.2		11.6

Income taxes		5.4		78.0		77.6		298.9

Foreign exchange loss (gain)		0.1		6.3		(41.1)		4.4

Finance income		(2.9)		(0.4)		(13.3)		(0.5)

Inventory write-downs (amortization on property, plant and equipment in inventory)		(3.8)		0.1		1.1		0.1

Carbon tax		2.9		0.4		7.2		(0.6)

Increase (decrease) in fair value of warrant liability		19.4		13.2		(47.7)		6.4

Increase (decrease) in fair value of earnout liability		3.5		(44.5)		(5.9)		(78.1)

Increase (decrease) in fair value of share-based payment compensation liability		6.9		2.9		(12.7)		-

Transaction costs		-		5.0		-		26.5

Listing expense		-		-		-		235.6

Share-based compensation		1.5		0.7		4.9		5.7

Past service costs - pension benefits		-		-		49.5		-

Past service costs - post-employment benefits		-		-		3.8		-

Adjusted EBITDA (i)	C$	47.9	C$	334.4	C$	452.3	C$	1,503.2

Net (Loss) Income Margin		(3.0%)		25.8%		10.7%		22.5%

Net (Loss) Income / ton	C$	(35.7)	C$	443.8	C$	149.0	C$	373.4

Adjusted EBITDA Margin (ii)		7.1%		35.5%		16.3%		39.5%

Adjusted EBITDA / ton	C$	83.8	C$	611.1	C$	225.9	C$	654.4

 (i) See “Non-IFRS Measures” for information regarding the limitations of using Adjusted EBITDA.

 (ii) Adjusted EBITDA Margin is Adjusted EBITDA as a percentage of revenue.

Adjusted EBITDA for the three month period ended March 31, 2023 was C$47.9 million, compared to C$334.4 million for the three month period ended March 31, 2022, resulting in a decrease of C$286.5 million. The Adjusted EBITDA margin for the three month periods ended March 31, 2023 and March 31, 2022 was 7.1% and 35.5%, respectively. The Adjusted EBITDA per ton for the three month period ended March 31, 2023 was C$83.8 and C$611.1 for the three month period ended March 31, 2022. The decrease in Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted EBITDA per ton for the three month period ended March 31, 2023 compared to the three month period ended March 31, 2022 was due mainly to a decrease in steel revenue (C$270.7 million), primarily as a result of softening in steel pricing. In addition, there was an increase in the cost of steel products sold (C$15.8 million) due primarily to the same

19

reasons mentioned above for net income. Adjusted EBITDA for the three month period ended March 31, 2023 includes the Settlement Agreement with Danieli as discussed above.

Adjusted EBITDA for the year ended March 31, 2023 was C$452.3 million, compared to C$1,503.2 million for the year ended March 31, 2022, resulting in a decrease of C$1,050.9 million. The Adjusted EBITDA margin for the year ended March 31, 2023 and March 31, 2022 was 16.3% and 39.5%, respectively. The Adjusted EBITDA per ton for the year ended March 31, 2023 was C$225.9 and C$654.4 for the year ended March 31, 2022. The decrease in Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted EBITDA per ton for the year ended March 31, 2023 compared to the year ended March 31, 2022 was due primarily to the same reasons mentioned above for net income. Adjusted EBITDA for the year ended March 31, 2023 includes the Settlement Agreement with Danieli as discussed above.

Financial Resources and Liquidity

Summary of Cash Flows

	Three months ended March 31,				Years ended March 31,
millions of dollars	2023		2022		2023		2022

Operating Activities:

Cash generated by operating activities before changes in non-cash working capital and environmental liabilities paid	C$	43.1	C$	253.1	C$	362.3	C$	1,287.8

Net change in non-cash working capital		52.3		191.1		(178.7)		(21.1)

Share-based payment compensation and earnout units settled		-		-		(4.6)		-

Environmental liabilities paid		-		(0.4)		(1.7)		(3.3)

Cash generated by operating activities	C$	95.4	C$	443.8	C$	177.3	C$	1,263.4

Investing activities

Acquisition of property, plant and equipment	C$	(82.6)	C$	(94.3)	C$	(333.5)	C$	(167.9)

Disposition of intangible assets		-		0.4		-		-

Recovery of parent company promissory note		-		-		-		2.2

Cash used in investing activities	C$	(82.6)	C$	(93.9)	C$	(333.5)	C$	(165.7)

Financing activities

Bank indebtedness advanced (repaid)	C$	(10.5)	C$	0.1	C$	1.8	C$	(86.8)

Repayment of Secured Term Loan		-		-		-		(381.8)

Repayment of Algoma Docks Term Loan Facility		-		(0.1)		-		(76.0)

Governmental loans received		33.1		2.2		63.3		2.2

Governmental loans benefit		(20.8)		(1.1)		(37.6)		(1.1)

Repayment of governmental loans		(2.5)		(0.8)		(10.0)		(0.8)

Interest paid		(0.1)		(0.1)		(0.2)		(36.3)

Dividends paid		(7.1)		(9.3)		(30.7)		(9.3)

Common shares repurchased and cancelled		-		-		(553.2)		-

Proceeds from issuance of shares		-		-		-		393.5

Other		(0.3)		(0.4)		(3.0)		(2.3)

Cash used in financing activities	C$	(8.2)	C$	(9.5)	C$	(569.6)	C$	(198.7)

Effect of exchange rate changes on cash	C$	(1.9)	C$	(12.6)	C$	57.9	C$	(4.9)

Increase (decrease) in cash	C$	2.7	C$	327.8	C$	(667.9)	C$	894.1

As illustrated in the table above, the generation of cash for the three month period ended March 31, 2023 was C$2.7 million, compared to the generation of cash of C$327.8 million for the three month period ended

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March 31, 2022. The decrease in the generation of cash for the three month period ended March 31, 2023, as compared to the three month period ended March 31, 2022, was C$325.1 million, and is primarily the result of the C$348.4 million decrease in cash generated by operating activities, a result of a decrease in net income (decreased by C$263.3 million), for reasons described above and a decrease in the net change in non-cash working capital (decreased C$138.8 million), for reasons discussed below. This was offset, in part, by a decrease in cash used in investing activities (decreased by C$11.3 million) and by the decrease in cash used in financing activities (decreased by C$1.3 million), for reasons described below.

For the year ended March 31, 2023, the use of cash was C$667.9 million, compared to the generation of cash of C$894.1 million for the year ended March 31, 2022. The increase in the use of cash for the year ended March 31, 2023, as compared to the year ended March 31, 2022, was C$1,562.0 million, and is primarily the result of the C$1,086.1 million decrease in cash generated by operating activities, a result of a decrease in net income (decreased by C$559.2 million), for reasons described above and a decrease in the net change in non-cash working capital (decreased C$157.6 million), for reasons discussed below. Furthermore, there was an increase in cash used in financing activities of C$370.9 million primarily due to common shares repurchased and cancelled. In addition, there was increased cash used in investing activities of C$167.8 million, for reasons described below.

Cash Flow Generated by Operating Activities

For the three month period ended March 31, 2023, the cash generated by operating activities was C$95.4 million (March 31, 2022 – cash generated C$443.8 million). The decrease in cash generated in operating activities for the three month period ended March 31, 2023 was due primarily to the same reasons mentioned above for net income.

For the year ended March 31, 2023, the cash generated by operating activities was C$177.3 million (March 31, 2022 – C$1,263.4 million). The decrease in cash generated by operating activities for the year ended March 31, 2023 was due primarily to the same reasons mentioned above for net income.

Further impacting cash used in operating activities is the net effect from changes in non-cash working capital as presented below:

	Three months ended March 31,				Years ended March 31,
millions of dollars	2023		2022		2023		2022

Accounts receivable	C$	(42.5)	C$	44.2	C$	119.5	C$	(127.0)

Inventories		186.5		128.9		(187.8)		(63.6)

Prepaid expenses, deposits and other current assets		(1.4)		23.9		22.8		12.5

Accounts payable and accrued liabilities		(23.4)		83.2		(76.6)		166.6

Taxes payable and accrued taxes		(57.8)		(116.6)		(58.3)		(22.1)

Derivative financial instruments (net)		(9.1)		27.5		1.7		12.5

Total	C$	52.3	C$	191.1	C$	(178.7)	C$	(21.1)

Cash Flow Used In Investing Activities

For the three and twelve month periods ended March 31, 2023, cash used in investing activities was C$82.6 million and C$333.5 million, respectively (March 31, 2022 – C$93.9 million and C$165.7 million, respectively).

For the three month period ended March 31, 2023, property, plant and equipment were acquired at an aggregate net cost of $82.6 million (March 31, 2022 – $94.3 million); comprised of property, plant and equipment acquired with a total cost of $103.4 million (March 31, 2022 - $95.4 million), against which the Company recognized benefits totaling $20.8 million (March 31, 2022 - $1.1 million) in respect of the governmental loans and the governmental grant discussed below.

For the twelve month period ended March 31, 2023, property, plant and equipment were acquired at an

21

aggregate net cost of $333.5 million (March 31, 2022 – $167.9 million); comprised of property, plant and equipment acquired with a total cost of $372.0 million (March 31, 2022 - $172.1 million), against which the Company recognized benefits totaling $38.5 million (March 31, 2022 - $4.2 million) in respect of the governmental loans and the governmental grant discussed below.

For the three and twelve month periods ended March 31, 2023, the Company had additions to property under construction for the EAF project of C$47.3 million and C$215.7 million, respectively (March 31, 2022 – C$51.4 million); in addition, the Company has issued $48.1 million in letters of credit related to equipment fabrication and delivery of which $31.1 million has been released in accordance with the terms. As at March 31, 2023, since inception of the project the Company had additions to property under construction for the EAF project of C$267.1 million.

For the three and twelve month periods ended March 31, 2023, the Company had additions to property under construction for the plate mill modernization project of C$8.0 million and C$33.1 million, respectively (March 31, 2022 – C$18.9 million and C$33.7 million, respectively). As at March 31, 2023, since inception of the project the Company had additions for the plate mill modernization project of C$72.1 million. There has been C$45.9 million transferred into service for the completion of phase one of the plate mill modernization project. At March 31, 2023, there was C$41.4 million pertaining to the plate mill modernization project included in prepaid expenses and deposits.

Cash Flow Used In Financing Activities

For the three month period ended March 31, 2023, cash used in financing activities was C$8.2 million (March 31, 2022 – C$9.5 million). The decrease in cash used in financing activities of C$1.3 million is largely due to the governmental loans received.

For the year ended March 31, 2023, cash used in financing activities was C$569.6 million (March 31, 2022 – C$198.7 million). The increase in cash used in financing activities of C$370.9 million is largely due to the common shares repurchased and cancelled (C$553.2 million) under the Normal Course Issuer Bid and the Substantial Issuer Bid during the year ended March 31, 2023. Further, this increase is due to proceeds from issuance of shares (C$393.5 million) offset, in part, by the repayment of bank indebtedness (C$86.8 million), the repayment of the Secured Term Loan (C$381.8 million) and the Algoma Docks Term Loan Facility (C$76.0 million) during the year ended March 31, 2022.

Selected Annual Information

millions of dollars (except per share amounts)		FY2023		FY2022		FY2021

Revenue	C$	2,778.5	C$	3,806.0	C$	1,794.9

Income from operations	C$	290.5	C$	1,411.0	C$	84.8

Net income (loss)	C$	298.5	C$	857.7	C$	(76.1)

Net income (loss) per common share - basic	C$	2.43	C$	8.53	C$	(1.06)

Net income (loss) per common share - diluted	C$	1.71	C$	7.75	C$	(1.06)

Cash dividend per common share		$0.05		$0.05		$-

Common share dividends declared and paid	C$	30.7	C$	9.3	C$	-

Total assets	C$	2,455.6	C$	2,693.6	C$	1,553.9

Total non-current liabilities	C$	110.4	C$	85.2	C$	86.4

Revenue

Fiscal Year Ended March 31, 2023 Compared to Fiscal Year Ended March 31, 2022

The Company’s revenue for the fiscal years ended March 31, 2023 and March 31, 2022 were C$2,778.5 million and C$3,806.0 million, respectively, a decrease of C$1,027.5 million. Refer to the above section “Steel Revenue and Cost of Sales” for a discussion comparing the year-over-year changes.

22

Fiscal Year Ended March 31, 2022 Compared to Fiscal Year Ended March 31, 2021

The Company’s revenue for the fiscal years ended March 31, 2022 and March 31, 2021 were C$3,806.0 million and C$1,794.9 million, respectively, an increase of C$2,011.1 million. Steel revenue increased by 119.7% and steel shipment volumes increased by 9.3% during the year ended March 31, 2022, as compared to the year ended March 31, 2021. This increase was due mainly to increased steel prices compared to the year ended March 31, 2021.

Income from operations

Fiscal Year Ended March 31, 2023 Compared to Fiscal Year Ended March 31, 2022

The Company’s income from operations for the fiscal years ended March 31, 2023 and March 31, 2022 were C$290.5 million and C$1,411.0 million, respectively, a decrease of C$1,120.5 million. Refer to the above section “Income from Operations” for a discussion comparing the year-over-year changes.

Fiscal Year Ended March 31, 2022 Compared to Fiscal Year Ended March 31, 2021

The Company’s income from operations for the fiscal years ended March 31, 2022 and March 31, 2021 were C$1,411.0 million and C$84.8 million, respectively, an increase of C$1,326.2 million. This increase was due mainly to an increase in steel revenue of C$1,933.7 million, primarily a result of an increase in the selling price of steel. This was offset, in part, by an increase in the cost of steel revenue (C$596.7 million) which is mainly due to an increase in the purchase price of many key inputs such as iron ore, scrap, alloys and natural gas as well as an increase in employee profit sharing expense compared to the prior year.

Net income (loss)

Fiscal Year Ended March 31, 2023 Compared to Fiscal Year Ended March 31, 2022

The Company’s net income for the fiscal years ended March 31, 2023 and March 31, 2022 were C$298.5 million and C$857.7 million, respectively, a decrease of C$559.2 million. Refer to the above section “Net Income” for a discussion comparing the year-over-year changes.

Fiscal Year Ended March 31, 2022 Compared to Fiscal Year Ended March 31, 2021

The Company’s net income (loss) for the fiscal years ended March 31, 2022 and March 31, 2021 were C$857.7 million and (C$76.1) million, respectively, an increase of C$933.8 million. This increase was due mainly to an increase in steel revenue of C$1,933.7 million, primarily a result of an increase in the selling price of steel, offset in part by listing expense of C$235.6 million and transaction costs of C$26.5 million due to the Merger transaction. Further offsetting the increase in revenue was an associated increase in the cost of steel revenue (C$596.7 million) which is mainly due to an increase in the purchase price of many key inputs such as iron ore, scrap, alloys and natural gas as well as an increase in employee profit sharing expense compared to the prior year.

Total assets

Fiscal Year Ended March 31, 2023 Compared to Fiscal Year Ended March 31, 2022

The Company’s total assets for the fiscal years ended March 31, 2023 and March 31, 2022 were C$2,455.6 million and C$2,693.6 million, respectively, a decrease of C$238.0 million. This decrease was due primarily to the decrease in cash of C$667.9 million, as discussed above in the “Summary of Cash Flows” section, and due to the decrease in trade accounts receivable of C$111.7 million, resulting from a decrease in steel revenue and timing of collections from customers. This was offset, in part, by an increase in property, plant

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and equipment of C$307.6 million, primarily as a result of the EAF and PMM projects and by an increase in inventory of C$242.7 million.

Fiscal Year Ended March 31, 2022 Compared to Fiscal Year Ended March 31, 2021

The Company’s total assets for the fiscal years ended March 31, 2022 and March 31, 2021 were C$2,693.6 million and C$1,553.9 million, respectively, an increase of C$1,139.7 million. This increase was due primarily to the increase in cash of C$894.1 million through the cash generated by operating activities, as a result of increased net income for reasons described above, and increase in trade accounts receivable of C$129.7 million as a result of increase in steel revenue and associated timing of collections from customers.

Total non-current liabilities

Fiscal Year Ended March 31, 2023 Compared to Fiscal Year Ended March 31, 2022

The Company’s total non-current liabilities for the fiscal years ended March 31, 2023 and March 31, 2022 were C$110.4 million and C$85.2 million, respectively, an increase of C$25.2 million. This increase was due to additional claims under the Federal SIF Agreement loan relating to the EAF project.

Fiscal Year Ended March 31, 2022 Compared to Fiscal Year Ended March 31, 2021

The Company’s total non-current liabilities for the fiscal years ended March 31, 2022 and March 31, 2021 were C$85.2 million and C$86.4 million, respectively, a decrease of C$1.2 million. This decrease was mainly due to the increase in the current portion of the Federal AMF Loan (C$10.0 million) and repayments of the Federal AMF Loan (C$0.8 million). This was offset, in part, by claims net of benefit of C$1.1 million and loan accretion of C$8.5 million.

Capital Resources - Financial Position and Liquidity

The Company anticipates making approximately C$100 million of capital expenditures annually in order to sustain existing production facilities. Furthermore, supported by its agreements with the federal and provincial governments and using the cash received as a result of the Merger, the Company anticipates making significant capital expenditures relating to its modernization and expansion program over the next five years, including substantial investment in EAF steelmaking.

The below capital sources and future cash flows from operating activities are expected to avail the Company of substantial financial resources to complete its proposed expansion plans. The Company’s business generates significant cash flow and the Company does not anticipate any issues with generating sufficient cash and cash equivalents, both in the short term and the long term to meet its planned growth or to fund development activities.

As at March 31, 2023, the Company had cash of C$247.4 million (March 31, 2022 - C$915.3 million), and had unused availability under its Revolving Credit Facility of C$279.2 million ($206.3 million) after taking into account C$57.3 million ($42.3 million) of outstanding letters of credit and borrowing base reserves. At March 31, 2022, the Company had drawn C$0.1 million ($0.09 million), and there was C$278.2 million ($222.6 million) of unused availability after taking into account C$34.1 million ($27.3 million) of outstanding letters of credit and borrowing base reserves.

The Revolving Credit Facility is governed by a conventional borrowing base calculation comprised of eligible accounts receivable plus eligible inventory plus cash. At March 31, 2023, there was C$1.9 million ($1.4 million) drawn on this facility. The Company is required to maintain a calculated borrowing base. Any shortfall in the borrowing base will trigger a mandatory loan repayment in the amount of the shortfall, subject to certain cure rights including the deposit of cash into an account controlled by the agent. As at March 31, 2023, the Company has complied with these requirements.

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On May 24, 2023, the Company announced that it has successfully increased its Revolving Credit Facility from $250.0 million to $300.0 million and extended the term to May, 2028. The interest rate will be based on Secured Overnight Financing Rate (“SOFR”) plus a credit spread adjustment of 10 basis points plus an applicable margin, which will vary depending on usage.

On November 30, 2018, the Company secured the following debt financing:

•

$250.0 million in the form of a traditional asset-based revolving credit facility, with a maturity date of November 30, 2023 subsequently increased to $300.0 million (May 2023) (the “Revolving Credit Facility”);

•

a C$60.0 million interest free loan from the Federal Economic Development Agency of the Government of Canada, through the Advanced Manufacturing Fund (the “Federal AMF Loan”). The Company will repay the loan in equal monthly installments beginning on April 1, 2022 with the final installment payable on March 1, 2028; and

•

a C$60.0 million low interest loan from the Ministry of Energy, Northern Development and Mines of the Province of Ontario (the “Provincial MENDM Loan”). The Company will repay the loan in monthly blended payments of principal and interest beginning on December 31, 2024 and ending on November 30, 2028.

On March 29, 2019, the Company secured an agreement with the Minister of Industry of the Government of Canada, whereby the Company will receive C$15.0 million in the form of a grant and C$15.0 million in the form of an interest free loan through the Federal SIF. The Company will repay the interest free loan portion of this funding in equal annual payments beginning on April 30, 2024 and ending on April 30, 2031.

The Revolving Credit Facility, the Federal AMF Loan, the Provincial MENDM Loan and the Federal SIF are expected to service the Company’s principal liquidity needs (to finance working capital, fund capital expenditures and for other general corporate purposes) until the maturity of these facilities.

On September 20, 2021, the Company, together with the Government of Canada, entered into an agreement of which a benefit of up to C$420.0 million would flow to the Company in the form of a loan up to C$200.0 million from the SIF and a loan up to C$220.0 million from the CIB. Under the terms of the Federal SIF agreement, the Company will be reimbursed for certain defined capital expenditures incurred to transition from blast furnace steel production to EAF steel production between March 3, 2021 and June 30, 2025. Annual repayments of the Federal SIF loan will be scalable based on the Company’s greenhouse gas emission performance.

Under the terms of the CIB agreement (“CIB Facility”), the Company may draw on a non-revolving construction credit facility. Following the completion of the project, quarterly payments including interest at a rate per annum equal to the base rate from the date of borrowing until November 27, 2031, then at a base rate plus 150 basis points until maturity of the loan are required prior to the loan maturity date, November 26, 2046. Pursuant to the terms of the CIB Facility, the amount of credit available is reduced by one-third of any restricted payments or distributions to shareholders, including dividends, and share repurchases. As of March 31, 2023, the amount available under the CIB Facility has been reduced to C$25.1 million as a result of restricted payments made.

During the year ended March 31, 2023, the Company paid ordinary dividends to common shareholders in the aggregate amount of C$30.7 million (March 31, 2022 - C$9.3 million), or $0.05 per common share recorded as a distribution through retained earnings.

25

Record date	Payment date	Total Dividends on Common Stock

June 27, 2022	July 15, 2022	C$	9.4

August 31, 2022	September 30, 2022		7.1

November 30, 2022	December 30, 2022		7.1

February 28, 2023	March 31, 2023		7.1

		C$	30.7

Normal Course Issuer Bid

On March 3, 2022, the Company commenced a normal course issuer bid (the “NCIB”) after receiving regulatory approval from the Toronto Stock Exchange. Pursuant to the NCIB, the Company is authorized to acquire up to a maximum of 7,397,889 of its shares, or 5% of its 147,957,790 issued and outstanding shares as of February 18, 2022, subject to a daily maximum of 16,586 shares. The common shares were available for purchase and cancellation commencing on March 3, 2022 until June 14, 2022 at which time the NCIB was suspended with the launch of the Substantial Issuer Bid (“SIB”). The NCIB resumed after the completion of the SIB and the Company was permitted to acquire shares thereunder until March 2, 2023 under the same terms and conditions.

As at March 31, 2023, the Company purchased and cancelled 3,364,262 common shares at a weighted average book value of C$9.25 ($7.30) per share for a total purchase price of approximately C$37.1 million ($28.6 million) under the 2022 NCIB. The excess of the purchase price paid over the carrying value of the common shares purchased, totaling C$5.9 million, was recognized as an increase to retained earnings.

The Company renewed its NCIB to acquire a maximum of 5,178,394 of its shares, or approximately 5% of its 103,567,884 issued and outstanding shares as of February 28, 2023, subject to a daily maximum of 50,984 shares. The NCIB commenced March 6, 2023 and will terminate on the earlier of March 5, 2024, or such earlier time as the Company completes its purchases pursuant to the NCIB or provides notice of termination. As at March 31, 2023, the Company has not made any purchases under its renewed NCIB.

Substantial Issuer Bid

On June 21, 2022, the Company commenced a substantial issuer bid in Canada (collectively the “Offer”) to purchase for cancellation up to $400 million of its common shares. The Offer expired on July 27, 2022, and proceeded by way of a “modified Dutch auction”, whereby, shareholders who chose to participate in the Offer can individually select the price, within a price range of not less than $8.75 and not more than $10.25 per share (in increments of $0.10 per share), at which they will tender their shares to the Offer. Upon expiry of the Offer, the Company will determine the lowest purchase price that will allow it to purchase the maximum number of shares properly tendered to the Offer, and not properly withdrawn, having an aggregate purchase price not exceeding $400 million.

On July 27, 2022, the Offer was completed and 41,025,641 common shares at a weighted average book value of C$9.11 ($7.33) per share were purchased for cancellation at $9.75 per share, for an aggregate amount of $400 million. The excess of the purchase price over the carrying value of the shares purchased totaling C$127.4 million ($99.3 million) was recognized as a reduction to retained earnings. The common shares purchased under the Offer represented approximately 28.0% of the issued and outstanding common shares at the time the Offer was completed. As at March 31, 2023, the Company incurred transaction costs related to the SIB of C$1.1 million which were recorded within capital stock.

Contractual Obligations and Off Balance Sheet Arrangements

26

The following table presents, at March 31, 2023, the Company’s obligations and commitments to make future payments under contracts and contingent commitments. The following figures assume that the March 31, 2023, Canadian/US dollar exchange rate of $1.00 = C$0.7389 remains constant throughout the periods indicated.

millions of dollars	Total		Less than 1 year		Year 2		Years 3-5		More than 5 years

Bank indebtedness	C$	1.9	C$	1.9	C$	-	C$	-	C$	-

Long-term governmental loans		189.7		10.0		18.1		79.8		81.8

Purchase obligations - non-capital		1,336.5		854.2		482.3		-		-

Purchase obligations - capital		268.0		250.8		17.2		-		-

Environmental liabilities		72.2		4.5		4.3		12.9		50.5

Lease obligations		2.0		1.8		0.1		0.1		-

Total	C$	1,870.3	C$	1,123.2	C$	522.0	C$	92.8	C$	132.3

Purchase obligations - non-capital, which represent the Company’s most significant contractual obligations across the periods indicated above, are comprised of contracts to purchase the raw materials required to manufacture the Company’s products and therefore contribute directly to the Company’s ability to generate revenue. The Company enters into such contracts on an ongoing basis based on its production requirements to secure favorable raw material pricing and consistency of supply. Most of the Company’s purchase obligations mature in less than one year and are contracted based on the Company’s anticipated production, and the revenue generated from such production is applied to satisfy such purchase obligations. Purchase obligations – capital, represent the Company’s contractual obligations across the periods indicated above for the Electric Arc Furnace and Plate Mill Modernization capital projects.

Off balance sheet arrangements include letters of credit, and operating lease obligations as disclosed above. At March 31, 2023, the Company had C$57.3 million ($42.3 million) (March 31, 2022 - C$34.1 million ($27.3 million)) of outstanding letters of credit.

As discussed above, the Company maintains defined benefit pension plans and other post-employment benefit plans. At March 31, 2023, the Company’s net obligation in respect of its defined benefit pension plans was C$184.0 million (March 31, 2022 - C$118.1 million) and the Company’s obligation in respect of its other post-employment benefits plans was C$222.9 million (March 31, 2022 – C$239.8 million).

The Company’s obligations, commitments and future payments under contract are expected to be financed through cash flow from operations and funds from the Company’s Revolving Credit Facility. Any default in the Company’s ability to meet such commitments and future payments could have a material and adverse effect on the Company.

Related Party Transactions

As at March 31, 2023, there were no transactions, ongoing contractual or other commitments with related parties.

For the year ended March 31, 2022, as a result of the Merger, the Company is no longer a related party of Algoma Steel Parent S.C.A., and its commonly controlled affiliates. Further, Algoma Steel Parent S.C.A. settled its promissory note payable to the Company for C$2.2 million ($1.7 million) by receiving a net amount of C$6.5 million ($5.0 million) in exchange for settling this note payable with the return of capital of C$8.3 million ($6.7 million), as explained in Note 31 to the March 31, 2022 audited consolidated financial statements. To facilitate this payment, the Company entered an agreement with its subsidiary, Algoma Steel Inc. to pay the net amount of C$6.5 million ($5.0 million) on its behalf. The Company settled the loan to its subsidiary, Algoma Steel Inc. with net proceeds from the Merger transaction.

Financial Instruments

27

The Company’s financial assets and liabilities (financial instruments) include cash, restricted cash, accounts receivable, margin payments, bank indebtedness, accounts payable and accrued liabilities, derivative financial instruments, warrant liability, earnout liability and long-term governmental loans.

Financial assets and financial liabilities, including derivatives, are recognized when the Company becomes a party to the contractual provisions of the financial instrument or non-financial derivative contract. Financial instruments are disclosed in Notes 19 and 30 to the March 31, 2023 consolidated financial statements.

Financial Risk Management

The Company’s activities expose it to a variety of financial risks including credit risk, liquidity risk, interest rate risk and market risk. The Company may use derivative financial instruments to hedge certain of these risk exposures. The use of derivatives is based on established practices and parameters, which are subject to the oversight of the Board of Directors. The Company does not utilize derivative financial instruments for trading or speculative purposes.

See also Note 30 to the March 31, 2023 consolidated financial statements.

Credit risk

Credit risk is the risk of financial loss to the Company if a customer or counterparty to a financial instrument fails to meet its contractual obligations, and arises primarily from the Company’s receivables from customers. The Company has an established credit policy under which each new customer is analyzed individually for creditworthiness before the Company’s standard payment and delivery terms and conditions are offered. The Company’s review includes a review of the potential customer’s financial information, external credit ratings and bank and supplier

28

references. Credit limits are established for each new customer and customers that fail to meet the Company’s credit requirements may transact with the Company only on a prepayment basis.

The maximum credit exposure at March 31, 2023 is the carrying amount of accounts receivable of $291.2 million (March 31, 2022 - $402.3 million). At March 31, 2023 and March 31, 2022, there was no customer account greater than 10% of the carrying amount of accounts receivable. As at March 31, 2023, $2.0 million, or 0.7% (March 31, 2022 - $2.1 million, or 0.5%), of accounts receivable were more than 90 days old.

The Company establishes an allowance for doubtful accounts that represents its estimate of losses in respect of accounts receivable. The main components of this allowance are a specific provision that relates to individual exposures and a provision for expected losses that have been incurred but not yet identified. The allowance for doubtful accounts at March 31, 2023 was $0.5 million (March 31, 2022 - $2.4 million), as disclosed in Note 12 to the March 31, 2023 consolidated financial statements.

The Company may be exposed to certain losses in the event of non-performance by counterparties to derivative financial instruments such as commodity price contracts and foreign exchange contracts. The Company mitigates this risk by entering into transactions with highly rated major financial institutions.

Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they come due. The Company manages liquidity risk by maintaining adequate cash balances. The Company continuously monitors and reviews actual and forecasted cash flows to ensure adequate liquidity and anticipate liquidity requirements. The Company’s objectives and processes for capital management, including the management of long-term debt, are described in Note 5 to the March 31, 2023 consolidated financial statements.

Market risk

Market risk is the risk that changes in market prices, such as foreign exchange rates, interest rates and commodity prices, will affect the Company’s income or the value of its holdings of financial instruments. The objective of market risk management is to manage and control market risk exposures within acceptable parameters, while optimizing the return on risk. As disclosed in Note 19 to the March 31, 2023 consolidated financial statements, during the year ended March 31, 2023, the Company was not a party to agreements to hedge the commodity price risk associated with the revenue on the sale of steel however was a party to agreements during the year ended March 31, 2022. These activities are carried out under the oversight of the Company’s Board of Directors.

Currency risk

The Company is exposed to currency risk on purchases, labour costs and pension and other post retirement employment benefits liabilities that are denominated in Canadian dollars. The prices for steel products sold in Canada are derived mainly from price levels in the US market in US dollars converted into Canadian dollars at the prevailing exchange rates. As a result, a stronger US dollar relative to the Canadian dollar increases the Company’s Canadian dollar selling prices for sales within Canada.

Interest rate risk

Interest rate risk is the risk that the value of the Company’s assets and liabilities will be affected by a change in interest rates. The Company’s interest rate risk mainly arises from the interest rate impact on its banking facilities and debt. The Company may manage interest rate risk through the periodic use of interest rate swaps.

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For the years ended March 31, 2023 and March 31, 2022, a one percent increase (or decrease) in interest rates would have decreased (or increased) net income (loss) by approximately nil.

The Company is exposed to interest rate benchmark, LIBOR, which is subject to interest rate benchmark reform. The exposure arises on the Company’s Revolving Credit Facility bearing interest at LIBOR plus basis points, as disclosed in Note 15 to the March 31, 2023 consolidated financial statements. Subsequent to year end, the Company increased its Revolving Credit Facility from US $250 million to US $300 million. The interest rate on the Revolving Credit Facility will be based on SOFR plus a credit spread adjustment of 10 basis points plus an applicable margin, which will vary depending on usage.

Commodity price risk

The Company is subject to price risk from fluctuations in the market prices of commodities, including natural gas, iron ore and coal. The Company enters into supply agreements for certain of these commodities as disclosed in Note 25. To manage risks associated with future variability in cash flows attributable to certain commodity purchases, the Company may use derivative instruments with maturities of 12 months or less as disclosed in Note 19 to the March 31, 2023 consolidated financial statements to hedge the commodity price risk associated with the cost of natural gas and the revenue on the sale of steel.

At March 31, 2023, the Company had no commodity-based swap contracts. At March 31, 2022 the Company had commodity-based swap contracts with an aggregate notional quantity of 90,000 net tons outstanding, and a 10% increase in the price of hot-rolled coil (U.S. Midwest Domestic Hot-Rolled Coil Steel (CRU) Index), assuming foreign exchange remains unchanged, would result in approximately $15.6 million decrease in the Company’s profit or loss.

Critical Accounting Estimates

As disclosed in Note 4 of the March 31, 2023 consolidated financial statements, the preparation of financial statements in conformity with IFRS requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the years.

Significant items subject to such estimates and assumptions include the going concern assessment, allowance for doubtful accounts, carrying amount and useful life of property, plant and equipment and intangible assets, defined benefit retirement plans and income tax expense and scientific research and development investment tax credits. Further, Note 3 to the March 31, 2023 consolidated financial statements discloses the basis for determining the fair value of the warrant, earnout and share-based compensation liabilities. Actual results could differ from those estimates.

Allowance for doubtful accounts

Management analyzes accounts receivable to determine the allowance for doubtful accounts by assessing the collectability of receivables owing from each individual customer. This assessment takes into consideration certain factors including the age of outstanding receivable, customer-operating performance, historical payment patterns and current collection efforts, relevant forward-looking information and the Company’s security interests, if any.

Useful lives of property, plant and equipment and Intangible assets

The Company reviews the estimated useful lives of property, plant and equipment and intangible assets at the end of each annual reporting period, and whenever events or circumstances indicate a change in useful life. Estimated useful lives of items of property, plant and equipment and intangible assets are based on a best estimate and the actual useful lives may be different.

Impairment of property, plant and equipment and Intangible assets

Determining whether property, plant and equipment and intangible assets are impaired requires the Company to determine the recoverable amount of the CGU to which the asset is allocated. To determine the recoverable amount of the CGU, management is required to estimate its fair value. To calculate the value of the CGU in use, management determines expected future cash flows, which involves, among other items, forecasted steel selling prices, forecasted tons shipped, costs and volume of production, growth rate, and the estimated selling costs, using an appropriate discount rate.

Defined Benefit Retirement Plans

The Company’s determination of employee benefit expense and obligations requires the use of assumptions such as the discount rate applied to determine the present value of all future cash flows expected in the plan. Since the determination of the cost and obligations associated with employee future benefits requires the use of various assumptions, there is measurement uncertainty inherent in the actuarial valuation process. Actual results could differ from estimated results which are based on assumptions.

Taxation

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The Company computes and recognizes an income tax provision in each of the jurisdictions in which it operates. Actual amounts of income tax expense and scientific research and experimental development investment tax credits only become final upon filing and acceptance of the returns by the relevant authorities, which occur subsequent to the issuance of the consolidated financial statements.

Additionally, the estimation of income taxes includes evaluating the recoverability of deferred income tax assets based on an assessment of the ability to use the underlying future tax deductions before they expire against future taxable income. The assessment is based upon existing tax laws and estimates of future taxable income. To the extent estimates differ from the final tax return, net income will be affected in a subsequent period. The Company will file tax returns that may contain interpretations of tax law and estimates. Positions taken and estimates utilized by the Company may be challenged by the relevant tax authorities. Rulings that result in adjustments to tax returns filed will be recorded in the period where the ruling is made known to the Company.

Assessments and Changes in Internal Control over Financial Reporting

Management has evaluated the effectiveness of the Company’s internal control over financial reporting (as defined in the applicable U.S. and Canadian securities laws) as of March 31, 2023 and based on that assessment concluded that, as of March 31, 2023, our internal control over financial reporting was effective. Refer to Management’s Report on Internal Control Over Financial Reporting. There have been no changes in our internal control over financial reporting during the quarter or year ended March 31, 2023 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Disclosure Controls and Procedures

Management, including the Chief Executive Officer and Chief Financial Officer, has evaluated the effectiveness of our disclosure controls and procedures (as defined in the applicable U.S. and Canadian securities laws) as of March 31, 2023. Based on that evaluation, the Chief Executive Officer and Chief Financial Officer concluded that such disclosure controls and procedures were effective as of March 31, 2023.

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  Selected Quarterly Information

(millions of dollars, except where otherwise noted)	2023								2022								2021
As at and for the three months ended[1]		Q4		Q3		Q2		Q1		Q4		Q3		Q2		Q1		Q4
Financial results
Total revenue	C$	677.4	C$	567.8	C$	599.2	C$	934.1	C$	941.8	C$	1,064.9	C$	1,010.2	C$	789.1	C$	638.5
Steel products		609.2		512.0		551.5		877.4		879.9		1,009.5		936.5		722.9		585.6
Non-steel products		14.1		12.1		8.2		11.6		13.9		14.2		31.8		24.4		5.6
Freight		54.1		43.7		39.5		45.1		48.0		41.2		41.9		41.8		47.3
Cost of sales		630.7		611.8		569.4		576.8		603.2		599.9		578.7		510.2		476.0
Administrative and selling expenses		25.0		21.7		24.2		28.4		28.0		18.9		29.4		26.7		32.5
Income (loss) from operations		21.7		(65.7)		5.6		328.9		310.6		446.1		402.1		252.2		130.0
Net income (loss)		(20.4)		(69.8)		87.2		301.4		242.9		123.0		288.2		203.7		100.1

Adjusted EBITDA	C$	47.9	C$	(35.9)	C$	82.7	C$	357.7	C$	334.4	C$	457.3	C$	430.6	C$	280.8	C$	166.9

Per common share (diluted)[3]

Net income (loss)	C$	(0.2)	C$	(0.6)	C$	0.36	C$	1.49	C$	1.45	C$	0.92	C$	4.02	C$	2.83	C$	1.40

Financial position
Total assets	C$	2,455.6	C$	2,549.0	C$	2,716.0	C$	3,070.5	C$	2,693.6	C$	2,520.7	C$	2,185.7	C$	1,697.2	C$	1,553.9
Total non-current liabilities		650		663.4		693.3		618.0		573.5		640.1		1,038.8		1,002.5		1,031.5

Operating results
Average NSR per nt2	C$	1,066	C$	1,116	C$	1,266	C$	1,632	C$	1,608	C$	1,827	C$	1,594	C$	1,185	C$	942
Adjusted EBITDA per nt2		83.8		(78.3)		189.9		665.4		611.1		827.6		733.1		460.3		268.4

Shipping volume (in thousands of nt)
Sheet		505		421		411		485		486		481		514		541		543
Plate		66		37		23		52		61		72		73		69		79
Slab		1		1		1		-		-		-		-		-		-

1 - Period end date refers to the following: “Q4” - March 31, “Q3” - December 31, “Q2” - September 30 and “Q1” - June 30.

2 - The definition and reconciliation of these non-IFRS measures are included in the “Non-IFRS Financial Measures” section of this MD&A.

3 - Pursuant to the Merger Agreement with Legato as described in the “Merger Transaction” section of this MD&A, on October 19, 2021, the Company effected a reverse stock split retroactively, such that each outstanding common share became such number of common shares, each valued at $10.00 per share, as determined by the conversion factor of 71.76775% (as defined in the Merger Agreement), with such common shares subsequently distributed to the equity holders of the Company’s former ultimate parent company.

Further, on February 9, 2022, the Company issused 35,883,692 common shares in connection with the earnout rights granted to non-management shareholders that existed prior to the Merger.

On March 3, 2022, the Company commenced a normal course issuer bid for which the Company purchased and cancelled 3,364,262 common shares as at March 31, 2023.

On June 21, 2022, the Company commenced a substantial issuer bid in Canada and a Tender Offer (the “Offer”) in the United States. On July 27, 2022, the Offer was completed and 41,025,641 common shares were purchased for cancellation.

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Trend Analysis

The Company’s financial performance for the fourth quarter of fiscal year end 2023 (“Q4 2023”) increased from the third quarter of fiscal year end 2023 (“Q3 2023”), primarily due to an increase in Adjusted EBITDA per net ton (“nt”) and increased shipping volume. The following discussion reflects the Company’s trend analysis in chronological order:

Revenue:

•

increased C$150.6 million or 24% from C$638.5 million in Q4 2021 to C$789.1 million in Q1 2022, a result of increased steel revenue mainly due to higher selling price of steel as average NSR per nt increased by C$243.3 from C$942 per nt in Q4 2021 to C$1,185 per nt in Q1 2022.

•

increased C$221.1 million or 28% from C$789.1 million in Q1 2022 to C$1,010.2 million in Q2 2022, a result of increased steel revenue mostly due to higher selling price of steel as average NSR per nt increased by C$409.5 from C$1,185 per nt in Q1 2022 to C$1,594 per nt in Q2 2022.

•

increased C$54.7 million or 5% from C$1,010.2 million in Q2 2022 to C$1,064.9 million in Q3 2022, a result of increased steel revenue primarily due to higher selling prices of steel as average NSR per nt increased by C$233 from C$1,594 per nt in Q2 2022 to C$1,827 per nt in Q3 2022.

•

decreased C$123.1 million or 12% from C$1,064.9 million in Q3 2022 to C$941.8 million in Q4 2022, a result of decreased steel revenue primarily due to lower selling prices of steel as average NSR per nt decreased by C$219 from C$1,827 per nt in Q3 2022 to C$1,608 per nt in Q4 2022.

•

decreased C$7.7 million or 1% from C$941.8 million in Q4 2022 to C$934.1 million in Q1 2023, a result of decreased steel revenue primarily due to lower shipments of steel as shipping volume decreased by 9,693 tons from 547,217 tons in Q4 2022 to 537,524 tons in Q4 2022.

•

decreased C$334.9 million or 36% from C$934.1 million in Q1 2023 to C$599.2 million in Q2 2023, a result of decreased steel revenue primarily due to lower selling prices of steel as average NSR per nt decreased by C$366 from C$1,632 per nt in Q1 2023 to C$1,266 per nt in Q2 2023.

•

decreased C$31.4 million or 5% from C$599.2 million in Q2 2023 to C$567.8 million in Q3 2023, a result of decreased steel revenue primarily due to lower selling prices of steel as average NSR per nt decreased by C$150 from C$1,266 per nt in Q2 2023 to C$1,116 per nt in Q3 2023.

•

increased C$109.6 million or 19% from C$567.8 million in Q3 2023 to C$677.4 million in Q4 2023, a result of increased steel revenue primarily due to increased shipments of steel as shipping volume increased by 113,306 tons from 458,341 tons in Q3 2023 to 571,647 tons in Q4 2023.

Net income (loss):

•

of C$203.7 million in Q1 2022 increased compared to C$100.1 million in Q4 2021 due primarily to higher revenue (increased by C$150.6 million), a result of higher selling prices of steel, proportionately lower increase in cost of sales of C$34.2 million and lower administrative and selling expenses (decreased by C$5.8 million).

•

of C$288.2 million in Q2 2022 increased compared to C$203.6 million in Q1 2022 primarily due to higher revenue of C$221.1 million, a result of higher selling prices of steel with a proportionately lower increase in cost of sales of C$68.5 million.

•

of C$123.0 million in Q3 2022 decreased compared to C$288.2 million in Q2 2022 mostly due to listing expense (C$235.6 million) as a result of the Merger. This was offset in part by changes in fair value of warrant liability (C$6.8 million), changes in fair value of earnout liability (C$33.6 million), changes in fair value of share-based compensation liability (C$2.9 million) and increased revenue due primarily to higher selling price of steel.

•

of C$242.9 million in Q4 2022 increased compared to C$123.0 million in Q3 2022 mostly due to listing expense (C$235.6 million) as a result of the Merger in Q3 2022. This was offset in part by decreased revenue due primarily to lower selling price of steel.

•

of C$301.4 million in Q1 2023 increased compared to C$242.9 million in Q4 2022 mainly due to the changes in fair value of warrant liability (C$51.6 million) and changes in fair value of share-based compensation liability (C$12.3 million).

•

of C$87.2 million in Q2 2023 decreased compared to C$301.4 million in Q1 2023 primarily due to decreased revenue of C$334.9 million, a result of lower selling prices of steel with a lower decrease in cost of sales of C$55.2 million. In addition, pension and post-employment benefit

33

expenses increased as a result of ratifying the collective bargaining agreements (C$53.3 million). This was offset in part by lower income tax expense of C80.0 million due to lower income before income taxes.

•

of (C$69.8) million in Q3 2023 decreased compared to C$87.2 million in Q2 2023 primarily due to decreased revenue of C$31.4 million, a result of lower selling prices of steel, and due to an increase in cost of sales of C$42.4 million. In addition, the decrease was due in part to foreign exchange loss increasing as a result of fluctuating exchange rates (C$50.7 million) and the changes in fair value of warrant liability (C$41.5 million).

•

of (C$20.4) million in Q4 2023 increased compared to (C$69.8) million in Q3 2023 primarily due to increased revenue (C$109.6 million), a result of increased shipping volume. This was offset, in part, by an increase in cost of sales (C$18.9 million), the changes in fair value of the warrant liability (C$13.0 million), the fair value of the share-based payment compensation liability (C$7.1 million) and the fair value of earnout liability (C$3.7 million).

34

Exhibit 99.3

Consolidated Financial Statements

ALGOMA STEEL GROUP INC.

As at March 31, 2023 and 2022

and for the years ended

March 31, 2023 and 2022

MANAGEMENT’S ANNUAL REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

Management of the Algoma Steel Group Inc. (“the Company”), including our Chief Executive Officer and Chief Financial Officer, is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Regulation 240.13a-15(f) or 240.15d-15(f). Internal control over financial reporting is a process designed by, or under the supervision of, the Chief Executive Officer and the Chief Financial Officer and effected by the Board of Directors, management and other personnel to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Management has assessed the effectiveness of the Company’s internal control over financial reporting as of March 31, 2023 using criteria established in Internal Control – Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on this assessment, management has concluded that the Company’s internal control over financial reporting was effective as of March 31, 2023

The effectiveness of the Company’s internal control over financial reporting as of March 31, 2023 has been audited by Deloitte LLP, the independent registered public accounting firm that audited the Company’s consolidated financial statements, as stated in their attestation report which appears in the Company’s consolidated financial statements.

/s/ Michael Garcia Michael Garcia	/s/ Rajat Marwah Rajat Marwah
Chief Executive Officer	Chief Financial Officer

June 21, 2023

Sault Ste. Marie, Canada

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the Board of Directors of Algoma Steel Group Inc.

Opinion on Internal Control over Financial Reporting

We have audited the internal control over financial reporting of Algoma Steel Group Inc. and subsidiaries (the “Company”) as of March 31, 2023, based on criteria established in Internal Control - Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). In our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of March 31, 2023, based on criteria established in Internal Control - Integrated Framework (2013) issued by COSO.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the consolidated financial statements as of and for the year ended March 31, 2023, of the Company and our report dated June 21, 2023 expressed an unqualified opinion on those financial statements

Basis for Opinion

The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management’s Report on Internal Control over Financial Reporting. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company’s in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

Definition and Limitations of Internal Control over Financial Reporting

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ Deloitte LLP

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Canada

June 21, 2023

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of Algoma Steel Group Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated statements of financial position of Algoma Steel Group Inc. and subsidiaries (the “Company”) as of March 31, 2023 and 2022, the related consolidated statements of net income, comprehensive income, changes in shareholders’ equity, and cash flows for each of the two years in the period ended March 31, 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2023 and 2022, and its financial performance and its cash flows for each of the two years in the period ended March 31, 2023, in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the Partnership’s internal control over financial reporting as of March 31, 2023, based on criteria established in Internal Control - Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated June 21, 2023, expressed an unqualified opinion on the Partnership’s internal control over financial reporting.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matter communicated below is a matter arising from the current-period audit of the financial statements that was communicated or required to be communicated to the audit committee and that (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Property, plant and equipment impairment assessment - Refer to Notes 3 and 4 to the consolidated financial statements

Critical Audit Matter Description

The Company reviews property, plant and equipment at the end of each reporting period to determine whether there is any indication of impairment. An impairment indicator was identified for the Company’s single cash-generating unit (“CGU”), and the Company estimated the recoverable amount for the CGU based on value in use using a discounted cash flow model. As at March 31, 2023, the determined recoverable amount of the CGU exceeded its carrying value and no impairment was recognized.

While there are several inputs required to determine the recoverable amount of the CGU, the inputs with the highest degree of subjectivity and estimation uncertainty are the forecasted steel selling price, forecasted tons shipped, terminal growth rate and discount rate. Auditing these inputs required a high degree of auditor judgement and an increased extent of effort, including the involvement of fair value specialists.

How the Critical Audit Matter was Addressed in the Audit

Our audit procedures related to the forecasted steel selling prices, forecasted tons shipped, terminal growth rate, and discount rate used by management to estimate the recoverable amount included the following, among others:

●

Evaluated the effectiveness of the Company’s controls over the determination of the recoverable amount, such as controls related to management’s forecasts of future cashflows and selection of terminal growth and discount rates;

●	Evaluated management’s ability to reasonably estimate future cash flows by comparing actual results to management’s historical forecasts;

●	Evaluated the reasonableness of the forecasted steel selling prices by comparing the forecasts to current steel selling prices and peer group financial information, analysts, and industry reports;

●	Evaluated the reasonableness of the forecasted tons shipped by comparing the forecasts to:

–	Historical tons shipped;

–	Internal communications to management and the Board of Directors; and

–	Peer group financial information, analysts, and industry reports;

●	With the assistance of fair value specialists:
–	Evaluated the reasonableness of management’s determination of the terminal growth rate by comparing to independent market data; and

–

Evaluated the reasonableness of the discount rate by testing the source information underlying the determination of the discount rate and developing a range of independent estimates and comparing those to the discount rate selected by management.

/s/ Deloitte LLP

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Canada

June 21, 2023

We have served as the Company’s auditor since fiscal 2011.

Algoma Steel Group Inc.

Consolidated Statements of Net Income

Year ended,	March 31, 2023	March 31, 2022
expressed in millions of Canadian dollars, except for per share amounts

Revenue (Note 6)	$2,778.5	$3,806.0

Operating expenses

Cost of sales (Note 7)	$2,388.7	$2,292.0

Administrative and selling expenses (Note 8)	99.3	103.0

Income from operations	$290.5	$1,411.0

Other (income) and expenses

Finance income	$(13.3)	$(0.5)

Finance costs (Note 9)	17.9	48.6

Interest on pension and other post-employment benefit obligations (Note 10)	17.2	11.6

Foreign exchange (gain) loss	(41.1)	4.3

Transaction costs	-	26.5

Listing expense (Note 31)	-	235.6

Change in fair value of warrant liability (Note 31)	(47.7)	6.4

Change in fair value of earnout liability (Note 31)	(5.9)	(78.1)

Change in fair value of share-based compensation liability (Note 31)	(12.7)	-

	$(85.6)	$254.4

Income before income taxes	$376.1	$1,156.6

Income tax expense (Note 24)	77.6	298.9

Net income	$298.5	$857.7

Net income per common share

Basic (Note 27)	$2.43	$8.53

Diluted (Note 27)	$1.71	$7.75

See accompanying notes to the consolidated financial statements

Algoma Steel Group Inc.

Consolidated Statements of Comprehensive Income

Year ended,	March 31, 2023	March 31, 2022

expressed in millions of Canadian dollars

Net income	$298.5	$857.7

Other comprehensive (loss) income, net of income tax, that are or may be reclassified subsequently to profit or loss

(Loss) income on cash flow hedges reclassified to net income (Note 19)	$(9.3)	$129.6

Income (loss) arising on changes in fair value of cash flow hedges, net of tax expense nil and recovery of $7.8 million, respectively (Note 19)	$34.0	$(89.5)

Other comprehensive income (loss), net of income tax, that will not be reclassified subsequently to profit or loss

Foreign exchange gain (loss) on translation to presentation currency	$123.1	$(15.5)

Remeasurement of pension and other post-employment benefit obligations, net of tax nil for March 31, 2023 and 2022 (Notes 20, 21)	$13.8	$117.9

	$161.6	$142.5

Total comprehensive income	$460.1	$1,000.2

See accompanying notes to the consolidated financial statements

Algoma Steel Group Inc.

Consolidated Statements of Financial Position

As at,	March 31, 2023	March 31, 2022

expressed in millions of Canadian dollars

Assets

Current

Cash (Note 11)	$247.4	$915.3

Restricted cash (Note 11)	3.9	3.9

Accounts receivable, net (Note 12)	291.2	402.3

Inventories, net (Note 13)	722.7	480.0

Prepaid expenses and deposits	94.4	79.9

Margin payments (Note 19)	-	29.5

Other assets	6.7	5.6

Total current assets	$1,366.3	$1,916.5

Non-current

Property, plant and equipment, net (Note 14)	$1,081.3	$773.7

Intangible assets, net	0.9	1.1

Other assets	7.1	2.3

Total non-current assets	$1,089.3	$777.1

Total assets	$2,455.6	$2,693.6

Liabilities and Shareholders’ Equity

Current

Bank indebtedness (Note 15)	$1.9	$0.1

Accounts payable and accrued liabilities (Note 16)	204.6	261.9

Taxes payable and accrued taxes (Note 17)	14.4	64.3

Current portion of other long-term liabilities	0.4	0.4

Current portion of governmental loans (Note 18)	10.0	10.0

Current portion of environmental liabilities (Note 23)	4.5	4.5

Derivative financial instruments (Note 19)	-	28.8

Warrant liability (Note 31)	57.3	99.4

Earnout liability (Note 31)	16.8	22.7

Share-based payment compensation liability (Note 31)	33.5	45.4

Total current liabilities	$343.4	$537.5

Non-current

Long-term governmental loans (Note 18)	$110.4	$85.2

Accrued pension liability (Note 20)	184.0	118.1

Accrued other post-employment benefit obligation (Note 21)	222.9	239.8

Other long-term liabilities (Note 22)	3.7	4.0

Environmental liabilities (Note 23)	32.3	33.5

Deferred income tax liabilities (Note 24)	96.7	92.9

Total non-current liabilities	$650.0	$573.5

Total liabilities	$993.4	$1,111.0

Shareholders’ equity

Capital stock (Note 26)	$958.4	$1,378.0

Accumulated other comprehensive income	313.6	152.0

Retained earnings	211.6	77.8

Contributed deficit (Note 31)	(21.4)	(25.2)

Total shareholders’ equity	$1,462.2	$1,582.6

Total liabilities and shareholders’ equity	$2,455.6	$2,693.6

See accompanying notes to the consolidated financial statements

Algoma Steel Group Inc.

Consolidated Statement of Changes in Shareholders’ Equity

expressed in millions of Canadian dollars	Capital stock	Contributed (Deficit) Surplus	Foreign exchange gain (loss) on translation to presentation currency	Actuarial gain on pension and other post- employment benefit obligation	Cash flow hedge reserve - unrealized gain (loss) (Note 19)	Accumulated other compre- hensive income	Retained earnings (Deficit)	Total Shareholders’ equity

Balance at March 31, 2021	$409.5	4.1	$(0.9)	$75.2	$(64.8)	$9.5	$(249.3)	$173.8

Net income	-	-	-	-	-	-	857.7	857.7

Other comprehensive income	-	-	(15.5)	117.9	40.1	142.5	-	142.5

Issuance and modification of performance share units (Note 31)	-	(30.0)	-	-	-	-	-	(30.0)

Issuance of deferred shared units (Note 33)	-	0.7	-	-	-	-	-	0.7

Issuance of capital stock (Note 26)	976.8	-	-	-	-	-	-	976.8

Return of capital (Note 31)	(8.3)	-	-	-	-	-	-	(8.3)

Earnout rights (Note 31)	-	-	-	-	-	-	(521.3)	(521.3)

Dividends paid (Note 34)	-	-	-	-	-	-	(9.3)	(9.3)

Balance at March 31, 2022	$1,378.0	$(25.2)	$(16.4)	$193.1	$(24.7)	$152.0	$77.8	$1,582.6

Net income	-	-	-	-	-	-	298.5	298.5

Other comprehensive income	-	-	123.1	13.8	24.7	161.6	-	161.6

Common shares repurchased and cancelled (Note 26)	(419.6)	-	-	-	-	-	(133.5)	(553.1)

Issuance of performance and restricted share units (Note 33)	-	2.2	-	-	-	-	-	2.2

Issuance of deferred shared units (Note 33)	-	1.7	-	-	-	-	-	1.7

Dividend equivalent on earnout rights (Note 31)	-	-	-	-	-	-	(0.5)	(0.5)

Dividends paid (Note 34)	-	-	-	-	-	-	(30.7)	(30.7)

Balance at March 31, 2023	$958.4	$(21.4)	$106.7	$206.9	$-	$313.6	$211.6	$1,462.2

See accompanying notes to the consolidated financial statements

Algoma Steel Group Inc.

Consolidated Statements of Cash Flows

Year ended,	March 31, 2023	March 31, 2022
expressed in millions of Canadian dollars

Operating activities

Net income	$298.5	$857.7

Items not affecting cash:

Amortization of property, plant and equipment and intangible assets	95.3	87.0

Deferred income tax (benefit) expense (Note 24)	(12.0)	101.7

Pension expense in excess of funding (pension funding in excess of expense)	49.6	2.4

Post-employment benefit funding in excess of expense	(4.0)	(6.1)

Unrealized foreign exchange (gain) loss on:

accrued pension liability	(14.2)	1.5

post-employment benefit obligations	(17.7)	0.9

Finance costs (Note 9)	17.9	48.6

Loss on disposal of property, plant and equipment (Note 14)	0.1	0.3

Interest on pension and other post-employment benefit obligations	17.2	11.6

Interest on finance lease	0.1	-

Accretion of governmental loans and environmental liabilities	13.0	12.2

Unrealized foreign exchange (gain) loss on government loan facilities	(7.6)	0.6

(Decrease) increase in fair value of warrant liability (Note 31)	(47.7)	6.4

Decrease in fair value of earnout liability (Note 31)	(5.9)	(78.1)

Decrease in fair value of share-based payment compensation liability (Note 31)	(12.7)	-

Listing expense (Note 31)	-	235.6

Other	(7.6)	5.5

	$362.3	$1,287.8

Net change in non-cash operating working capital (Note 28)	(178.7)	(21.1)

Share-based payment compensation and earnout units settled (Note 31)	(4.6)	-

Environmental liabilities paid (Note 23)	(1.7)	(3.3)

Cash generated by operating activities	$177.3	$1,263.4

Investing activities

Acquisition of property, plant and equipment (Note 14)	$(333.5)	$(166.2)

Acquisition of right-of-use assets	-	(1.7)

Issuance of related party receivable (Note 29)	-	2.2

Cash used in investing activities	$(333.5)	$(165.7)

Financing activities

Bank indebtedness advanced (repaid), net (Note 15)	$1.8	$(86.8)

Repayment of term loans	-	(457.8)

Governmental loans received (Note 18)	63.3	2.2

Governmental loans benefit on below-market rate of interest loans (Note 18)	(37.6)	(1.1)

Repayment of governmental loans (Note 18)	(10.0)	(0.8)

Interest paid	(0.2)	(36.3)

Proceeds from issuance of shares (Note 26)	-	393.5

Dividends paid (Note 34)	(30.7)	(9.3)

Common shares repurchased and cancelled (Note 26)	(553.2)	-

Other	(3.0)	(2.3)

Cash used in financing activities	$(569.6)	$(198.7)

Effect of exchange rate changes on cash	$57.9	$(4.9)

Cash

(Decrease) increase in cash	(667.9)	894.1

Opening balance	915.3	21.2

Ending balance (Note 11)	$247.4	$915.3

See accompanying notes to the consolidated financial statements

ALGOMA STEEL GROUP INC.

Notes to the Consolidated Financial Statements

Tabular amounts expressed in millions of Canadian dollars except for share and per share information

1.	GENERAL INFORMATION

Algoma Steel Group Inc., formerly known as 1295908 B.C. Ltd. (the “Company”), was incorporated on March 23, 2021 under the Business Corporations Act of British Columbia solely for the purpose of purchasing Algoma Steel Holdings Inc. On May 24, 2021, the Company entered into a Merger Agreement, by and among the Company, a wholly-owned subsidiary of the Company (“Merger Sub”) and Legato Merger Corp. (“Legato”). On October 19, 2021 (the “Closing”), the Company completed its merger with Legato, listing its common shares and warrants under the symbol ‘ASTL’ and ASTLW’, respectively, on the Toronto Stock Exchange (TSX) and the Nasdaq Stock Market (Nasdaq). Algoma Steel Group Inc. is the ultimate parent holding company of Algoma Steel Inc. and does not conduct any business operations.

Algoma Steel Inc. (“ASI”), the operating company and a wholly-owned subsidiary of Algoma Steel Holdings Inc. was incorporated on May 19, 2016 under the Business Corporations Act of British Columbia. ASI is an integrated steel producer with its active operations located entirely in Sault Ste. Marie, Ontario, Canada. ASI produces sheet and plate products that are sold primarily in Canada and the United States.

The registered address of the Company is 1055 West Hastings Street, Vancouver, British Columbia, Canada. The head office of the Company is located at 105 West Street, Sault Ste. Marie, Ontario, Canada.

The consolidated financial statements of the Company for the years ended March 31, 2023 and March 31, 2022 are comprised of the Company and its wholly-owned subsidiaries as follows:

●	Algoma Steel Holdings Inc.

●	Algoma Steel Intermediate Holdings Inc.

●	Algoma Steel Inc.

●	Algoma Steel Inc. USA

●	Algoma Docks GP Inc.

●	Algoma Docks Limited Partnership

Algoma Steel Holdings Inc., Algoma Steel Intermediate Holdings Inc. and Algoma Docks GP Inc. are holding companies and do not conduct any business operations.

2.	BASIS OF PRESENTATION

Statement of compliance

These consolidated financial statements have been prepared in accordance with International Financial Reporting Standard (“IFRS”) as issued by the International Accounting Standards Board (“IASB”).

These consolidated financial statements have been approved by the Board of Directors, and authorized for issuance on June 21, 2023.

Functional and presentation currency

The Company and its subsidiaries’ functional currency is the United States dollar (“US dollar”). The US dollar is the currency of the primary economic environment in which the Company and its subsidiaries operate.

ALGOMA STEEL GROUP INC.

Notes to the Consolidated Financial Statements

Tabular amounts expressed in millions of Canadian dollars except for share and per share information

2.	BASIS OF PRESENTATION (continued)

For reporting purposes, the consolidated financial statements are presented in millions of Canadian dollars (“$C”). The assets and liabilities are translated into the reporting currency using exchange rates prevailing at the end of each reporting period. Income and expense items are translated at average exchange rates for the reporting period. Exchange differences arising are recognized in other comprehensive income and accumulated in equity under the heading ‘Foreign exchange on translation to presentation currency’.

Equity transactions, as disclosed in Note 26, are translated at the historical exchange rates. The resulting net translation adjustment has been recorded in other comprehensive income for the year.

3.	SIGNIFICANT ACCOUNTING POLICIES

Foreign exchange transactions

Transactions in currencies other than the Company’s functional currency are recognized at the rates of exchange prevailing at the dates of the transactions. At the end of each reporting period, monetary items denominated in foreign currencies are translated at the rates prevailing at that date. Non-monetary items that are measured in terms of historical cost are not re-translated. Exchange gains or losses arising from translations of foreign currency monetary assets, liabilities and transactions are recorded in foreign exchange loss (gain) in the consolidated statements of net income.

Financial Instruments

The Company’s financial assets and liabilities (financial instruments) include cash, restricted cash, accounts receivable, margin payments, derivative financial instruments, bank indebtedness, accounts payable and accrued liabilities, warrant liability, earnout liability, share-based payment compensation liability and governmental loans.

Recognition

Financial assets and financial liabilities are recognised in the consolidated statements of financial position when the Company becomes party to the contractual provisions of the instrument, and they are initially measured at fair value. Financial assets are derecognized when the contractual rights to the cash flows expire or when the Company transfers substantially all the risks and rewards of ownership of the financial assets to another party. Financial liabilities are derecognized when the contractual obligations are discharged, cancelled, or expired.

A write-off of a financial asset (or a portion thereof) constitutes a derecognition event. Write-off occurs when the Company has no reasonable expectations of recovering the contractual cash flows associated with a financial asset.

Classification and measurement

The classification of financial instruments is determined at the time of initial recognition, within the following categories:

●	Amortized cost
●	Fair value through profit (loss) (FVTP(L))
●	Fair value through other comprehensive income (loss) (FVTOCI(L))

ALGOMA STEEL GROUP INC.

Notes to the Consolidated Financial Statements

Tabular amounts expressed in millions of Canadian dollars except for share and per share information

3.	SIGNIFICANT ACCOUNTING POLICIES (continued)

Financial assets are classified and subsequently measured based on the business model in which they are managed and their cash flow characteristics. Financial assets are measured at amortized cost if they meet both of the following conditions and are not designated as FVTP(L):

●	The financial asset is held within a business model with the objective of holding the financial asset in order to collect contractual cash flows; and
●	The contractual terms give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

All other financial assets are measured at their fair values at each subsequent reporting period, with any changes recorded through profit and loss or through other comprehensive income, if the designation is made as an irrevocable election upon initial recognition.

Financial liabilities are classified as subsequently measured at amortized cost or FVTPL. A financial liability is classified as FVTPL if it is contingent consideration of an acquirer in a business combination, held-for-trading, or designated as FVTPL upon initial recognition, and is remeasured at its fair value at each subsequent reporting period, with any changes recorded through profit or loss. Other financial liabilities are subsequently measured at amortised cost using the effective interest method.

Derivative financial instruments are recognised initially at fair value on the date a derivative contract is entered into and are subsequently remeasured to fair value at each reporting date.

Impairment of financial assets carried at amortized cost

The Company utilizes an ‘expected credit loss’ (“ECL”) model, as required by IFRS 9 – Financial Instruments. Accounts receivable are subject to lifetime ECL which is measured as the difference in the present value of the contractual cash flows that are due under the contract, and the cash flows that are expected to be received.

The Company reviews its accounts receivable at each reporting date and considers both current and forward-looking macro-economic factors that may affect historical default rates when estimating ECL.

Accounts receivable, together with the associated allowance, are written off when there is no realistic prospect of future recovery and all collateral has been realized or has been transferred to the Company. If, in a subsequent year, the amount of the estimated impairment loss increases or decreases because of an event occurring after the impairment was recognized, the previously recognized impairment loss is increased or decreased by adjusting the carrying value of the loan or receivable. If a past write-off is later recovered, the recovery is recognized in the consolidated statements of net income.

Fair value of financial instruments

Fair value is the price that would be received when selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In assessing the fair value of a particular contract, the market participant would consider the credit risk of the counterparty to the contract. Consequently, when it is appropriate to do so, the Company adjusts the valuation models to incorporate a measure of credit risk. Fair value represents management’s estimates of the current market value at a given point in time.

ALGOMA STEEL GROUP INC.

Notes to the Consolidated Financial Statements

Tabular amounts expressed in millions of Canadian dollars except for share and per share information

3.	SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company has certain financial assets and liabilities that are measured at fair value. The fair value hierarchy establishes three levels to classify the inputs to valuation techniques used to measure fair value. Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities. Level 2 inputs are quoted prices in markets that are not active, quoted prices for similar assets or liabilities in active markets, inputs other than quoted prices that are observable for the asset or liability (for example, interest rate and yield curves observable at commonly quoted intervals, forward pricing curves used to value currency and commodity contracts), or inputs that are derived principally from or corroborated by observable market data or other means. Level 3 inputs are unobservable (supported by little or no market activity). The fair value hierarchy gives the highest priority to Level 1 inputs and the lowest priority to Level 3 inputs. There were no transfers among Levels 1, 2 and 3 during the years ended March 31, 2023 and March 31, 2022. The Company’s policy is to recognize transfers into and transfers out of fair value hierarchy levels as of the date of the event or change in circumstances that caused the transfer.

The Company reclassifies financial assets only when its business model for managing those assets changes. Financial liabilities are not reclassified.

Hedge accounting

Derivatives are initially recognized at fair value on the date a derivative contract is entered into and are subsequently remeasured at their fair value. The method of recognizing the resulting gain and loss depends on whether the derivative is designated as a hedging instrument, and if so, the nature of the item being hedged. The derivatives are designated as hedges of a particular risk associated with a recognized asset or liability or highly probable forecasted transaction (cash flow hedge).

The Company designates certain derivatives as hedging instruments in respect of commodity price risk, which are accounted for as cash flow hedges.

At the inception of the hedge relationship, the Company documents the relationship between the hedging instrument and hedged item, as well as its risk management objectives and its strategy for undertaking various hedge transactions. Furthermore, the Company documents its assessment, both at hedge inception and on an ongoing basis, as to whether the hedging instrument is effective in offsetting changes in fair values or cash flows of the hedged item attributable to the hedged risk. Hedge relationship meets effectiveness requirements when it meets all of the following:

●	there is an economic relationship between the hedged item and the hedging instrument;

●	the effect of credit risk does not dominate the value changes that result from that economic relationship; and

●

the hedge ratio of the hedging relationship is the same as that resulting from the quantity of the hedged item that the Company actually hedges and the quantity of the hedging instrument that the Company actually uses to hedge that quantity of hedged item.

The full fair value of a derivative financial instrument is classified as a non-current asset or liability when the remaining life of the hedged item is more than 12 months and as a current asset or liability when the remaining life of the hedged item is less than 12 months.

Cash flow hedges

The effective portion of changes in the fair value of derivatives and other qualifying hedging instruments that are designated and qualify as cash flow hedge is recognized in other comprehensive income and accumulated under the heading of cash flow hedge reserve – unrealized loss,

ALGOMA STEEL GROUP INC.

Notes to the Consolidated Financial Statements

Tabular amounts expressed in millions of Canadian dollars except for share and per share information

3.	SIGNIFICANT ACCOUNTING POLICIES (continued)

limited to the cumulative change in fair value of the hedged item from inception of the hedge. The gain or loss relating to the ineffective portion is recognized immediately in profit or loss, and is included in revenue (steel hedges) and cost of sales (natural gas hedge) line items.

When a hedging instrument expires or is sold, or when a hedge no longer meets the criteria for hedge accounting, any cumulative gain or loss in equity at that time remains in equity and is recognized when the forecasted transaction affects income (loss). When a forecasted transaction does not occur, the cumulative gain or loss that was reported in equity is immediately classified to the statement of profit and loss.

Accounts receivable

Accounts receivable are recognized initially at transaction price and are non-interest bearing. Management analyzes accounts receivable and notes receivable to determine the allowance for doubtful accounts by assessing the collectability of receivables owing from each individual customer.

This assessment takes into consideration certain factors including the age of outstanding receivable, customer operating performance, historical payment patterns and current collection efforts, relevant forward looking information and the Company’s security interests, if any. Recoveries of accounts receivables previously provided for in the allowance for doubtful accounts are deducted from administrative and selling expenses in the consolidated statements of net income.

Inventories

Raw materials, work in process and finished products inventories are measured at the lower of average cost and net realizable value. Average cost for finished goods and work in process is comprised of direct costs and an allocation of production overheads, including depreciation expense. Supplies inventories are measured at the lower of average cost and net realizable value.

Property, plant and equipment, net

Items of property, plant and equipment are recorded at cost less accumulated depreciation and impairment. The cost of an item of property or equipment comprises costs that can be directly attributed to its acquisition and to bringing the asset to a working condition for its intended use, including borrowing costs that meet the criteria for capitalization and initial estimates of the cost of dismantling and removing the item and restoring the site on which it is located. The cost of self-constructed and self-installed assets includes the cost of direct labour in addition to the costs listed above.

Depreciation is calculated generally by the straight-line method based on estimated useful lives as follows:

Category of Property, Plant and Equipment	Range of Estimated Useful Life

Buildings	5 to 30 years

Machinery and equipment	5 to 40 years

Vehicles	6 to 12 years

Computer hardware	3 to 5 years

The Company also separately recognizes the cost of replacement parts and major overhaul or inspection costs if the cost of the item can be reliably measured or estimated and it is probable that

ALGOMA STEEL GROUP INC.

Notes to the Consolidated Financial Statements

Tabular amounts expressed in millions of Canadian dollars except for share and per share information

3.	SIGNIFICANT ACCOUNTING POLICIES (continued)

the future economic benefits will be realized by the Company. When such items are replaced the carrying amount of the replaced component is derecognized. The costs of maintenance and repairs of property, plant and equipment are recognized in profit or loss as incurred.

Componentization

When significant components of an item of property, plant and equipment have different useful lives, they are accounted for as separate items and depreciated over the respective useful lives.

Useful life, depreciation method, residual value

Estimates of the useful lives of items of property, plant and equipment are based on management’s judgement as to the physical and economic useful lives of assets and as such are subject to change in future periods. Depreciation methods, useful lives and residual values are reviewed at each reporting date with the effect of any changes in estimate being accounted for on a prospective basis.

Derecognition of property plant and equipment

An item of property, plant and equipment is derecognized upon disposal or when no future economic benefits are expected to arise from the continued use of the asset. Any gain or loss arising on the disposal or retirement of an item of property, plant and equipment is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognized in profit or loss.

Intangible assets, net

Intangible assets are measured and stated at cost, net of accumulated amortization and any recognized impairment in value. The Company’s intangible assets comprising computer software are amortized on a straight-line basis over their estimated useful lives ranging from 3 to 10 years.

Derecognition of intangible assets

An intangible asset is derecognized on disposal, or when no future economic benefits are expected from its use. Gains or losses arising from derecognition of an intangible asset measured as the difference between the net disposal proceeds and the carrying amount of the asset are recognized in profit or loss when the asset is derecognized.

Impairment of tangible and intangible assets

During the three month period ended March 31, 2023, there were indicators of impairment in regards to the Company’s Cash Generating Unit (“CGU”). The carrying value of the net assets of the Company exceeding its market capitalization on March 31, 2023 and impacts of the current economic conditions pertaining to the steel manufacturing industry were two indicators identified. Management, in consultation with external specialists, conducted an impairment test and concluded that there was no impairment. The impairment test showed that the recoverable amount exceeds the carrying value of the net assets of the Company.

ALGOMA STEEL GROUP INC.

Notes to the Consolidated Financial Statements

Tabular amounts expressed in millions of Canadian dollars except for share and per share information

3.	SIGNIFICANT ACCOUNTING POLICIES (continued)

Property, plant and equipment and intangible assets are reviewed at the end of each reporting period to determine whether there is any indication of impairment. If any such indication exists then the recoverable amount of the asset is estimated. The recoverable amount of an asset is defined as the higher of its fair value less costs to sell and its value in use. Where it is not possible to estimate the recoverable amount of an individual asset, the Company estimates the recoverable amount of the CGU to which the asset belongs. The CGU corresponds to the smallest identifiable group of assets whose continuing use generates cash inflows that are largely independent of the cash flows from other groups of assets.

An impairment loss is recognized when the carrying amount of an asset, or of the CGU to which it belongs, exceeds the recoverable amount. In determining value in use, the Company estimates cash flows before taxes based on most recent actual results and forecasts and then determines the current value of future estimated cash flows.

Impairment losses are recognized in the consolidated statements of net income. An impairment loss is reversed if there has been a change in the estimates used to determine the recoverable amount. The increased carrying amount of an asset attributable to a reversal of impairment loss may not exceed the carrying amount that would have been determined had no impairment loss been recognized in prior periods.

Leases

At inception of a contract, the Company assesses whether the contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration.

The Company, as a lessee, recognizes a right-of-use asset and lease liability at commencement of the lease at the present value of the future lease payments using the interest rate implicit in the lease (if readily determinable) or the Company’s incremental rate of borrowing. Subsequent to initial measurement, the asset is depreciated using the straight-line method from the commencement date to the earlier of the end of its useful file or the end of the lease term. The lease liability is measured at amortized cost using the effective interest rate method. Lease related finance charges are recorded in finance costs in the consolidated statement of net income.

The Company has elected not to recognize right-of-use assets and lease liabilities for short-term leases defined as leases with a lease term of 12 months or less and low-value assets. These types of leases are recorded in the consolidated statement of net income as incurred.

Borrowing costs

Borrowing costs directly attributable to the acquisition, construction or production of qualifying assets, which are assets that necessarily take a substantial period of time to get ready for their intended use or sale, are added to the cost of those assets, until such time as the assets are substantially ready for their intended use or sale.

All other borrowing costs are recognized in profit or loss in the period in which they are incurred.

Retirement benefit costs

The Company provides pensions and certain health care, dental care, life insurance and other benefits for certain retired employees pursuant to Company policy. For defined benefit pension plans and other post-employment benefits, the defined benefit cost is actuarially determined on an annual

ALGOMA STEEL GROUP INC.

Notes to the Consolidated Financial Statements

Tabular amounts expressed in millions of Canadian dollars except for share and per share information

3.	SIGNIFICANT ACCOUNTING POLICIES (continued)

basis by independent actuaries using the projected unit credit method. Remeasurement comprising of actuarial gains and losses, the effect of the asset ceiling and the return on plan assets (excluding interest) are recognized immediately in the consolidated statements of financial position with a charge to other comprehensive income in the period in which they occur. The Company has elected to transfer those amounts recognized in other comprehensive income to a separate reserve within equity. Net-interest is calculated by applying the discount rate to the net defined benefit liability. Defined benefit and other post-employment benefit costs are split into three categories:

●	service cost, past-service cost, gains and losses on curtailments and settlements;
●	net interest expense; and
●	remeasurement.

The Company recognizes the first two components of defined benefit costs in profit or loss in its consolidated statements of net income: service cost, past service cost, gains and losses on curtailments and settlements in Cost of sales and Administrative and selling expenses; and net interest expense in Interest on pension and other post-employment benefit obligations. The determination of a benefit expense requires assumptions such as the discount rate, the expected mortality, the expected rate of future compensation increases and the expected healthcare cost trend rate. Actual results will differ from estimated results which are based on these assumptions.

The asset or liability recognized in the consolidated statements of financial position represents the actual plan situation in the Company’s defined benefit and other post-employment benefit plans. All actuarial gains and losses that arise in calculating the present value of the defined benefit obligation and the plan assets, the remeasurement components, are recognized immediately in other comprehensive income. Any defined benefit asset resulting from this calculation is limited to the present value of any economic benefit in the form of refunds from the plan or reduction in future contributions to the plan.

Payments to defined contribution retirement benefit plans are recognized as an expense when employees have rendered service entitling them to the contributions.

Termination benefits

Termination benefits are recognized as an expense when the Company is demonstrably committed, without realistic possibility of withdrawal, to a formal detailed plan to either terminate employment before the normal retirement date, or to provide termination benefits as a result of an offer made to encourage voluntary retirement. Termination benefits for voluntary retirements are recognized the earlier of the date when the Company recognizes related restructuring costs and the date when the Company can no longer withdraw the offer of the benefits related to the voluntary retirement.

Short-term benefits

Short-term employee benefit obligations are measured on an undiscounted basis and are expensed as the related service is provided. A liability is recognized for the amount expected to be paid under short-term cash bonus or profit-sharing plans if the Company has a present legal or constructive obligation to pay this amount as a result of past service provided by the employee and the obligation can be estimated reliably.

Environmental liabilities

ALGOMA STEEL GROUP INC.

Notes to the Consolidated Financial Statements

Tabular amounts expressed in millions of Canadian dollars except for share and per share information

3.	SIGNIFICANT ACCOUNTING POLICIES (continued)

An environmental liability is recognized if, as a result of an agreement, the Company has a present legal obligation that can be estimated reliably and it is probable that an outflow of economic benefits will be required to settle the obligation. The amount recognized as an environmental liability is the best estimate of the consideration required to settle the present obligation at the end of the reporting period, taking into account risks and uncertainty of cash flows. Where the effect of discounting is material, environmental liabilities are determined by discounting the expected future cash flows at a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the liability. The unwinding of the discount is recognized as finance cost.

Revenue recognition

The Company’s revenue is generated primarily from contracts to produce, ship and deliver steel products, and to a lesser extent, to deliver non-steel by-products of the steelmaking processes and related freight revenue.

Revenue is measured at the fair value of the consideration received or receivable, net of returns and allowances, trade discounts, volume rebates and other incentives. Revenue from the sale of goods is recognized to the extent that it is probable that the economic benefits will flow to the Company, can be reliably measured, and at a point-in-time when the performance obligation is satisfied by transferring the promised good to a customer. A good is considered transferred when the customer obtains control, which is defined as the ability to direct the use of and obtain substantially all of the remaining benefits of an asset. The Company’s performance obligations in respect of its steel contracts are satisfied upon loading the products onto the truck, railcar or vessel that will deliver the products to the customer (known as free on board or “FOB” shipping), at which time the products are deemed to be transferred and the customer obtains title to, and control of, such products. Upon the fulfillment of these criteria, revenue and costs associated with such are included in the consolidated statements of net income. Freight and other transportation costs billed to customers are recorded gross within revenue and cost of goods sold. Non-steel revenue primarily pertains to the sale of various by-products such as kish, ore fines, mill scale, scrap rolls and high sulfur iron. The Company’s performance obligations in respect of its sales of by-products are satisfied upon loading of the applicable by-products on an FOB shipping basis, at which time such by-products are deemed to be transferred and the customer obtains title to, and control of, such by-products. The Company has pricing latitude in revenue arrangements and is also exposed to inventory and credit risks. The Company offers industry standard payment terms that typically requires payment from customers 30 days after title and control transfers.

Government funding

The benefit of Government funding is not recognized until there is reasonable assurance that the Company will comply with the conditions attaching to it and that the funding will be received. Benefits related to Government funding in the form of low interest rate loans, interest free loans and grants for items of capital are presented in the consolidated statements of financial position as an offset to the carrying value of the property, plant and equipment to which the benefits relate. In the case of low interest rate loans and interest free loans, the benefit is calculated as the difference between the fair value amount of the low interest rate loan or the interest free loan and the proceeds received. Claims under government grant programs related to income are recorded within the consolidated statements of net income as a reduction of the related item the grant is intended to offset, in the period in which the eligible expenses were incurred or when the services have been performed.

Research

Research costs are charged to operations as incurred, due to the nature of the projects. Where government incentives in the form of investment tax credits and grants are received for research projects initiated by the Company for its own purposes, these incentives are deducted from the applicable category of expenditures.

Finance income

Finance income is comprised of interest income on short-term deposits.

Interest income

Interest income from financial assets is recognized when it is probable that the economic benefits will flow to the Company and the amount of income can be measured reliably. Interest income is accrued on a time basis, by reference to the principal outstanding and at the effective interest rate applicable.

ALGOMA STEEL GROUP INC.

Notes to the Consolidated Financial Statements

Tabular amounts expressed in millions of Canadian dollars except for share and per share information

3.	SIGNIFICANT ACCOUNTING POLICIES (continued)

Finance cost

Finance cost is comprised of interest expense on borrowings, amortization of issuance costs, and accretion of environmental liabilities. Borrowing costs that are not directly attributable to the acquisition, construction or production of a qualifying asset are recognized in profit or loss using the effective interest method.

Actuarially determined interest costs related to the defined benefit pension obligation and the other post-employment benefit obligation are recorded respectively as components of the carrying amount of the accrued pension liability and the accrued other post-employment benefit obligation.

Taxation

Current and deferred income tax are recognized in net income, except when they relate to items that are recognized in other comprehensive income or directly in equity, in which case, the current and deferred income tax are also recognized in other comprehensive income or directly in equity, respectively.

Current tax

The current tax expense is based on taxable income for the year. Taxable income differs from net income before taxes as reported in the consolidated statements of net income because of items of income or expense that are taxable or deductible in other years and items that are never taxable or deductible. The Company’s liability for current tax is calculated using tax rates that have been enacted or substantively enacted by the end of the reporting period.

Deferred income tax

Deferred income tax is recognized on temporary differences between the carrying amounts of assets and liabilities in the consolidated financial statements and the corresponding tax bases used in the computation of taxable income. Deferred income tax liabilities are generally recognized for all taxable temporary differences. Deferred income tax assets are generally recognized for all deductible temporary differences to the extent that it is probable that taxable income will be available against which those deductible temporary differences can be utilised.

The carrying amount of deferred income tax assets is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable income will be available to allow all or part of the asset to be recovered.

Deferred income tax assets and liabilities are measured at the tax rates that are expected to apply in the period in which the asset is realised or the liability is settled, based on tax rates and tax laws that have been enacted or substantively enacted by the end of the reporting period. The measurement of deferred income tax assets and liabilities reflects the tax consequences, based on management’s expectation at the end of the reporting period, that would follow from the recovery or settlement of the carrying amount of its assets and liabilities.

ALGOMA STEEL GROUP INC.

Notes to the Consolidated Financial Statements

Tabular amounts expressed in millions of Canadian dollars except for share and per share information

3.	SIGNIFICANT ACCOUNTING POLICIES (continued)

Share-based payment

The Company provides certain employees with long-term incentive awards. Equity-settled share-based payments to employees and others providing similar services are measured at the fair value of the equity instruments at the grant date. The fair value includes the effect of market based vesting conditions but excludes the effect of non-market-based performance conditions. Details regarding the determination of the fair value of equity-settled share-based transactions are set out in Note 31 and Note 33.

The fair value determined at the grant date of the equity-settled share-based payments is expensed on a straight-line basis over the expected vesting period, which is determined based on the Company’s expected timing on meeting the non-market performance condition. The impact of the revision of the original estimates, if any, is recognized in profit or loss such that the cumulative expense reflects the revised estimate, with a corresponding adjustment to equity.

For cash-settled share-based payments, a liability is recognized for the goods or services acquired, measured initially at the fair value of the liability. At each reporting date until the liability is settled, and at the date of settlement, the fair value of the liability is remeasured, with any changes in fair value recognized in profit or loss for the year.

Comprehensive Income

Other comprehensive income (“OCI”) includes foreign exchange gain on translation to the Company’s presentation currency from the US Dollar functional currency. OCI includes actuarially determined gains and losses on post employment benefits offered to certain employees and the effect of any limits applied to the defined benefit asset. OCI also includes unrealized loss on cash flow hedge reserve. Comprehensive income is composed of net income and OCI.

Accumulated OCI is a separate component of Shareholders’ Equity which includes the accumulated balances of all components of OCI which are recognized in comprehensive income but excluded from net income.

Standards and Interpretations issued and not yet adopted

Amended Disclosure for Accounting Policies

IAS 1 “Presentation of Financial Statements” sets out amendments that are intended to help companies provide useful accounting policy disclosures. The key amendments include the requirement to disclose material accounting policies rather than significant accounting policies, clarifying that accounting policies related to immaterial transactions, other events or conditions are themselves immaterial and as such need not be disclosed; and clarifying that not all accounting policies that relate to material transactions, other events or conditions are themselves material to a company’s financial statements. The application of this amendment is not expected to have a significant impact on the consolidated statements of financial position and performance of the Company, or on the Company’s financial reporting. The amendments are effective for annual reporting periods beginning on or after January 1, 2023. Early adoption is permitted.

Amended Scope of Recognition

IAS 12 “Income Taxes” sets out amendments that narrow the scope of recognition exemption in paragraphs 15 and 24 (recognition exemption) so that it no longer applies to transactions that, on initial recognition, give rise to equal taxable and deductible temporary differences. The application of this amendment is not expected to have a significant impact on the consolidated statements of financial position and performance of the Company, or on the Company’s financial reporting. The amendments are effective for annual reporting periods beginning on or after January 1, 2023. Early adoption is permitted.

ALGOMA STEEL GROUP INC.

Notes to the Consolidated Financial Statements

Tabular amounts expressed in millions of Canadian dollars except for share and per share information

3.	SIGNIFICANT ACCOUNTING POLICIES (continued)

Definition of Accounting Estimates

IAS 8 “Accounting Policies, Changes in Accounting Estimates and Errors” sets out amendments introducing the definition of an accounting estimate and includes other amendments to assist entities distinguish changes in accounting estimates from changes in accounting policies. The application of this amendment is not expected to have a significant impact on the financial position and performance of the Company, or on the Company’s financial reporting. The amendment is effective for annual reporting periods beginning on or after January 1, 2023 and changes in accounting estimates that occur on or after the start of that period. Early adoption is permitted.

Classification of Liabilities as Current or Non-current

In January 2020, the IASB issued an amendment to IAS 1, “Presentation of Financial Statements” to clarify its requirements for the presentation of liabilities in the statement of financial position. The limited scope amendment affected only the presentation of liabilities in the statement of financial position and not the amount or timing of its recognition. The amendment clarified that the classification of liabilities as current or non-current is based on rights that are in existence at the end of the reporting period and specified that classification is unaffected by expectations about whether an entity will exercise its right to defer settlement of a liability. It also introduced a definition of ‘settlement’ to make clear that settlement refers to the transfer to the counterparty of cash, equity instruments, other assets or services. On October 31, 2022, the IASB issued Non-Current Liabilities with Covenants (Amendments to IAS 1). These amendments specify that covenants to be complied with after the reporting date do not affect the classification of debt as current or non-current at the reporting date. The amendment is effective for annual reporting periods beginning on or after January 1, 2024. Earlier application is permitted.

4.	CRITICAL ESTIMATES AND JUDGEMENTS

The preparation of these consolidated financial statements, in accordance with IFRS, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Judgement is used mainly in determining whether a balance or transaction should be recognized in the consolidated financial statements. Estimates and assumptions are used mainly in determining the measurement of recognized transactions and balances. However, judgement and estimates are often interrelated.

In the determination of cash generating units (“CGU”), the Company assessed its identifiable group of assets that generates cash inflows and concluded the Company has a single cash generating unit.

Judgements, estimates and assumptions are continually evaluated and are based on historical experience and other factors including expectations of future events that are believed to be reasonable under the circumstances.

Revisions to accounting estimates are recognized in the period in which the estimates are revised and in future periods affected.

The following discussion sets forth management’s most critical estimates and assumptions in determining the value of assets, liabilities, revenue and expenses:

Allowance for doubtful accounts

Management analyzes accounts receivable to determine the allowance for doubtful accounts by assessing the collectability of receivables owing from each individual customer. This assessment takes into consideration certain factors including the age of outstanding receivable, customer-

ALGOMA STEEL GROUP INC.

Notes to the Consolidated Financial Statements

Tabular amounts expressed in millions of Canadian dollars except for share and per share information

4.	CRITICAL ESTIMATES AND JUDGEMENTS (continued)

operating performance, historical payment patterns and current collection efforts, relevant forward-looking information and the Company’s security interests, if any.

Useful lives of property, plant and equipment and Intangible assets

The Company reviews the estimated useful lives of property, plant and equipment and intangible assets at the end of each annual reporting period, and whenever events or circumstances indicate a change in useful life. Estimated useful lives of items of property, plant and equipment and intangible assets are based on a best estimate and the actual useful lives may be different.

Impairment of property, plant and equipment and Intangible assets

Determining whether property, plant and equipment and intangible assets are impaired requires the Company to determine the recoverable amount of the CGU to which the asset is allocated. To determine the recoverable amount of the CGU, management is required to estimate its fair value. To calculate the value of the CGU in use, management determines expected future cash flows, which involves, among other items, forecasted steel selling prices, forecasted tons shipped, costs and volume of production, growth rate, and the estimated selling costs, using an appropriate discount rate.

Defined Benefit Retirement Plans

The Company’s determination of employee benefit expense and obligations requires the use of assumptions such as the discount rate applied to determine the present value of all future cash flows expected in the plan. Since the determination of the cost and obligations associated with employee future benefits requires the use of various assumptions, there is measurement uncertainty inherent in the actuarial valuation process. Actual results could differ from estimated results which are based on assumptions.

Taxation

The Company computes and recognizes an income tax provision in each of the jurisdictions in which it operates. Actual amounts of income tax expense and scientific research and experimental development investment tax credits only become final upon filing and acceptance of the returns by the relevant authorities, which occur subsequent to the issuance of the consolidated financial statements.

Additionally, the estimation of income taxes includes evaluating the recoverability of deferred income tax assets based on an assessment of the ability to use the underlying future tax deductions before they expire against future taxable income. The assessment is based upon existing tax laws and estimates of future taxable income. To the extent estimates differ from the final tax return, net income will be affected in a subsequent period. The Company will file tax returns that may contain interpretations of tax law and estimates. Positions taken and estimates utilized by the Company may be challenged by the relevant tax authorities. Rulings that result in adjustments to tax returns filed will be recorded in the period where the ruling is made known to the Company.

5.	CAPITAL MANAGEMENT

The Company’s objectives when managing capital are:

(a)	to maintain a flexible capital structure which optimizes the cost of capital at acceptable risk;
(b)	to meet external capital requirements on debt and credit facilities;
(c)	to ensure adequate capital to support long-term growth strategy; and

ALGOMA STEEL GROUP INC.

Notes to the Consolidated Financial Statements

Tabular amounts expressed in millions of Canadian dollars except for share and per share information

5.	CAPITAL MANAGEMENT (continued)

(d)	to provide an adequate return to shareholders.

The Company continuously monitors and reviews the capital structure to ensure the objectives are met.

Management defines capital as the combination of its indebtedness, as disclosed in Note 15, its governmental loans, as disclosed in Note 18 and the equity balance, as disclosed in Note 26. The Company manages the capital structure within the context of the business strategy, general economic conditions, market conditions in the steel industry and the risk characteristics of assets.

The Company is in compliance with the covenants under its existing debt agreements at March 31, 2023 and March 31, 2022, as disclosed in Note 15.

6.	REVENUE

The Company is viewed as a single business segment involving steel production for purposes of internal performance measurement and resource allocation.

Year ended,	March 31, 2023	March 31, 2022

Total revenue is comprised of:

Sheet & Strip	$2,161.3	$3,083.1

Plate	387.4	465.7

Slab	1.4	-

Freight	182.4	172.9

Non-steel revenue	46.0	84.3

	$2,778.5	$3,806.0

The geographical distribution of total revenue is as follows:

Sales to customers in Canada	$1,030.5	$1,312.8

Sales to customers in the United States	1,708.1	2,398.5

Sales to customers in the rest of the world	39.9	94.7

	$2,778.5	$3,806.0

For the year ended March 31, 2023, sales of $332.2 million to one customer represented greater than 10% of total revenue. For the year ended March 31, 2022, sales of $409.5 million to one customer represented greater than 10% of total revenue.

ALGOMA STEEL GROUP INC.

Notes to the Consolidated Financial Statements

Tabular amounts expressed in millions of Canadian dollars except for share and per share information

7.	COST OF SALES

Year ended,	March 31, 2023	March 31, 2022

Total cost of sales is comprised of:

Cost of steel revenue	$2,160.2	$2,054.6

Cost of freight revenue	182.4	173.1

Cost of non-steel revenue	46.1	64.3

	$2,388.7	$2,292.0

Inventories recognized as cost of sales:	$2,206.4	$2,118.9

Net inventory write-downs as a result of net realizable value lower than cost included in cost of sales:	$23.0	$2.8

Depreciation included in cost of steel revenue for the year ended March 31, 2023 was $95.0 million (March 31, 2022 - $86.7 million). Wages and benefits included in cost of steel revenue for the year ended March 31, 2023 was $375.6 million (March 31, 2022 - $305.6 million). Past service costs of $47.9 million, as described below, are included in cost of steel revenue for the year ended March 31, 2023.

Federal Greenhouse Gas Pollution Pricing Act

On June 28, 2019, the Company became subject to the Federal Greenhouse Gas Pollution Pricing Act (the “Carbon Tax Act”). The Carbon Tax Act was enacted with retroactive effect to January 1, 2019. During the year ended March 31, 2023, total Carbon Tax recognized in cost of sales as an expense was $7.2 million. During the year ended March 31, 2022, total Carbon tax recognized as a reduction in cost of sales was $0.6 million.

Past service cost recognition

The collective bargaining agreements with Local 2251 and Local 2724 were ratified in August 2022 and September 2022, respectively; and became effective as of August 1, 2022. The settlement resulted in a past service cost adjustment related to the defined benefit pension plan and other post-employment benefits of $44.5 million and $3.4 million, respectively, of which $47.9 million was recorded in cost of steel revenue for the year ended March 31, 2023 (nil for the year ended March 31, 2022).

ALGOMA STEEL GROUP INC.

Notes to the Consolidated Financial Statements

Tabular amounts expressed in millions of Canadian dollars except for share and per share information

8.	ADMINISTRATIVE AND SELLING EXPENSES

Year ended,	March 31, 2023	March 31, 2022

Administrative and selling expense is comprised of:

Personnel expenses	$43.2	$54.2

Professional, consulting, legal and other fees	42.5	36.2

Software licenses	5.2	4.6

Amortization of intangible assets and non-producing assets	0.3	0.4

Other administrative and selling	8.1	7.6

	$99.3	$103.0

Past service cost recognition

The collective bargaining agreements with Local 2251 and Local 2724 were ratified in August 2022 and September 2022, respectively; and became effective as of August 1, 2022. The settlement resulted in a past service cost adjustment related to the defined benefit pension plan and other post-employment benefits of $5.0 million and $0.4 million, respectively, of which $5.4 million was recorded in administrative and selling expenses for the year ended March 31, 2023 (nil for the year ended March 31, 2022).

9.	FINANCE COSTS

Year ended,	March 31, 2023	March 31, 2022

Finance costs are comprised of:

Interest on the Revolving Credit Facility (Note 15)	$0.2	$0.1

Interest on the Secured Term Loan Facility	-	24.1

Interest on the Algoma Docks Term Loan Facility	-	2.5

Other interest expense	0.8	1.5

Revolving Credit Facility fees	2.5	1.6

Unwinding of issuance costs of debt facilities (Note 15) and accretion of governmental loan benefits and discounts on environmental liabilities	14.4	18.8

	$17.9	$48.6

ALGOMA STEEL GROUP INC.

Notes to the Consolidated Financial Statements

Tabular amounts expressed in millions of Canadian dollars except for share and per share information

10.	INTEREST ON PENSION AND OTHER POST-EMPLOYMENT BENEFIT OBLIGATIONS

Year ended,	March 31, 2023	March 31, 2022

Interest on pension and other post-employment benefit obligations is comprised of:

Interest on defined benefit pension obligation (Note 20)	$7.3	$3.6

Interest on other post-employment benefit obligation (Note 21)	9.9	8.0

	$17.2	$11.6

11.	CASH AND RESTRICTED CASH

At March 31, 2023, the Company had $247.4 million of cash (March 31, 2022 – $915.3 million) and restricted cash of $3.9 million (March 31, 2022 – $3.9 million). Restricted cash was held to provide collateral for letters of credit and other obligations of the Company at both March 31, 2023 and March 31, 2022.

12.	ACCOUNTS RECEIVABLE, NET

As at,	March 31, 2023	March 31, 2022

The carrying amount of:

Trade accounts receivable	$277.3	$389.0

Allowance for doubtful accounts	(0.5)	(2.4)

Governmental loan claims receivable

Federal Ministry of Industry, Strategic Innovation Fund (“Federal SIF”) Agreement	3.0	5.2

Northern Industrial Electricity Rate program rebate receivable	2.7	2.8

Other accounts receivable	8.7	7.7

	$291.2	$402.3

Allowance for doubtful accounts

As at,	March 31, 2023	March 31, 2022

Opening balance	$(2.4)	$(1.8)

Remeasurement of loss allowance	1.9	(0.6)

Ending balance	$(0.5)	$(2.4)

ALGOMA STEEL GROUP INC.

Notes to the Consolidated Financial Statements

Tabular amounts expressed in millions of Canadian dollars except for share and per share information

13.	INVENTORIES, NET

As at,	March 31, 2023	March 31, 2022

The carrying amount of:

Raw materials and consumables	$485.7	$308.7

Work in progress	168.1	103.6

Finished goods	68.9	67.7

	$722.7	$480.0

14.	PROPERTY PLANT AND EQUIPMENT, NET

As at,	March 31, 2023	March 31, 2022

The carrying amount of:

Freehold land	$6.6	$6.1

Buildings	39.2	39.3

Machinery and equipment	691.7	605.5

Computer hardware	1.9	0.6

Right-of-use assets	3.4	3.4

Property under construction	338.5	118.8

	$1,081.3	$773.7

The following table presents the changes to the cost of the Company’s property, plant and equipment for the years ended March 31, 2023 and March 31, 2022:

Cost	Freehold Land	Buildings	Machinery & Equipment	Computer Hardware	Right-of- use assets	Property under construc- tion	Total

Balance at March 31, 2021	$6.1	$66.5	$828.1	$1.2	$1.9	$32.6	$936.4

Additions	-	-	3.3	-	-	164.6	167.9

Transfers	-	0.2	74.7	0.2	2.0	(77.1)	-

Disposals	-	(0.3)	(0.3)	-	-	-	(0.6)

Foreign exchange	-	(0.5)	(5.5)	-	0.1	(1.3)	(7.2)

Balance at March 31, 2022	$6.1	$65.9	$900.3	$1.4	$4.0	$118.8	$1,096.5

Additions	-	-	3.2	-	-	330.1	333.3

Transfers	-	1.6	121.6	1.5	-	(124.5)	0.2

Disposals	-	-	(0.1)	-	-	(0.1)	(0.2)

Foreign exchange	0.5	5.6	77.8	0.1	0.3	14.2	98.5

Balance at March 31, 2023	$6.6	$73.1	$1,102.8	$3.0	$4.3	$338.5	$1,528.3

ALGOMA STEEL GROUP INC.

Notes to the Consolidated Financial Statements

Tabular amounts expressed in millions of Canadian dollars except for share and per share information

14.	PROPERTY PLANT AND EQUIPMENT, NET (continued)

The following table presents the changes to accumulated depreciation on the Company’s property, plant and equipment for the years ended March 31, 2023 and March 31, 2022:

Accumulated Depreciation:	Freehold Land	Buildings	Machinery & Equipment	Computer Hardware	Right-of- use assets	Property under construc- tion	Total

Balance at March 31, 2021	$-	$21.9	$213.5	$0.6	$0.4	$-	$236.5

Depreciation expense	-	4.7	82.6	0.2	0.2	-	87.7

Disposals	-	-	0.3	-	-	-	0.3

Foreign exchange	-	-	(1.6)	-	-	-	(1.7)

Balance at March 31, 2022	$-	$26.6	$294.8	$0.8	$0.6	$-	$322.8

Depreciation expense	-	5.0	89.6	0.3	0.3	-	95.2

Disposals	-	-	0.1	-	-	-	0.1

Foreign exchange	-	2.3	26.6	-	-	-	28.9

Balance at March 31, 2023	$-	$33.9	$411.1	$1.1	$0.9	$-	$447.0

Acquisitions and disposals

During the year ended March 31, 2023, property, plant and equipment were acquired at an aggregate net cost of $333.3 million (March 31, 2022 – $167.9 million); comprised of property, plant and equipment acquired with a total cost of $372.0 million (March 31, 2022 - $172.1 million), against which the Company recognized benefits totaling $38.5 million (March 31, 2022 - $4.2 million) in respect of the governmental loans and the governmental grant discussed in Note 18.

At March 31, 2023, property under construction includes prepaid progress payments of $188.7 million for the transition from blast furnace steel production to electric arc furnace (“EAF”) (March 31, 2022 – $46.9 million). As at March 31, 2023, property under construction is largely comprised of the EAF and plate mill modernization projects with cumulative net additions/transfers totaling $267.1 million (March 31, 2022 - $51.4 million) and $26.2 million (March 31, 2022 - $33.7 million), respectively. Since inception for the plate mill modernization, there has been $72.1 million in additions and $45.9 million transferred into service for completion of Phase 1. Further, at March 31, 2023, there was $41.4 million pertaining to the plate mill modernization project included in prepaid expenses and deposits.

Depreciation of property, plant and equipment

Depreciation of property, plant and equipment for the year ended March 31, 2023 was $95.2 million (March 31, 2022 - $87.7 million). Depreciation included in inventories at March 31, 2023, amounted to $9.7 million (March 31, 2022 - $7.9 million).

Government Funding Agreements

On November 30, 2018, the Company, together with the governments of Canada and Ontario entered into agreements totaling up to $120.0 million of modernization and expansion related capital expenditure support from the governments of Canada and Ontario. Additionally, on March 29, 2019, the Company, together with the government of Canada entered into an agreement totaling up to $30.0 million of modernization and expansion related capital expenditure support from the government of Canada. On September 20, 2021, the Company, together with the government of Canada entered into an agreement for support up to $420 million related to the transition from blast

ALGOMA STEEL GROUP INC.

Notes to the Consolidated Financial Statements

Tabular amounts expressed in millions of Canadian dollars except for share and per share information

14.	PROPERTY PLANT AND EQUIPMENT, NET (continued)

furnace steel production to electric arc furnace (“EAF”). The $420 million of financial support consists of (i) a loan of up to $200 million from the Innovation Science and Economic Development Canada’s Strategic Innovation Fund (“SIF”) and (ii) a loan of up to $220 million from the Canada Infrastructure Bank (“CIB”). Each of these agreements are discussed below and additional disclosures are located in Note 18.

15.	BANK INDEBTEDNESS

The Company obtained US $250.0 million in the form of a traditional asset-based revolving credit facility (the “Revolving Credit Facility”). The Revolving Credit Facility is secured by substantially all of the Company’s assets. Under the General Security Agreement, the Revolving Credit Facility has a priority claim on the accounts receivable and the inventories of the Company and a secondary claim on the rest of the Company’s assets. The Revolving Credit Facility bears interest at a rate of London Inter-Bank Overnight Rate (“LIBOR”) plus an applicable margin of 1.5%. In May 2023, the Company increased its Revolving Credit Facility from US $250 million to US $300 million and extended the term to May, 2028. The interest rate on the Revolving Credit Facility will be based on Secured Overnight Financing Rate (“SOFR”) plus a credit spread adjustment of 10 basis points plus an applicable margin, which will vary depending on usage.

At March 31, 2023, the Company had drawn $1.9 million (US $1.4 million), and there was $279.2 million (US $206.3 million) of unused availability after taking into account $57.3 million (US $42.3 million) of outstanding letters of credit, and borrowing base reserves. At March 31, 2022, the Company had drawn $0.1 million (US $0.09 million), and there was $278.2 million (US $222.6 million) of unused availability after taking into account $34.1 million (US $27.3 million) of outstanding letters of credit and borrowing base reserves.

Transaction costs related to the Revolving Credit Facility amounted to $7.0 million, and are disclosed as other non-current assets in the consolidated statements of financial position, and have been amortized on a straight-line basis over the life of this facility, which had an initial maturity date of November 30, 2023. At March 31, 2023, the unamortized transaction costs related to the Revolving Credit Facility were $0.9 million (March 31, 2022 - $2.1 million).

Reconciliation of liabilities arising from financing activities

The changes in the Company’s bank indebtedness for the year ended March 31, 2023 arising from financing activities are presented below:

Balance at March 31, 2021	$90.1

Revolving Credit Facility drawn	18.3

Repayment of Revolving Credit Facility	(105.1)

Foreign exchange	(3.2)

Balance at March 31, 2022	$0.1

Revolving Credit Facility drawn	44.8

Repayment of Revolving Credit Facility	(43.0)

Balance at March 31, 2023	$1.9

ALGOMA STEEL GROUP INC.

Notes to the Consolidated Financial Statements

Tabular amounts expressed in millions of Canadian dollars except for share and per share information

16.	ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

As at,	March 31, 2023	March 31, 2022

The carrying amount of:

Accounts payable	$59.8	$54.6

Accrued liabilities	74.9	54.3

Wages and accrued vacation payable	69.9	153.0

	$204.6	$261.9

17.	TAXES PAYABLE AND ACCRUED TAXES

As at,	March 31, 2023	March 31, 2022

The carrying amount of:

Payroll taxes payable	$4.3	$3.7

Sales taxes payable	-	4.2

Carbon tax accrual	8.4	3.1

Income taxes payable (Note 24)	1.7	53.3

	$14.4	$64.3

ALGOMA STEEL GROUP INC.

Notes to the Consolidated Financial Statements

Tabular amounts expressed in millions of Canadian dollars except for share and per share information

18.	GOVERNMENTAL LOANS

As at,	March 31, 2023	March 31, 2022

The carrying amount of:

Long-term portion

Federal AMF Loan, denominated in Canadian dollars, due March 1, 2028	$27.9	$33.4

Provincial MENDM Loan, denominated in Canadian dollars, due November 30, 2028	45.4	41.9

Federal SIF Agreement loan, denominated in Canadian dollars, due April 30, 2031	9.7	8.8

Federal SIF Agreement loan, denominated in Canadian dollars, due January 1, 2030	27.4	1.1

	$110.4	$85.2

Current portion

Federal AMF Loan, denominated in Canadian dollars	$10.0	$10.0

	$120.4	$95.2

Federal Economic Development Agency for Southern Ontario

On November 30, 2018, the Company, together with the Federal Economic Development Agency, through the Advanced Manufacturing Fund (“Federal AMF Loan”), entered into an agreement executed on December 19, 2018, under which, the Company will receive a $60.0 million interest free loan. Under the terms of the Federal AM Loan, the Company will be reimbursed for certain defined

ALGOMA STEEL GROUP INC.

Notes to the Consolidated Financial Statements

Tabular amounts expressed in millions of Canadian dollars except for share and per share information

18.	GOVERNMENTAL LOANS (continued)

capital expenditures made by Old Steelco Inc. between October 1, 2014 and November 30, 2018 and by the Company between December 1, 2018 and March 31, 2021. The Company will repay the loan balance in equal monthly installments beginning on April 1, 2022 with the final installment payable on March 1, 2028. Under the General Security Agreement, this facility has a third priority claim on all of the Company’s assets which is pari passu with the Provincial MENDM Loan, defined below.

As at March 31, 2023, the Company had applied for reimbursements of $60.0 million (March 31, 2022 - $60.0 million) and recognized a benefit, net of accretion, of $11.5 million (March 31, 2022 - $16.0 million). During the year ended March 31, 2023, the Company made repayments totaling $10.0 million (March 31, 2022 - $0.8 million). Accordingly, the carrying value of the Federal AMF Loan was $37.9 million at March 31, 2023 (March 31, 2022 - $43.4 million).

Ministry of Energy, Northern Development and Mines

On November 30, 2018, the Company entered into an agreement with the Ministry of Energy, Northern Development and Mines (the “Provincial MENDM Loan”) under which, the Company will receive a $60.0 million low interest loan. Under the terms of this agreement, the Company will be reimbursed for certain defined capital expenditures made by Old Steelco Inc. between April 1, 2017 and November 30, 2018 and by the Company between December 1, 2018 and November 30, 2024. Following the completion of the projects to which these certain defined capital expenditures relate the Company will repay the loan in monthly blended payments of principal and interest beginning on December 31, 2024 and ending on November 30, 2028. This facility bears interest at an annual interest rate equal to the greater of 2.5% per annum; and the lenders cost of funds. Under the General Security Agreement, this facility has a third priority claim on all of the Company’s assets which is pari passu with the Federal AMF Loan.

As at March 31, 2023, the Company had applied for and received reimbursements of $60.0 million (March 31, 2022 - $60.0 million) and recognized a benefit, net of accretion, of $14.5 million (March 31, 2022 - $18.0 million). Accordingly, the carrying value of the Provincial MENDM Loan was $45.4 million at March 31, 2023 (March 31, 2022 - $41.9 million).

Ministry of Industry

On March 29, 2019, the Company, together with the government of Canada, entered into an agreement whereby a benefit of $30.0 million would flow to the Company; $15.0 million in the form of a grant, and $15.0 million in the form of an interest free loan; from the Ministry of Industry, Strategic Innovation Fund (the “SIF Agreement”). Under the terms of this agreement, the Company will be reimbursed for certain defined capital expenditures made by Old Steelco Inc. between November 1, 2018 and November 30, 2018 and by the Company between December 1, 2018 and May 1, 2021. Following the completion of the projects to which these certain defined capital expenditures relate the Company will repay the $15.0 million interest free loan portion of this agreement in equal annual payments beginning on April 30, 2024 and ending on April 30, 2031. The agreement is guaranteed by the Company’s parent, Algoma Steel Intermediate Holdings Inc.

At March 31, 2023, the Company had applied for reimbursements of $15.0 million under the grant portion of the agreement (March 31, 2022 - $15.0 million), and recognized a benefit of $15.0 million (March 31, 2022 - $15.0 million). Additionally, at March 31, 2023, the Company had applied for reimbursements of $15.0 million under the loan portion of the agreement (March 31, 2022 – $15.0 million), and had recognized a benefit, net of accretion, of $5.3 million (March 31, 2022 – $6.2 million). The carrying value of the Federal SIF Agreement was $9.7 million at March 31, 2023 (March 31, 2022 – $8.8 million).

ALGOMA STEEL GROUP INC.

Notes to the Consolidated Financial Statements

Tabular amounts expressed in millions of Canadian dollars except for share and per share information

18.	GOVERNMENTAL LOANS (continued)

On September 20, 2021, the Company, together with the government of Canada, entered into an agreement of which a benefit of up to $200.0 million would flow to the Company in the form of a loan from the SIF. Under the terms of the SIF agreement, the Company will be reimbursed for certain defined capital expenditures incurred to transition from blast furnace steel production to EAF steel production between March 3, 2021 and March 31, 2025.

As at March 31, 2023, the Company had applied for reimbursements under the SIF loan agreement of $63.3 million (March 31, 2022 – $2.2 million) and recognized a benefit, net of accretion, in respect of this agreement of $37.0 million (March 31, 2022 – $1.1 million). Accordingly, the carrying value of the SIF EAF Agreement was $27.4 million (March 31, 2022 – $1.1 million).

Canada Infrastructure Bank

On September 20, 2021, the Company, entered into an agreement of which a benefit of up to $220.0 million would flow to the Company in the form of a loan from the CIB. CIB is a federal Crown corporation established under the Canada Infrastructure Bank Act which is not an agency of the government of Canada, but is accountable to the government of Canada through the Minister of Infrastructure and Communities. Under the terms of the CIB agreement, the Company may draw on a non-revolving construction credit facility to finance the transition from blast furnace steel production to EAF steel production. Further, under the terms of the agreement, the amount of credit available is reduced by one-third of any restricted payments or distributions to shareholders made by the Company, including dividends and share repurchases. As of March 31, 2023, the CIB’s financial commitment has been reduced by $194.9 million as a result of restricted payments, in respect of dividends and share repurchases completed by the Company through normal course market purchases and the completion of a US $400 million Substantial Issuer Bid for the Company’s common shares completed in June 2022, as described in Note 26. As a result of these restricted payments and distributions, as of March 31, 2023, the amount available to the Company under the CIB’s credit facility is $25.1 million. As at March 31, 2023, the Company has not drawn on this credit facility.

The Company has recognized the governmental loan claims receivable, governmental loan payable and benefit associated with these agreements because the Company has fulfilled its obligations under the respective agreements.

ALGOMA STEEL GROUP INC.

Notes to the Consolidated Financial Statements

Tabular amounts expressed in millions of Canadian dollars except for share and per share information

18.	GOVERNMENTAL LOANS (continued)

The changes in the Company’s governmental loan facilities arising from financing activities are presented below:

	Governmental Loan Issued (Repaid)	Governmental loan benefit recognized immediately	Accretion of governmental loan benefit	Carrying value

Federal AMF Loan

Balance at March 31, 2022	$59.2	$(26.5)	$10.5	$43.4

Movement in the period	(10.0)	-	4.5	(5.5)

Balance at March 31, 2023	$49.2	$(26.5)	$15.0	$37.9

Provincial MENDM Loan

Balance at March 31, 2022	$60.0	$(26.4)	$8.4	$41.9

Movement in the period	-	-	3.5	3.5

Balance at March 31, 2023	$60.0	$(26.4)	$11.9	$45.4

Federal SIF Loan

Balance at March 31, 2022	$15.0	$(7.8)	$1.6	$8.8

Movement in the period	-	-	0.9	0.9

Balance at March 31, 2023	$15.0	$(7.8)	$2.5	$9.7

Federal SIF EAF Loan

Balance at March 31, 2022	$2.2	$(1.1)	$-	$1.1

Movement in the period	63.3	(37.6)	0.6	26.3

Balance at March 31, 2023	$65.5	$(38.7)	$0.6	$27.4

Total, Governmental Loans

Balance at March 31, 2022	$136.5	$(61.8)	$20.5	$95.2

Movement in the period	53.3	(37.6)	9.5	25.2

Balance at March 31, 2023	$189.8	$(99.4)	$30.0	$120.4

19.	DERIVATIVE FINANCIAL INSTRUMENTS

The Company is party to an International Swaps and Derivatives Association, Inc. (ISDA) 2002 master agreement with an investment and financial services company to hedge the commodity price risk associated with various commodities. As of March 31, 2023, the Company had no outstanding hedging agreements. As of March 31, 2022, the Company entered into agreements to hedge the revenue on the sale of steel and hedge the cost of the purchase of natural gas. The credit support annex to the master agreement requires the Company to make margin payments to satisfy collateral requirements based on Mark-to-Market (MTM) exposure of the commodity contracts in excess of US $0.25 million. As of March 31, 2023, the Company has made margin payments of nil (March 31, 2022

ALGOMA STEEL GROUP INC.

Notes to the Consolidated Financial Statements

Tabular amounts expressed in millions of Canadian dollars except for share and per share information

19.	DERIVATIVE FINANCIAL INSTRUMENTS (continued)

- $29.5 million) as a cash collateral, which does not meet the offsetting criteria in IAS 32 “Financial instruments - presentation”.

The commodity contracts to hedge the NYMEX price of the hot rolled coil price of steel and to hedge the NGX Union-Dawn price of natural gas are derivatives, which are designated as cash flow hedges for which hedge effectiveness is measured for the duration of the agreements and therefore carried at fair value through other comprehensive income. The steel derivative contracts terminated over the course of the year from April 2022 to December 31, 2022 and as a result, at March 31, 2023, the fair value liability was nil (March 31, 2022 - $28.6 million). During the year ended March 31, 2023, there were no natural gas derivative contracts, as such the fair value liability was nil (March 31, 2022 - $0.2 million).

The fair value and notional amounts of these derivatives are as follows:

	Fair Value Liability (Asset)		Notional Amounts (tons, in thousands)		Average Price (USD) (per ton)
	March 31, 2023	March 31, 2022	March 31, 2023	March 31, 2022	March 31, 2023	March 31, 2022

Cash flow hedges - commodity price risk

Natural gas swaps	$-	$0.2	-	-	$-	-

Steel swaps	-	28.6	-	90.0	$-	1,091.0

	$-	$28.8

The cumulative amount of gains and losses on cash flow hedging instruments assessed as effective are presented in the cash flow hedge reserve through other comprehensive income and is recognized in profit or loss only when the hedged transaction impacts the profit or loss, or is included directly in the initial cost or other carrying amount of the hedged non-financial items (basis adjustment).

During the year ended March 31, 2023, the Company did not enter into an agreement to hedge the cost of natural gas. During the year ended March 31, 2022, the Company entered into an agreement to hedge the cost of natural gas that was consumed between January 1, 2022, and March 31, 2022. Management designated this hedge as a cash flow hedge, and accordingly measured the effectiveness of the hedge on a monthly basis throughout the life of the agreement. At March 31, 2023, the realized loss resulting from natural gas derivative contracts was nil. At March 31, 2022, the realized loss from this agreement of $2.1 million, was initially recorded in the Cash Flow Hedge Reserve in Other Comprehensive Income, and was subsequently recognized in cost of sales.

At March 31, 2023, the unrealized loss resulting from the steel hedges was nil. During the year ended March 31, 2022, the unrealized loss resulting from steel hedges of $24.7 million, was recognized in the Cash Flow Hedge Reserve in Other Comprehensive Income. During the year ended March 31, 2023, the realized income resulting from the steel hedge of $9.3 million (March 31, 2022 – realized loss of $127.5 million), was subsequently reclassified from Other Comprehensive Income and recognized in revenue.

ALGOMA STEEL GROUP INC.

Notes to the Consolidated Financial Statements

Tabular amounts expressed in millions of Canadian dollars except for share and per share information

19.	DERIVATIVE FINANCIAL INSTRUMENTS (continued)

The movements in the cash flow hedge reserve for the period as a component of accumulated other comprehensive income is as follows:

As at,	March 31, 2023	March 31, 2022

Opening balance	$24.7	$64.8

(Income) loss arising on changes in fair value of cash flow hedges, net of tax expense of nil and recovery of $7.8 million, respectively	(34.0)	89.5

Loss (income) reclassified to net income	9.3	(129.6)

Income on cash flow hedges	(24.7)	(40.1)

Ending balance - loss	$-	$24.7

20.	PENSION BENEFITS

Defined contribution plan

The Company maintains a defined contribution pension plan established by Old Steelco Inc.’s predecessor in 2004 for non-unionized employees in Canada joining the Company after January 1, 2003. As part of Old Steelco Inc.’s contract negotiations with its locals which concluded on July 31, 2010, the locals and Old Steelco Inc. agreed to include in this plan all unionized employees hired subsequent to August 1, 2010 and to offer to all the current employees the option to move to the Defined Contribution Pension Plan. The plan was revised by Old Steelco Inc. during the year ended March 31, 2011; these revisions went into effect March 1, 2011. Based on this revision, the Company is obligated to provide a base contribution of 5% of salary and also match employee contributions to a maximum of 2%, depending on years of service for non-unionized employees. Additionally, the Company is obligated to provide a contribution for unionized employees per qualified hour worked of $2.85.

The pension expense under this plan is equal to the Company’s contribution. The pension expense for the year ended March 31, 2023 was $10.2 million (March 31, 2022 was $9.0 million).

Defined benefit plans

The Company maintains non-contributory defined benefit pension plans that are closed to new entrants and cover all employees in Canada not covered under the Defined Contribution Pension Plan. The benefits are based on years of service and average earnings for a defined period prior to retirement.

The Company also maintains a closed plan for pensioners who retired prior to January 1, 2002, that provides the pensioners with a pension benefit in excess of the limits provided by the Ontario Pension Benefit Guarantee Fund (the “Closed Retiree Plan”).

These defined benefit pension plans are registered under the Pension Benefits Act (Ontario), and are legally separated from the Company. The Pension Benefits Act (Ontario) is a regulatory framework that has jurisdiction over the administration and funding of defined benefit pension plans. Within this framework, the Company has fiduciary responsibility over the administration of the defined benefit pension plans, including the development and oversight of the investment policy for pension funds and the selection and oversight of pension fund investment managers.

The defined benefit pension plans expose the Company to various risks such as: investment risk, interest rate risk, foreign currency risk, price risk, credit risk and liquidity risk.

ALGOMA STEEL GROUP INC.

Notes to the Consolidated Financial Statements

Tabular amounts expressed in millions of Canadian dollars except for share and per share information

20.	PENSION BENEFITS (continued)

The most recent actuarial valuations of plan assets and the present value of the defined benefit obligation were carried out at March 1, 2021 for salaried and hourly plans and at April 1, 2022 for the wrap plan.

The principal assumptions used for the purposes of the actuarial valuations were as follows:

Year ended,	March 31, 2023[1]	March 31, 2023[2]	March 31, 2022

Assumptions for determination of defined benefit cost:

Defined obligation and past service cost	4.25%	4.73%	3.28%

Net interest cost	3.86%	4.50%	2.53%

Current service cost	4.35%	4.85%	3.55%

Interest cost on current service cost	4.18%	4.71%	3.13%

Discount rate for determination of defined benefit obligation	4.98%	4.98%	4.16%

Assumptions for determination of defined benefit cost and defined benefit obligation:

Ultimate rate of compensation increase	2.00%	2.00%	2.00%

Mortality	105% CPM2014 Private Projection CPM-B	105% CPM2014 Private Projection CPM-B	105% CPM2014 Private Projection CPM-B

1Weighted average assumptions to determine defined benefit cost and obligation with respect to the period of April 1, 2022 to July 31, 2022

2Weighted average assumptions to determine defined benefit cost and obligation with respect to the period of August 1, 2022 to March 31, 2023 and past service cost as of August 1, 2022

The components of amounts recognized in the consolidated statements of net income in respect of these defined benefit plans are presented below:

Year ended,	March 31, 2023	March 31, 2022

Amounts recognized in net income were as follows:

Current service cost	$16.5	$20.8

Past service cost	49.5	-

Net interest cost	7.3	3.6

	$73.3	$24.4

Defined benefit costs recognized in:

Cost of sales	$59.4	$18.8

Administrative and selling expenses	6.6	2.0

Interest on pension liability	7.3	3.6

	$73.3	$24.4

ALGOMA STEEL GROUP INC.

Notes to the Consolidated Financial Statements

Tabular amounts expressed in millions of Canadian dollars except for share and per share information

20.	PENSION BENEFITS (continued)

Past service cost recognition

The collective bargaining agreements with Local 2251 and Local 2724 were ratified in August 2022 and September 2022, respectively; and became effective on August 1, 2022. The settlement resulted in a past service cost adjustment related to the defined benefit pension plan of $49.5 million, of which $44.5 million was recorded in cost of steel revenue and $5.0 million was recorded in administrative and selling expense for the year ended March 31, 2023 (nil for the year ended March 31, 2022).

The components of amounts recognized in the consolidated statements of comprehensive income in respect of these defined benefit plans are presented below:

Year ended,	March 31, 2023	March 31, 2022

Amounts recognized in other comprehensive income, were as follows:

Actuarial loss (gain) on accrued pension liability	$9.0	$(57.9)

The amounts included in the consolidated statements of financial position in respect of the Company’s net obligation in respect of its defined benefit plans are as follows:

As at,	March 31, 2023	March 31, 2022

Present value of defined benefit obligation	$1,264.9	$1,343.6

Fair value of plan assets	1,080.9	1,225.5

Net accrued pension liability	$184.0	$118.1

ALGOMA STEEL GROUP INC.

Notes to the Consolidated Financial Statements

Tabular amounts expressed in millions of Canadian dollars except for share and per share information

20.	PENSION BENEFITS (continued)

Continuities of the defined benefit plan assets and obligations are as follows:

Year ended,	March 31, 2023	March 31, 2022

Movements in the present value of the plan assets were as follows:

Fair value of plan assets at beginning of year	$1,225.5	$1,334.2

Actual return (net of investment management expenses)	(75.4)	(46.5)

Administration expenses	(1.5)	(1.5)

Employer contributions	16.5	18.4

Benefits paid	(84.2)	(79.1)

Fair value of plan assets at end of the year

March 31, 2023 and March 31, 2022, respectively	$1,080.9	$1,225.5

Movements in the present value of the defined benefit obligation were as follows:

Defined benefit obligation at the beginning of the year	$1,343.6	$1,504.3

Current service cost	15.0	19.8

Interest cost	55.4	37.0

Past service cost	49.5	-

Actuarial gains arising from financial assumptions	(112.2)	(154.6)

Effect of experience adjustments	(2.2)	16.2

Benefits paid	(84.2)	(79.1)

Defined benefit obligation at end of the year

March 31, 2023 and March 31, 2022, respectively	$1,264.9	$1,343.6

Reconciliation of the amounts recognized in accumulated other comprehensive income in the consolidated statements of changes in shareholders’ equity were as follows:

	Actuarial (gain) loss immediately recognized	Tax effect		Actuarial (gain) immediately recognized, net of tax

Balance at March 31, 2021	$(80.9)		$(0.3)	$(81.2)

Actuarial gain immediately recognized	(57.9)	-		(57.9)

Balance at March 31, 2022	$(138.8)		$(0.3)	$(139.1)

Actuarial loss immediately recognized	9.0	-		9.0

Balance at March 31, 2023	$(129.8)		$(0.3)	$(130.1)

ALGOMA STEEL GROUP INC.

Notes to the Consolidated Financial Statements

Tabular amounts expressed in millions of Canadian dollars except for share and per share information

20.	PENSION BENEFITS (continued)

The major categories of plan assets were as follows:

As at	March 31, 2023	March 31, 2022

Cash and cash equivalents	1%	1%

Equity instruments	33%	45%

Debt instruments	39%	43%

Other	27%	11%

	100%	100%

Cash flow information

The Company is required to make contributions equal to current service cost. Contributions for the year ended March 31, 2023 under these regulations were $16.5 million (March 31, 2022 - $18.4 million).

The Company’s expected future contributions in respect of its defined benefit pension plans for the fiscal year ending March 31, 2024 is $21.0 million.

Sensitivity of results to actuarial assumptions

The sensitivity of the defined benefit obligation to the key actuarial assumptions is as follows:

Year ended,	March 31, 2023	March 31, 2022

Effect of change in discount rate assumption

One percentage point increase	$(118.5)	$(134.5)

One percentage point decrease	$141.8	$162.7

Effect of change in salary scale

One percentage point increase	$18.8	$19.4

One percentage point decrease	$(17.0)	$(17.5)

Effect of change in mortality assumption

Set forward one year	$32.4	$34.4

Set back one year	$(31.5)	$(33.6)

The discount rate sensitivities presented above are estimates based on plan durations. The defined benefit obligation and the current service cost have an implied duration of 10 and 17 years, respectively at current discount rates.

If the returns on plan assets had been 10% lower than the actual returns of plan assets experienced in the year ended March 31, 2023, the actuarial loss immediately recognized in other comprehensive income would have increased by approximately $130.0 million (March 31, 2022 - $130.0 million).

ALGOMA STEEL GROUP INC.

Notes to the Consolidated Financial Statements

Tabular amounts expressed in millions of Canadian dollars except for share and per share information

21.	OTHER POST-EMPLOYMENT BENEFITS

The Company offers post-employment life insurance, health care and dental care to some of its retirees. These obligations are not pre-funded.

The most recent actuarial valuations of the present value of the other post-employment benefit obligation were carried out at November 1, 2021.

The principal assumptions used for the purposes of the actuarial valuations were as follows:

Year ended,	March 31, 2023[1]	March 31, 2023[2]	March 31, 2022

Assumptions for determination of defined benefit cost:

Discount rate

Defined benefit obligation	4.31%	4.79%	3.41%

Current service cost	4.46%	4.88%	3.68%

Interest cost on benefit obligation	4.01%	4.59%	2.79%

Interest cost on current service cost	4.42%	4.86%	3.58%

Health care cost immediate trend rate	5.00%	4.99%	5.04%

Assumptions for determination of defined benefit obligation:

Effective discount rate	4.79%	5.04%	4.31%

Health care cost immediate trend rate	4.99%	4.96%	5.04%

Assumptions for determination of defined benefit cost and defined benefit obligation:

Health care cost ultimate trend rate	4.00%	4.00%	4.00%

Year ultimate health care cost trend rate reached	2040	2040	2040

Salary Increases per annum	2.00%	2.00%	2.00%

Mortality	105%CPM 2014 Private Projection CPM-B	105%CPM 2014 Private Projection CPM-B	105%CPM 2014 Private Projection CPM-B

1Weighted average assumptions to determine defined benefit cost and obligation with respect to the period of April 1, 2022 to July 31, 2022

2Weighted average assumptions to determine defined benefit cost and obligation with respect to the period of August 1, 2022 to March 31, 2023

ALGOMA STEEL GROUP INC.

Notes to the Consolidated Financial Statements

Tabular amounts expressed in millions of Canadian dollars except for share and per share information

21.	OTHER POST-EMPLOYMENT BENEFITS (continued)

The components of amounts recognized in the consolidated statements of net income in respect of these other post-employment benefit plans are presented below:

Year ended,	March 31, 2023	March 31, 2022

Amounts recognized in net income were as follows:

Current service cost	$3.0	$4.0

Past service cost	3.8	-

Net interest cost	9.9	8.0

	$16.7	$12.0

Post employment benefit costs recognized in:

Cost of sales	$6.0	$3.6

Administrative and selling expenses	0.8	0.4

Interest on pension liability	9.9	8.0

	$16.7	$12.0

Past service cost recognition

The collective bargaining agreements with Local 2251 and Local 2724 were ratified in August 2022 and September 2022, respectively; and became effective on August 1, 2022. The settlement resulted in a past service cost adjustment related to other post-employment benefits of $3.8 million, of which $3.4 million was recorded in cost of steel revenue and $0.4 million was recorded in administrative and selling expense for the year ended March 31, 2023 (nil for the year ended March 31, 2022).

The components of amounts recognized in the consolidated statements of comprehensive income in respect of these other post-employment benefit plans are presented below:

Year ended,	March 31, 2023	March 31, 2022

Amounts recognized in other comprehensive income, were as follows:

Actuarial income on accrued post employment benefit liability	$(22.8)	$(60.0)

The amounts included in the consolidated statements of financial position arising from the Company’s obligation in respect of its other post-retirement benefit plans were as follows:

As at,	March 31, 2023	March 31, 2022

Present value of post-employment benefit obligation	$222.9	$239.8

Fair value of plan assets	-	-

Accrued other post-employment benefit obligation	$222.9	$239.8

ALGOMA STEEL GROUP INC.

Notes to the Consolidated Financial Statements

Tabular amounts expressed in millions of Canadian dollars except for share and per share information

21.	OTHER POST-EMPLOYMENT BENEFITS (continued)

Reconciliation of the amounts recognized in accumulated other comprehensive income in the consolidated statements of changes in shareholders’ equity were as follows:

	Actuarial (gain) loss immediately recognized	Tax effect	Actuarial (gain) loss immediately recognized, net of tax

Balance at March 31, 2021	$6.0	$-	$6.0

Actuarial gain immediately recognized	(60.0)	-	(60.0)

Balance at March 31, 2022	$(54.0)	$-	$(54.0)

Actuarial gain immediately recognized	(22.8)	-	(22.8)

Balance at March 31, 2023	$(76.8)	$-	$(76.8)

Continuities of the other post-employment benefit plan assets and obligations are as follows:

Year ended,	March 31, 2023	March 31, 2022

Movements in the present value of the post-employment benefit plan assets were as follows:

Fair value of plan assets at beginning of year	$-	$-

Employer contributions	10.8	10.3

Benefits paid	(10.8)	(10.3)

Fair value of plan assets at end of the year

March 31, 2023 and March 31, 2022, respectively	$-	$-

Movements in the present value of the other post-employment benefit obligation were as follows:

Defined benefit obligation at the beginning of the year	$239.8	$297.8

Defined benefit obligation assumed in business combination

Current service cost	3.0	4.0

Interest cost	9.9	8.0

Past service cost	3.8

Actuarial gains arising from financial assumptions	(20.7)	(31.6)

Actuarial gains arising from demographic assumptions	-	(20.2)

Actuarial gains from experience adjustments	(2.1)	(7.8)

Benefits paid	(10.8)	(10.3)

Defined benefit obligation at end of the year

March 31, 2023 and March 31, 2022, respectively	$222.9	$239.8

Cash flow information

For the year ended March 31, 2023, the amounts included in the consolidated statements of cash flows in respect of these other post-employment benefit plans was $10.8 million (March 31, 2022 - $10.3 million). The Company’s expected contributions for the fiscal year ending March 31, 2024 is $12.9 million.

ALGOMA STEEL GROUP INC.

Notes to the Consolidated Financial Statements

Tabular amounts expressed in millions of Canadian dollars except for share and per share information

21.	OTHER POST-EMPLOYMENT BENEFITS (continued)

Sensitivity of results to actuarial assumptions

The sensitivity of the other post-employment benefit obligation to changes in the discount rate, health care cost trend rate and mortality assumptions are as follows:

Year ended,	March 31, 2023	March 31, 2022

Effect of change in discount rate assumption

One percentage point increase	$(25.2)	$(29.9)

One percentage point decrease	$31.7	$37.7

Effect of change in health care cost trend rates

One percentage point increase	$25.8	$29.6

One percentage point decrease	$(22.2)	$(24.9)

Effect of change in mortality assumption

Set forward one year	$8.3	$9.5

Set back one year	$(8.1)	$(9.3)

The discount rate sensitivities presented above are estimates based on plan durations. The other post-employment benefit obligation and the current service cost have an implied duration of 12.9 and 28.4 years, respectively at current discount rates.

22.	OTHER LONG-TERM LIABILITIES

As at,	March 31, 2023	March 31, 2022

The carrying amount of the following other long term liabilities:

Accrued interest payable, Provincial MENDM Loan	$2.6	$2.3

Long-term disability plan obligation	0.7	0.8

Long-term portion of lease liability	0.4	0.9

	$3.7	$4.0

Long-term disability plan obligation

The Company maintains a long-term disability plan. Under this plan, the Company offers continuation of medical and dental benefits for employees on long-term disability leaves of absence. The Company recognizes the present value of the long-term disability benefit obligation based on the number of employees on long-term disability. The most recent actuarial determination of the Company’s long-term disability obligation was carried out at March 31, 2023. At March 31, 2023, the long-term disability plan had a carrying value of $0.7 million (March 31, 2022 - $0.8 million).

ALGOMA STEEL GROUP INC.

Notes to the Consolidated Financial Statements

Tabular amounts expressed in millions of Canadian dollars except for share and per share information

22.	OTHER LONG-TERM LIABILITIES (continued)

Accrued interest payable, Provincial MENDM Loan

As disclosed in Note 18, the Company has entered into an agreement with the Ministry of Energy, Northern Development and Mines under which the Company will receive a $60.0 million low interest loan. At March 31, 2023, the accrued interest payable under this agreement was $2.6 million (March 31, 2022 – $2.3 million).

23.	ENVIRONMENTAL LIABILITIES

As at,	March 31, 2023	March 31, 2022

The carrying amount of Environmental liabilities in respect of:

The Company’s Operation Site	$32.7	$33.7

Northern Ontario mine sites owned by Old Steelco Inc.	4.1	4.3

	$36.8	$38.0

Current portion	$4.5	$4.5

Long-term portion	32.3	33.5

	$36.8	$38.0

On November 30, 2018, the Company entered into agreements with the Province of Ontario, through the Ministry of the Environment, Conservation and Parks and the Ministry of Energy, Northern Development and Mines. These agreements relate to the Company’s operation site, and certain Northern Ontario mine sites owned by Old Steelco Inc., and not purchased by the Company. These agreements limit the Company’s obligations with respect to legacy environmental contamination, and impose certain risk management, risk mitigation, site remediation and funding obligations on the Company. The Company recognizes the present value of these environmental liabilities over 20 years commencing November 2018 at a discount rate of 9.0%.

At March 31, 2023, the Company has provided letters of credit totaling of $15.1 million (March 31, 2022 - $16.1 million) to the Ministry of Energy, Northern Development and Mines; $13.7 million in respect of the Company’s operation site (March 31, 2022 - $13.7 million) and $1.4 million (March 31, 2022 - $2.4 million) in respect of certain Northern Ontario mine sites owned by Old Steelco Inc. Letters of credit are disclosed in Note 11 and Note 15.

ALGOMA STEEL GROUP INC.

Notes to the Consolidated Financial Statements

Tabular amounts expressed in millions of Canadian dollars except for share and per share information

23.	ENVIRONMENTAL LIABILITIES (continued)

Reconciliation of Environmental liabilities

	The Company’s Operation Site	Northern Ontario mine sites owned by Old Steelco Inc.	Total

Balance at March 31, 2021	$35.0	$4.9	$39.9

Payments	(4.6)	(1.0)	(5.6)

Accretion of discount	3.3	0.4	3.7

Balance at March 31, 2022	$33.7	$4.3	$38.0

Payments	(4.1)	(0.7)	(4.8)

Accretion of discount	3.1	0.5	3.6

Balance at March 31, 2023	$32.7	$4.1	$36.8

24.	TAX MATTERS

The components of income tax expense (recovery) for the years ended March 31, 2023 and March 31, 2022, are as follows:

Year ended,	March 31, 2023	March 31, 2022

Income tax expense recognized in net income:

Current tax expense	$89.6	$197.2

Deferred income tax (benefit) expense	(12.0)	101.7

	$77.6	$298.9

Income tax expense recognized in other comprehensive income:

Tax effect of net unrealized loss on cash flow hedges	$-	$7.8

	$-	$7.8

Income taxes in the consolidated statements of net income for the years ended March 31, 2023 and March 31, 2022 vary from amounts that would be computed by applying statutory income tax rates for the following reason:

ALGOMA STEEL GROUP INC.

Notes to the Consolidated Financial Statements

Tabular amounts expressed in millions of Canadian dollars except for share and per share information

24.	TAX MATTERS (continued)

Year ended,	March 31, 2023	March 31, 2022

Income before income taxes	$376.1	$1,156.6

Income tax expense based on the applicable tax rate of 25%	$94.0	$289.1

Add / (deduct):

Non-deductible post-employment benefits payments	3.3	3.0

Non-deductible pension contributions	0.9	4.7

Non-deductible accretion of financial obligations	0.8	0.8

Change in unrecognized tax benefits	-	(45.1)

Adjustment in respect of prior years	(1.3)	2.2

Share-based payment compensation	-	1.4

Listing expense	-	58.9

Changes in fair value of warrant liability	(12.3)	1.6

Changes in fair value of earnout liability	(1.7)	(19.2)

Changes in fair value of share-based payment liability	(3.3)	-

Other	(2.8)	1.5

Income tax expense	$77.6	$298.9

The applicable tax rate is the aggregate of the Canadian federal income tax rate of 15.0% and the Canadian provincial income tax rate of 10.0%.

The tax-effected temporary differences which result in deferred income tax assets and (liabilities) and the amount of deferred income taxes recognized in the consolidated statements of comprehensive income for the year ended March 31, 2023 are as follows:

	Balance at March 31, 2022	Movements in:		Balance at March 31, 2023
		Profit (loss)	Other Comprehensive Income

Accounting reserves	$2.6	$(0.4)	$-	$2.2

Inventory reserve	(3.5)	3.4	-	(0.1)

Defined benefit pension - past service costs (Note 20)	-	12.6	-	12.6

Other post-employment benefits - past service costs (Note 21)	-	1.0	-	1.0

Capital tax loss carryforward	1.9	0.2	-	2.1

Property, plant and equipment and intangible assets	(144.4)	(6.5)	-	(150.9)

Unrealized exchange loss (gain) on US dollar debt	0.9	(1.2)	-	(0.3)

Governmental loans benefit	(10.3)	(8.1)	-	(18.4)

Financing expenses	-	0.5	-	0.5

Deferred revenue	48.7	2.8	-	51.5

SRED expenditures	(0.1)	-	-	(0.1)

Transaction costs	5.1	(1.2)	-	3.9

Unrealized loss on cash flow hedges	6.5	1.3	(7.8)	-

Other	(0.3)	(0.4)	-	(0.7)

	$(92.9)	$4.0	$(7.8)	$(96.7)

ALGOMA STEEL GROUP INC.

Notes to the Consolidated Financial Statements

Tabular amounts expressed in millions of Canadian dollars except for share and per share information

24.	TAX MATTERS (continued)

The tax-effected temporary differences which result in deferred income tax assets and (liabilities) and the amount of deferred income taxes recognized in the consolidated statements of comprehensive income for the year ended March 31, 2022 are as follows:

	Balance at March 31 2021	Movements in:		Balance at March 31, 2022
		Profit (loss)	Other Comprehensive Income

Accounting reserves	$4.0	$(1.4)	$-	$2.6

Inventory reserve	(4.1)	0.6	-	(3.5)

Non-capital tax loss carryforward	98.2	(98.2)	-	-

Capital tax loss carryforward	0.2	1.7	-	1.9

Property, plant and equipment and intangible assets	(151.3)	6.9	-	(144.4)

Unrealized exchange loss (gain) on US dollar debt	1.2	(0.3)	-	0.9

Governmental loans benefit	-	(10.3)	-	(10.3)

Financing expenses	(1.0)	1.0	-	-

Deferred revenue	50.2	(1.5)	-	48.7

SRED expenditures	2.4	(2.5)	-	(0.1)

Transaction costs	-	5.1	-	5.1

Unrealized loss on cash flow hedges	-	(1.3)	7.8	6.5

Other	0.2	(0.5)	-	(0.3)

	$-	$(100.7)	$7.8	$(92.9)

At March 31, 2022, the Company has fully utilized non-capital tax losses available of $306.5 million.

25.	COMMITMENTS AND CONTINGENCIES

Property, plant and equipment

In the normal course of business operations the Company has certain commitments for capital expenditures related to the maintenance and acquisition of property, plant and equipment.

Key inputs to production

The Company requires large quantities of iron ore, coal, oxygen, electricity and natural gas in order to satisfy the demands of the steel manufacturing operation. The Company makes most of its purchases of these principal raw materials at negotiated prices under annual and multi-year agreements. These agreements provide the Company with comfort that an adequate supply of these key raw materials will be available to the Company at a price acceptable to the Company.

Legal Matters

Additionally, from time to time, in the ordinary course of business, the Company is a defendant or party to a number of pending or threatened legal actions and proceedings. Although such matters cannot be predicted with certainty, management currently considers the Company’s exposure to such ordinary course claims and litigation, to the extent not covered by the Company’s insurance policies or otherwise provided for, not to have a material adverse effect on these consolidated financial statements. In addition, the Company is involved in and potentially subject to regular audits from federal and provincial

ALGOMA STEEL GROUP INC.

Notes to the Consolidated Financial Statements

Tabular amounts expressed in millions of Canadian dollars except for share and per share information

25.	COMMITMENTS AND CONTINGENCIES (continued)

tax authorities relating to income, capital and commodity taxes and, as a result of these audits, may receive assessments and reassessments.

26.	CAPITAL STOCK

	Number of shares issued and outstanding	Stated capital value

Balance at March 31, 2021[1]	71,767,775	$409.5

Issuance of capital stock:

Merger transaction	40,306,320	542.7

Earnout rights	35,883,692	434.1

Return of capital	-	(8.3)

Balance at March 31, 2022	147,957,787	$1,378.0

Common shares repurchased and cancelled:

Normal Course Issuer Bid	(3,364,262)	(31.2)

Substantial Issuer Bid	(41,025,641)	(388.4)

Balance at March 31, 2023	103,567,884	$958.4

1. Retrospectively adjusted to reflect the reverse stock split, described below.

On March 23, 2021, the Company was incorporated with one share. On March 29, 2021, the Company entered into an agreement with Algoma Steel Intermediate Parent S.A.R.L. to purchase all of the issued and outstanding Common shares (100,000,001) held in Algoma Steel Holdings Inc. in exchange for 100,000,000 additional Common shares in the Company.

On October 18, 2021, the Company executed a return of capital to Algoma Steel Intermediate Parent S.a.r.l. for which the Company’s subsidiary, Algoma Steel Inc. provided a loan to facilitate the payment totaling $8.3 million (US $6.7 million) (refer to Note 29).

Pursuant to the Merger Agreement with Legato (refer to Note 31), on October 19, 2021, the Company effected a reverse stock split, such that each outstanding common share became such number of common shares as determined by the conversion factor of 71.76775%. As a result, the 100,000,001 common shares outstanding on the day prior to the Merger were split into 71,767,775 common shares. Further, the Company issued an additional 30,306,320 and 10,000,000 common shares to the Legato common shareholders and certain investors,

ALGOMA STEEL GROUP INC.

Notes to the Consolidated Financial Statements

Tabular amounts expressed in millions of Canadian dollars except for share and per share information

26.	CAPITAL STOCK (continued)

respectively, in accordance with the Merger Agreement. As a result, capital stock was increased by $542.7 million, net of share issuance costs of $2.2 million (US $439.1 million). On February 9, 2022, the Company issued 35,883,692 common shares in connection with the earnout rights granted to non-management shareholders that existed prior to the Merger (refer to Note 31).

Normal Course Issuer Bid

On March 3, 2022, the Company commenced a normal course issuer bid (the “NCIB”) after receiving regulatory approval from the Toronto Stock Exchange (the “TSX”). Pursuant to the NCIB, the Company was authorized to acquire up to a maximum of 7,397,889 of its shares, or 5% of its 147,957,790 issued and outstanding shares as of February 18, 2022, subject to a daily maximum of 16,586 shares. The common shares were available for purchase and cancellation commencing on March 3, 2022 until June 14, 2022 at which time the NCIB was suspended with the launch of the Substantial Issuer Bid (“SIB”). The NCIB resumed after the completion of the SIB and the Company was permitted to acquire its shares until March 2, 2023 under the same terms and conditions.

As at March 31, 2023, the Company purchased and cancelled 3,364,262 common shares at a weighted average book value of $9.25 (US $7.30) per share for a total purchase price of approximately $37.1 million (US $28.6 million). The excess of the carrying value of the common shares purchased over the purchase price paid totaling $5.9 million, was recognized as an increase to retained earnings.

The Company renewed its NCIB to acquire a maximum of 5,178,394 of its shares, or approximately 5% of its 103,567,884 issued and outstanding shares as of February 28, 2023, subject to a daily maximum of 50,984 shares. The NCIB commenced March 6, 2023 and will terminate on the earlier of March 5, 2024, or such earlier time as the Company completes its purchases pursuant to the NCIB or provides notice of termination. As at March 31, 2023, the Company has not made any purchases under its renewed NCIB.

Substantial Issuer Bid

On June 21, 2022, the Company commenced a substantial issuer bid in Canada and a Tender Offer in the United States (collectively the “Offer”) to purchase for cancellation up to US $400 million of its common shares. The Offer, expiring on July 27, 2022, proceeded by way of a “modified Dutch auction”, whereby, shareholders who chose to participate in the Offer can individually select the price, within a price range of not less than US $8.75 and not more than US $10.25 per share (in increments of US $0.10 per share), at which they will tender their shares to the Offer. Upon expiry of the Offer, the Company will determine the lowest purchase price that will allow it to purchase the maximum number of shares properly tendered to the Offer, and not properly withdrawn, having an aggregate purchase price not exceeding US $400 million.

On July 27, 2022, the Offer was completed and 41,025,641 common shares at a weighted average book value of $9.11 (US $7.33) per share were purchased for cancellation at US $9.75 per share, for an aggregate amount of US $400 million. The excess of the purchase price over the carrying value of the shares purchased totaling $127.4 million (US $99.3 million) was recognized as a reduction to retained earnings. The common shares purchased under the Offer represented approximately 28.0% of the issued and outstanding common shares at the time the Offer was completed. As at March 31, 2023, the Company incurred no transaction costs related to the SIB. As at March 31, 2023, the Company incurred transaction costs of $1.1 million related to the SIB which were recorded within capital stock.

ALGOMA STEEL GROUP INC.

Notes to the Consolidated Financial Statements

Tabular amounts expressed in millions of Canadian dollars except for share and per share information

27.	NET INCOME PER SHARE

The following table sets forth the computation of basic and diluted net income per common share:

Year ended,	March 31, 2023	March 31, 2022
(in millions)

Net income attributable to ordinary shareholders	$298.5	$857.7

(Gain) loss on change in fair value of warrants(i)	(47.7)	6.4

Net income attributable to ordinary shareholders (diluted)	$250.8	$864.1

(in millions)

Weighted average common shares outstanding(ii)	122.7	100.6

Dilutive effect of warrants, restricted share units and performance share units(i)	24.3	10.9

Dilutive weighted average common shares outstanding	147.0	111.5

Net income per common share:

Basic	$2.43	$8.53

Diluted	$1.71	$7.75

(i)

In connection with the Merger, 24,179,000 units of the previously outstanding Legato warrants were converted into an equal number of warrants issued by the Company. For the purposes of determining diluted net income per common share, net income for the year ended March 31, 2023 was adjusted for the change in the fair value of the warrants in the amount of $47.7 million (US $37.2 million) as the warrants were determined to be dilutive (March 31, 2022 - $6.4 million; US $5.1 million).

On May 17, 2022, the Board of Directors granted 141,203 and 556,348 restricted share units and performance share units, respectively, to various employees of the Company under the Omnibus Plan. For the purposes of determining diluted net income per share, the restricted share units and performance share units are considered contingently issuable potential ordinary shares. The treasury stock method is applied based on the number of units that vest based on achievement of various financial and nonfinancial targets. Based on the achievement of such targets and forfeiture of awards, the restricted share units and performance share units included in diluted net income per share for the year ended March 31, 2023 is 92,293 common shares (March 31, 2022 – nil). See Note 33.

(ii)

Pursuant to the Merger, on October 19, 2021, the Company effected a reverse stock split, such that each outstanding common share became such number of common shares as determined by the conversion factor of 71.76775%. As a result, 71,767,775 common shares of the Company were issued in replacement of the 100,000,001 common shares previously outstanding. The reverse stock split is also accounted for in the comparative periods for which net income per common share is presented.

Concurrently, the Company issued an additional 30,306,320 and 10,000,000 common shares to the Legato common shareholders and PIPE Investors, respectively. These common shares have been included in the weighted average common shares outstanding.

ALGOMA STEEL GROUP INC.

Notes to the Consolidated Financial Statements

Tabular amounts expressed in millions of Canadian dollars except for share and per share information

27.	NET INCOME PER SHARE (continued)

As part of the Merger, a maximum of 37,500,000 earnout rights were granted to all of the previous shareholders of the Company, including LTIP award holders, and become issuable when specific financial targets are met within a prescribed timeframe. The required financial targets were achieved on March 31, 2021 and have been included in the calculation of basic and diluted net income per common share as if they were issued on that day. As at March 31, 2023, a total of 125,923 earnout rights were settled for cash upon the retirement of an employee. Further, 46,802 dividend equivalents were granted during the fiscal year. Accordingly, the weighted average common shares outstanding were decreased for the settled awards and increased for dividend equivalents granted.

Further, upon the consummation of the Merger, the Company cancelled the previous long-term incentive plan (“LTIP” or “Plan”) and all outstanding awards under the Plan were replaced with Replacement LTIP awards (refer to Note 31). Replacement LTIP awards are included within the weighted average common shares outstanding, as the Replacement LTIP Awards are fully vested and exercisable for a nominal price. As a result of the Merger, 3,232,628 units of Replacement LTIP Awards were granted to the former shareholders and LTIP award holders of the Company. As at March 31, 2023, a total of 266,186 of Replacement LTIP awards were settled for cash upon the retirement of an employee. In addition, 93,201 dividend equivalent units were granted during the fiscal year. Accordingly, the weighted average common shares outstanding were decreased for the settled awards and increased for dividend equivalents granted.

Subsequent to the cancellation of the Plan, the Company introduced an Omnibus Equity Incentive Plan (“Omnibus Plan”). During the year ended March 31, 2023, the Company recognized 161,070 deferred share units as vested to various Directors of the Company in respect of their annual retainers. The deferred share units recognized under the Omnibus Plan are included within the weighted average common shares outstanding, as the units are exercisable for no consideration. See Note 33.

On March 3, 2022, the Company commenced a NCIB after receiving regulatory approval from the Toronto Stock Exchange. Pursuant to the NCIB, the Company repurchased 3,364,262 common shares during the fiscal year. This has been recorded as a reduction to capital stock. See Note 26.

On July 27, 2022, the Company completed its substantial issuer bid (“SIB”) offer and 41,025,641 common shares were purchased for cancellation at US $9.75 per share, for an aggregate amount of US $400 million. This has been recorded as a reduction to capital stock. See Note 26.

ALGOMA STEEL GROUP INC.

Notes to the Consolidated Financial Statements

Tabular amounts expressed in millions of Canadian dollars except for share and per share information

28.	NET CHANGE IN NON-CASH OPERATING WORKING CAPITAL

Year ended,	March 31, 2023	March 31, 2022

Accounts receivable	$119.5	$(127.0)

Net taxes payable and accrued taxes	(58.3)	(22.1)

Inventories	(187.8)	(63.6)

Prepaid expenses and other current assets	22.8	12.5

Accounts payable and accrued liabilities	(76.6)	166.6

Derivative financial instruments (net)	1.7	12.5

	$(178.7)	$(21.1)

29.	RELATED PARTY TRANSACTIONS AND BALANCES

Former parent company promissory note receivable

Due to the merger transaction described in Note 31, the Company is no longer a related party of Algoma Steel Parent S.C.A., and its commonly controlled affiliates. Further, Algoma Steel Parent S.C.A. settled its promissory note payable to the Company for $2.2 million (US $1.7 million) by receiving a net amount of $6.5 million (US $5.0 million) in exchange for settling this note payable with the return of capital of $8.3 million (US $6.7 million), as explained in Note 31. To facilitate this payment, the Company entered an agreement with its subsidiary, Algoma Steel Inc. to pay the net amount of $6.5 million (US $5.0 million) on its behalf. The Company settled the loan to its subsidiary, Algoma Steel Inc. with net proceeds from the merger transaction.

30.	FINANCIAL INSTRUMENTS

Fair value of financial instruments

The fair value of cash, restricted cash, accounts receivable, margin payments, bank indebtedness and accounts payable and accrued liabilities approximates their carrying value due to the short-term nature of these instruments. The fair value of the Revolving Credit Facility, disclosed in Note 15 approximates the respective carrying value due to variable interest rates.

The fair value of natural gas and steel commodity swaps are classified as Level 2 and is calculated using the mark-to-market forward prices of NYMEX natural gas and hot rolled coil steel based on the applicable settlement dates of the outstanding swap contracts.

The fair values of the warrant liability, earnout liability and the share-based payment compensation liability are classified as Level 1 and is calculated using the quoted market price of the Company’s common shares at the end of each reporting period.

ALGOMA STEEL GROUP INC.

Notes to the Consolidated Financial Statements

Tabular amounts expressed in millions of Canadian dollars except for share and per share information

30.	FINANCIAL INSTRUMENTS (continued)

The Company’s financial assets and liabilities are classified and measured as follows:

As at,		March 31, 2023		March 31, 2022
	Category	Carrying Value	Fair Value	Carrying Value	Fair Value

Financial assets

Cash (1)	Financial assets at amortized cost	$247.4	$247.4	$915.3	$915.3

Restricted cash (1)	Financial assets at amortized cost	$3.9	$3.9	$3.9	$3.9

Accounts receivable (2)	Financial assets at amortized cost	$291.2	$291.2	$402.3	$402.3

Margin payments (1)	Financial assets at amortized cost	$-	$-	$29.5	$29.5

Financial liabilities

Bank indebtedness (1)	Financial liabilities at amortized cost	$1.9	$1.9	$0.1	$0.1

Accounts payable and accrued liabilities (1)	Financial liabilities at amortized cost	$204.6	$204.6	$261.9	$261.9

Current portion of governmental loans (1)	Financial liabilities at amortized cost	$10.0	$10.0	$10.0	$10.0

Long-term governmental loans (1)	Financial liabilities at amortized cost	$110.4	$110.4	$85.2	$85.2

Derivative instruments (3)	Financial instruments at FVTOCI(L)	$-	$-	$28.8	$28.8

Warrant liability (4)	Financial instruments at FVTP(L)	$57.3	$57.3	$99.4	$99.4

Earnout liability (4)	Financial instruments at FVTP(L)	$16.8	$16.8	$22.7	$22.7

Share-based payment compensation liability (4)	Financial instruments at FVTP(L)	$33.5	$33.5	$45.4	$45.4

[1] - Initial measurment at fair value and subsequent remeasurement at amortized cost.

[2] - Initial measurement at transaction price and subsequent remeasurement at amortized cost.

[3] - Level 2; Initial measurement at fair value and subsequent remeasurement at FVTOCI(L)

[4] - Level 1; Initial measurement at fair value and subsequent remeasurement at FVTP(L)

Financial risk management

The Company’s activities expose it to a variety of financial risks including credit risk, liquidity risk, interest rate risk and market risk. The Company may use derivative financial instruments to hedge certain of these risk exposures. The use of derivatives is based on established practices and parameters, which are subject to the oversight of the Board of Directors. The Company does not utilize derivative financial instruments for trading or speculative purposes.

Credit risk

Credit risk is the risk of financial loss to the Company if a customer or counterparty to a financial instrument fails to meet its contractual obligations, and arises primarily from the Company’s receivables from customers. The Company has an established credit policy under which each new customer is analyzed individually for creditworthiness before the Company’s standard payment and delivery terms and conditions are offered. The Company’s review includes a review of the potential customer’s financial information, external credit ratings and bank and supplier references. Credit limits are established for each new customer and customers that fail to meet the Company’s credit requirements may transact with the Company only on a prepayment basis.

The maximum credit exposure at March 31, 2023 is the carrying amount of accounts receivable of $291.2 million (March 31, 2022 - $402.3 million). At March 31, 2023 and March 31, 2022, there was no customer account greater than 10% of the carrying amount of accounts receivable. As at March

ALGOMA STEEL GROUP INC.

Notes to the Consolidated Financial Statements

Tabular amounts expressed in millions of Canadian dollars except for share and per share information

30.	FINANCIAL INSTRUMENTS (continued)

31, 2023, $2.0 million, or 0.7% (March 31, 2022 - $2.1 million, or 0.5%), of accounts receivable were more than 90 days old.

The Company establishes an allowance for doubtful accounts that represents its estimate of losses in respect of accounts receivable. The main components of this allowance are a specific provision that relates to individual exposures and a provision for expected losses that have been incurred but not yet identified. The allowance for doubtful accounts at March 31, 2023 was $0.5 million (March 31, 2022 - $2.4 million), as disclosed in Note 12.

The Company may be exposed to certain losses in the event of non-performance by counterparties to derivative financial instruments such as commodity price contracts and foreign exchange contracts. The Company mitigates this risk by entering into transactions with highly rated major financial institutions.

Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they come due. The Company manages liquidity risk by maintaining adequate cash balances. The Company continuously monitors and reviews actual and forecasted cash flows to ensure adequate liquidity and anticipate liquidity requirements. The Company’s objectives and processes for capital management, including the management of long-term debt, are described in Note 5.

The following table discloses the Company’s contractually agreed (undiscounted) cash flows payable under financial liabilities, as at March 31, 2023:

	Carrying Amount	Contractual Cash Flows	Year 1	Year 2	Years 3 to 5	Greater than 5 Years

Revolving Credit Facility	$1.9	$(1.9)	$(1.9)	$-	$-	$-

Accounts payable and accrued liabilities	204.6	(204.6)	(204.6)	-	-	-

Taxes payable	14.4	(14.4)	(14.4)	-	-	-

Governmental Loans	120.4	(189.7)	(10.0)	(18.1)	(79.8)	(81.8)

Interest on Provincial MENDM Loan	2.6	(2.6)	(2.6)	-	-	-

	$343.9	$(413.2)	$(233.5)	$(18.1)	$(79.8)	$(81.8)

The following table discloses Company’s contractually agreed (undiscounted) cash flows payable under financial liabilities, as at March 31, 2022:

	Carrying Amount	Contractual Cash Flows	Year 1	Year 2	Years 3 to 5	Greater than 5 Years

Revolving Credit Facility	$0.1	$(0.1)	$(0.1)	$-	$-	$-

Accounts payable and accrued liabilities	261.9	(261.9)	(261.9)	-	-	-

Taxes payable	64.3	(64.3)	(64.3)	-	-	-

Governmental Loans	95.2	(136.5)	(9.9)	(9.9)	(71.5)	(45.2)

Interest on Provincial MENDM Loan	2.3	(2.3)	(2.3)	-	-	-

Derivative financial instruments	28.8	(28.8)	(28.8)	-	-	-

	$452.6	$(493.9)	$(367.3)	$(9.9)	$(71.5)	$(45.2)

ALGOMA STEEL GROUP INC.

Notes to the Consolidated Financial Statements

Tabular amounts expressed in millions of Canadian dollars except for share and per share information

30.	FINANCIAL INSTRUMENTS (continued)

Market risk

Market risk is the risk that changes in market prices, such as foreign exchange rates, interest rates and commodity prices, will affect the Company’s income or the value of its holdings of financial instruments. The objective of market risk management is to manage and control market risk exposures within acceptable parameters, while optimizing the return on risk. As disclosed in Note 19, during the year ended March 31, 2023, the Company was not a party to agreements to hedge the commodity price risk associated with the revenue on the sale of steel however was a party to agreements during the year ended March 31, 2022. These activities are carried out under the oversight of the Company’s Board of Directors.

Currency risk

The Company is exposed to currency risk on purchases, labour costs and pension and other post retirement employment benefits liabilities that are denominated in Canadian dollars. The prices for steel products sold in Canada are derived mainly from price levels in the US market in US dollars converted into Canadian dollars at the prevailing exchange rates. As a result, a stronger US dollar relative to the Canadian dollar increases the Company’s Canadian dollar selling prices for sales within Canada.

The Company’s Canadian dollar denominated financial instruments as at March 31, 2023 and March 31, 2022, were as follows:

As at,	March 31, 2023	March 31, 2022

Cash	$51.2	$25.0

Restricted cash	3.9	3.9

Accounts receivable	127.1	164.1

Bank indebtedness	-	(0.1)

Accounts payable and accrued liabilities	(147.1)	(204.5)

Governmental loans	(120.4)	(95.2)

Other long-term liabilities	(3.3)	-

Net Canadian dollar denominated financial instruments	$(88.6)	$(106.8)

A $0.01 decrease (or increase) in the US dollar relative to the Canadian dollar for the year ended March 31, 2023 would have decreased (or increased) income (loss) from operations by $0.2 million (March 31, 2022 - $1.9 million).

Interest rate risk

Interest rate risk is the risk that the value of the Company’s assets and liabilities will be affected by a change in interest rates. The Company’s interest rate risk mainly arises from the interest rate impact on its banking facilities and debt. The Company may manage interest rate risk through the periodic use of interest rate swaps.

For the years ended March 31, 2023 and March 31, 2022, a one percent increase (or decrease) in interest rates would have decreased (or increased) net income (loss) by approximately nil.

ALGOMA STEEL GROUP INC.

Notes to the Consolidated Financial Statements

Tabular amounts expressed in millions of Canadian dollars except for share and per share information

30.	FINANCIAL INSTRUMENTS (continued)

The Company is exposed to interest rate benchmark, LIBOR, which is subject to interest rate benchmark reform. The exposure arises on the Company’s Revolving Credit Facility bearing interest at LIBOR plus basis points, as disclosed in Note 15. In May 2023, the Company increased its Revolving Credit Facility from US $250 million to US $300 million. The interest rate on the Revolving Credit Facility will be based on SOFR plus a credit spread adjustment of 10 basis points plus an applicable margin, which will vary depending on usage.

Commodity price risk

The Company is subject to price risk from fluctuations in the market prices of commodities, including natural gas, iron ore and coal. The Company enters into supply agreements for certain of these commodities as disclosed in Note 25. To manage risks associated with future variability in cash flows attributable to certain commodity purchases, the Company may use derivative instruments with maturities of 12 months or less as disclosed in Note 19 to hedge the commodity price risk associated with the cost of natural gas and the revenue on the sale of steel.

At March 31, 2023, the Company had no commodity-based swap contracts. At March 31, 2022 the Company had commodity-based swap contracts with an aggregate notional quantity of 90,000 net tons outstanding, and a 10% increase in the price of hot-rolled coil (U.S. Midwest Domestic Hot-Rolled Coil Steel (CRU) Index), assuming foreign exchange remains unchanged, would result in approximately $15.6 million decrease in the Company’s profit or loss.

31.	MERGER TRANSACTION

On October 19, 2021, the Merger between Merger Sub and Legato was completed, with Legato becoming a wholly-owned subsidiary of the Company and the shareholders of Legato becoming shareholders of the Company (“Closing”). Pursuant to the Merger Agreement, the Company effected a reverse stock split such that each outstanding common share became such number of common shares, as determined by the conversion factor of 71.76775% (as defined in the Merger Agreement). As a result of the Merger, the shares were dual listed on the TSX and NASDAQ and became publicly traded on October 20, 2021.

Pursuant to the Merger, each outstanding share of Legato common stock was converted into and exchanged for one newly issued common share of the Company. This resulted in the issuance of 30,306,320 common shares of the Company, after redemption by initial Legato shareholders. On Closing, the Company accounted for the Merger as a share-based payment transaction, with the fair value of the Algoma common shares issued to the Legato shareholders measured at the market price of Legato’s publicly traded common shares on October 19, 2021. The total fair value of the Algoma common shares issued to Legato shareholders was $421.3 million (US $340.9 million). As part of the Merger, Algoma acquired cash, a receivable then owing between Legato and Algoma Steel Inc. and issued replacement warrants to Legato warrant holders, with the difference accounted for as a listing expense. The following table reconciles the elements of the Merger:

ALGOMA STEEL GROUP INC.

Notes to the Consolidated Financial Statements

Tabular amounts expressed in millions of Canadian dollars except for share and per share information

31.	MERGER TRANSACTION (continued)

Merger transaction under IFRS 2

Total fair value of consideration:

30.3 million common shares at US $11.25 per common share (US $340.9 million)	$421.3

Net assets acquired:

Cash (US $211.4 million)	$261.2

Intercompany loan settled the subsequent day of transaction close (US $16.2 million)	20.0

Less: warrant liability (US $74.5 million)	(92.0)

Less: Legato liabilities assumed (US $2.8 million)	(3.5)

Total listing expense (US $190.7 million)	$235.6

The listing expense is presented in the consolidated statement of net income. Following the consummation of the Merger on Closing, Legato was dissolved and its assets and liabilities were distributed to the Company.

Concurrent with the execution of the Merger Agreement, the Company and Legato entered into subscription agreements with certain investors (the “PIPE Investors”) pursuant to which the PIPE Investors agreed to purchase, and the Company and Legato agreed to issue to the PIPE Investors, an aggregate of 10,000,000 common shares of Legato common stock, for the purchase price of US $10.00 per share and at an aggregate purchase price of US $100.0 million (the “PIPE Investment”) on closing. Those PIPE Investors that subscribed for Legato common stock exchanged their PIPE shares for common shares pursuant to the PIPE subscription agreements immediately prior to the Merger. After giving effect to such exchange 10,000,000 common shares of the Company were issued in the PIPE Investment.

Warrants

Pursuant to the Merger Agreement, the previously outstanding Legato warrants were converted into an equal number of warrants issued by the Company. These warrants comprise 23,575,000 Public Warrants and 604,000 Private Warrants (collectively “Warrants”). In connection with this conversion, there were no substantial changes to the rights assigned to the holders of the warrants and assumed by the Company. Each of the Company’s Warrants are exercisable for one common share in the Company at US $11.50 per share, subject to adjustment, with the exercise period beginning on November 18, 2021.

(i)	Public Warrants

The Public Warrants expire five years after the completion of the Merger, or earlier upon redemption or liquidation in accordance with the warrant terms. The Public Warrants are exercisable for cash or on a cashless basis at the Company’s option.

(ii)	Private Warrants

The Private Warrants are identical to the Public Warrants, except that the Private Warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and are non-redeemable so long as they are held by the initial purchasers.

Given the cash and cashless settlement options, the Company has accounted for the Warrants as a liability which are measured at fair value on initial recognition and at each reporting date with the changes

ALGOMA STEEL GROUP INC.

Notes to the Consolidated Financial Statements

Tabular amounts expressed in millions of Canadian dollars except for share and per share information

31.	MERGER TRANSACTION (continued)

in fair value recorded in the consolidated statements of net income. On Closing, the Company recognized a liability in the amount of $92.0 million (US $74.5 million) using the market price of the Legato Warrants as an approximation of fair value for each Warrant.

As at March 31, 2023, the 24,179,000 Warrants remain outstanding with an estimated fair value of US $1.75 per Warrant based on the market price of the Warrants, for which the Company recognized a liability of $57.3 million (US $42.3 million) (March 31, 2022 - $99.4 million; US $79.6 million) in warrant liability on the consolidated statements of financial position. Gain on change in the fair value of the warrant liability for the year ended March 31, 2023 of $47.7 million and loss on change in the fair value of the warrant liability for the year ended March 31, 2022 of $6.4 million are presented in the consolidated statements of net income.

Replacement Long Term Incentive Plan (“LTIP”) Awards

On Closing, the LTIP awards granted by Algoma Steel Holdings Inc. (“ASHI”) became vested and were exchanged for replacement LTIP awards issued by the Company (“Replacement LTIP Awards”) as determined by the conversion factor of 71.76775% (as defined in the Merger Agreement). Based on the conversion factor, 3,232,628 Replacement LTIP Awards were issued. Similar to the LTIP awards, each Replacement LTIP Award allows the holders to purchase one common share of Algoma. The Replacement LTIP Awards are considered fully vested and can be exercised for US $0.013 per common share, pursuant to an LTIP exchange agreement with each holder, at the earlier of a significant disposal of Algoma common shares held by the Company’s shareholders immediately prior to the Closing, or March 31, 2025. Should the participants’ employment with the Company ceases, a cash-out option is available as an alternative method of settlement for a portion of the vested Replacement LTIP Awards based on the five-day volume-weighted average trading price of the Company’s common shares, subjected to the approval of the Board of Directors.

On the day preceding the Closing, the Company remeasured the fair value of the original LTIP Awards as they become fully vested on the day before the Merger. Consequently, the Company recognized a liability in the amount of $44.9 million (US $36.4 million) using the market price of the Algoma common shares as an approximation of fair value for each unit of Replacement LTIP Awards. The gain on change in fair value of previously recognized LTIP awards accounted for as cash-settled share-based payments, including restricted share units and director units, were recognized in profit or loss in the amount of $10.4 million. In addition, the Company had previously recognized an amount of $5.2 million (US $4.1 million) in contributed surplus relating to the fully vested performance share units issued under the original long-term incentive plan dated May 13, 2020. The fair value of these awards, which were previously accounted for as equity-settled share-based payments was recognized as a liability in the amount of $35.2 million (US $28.7 million) with an offsetting charge to equity to reflect the modification of these units to cash settled awards.

The Company accounted for the Replacement LTIP Awards as a modification of share-based payment as the LTIP awards and the Replacement LTIP Awards share similar terms and conditions, and were only replaced as a result of a liquidating event (the Merger) as described by the original long-term incentive plan. Given the alternative settlement options at the election of the participant, the Company has accounted for the Replacement LTIP Awards as cash-settled share-based transactions, which are measured at fair value on initial recognition and at each reporting date with the changes in fair value recorded in the consolidated statements of net income. The Company applied modification accounting by remeasuring the fair value of the LTIP awards previously granted by ASHI as at the day prior to Closing and determined that there is no resulting gain or loss.

Upon the consummation of the Merger, the Company issued Replacement LTIP Awards (refer to Note 33) to replace previously issued restricted share units, director units and performance share

ALGOMA STEEL GROUP INC.

Notes to the Consolidated Financial Statements

Tabular amounts expressed in millions of Canadian dollars except for share and per share information

31.	MERGER TRANSACTION (continued)

units. The Replacement LTIP Awards are accounted for as cash-settled share-based payment and are immediately vested on Closing. The previous long-term incentive plan established by Algoma Steel Holdings Inc. dated May 13, 2020 was cancelled on Closing and no additional awards can be granted under this plan.

On October 19, 2021, the Company approved Omnibus Plan that would allow the Company to grant various awards to its employees. Refer to Note 33.

As at March 31, 2023, 266,186 units of Replacement LTIP Awards were surrendered by retiring employees and were settled for total cash consideration of $3.2 million. In addition 93,201 dividend equivalent units were granted as at March 31, 2023. As such, 3,059,643 Replacement LTIP Awards remain outstanding with an estimated fair value of US $8.08 per unit based on the market price of the Company’s common shares, for which the Company recognized a liability of $33.5 million (US $24.7 million) (March 31, 2022 - $45.4 million; US $36.4 million) in share-based payment compensation liability on the consolidated statements of financial position.

Earnout Rights

Pursuant to the Merger Agreement, holders of the Company’s common shares and each holder of Replacement LTIP Awards were granted the contingent right to receive their pro rata portion of up to 37.5 million common shares of the Company if certain targets based on Earnout Adjusted EBITDA (as defined in the Merger Agreement) and the trading price of the Company’s common shares were met as at March 31, 2021 and thereafter. The Company has accounted for the earnout rights as a derivative liability, which are measured at fair value on initial recognition and at each reporting date with the changes in fair value, recorded in the consolidated statements of net income.

As at March 31, 2021, all the conditions related to the earnout rights were satisfied and the Board of Directors subsequently approved the issuance of common shares to non-management holders of the earnout rights. On February 9, 2022, the Company issued 35,883,692 common shares related to the earnout rights at US$9.54 per share. As a result, the Company derecognized the related earnout liability.

As at March 31, 2023, 125,923 units of earnout rights were surrendered by a retiring employee and was settled for total cash consideration of $1.5 million. In addition 46,802 dividend equivalents were granted as at March 31, 2023. As such, 1,537,184 earnout rights remain outstanding with an estimated fair value of US $8.08 per unit based on the market price of the Company’s common shares, for which an earnout liability of $16.8 million (US $12.4 million) (March 31, 2022 - $22.7 million; US $18.2 million) was recognized on the consolidated statements of financial position.

32.	KEY MANAGEMENT PERSONNEL

The Company’s key management personnel, and persons connected with them, are also considered to be related parties for disclosure purposes. Key management personnel are defined as those individuals having authority and responsibility for planning, directing and controlling the activities of the Company and include the executive leadership team (ELT) and the Board of Directors.

ALGOMA STEEL GROUP INC.

Notes to the Consolidated Financial Statements

Tabular amounts expressed in millions of Canadian dollars except for share and per share information

32.	KEY MANAGEMENT PERSONNEL (continued)

Remuneration of the Company’s Board of Directors and ELT for the respective years are as follows:

Year ended,	March 31, 2023	March 31, 2022

Salaries and benefits	$12.3	$5.2

Director fees	1.5	0.6

Share-based compensation (Note 33)	4.4	5.7

	$18.2	$11.5

33.	SHARE BASED COMPENSATION

Long-term incentive plan

On May 13, 2020, Algoma Steel Holdings Inc. established a long-term incentive plan (“LTIP” or “Plan”), which was approved by the Board of Directors. The LTIP was designed to promote the alignment of senior management and employees of the Company with long-term shareholder interests.

Upon the consummation of the Merger on October 19, 2021, the Company cancelled the previous Plan and all outstanding awards under the Plan were replaced with Replacement LTIP awards (refer to Note 31). Subsequent to the cancellation of the Plan, the company introduced an Omnibus Plan. Under the terms of the Omnibus Plan, the maximum number of common shares that may be awarded is 8.8 million common shares. The awards issuable under the Plan consists of Restricted Share Units (“RSU”), Deferred Share Units (“DSU”) Performance Share Units (“PSU”) and stock options.

Deferred share units

Under the terms of the Omnibus Plan, DSUs may be issued to members of the Board of Directors as may be designated by the Board of Directors from time-to-time in satisfaction of all or a portion of Director fees. The number of DSUs to be issued in satisfaction of a payment of Director fees shall be equal to the amount of the Director fees divided by the given day volume weighted average price of the Company’s common shares preceding the grant date. DSUs are equity-settled share-based payments measured at fair value at the date of grant and expensed immediately as the underlying services have been rendered. The grant date fair value is approximated by the price of the Company’s common shares on the date of grant. DSUs do not have an exercise price and become exercisable for one common share of the Company upon the retirement of the Director, or in the event of incapacity.

For the year ended March 31, 2023, the Company granted 156,629 DSUs under the Omnibus Plan to certain directors of the Company, with a grant date fair value based on the market price of the Company’s common shares on the day of the grant. In addition 4,441 DSUs were granted as dividend equivalents.

On March 31, 2023, the Company recorded a share-based payment compensation expense of $1.7 million in administrative and selling expense on the consolidated statement of net income and contributed surplus on the consolidated statements of financial position (March 31, 2022 - $0.7 million).

As at March 31, 2023, a total of 215,628 DSUs were outstanding. No exercises, cancellations or forfeiture of DSUs have been recorded to date.

ALGOMA STEEL GROUP INC.

Notes to the Consolidated Financial Statements

Tabular amounts expressed in millions of Canadian dollars except for share and per share information

33.	SHARE BASED COMPENSATION (continued)

Restricted share units and performance share units

Under the terms of the Omnibus Plan, RSUs and PSUs may be issued to employees of the Company as may be designed by the Board of Directors in order to retain and motivate employees. RSUs and PSUs are equity-settled share-based payments measured at fair value at the date of grant and expensed over the vesting period. The grant date fair value takes into account any non-vesting conditions. The subsequent recognition of the grant date fair value over the vesting period involves the Company’s estimation of the RSUs and PSUs that will eventually vest and adjusts for the likelihood of achieving service conditions and non-market performance conditions. RSUs and PSUs do not have an exercise price and become exercisable for one common share of the Company on the vesting date. The price of the Company’s common shares on the grant date is used to approximate the grant date fair value of each unit of RSUs and PSUs.

On May 17, 2022, 141,203 RSUs and 556,348 PSUs were granted to certain employees of the Company, with a grant date fair value of US $9.40 per award based on the market price of the Company’s common shares. The RSUs and PSUs vest on March 15, 2024 upon the achievement of service and non-market performance conditions. The total grant date fair value determined is recognized on a straight-line basis over the vesting period and is subject to true-ups at each period end to reflect the likelihood of achieving certain performance conditions.

As at March 31, 2023, additional awards were granted as dividend equivalents totaling 3,479 and 13,740 RSUs and PSUs, respectively. Further, based on the achievement of the non-market performance conditions and forfeiture of awards from employee departures, 144,682 and 178,407 units of RSUs and PSUs, respectively, remain outstanding for recognition over the remainder of the vesting period.

Accordingly, for the year ended March 31, 2023, the Company recorded share-based payment compensation expense of $2.2 million in administrative and selling expenses on the consolidated statement of net income and contributed surplus on the consolidated statements of financial position. No exercises or cancellations of RSUs and PSUs have been recorded to date.

34.	DIVIDENDS

Record date	Payment date	Total Dividends on Common Stock

June 27, 2022	July 15, 2022	$9.4

August 31, 2022	September 30, 2022	7.1

November 30, 2022	December 30, 2022	7.1

February 28, 2023	March 31, 2023	7.1

		$30.7

During the year ended March 31, 2023, the Company paid ordinary dividends to common shareholders on a quarterly basis at US $0.05 per common share in the aggregate amount of $30.7 million (March 31, 2022 - $9.3 million), recorded as a distribution through retained earnings.

EXHIBIT 99.4

CERTIFICATION REQUIRED BY RULE 13a-14(a) OR RULE 15d-14(a), PURSUANT TO SECTION 302 OF

THE SARBANES-OXLEY ACT OF 2002

I, Michael Garcia, certify that:

1.	I have reviewed this annual report on Form 40-F of Algoma Steel Group Inc.

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the issuer as of, and for, the periods presented in this report;

4.

The issuer’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the issuer and have:

a.

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.

Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.

Evaluated the effectiveness of the issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.

Disclosed in this report any change in the issuer’s internal control over financial reporting that occurred during the period covered by the annual report that has materially affected, or is reasonably likely to materially affect, the issuer’s internal control over financial reporting; and

5.

The issuer’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the issuer’s auditors and the audit committee of the issuer’s board of directors (or persons performing the equivalent functions):

a.

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the issuer’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the issuer’s internal control over financial reporting.

Date: June 21, 2023

/s/ Michael Garcia
Signature

Name:	Michael Garcia
Title:	Chief Executive Officer

EXHIBIT 99.5

CERTIFICATION REQUIRED BY RULE 13a-14(a) OR RULE 15d-14(a), PURSUANT TO SECTION 302 OF

THE SARBANES-OXLEY ACT OF 2002

I, Rajat Marwah, certify that:

1.	I have reviewed this annual report on Form 40-F of Algoma Steel Group Inc.

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the issuer as of, and for, the periods presented in this report;

4.

The issuer’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the issuer and have:

a.

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.

Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.

Evaluated the effectiveness of the issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.

Disclosed in this report any change in the issuer’s internal control over financial reporting that occurred during the period covered by the annual report that has materially affected, or is reasonably likely to materially affect, the issuer’s internal control over financial reporting; and

5.

The issuer’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the issuer’s auditors and the audit committee of the issuer’s board of directors (or persons performing the equivalent functions):

a.

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the issuer’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the issuer’s internal control over financial reporting.

Date: June 21, 2023

/s/ Rajat Marwah
Signature

Name:	Rajat Marwah
Title:	Chief Financial Officer

EXHIBIT 99.6

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ENACTED PURSUANT TO

SECTION 906 OF THE U.S. SARBANES-OXLEY ACT OF 2002

Algoma Steel Group Inc. (the “Company”) is filing with the U.S. Securities and Exchange Commission on the date hereof, its annual report on Form 40-F for the fiscal year ended March 31, 2023 (the “Report”).

I, Michael Garcia, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as enacted pursuant to section 906 of the U.S. Sarbanes-Oxley Act of 2002, that:

(i)	the Report fully complies with the requirements of section 13(a) or 15(d) of the U.S. Securities Exchange Act of 1934; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael Garcia
Name:	Michael Garcia
Title:	Chief Executive Officer

Date: June 21, 2023

EXHIBIT 99.7

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ENACTED PURSUANT TO

SECTION 906 OF THE U.S. SARBANES-OXLEY ACT OF 2002

Algoma Steel Group Inc. (the “Company”) is filing with the U.S. Securities and Exchange Commission on the date hereof, its annual report on Form 40-F for the fiscal year ended March 31, 2023 (the “Report”).

I, Rajat Marwah, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as enacted pursuant to section 906 of the U.S. Sarbanes-Oxley Act of 2002, that:

(i)	the Report fully complies with the requirements of section 13(a) or 15(d) of the U.S. Securities Exchange Act of 1934; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Rajat Marwah
Name:	Rajat Marwah
Title:	Chief Financial Officer

Date: June 21, 2023

Exhibit 99.8

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-264063 on Form S-8 and to the use of our reports dated June 21, 2023 relating to the financial statements of Algoma Steel Group Inc. (the “Company”) and the effectiveness of the Company’s internal control over financial reporting appearing in this Annual Report on Form 40-F for the year ended March 31, 2023.

/s/ Deloitte LLP

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Canada

June 21, 2023